As filed with the United States Securities and Exchange Commission on October 8, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	8731	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Ha’ma’ayan Street
Modi’in-Maccabim-Reut, Israel 7177871
+972-8-6286005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
 Telephone: (302) 738-6680
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

J. David Chertok, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	Mark S. Selinger, Esq. Gary Emmanuel, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017-5404 Tel: (212) 801-9200

Approximate date of commencement of proposed sale to the public:
From time to time on or after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (“Securities Act”), or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER 8, 2024

Up to 5,940,000 Ordinary Shares
Up to 15,352,181 Ordinary Shares by the Selling Securityholders
Up to 190,000 Warrants by the Selling Securityholders

This prospectus relates to the issuance by us of 5,940,000 ordinary shares, par value $0.0001 per share (“ordinary shares” or “New Silexion ordinary shares”) of Silexion Therapeutics Corp, a Cayman Islands exempted company (“New Silexion”, the “Company”, “our company”, “we” or “us”), that are issuable upon the exercise of warrants to purchase ordinary shares (“warrants” or “New Silexion warrants”) at a price of $11.50 per share. We are also registering for resale by certain selling securityholders named herein (the “Selling Securityholders”): (a) an aggregate of up to 15,352,181 ordinary shares, consisting of (i) up to 5,796,181 currently outstanding ordinary shares, (ii) up to 6,866,000 ordinary shares issuable upon conversion of amounts outstanding under the A&R Sponsor Promissory Note (as defined below in this prospectus), (iii) up to 2,500,000 ordinary shares issuable upon conversion of amounts outstanding under the EarlyBird Convertible Note (as defined below in this prospectus), and (iv) up to 190,000 ordinary shares issuable upon exercise of New Silexion warrants (our private warrants, which are held by the Moringa Sponsor and EarlyBird (each, as defined below in this prospectus)); and (b) up to 190,000 New Silexion warrants (the foregoing private warrants).

Certain of the Selling Securityholders may have acquired some of the securities registered for resale hereunder at prices substantially below current market prices and may therefore have incentive to sell their securities in this offering. For example, (i) the Sponsor (as defined below) acquired 1,337,325 of the ordinary shares being registered for resale by it hereunder for no cash consideration as Sponsor Investment Shares (as defined below) pursuant to the terms of the Business Combination Agreement (as defined below), and (ii) EarlyBirdCapital, Inc. (“EarlyBird”) acquired 100,000 of the ordinary shares (the “representative shares”) being registered for resale hereunder at a price of $0.0001 per share. Based on the closing price of the ordinary shares of $0.4612 as of October 4, 2024, the Sponsor would experience a potential profit of up to $0.4612 per share, or approximately $616,774 in the aggregate, from the resale of those Sponsor Investment Shares, and EarlyBird would experience a potential profit of up to $0.4611 per share, or approximately $46,110 in the aggregate, from the resale of those representative shares. Public securityholders who purchased their New Silexion securities at higher prices than the Selling Securityholders may experience lower rates of return (if any) than the Selling Securityholders, due to differences in purchase prices and the potential trading price at which they may be able to sell (see “Risk Factors —  Risks Relating to Owning New Silexion Ordinary Shares —  The price of New Silexion ordinary shares and New Silexion warrants may be volatile, and the value of New Silexion ordinary shares and New Silexion warrants may decline.”).

The ordinary shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 52.7% of the outstanding New Silexion ordinary shares as of the date of this prospectus, assuming the exercise of all New Silexion warrants and the conversion of all amounts outstanding under the A&R Sponsor Promissory Note and EarlyBird Convertible Note (each, as defined below) into ordinary shares at an assumed conversion price of $0.50 per ordinary share. Given the substantial number of ordinary shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of ordinary shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders intend to sell a large number of shares, could increase the volatility of the market price of the New Silexion ordinary shares or result in a significant decline in the public trading price of the New Silexion ordinary shares.

The Selling Securityholders may sell or otherwise dispose of the New Silexion ordinary shares or New Silexion warrants described in this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from such sales of the New Silexion ordinary shares or New Silexion warrants, except with respect to amounts received by us upon exercise of warrants to the extent such warrants are exercised for cash. Given the recent price volatility of our ordinary shares, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants.  See “Plan of Distribution” for more information about how the Selling Securityholders may sell or otherwise dispose of the securities being registered for resale pursuant to this prospectus.

The Selling Securityholders will pay all brokerage fees and commissions and similar expenses attributable to their sales of securities. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the sale of the securities offered hereby, including legal and accounting fees. See “Plan of Distribution.”

Our ordinary shares and warrants are listed on The Nasdaq Stock Market under the symbols “SLXN” and “SLXNW,” respectively. On October 1, 2024, the last reported sales price of our ordinary shares was $0.4612 per share and the last reported sales price of our warrants was $0.0698 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated [       ], 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the ordinary shares and warrants offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the ordinary shares or warrants offered by them described in this prospectus, except with respect to amounts received by us upon exercise of warrants to the extent such warrants are exercised for cash. Given the current price level of our ordinary shares, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to “New Silexion”, “we”, “us,” “our,” “the Company”, “our company” and similar terms refer to Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company, and its consolidated subsidiaries. References to “Silexion” refer to Silexion Therapeutics Ltd., an Israeli company and wholly-owned subsidiary of the Company, and references to “Moringa” refer to Moringa Acquisition Corp, a Cayman Islands exempted company and wholly-owned subsidiary of the Company. References to the “Business Combination” refer collectively to the transactions completed on August 15, 2024 pursuant to that certain Amended and Restated Business Combination Agreement, dated as of April 3, 2024 (as amended, the “Business Combination Agreement”), by and among New Silexion, August M.S. Ltd., an Israeli company and a wholly-owned subsidiary of New Silexion (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly-owned subsidiary of New Silexion (“Merger Sub 2”), Moringa and Silexion. Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company and a wholly-owned subsidiary of New Silexion (the “SPAC Merger”) and (ii) Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company and a wholly-owned subsidiary of New Silexion (the “Acquisition Merger”). In connection with the consummation of the Business Combination (the “Closing”), New Silexion changed its name from “Biomotion Sciences” to “Silexion Therapeutics Corp”, and the ordinary shares and warrants of New Silexion commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “SLXN” and “SLXNW”, respectively, on August 16, 2024.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the Company’s ability to recognize the expected benefits of the Business Combination;

●	the ability to maintain the listing of the New Silexion ordinary shares and New Silexion warrants on Nasdaq following the Business Combination;

●	the future performance of the Company following the Business Combination, including Silexion’s projected timeline for regulatory approvals of its product candidates;

●	the Company’s market opportunity;

●	the Company’s strategy, future operations, financial position, projected costs, prospects and plans;

●	expectations regarding the time during which the Company will be an emerging growth company under the JOBS Act;

●	the Company’s ability to retain or recruit officers, key employees and directors following the completion of the Business Combination;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	expectations regarding future partnerships or other relationships with third parties; and

●	the Company’s future capital requirements and sources and uses of cash, including the Company’s ability to obtain additional capital in the future.

The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors:

●	Silexion is a development-stage company and has a limited operating history on which to assess its business;

●	the Company has never generated any revenue from product sales and may never be profitable;

●	the Company will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to its shareholders;

●	the approach Silexion is taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products;

●
Silexion does not have experience producing its product candidates at commercial levels, currently has no marketing and sales organization, has an uncertain market receptiveness to its product candidates, and is uncertain as to whether there will be insurance coverage and reimbursement for its potential products;

●	Silexion may be unable to attract, develop and/or retain its key personnel or additional employees required for its development and future success;

●
the Company may issue additional New Silexion ordinary shares or other equity securities without your approval, including: (a) up to $15,337,500 of ordinary shares issuable under the Ordinary Share Purchase Agreement, dated August 13, 2024 and effective as of August 15, 2024, by and between the Company and White Lion (the “White Lion Purchase Agreement”), which established an equity line of credit for the Company; (b) ordinary shares underlying 5,940,000 outstanding warrants, which warrants and underlying ordinary shares are being registered for resale under this prospectus; and (c) ordinary shares underlying convertible promissory notes that the Company has issued to (i) Moringa’s sponsor, Moringa Sponsor, LP, a Cayman Islands exempted limited partnership (the “Sponsor” or “Moringa Sponsor”), in a principal amount of $3,433,000 (the “A&R Sponsor Promissory Note”), in amendment and restatement of all promissory notes previously issued by Moringa to the Sponsor for funds borrowed between Moringa’s initial public offering and the completion of the Business Combination, and (ii) EarlyBird, which served as the representative of the underwriters for Moringa’s initial public offering, in an amount of $1,250,000 (the “EarlyBird Convertible Note”), each of which would dilute your ownership interest and may depress the market price of the New Silexion ordinary shares; and

●	those additional factors described or incorporated by reference under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Those statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Those statements are inherently uncertain, and investors are cautioned not to unduly rely upon those statements.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Business

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals to the cell nucleus. Based on our research of refractory solid tumor cancers, we are actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Our lead product candidate, SIL-204B, consists of locally administered small interfering RNAs, or siRNA, in an extended-release formulation, as a first-line treatment of locally advanced pancreatic cancer patients, or LAPC, in combination with standard-of-care chemotherapy.

The KRAS oncogene is considered to be the most common oncogenic gene driver in human cancers, and the most notable in pancreatic, lung, and gastrointestinal (GI) (including colorectal, esophagus, stomach, small bowel, and appendix) cancers. Considered a challenging therapeutic target due to its intrinsic characteristics, recent advances have been made at directly inhibiting the KRAS proteins produced by the mutated gene. Our platform is designed to silence the gene, and thus prevent the production of the harmful mutated KRAS proteins driving the growth of cancerous tumors.

We are currently focused on treatment for pancreatic cancer (PC) tumors bearing the KRAS G12D or KRAS G12V mutations where metastases have not been detected and are non-resectable, i.e., they are not able to be surgically removed. For our first indication, we are targeting the largest and least treatable form of localized pancreatic tumors referred to as locally advanced pancreatic cancer. LAPC represents approximately 30% of the total pancreatic cancer population. We are currently developing SIL-204B, a second-generation siRNA product candidate following a Phase 1 and Phase 2 clinical trial with our first-generation siRNA product candidate, siG12D-LODER, which we also refer to as Loder. Results from the Phase 2 clinical trial showed a trend for differences between treatment groups in patients with the KRAS G12D/V mutation, with the Loder arm suggesting an overall survival advantage of 9.3 months.

SIL-204B has been designed to optimize Loder with the aim of improving uptake into tumor cells, enhancing stability, and improving the delivery system. We plan to conduct a Phase 2/3 prospective, randomized, controlled, multinational, two-arm, open-label trial in LAPC subjects that harbor the KRAS G12D/V mutations to evaluate the efficacy, safety and tolerability of SIL-204B administered intratumorally in combination with standard of care (SoC) chemotherapy versus SoC chemotherapy only. In support of our planned Phase 2/3 trial, we held a meeting with the Federal Institute for Drugs and Medical Devices in Germany (BfArM) to discuss the planned design of the Phase 2/3 trial at which BfArM agreed, in principle, to the design. In preparation for the study, Silexion plans to initiate toxicology studies of SIL-204B in 2025 followed by the regulatory submission in late 2025 to initiate the Phase 2/3 trial. At this time, Silexion is focused on the further development of the core siRNA technology underlying the Loder and SIL-204B as well as the clinical development of SIL-204B as the most optimized version of the technology.

Corporate Information

We were originally known as Biomotion Sciences, a Cayman Islands exempted company. On April 3, 2024, we entered into an amended and restated business combination agreement (the “Business Combination Agreement”), dated April 3, 2024, by and among our company (whose name was subsequently changed to Silexion Therapeutics Corp) (“New Silexion”), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Silexion (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of Silexion (“Merger Sub 2”), Moringa Acquisition Corp (“Moringa”) and Silexion Therapeutics Ltd., an Israeli company (“Silexion”). On August 15, 2024 (the “Closing Date”), the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”) were completed, following the approval of the Business Combination on August 6, 2024 by the extraordinary general meeting of Moringa.

Our principal executive offices are located at 2 Ha’ma’ayan Street, Modi’in-Maccabim-Reut, 7177871, Israel and our phone number is +972-8-6286005. Our corporate website address is www.silexion.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Silexion’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which New Silexion ordinary shares were offered in exchange for ordinary shares of each of Moringa and Silexion, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the most recently completed second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” are to its meaning under the Securities Act, as modified by the JOBS Act.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If any of these risks is actualized, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 6. Such risks include, but are not limited to:

Risks Relating to our Financial Condition and Capital Requirements, including that:

●	Silexion has never generated any revenue from product sales and may never be profitable.

●	The Company will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to its shareholders.

Risks Relating to Silexion’s Business and Industry, including that:

●	Silexion is a development-stage company and has a limited operating history on which to assess its business.

●	The approach Silexion is taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products.

●
Silexion is heavily dependent on the success of its product candidates, which are in the early stages of preclinical or clinical development, and cannot give any assurance that any of its product candidates will receive regulatory approval, which is a lengthy, time consuming, and inherently unpredictable process.

●	Silexion may find it difficult to enroll patients in its clinical studies, which could delay or prevent clinical studies of its product candidates.

●	Silexion is subject to a multitude of manufacturing risks, any of which could substantially increase its costs and limit supply of its product candidates.

●
Silexion relies on third parties to conduct its preclinical and clinical studies, and to manufacture the raw materials and products that it uses to create its product candidates and to supply it with the medical devices used to administer such products, which entails regulatory and trade secrets-related risks.

●
Silexion does not have experience producing its product candidates at commercial levels, currently has no marketing and sales organization, has an uncertain market receptiveness to its product candidates, and is uncertain as to whether there will be insurance coverage and reimbursement for its potential products.

●	Silexion faces competition from other companies that are working to develop novel drugs and technology platforms using technology similar or in the same field as Silexion’s.

●	If Silexion is unable to obtain and maintain effective patent rights for its product candidates or any future product candidates, Silexion may not be able to compete effectively in its markets.

●	Silexion may be unable to attract, develop and/or retain its key personnel or additional employees required for its development and future success.

Risks Relating to the Offering, including that:

●
The ordinary shares (including ordinary shares underlying warrants) being offered under this prospectus represent a substantial percentage of our outstanding ordinary shares, and the resale of such shares held by the Selling Securityholders, or the perception that such resales may occur, could cause the price of our ordinary shares to decrease.

●	Investors who buy shares in this offering at different times will likely pay different prices.

●	There can be no assurance that the New Silexion warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless.

Risks Relating to Owning New Silexion Ordinary Shares, including that:

●	The price of New Silexion ordinary shares and New Silexion warrants may be volatile.

●
A substantial number of our ordinary shares may be issued pursuant to the conversion terms of the A&R Sponsor Promissory Note and the EarlyBird Convertible Note, which could cause the price of the ordinary shares to decline

●	We have no current plans to pay cash dividends on our ordinary shares for the foreseeable future.

The Offering

Securities offered by the Selling Securityholders
We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of up to 15,352,181 New Silexion ordinary shares, which consist of (i) 5,796,181 currently outstanding ordinary shares, (ii) up to 190,000 New Silexion ordinary shares underlying an equivalent number of warrants (the private warrants, which are held by the Moringa Sponsor and EarlyBird), (iii) 6,866,000 ordinary shares issuable pursuant to the A&R Sponsor Promissory Note (based on the conversion of the entire $3,433,000 principal amount of that note into ordinary shares at an assumed conversion price of $0.50 per share), and  (iv) 2,500,000 ordinary shares issuable pursuant to the EarlyBird Convertible Note (based on the conversion of the entire $1,250,000 principal amount of that note into ordinary shares at an assumed conversion price of $0.50 per share).

We are also registering the resale by the Selling Securityholders of the 190,000 New Silexion warrants referenced above (which are private warrants that are held by the Moringa Sponsor and EarlyBird).

Securities registered for issuance	We are registering the issuance of an aggregate of up to 5,940,000 New Silexion ordinary shares underlying all outstanding New Silexion warrants.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the ordinary shares and warrants registered for resale under this prospectus.

Ordinary shares outstanding prior to this offering	13,827,814 (as of October 1, 2024)

Ordinary shares outstanding after this offering
29,133,814 (as of October 1, 2024), after including all New Silexion ordinary shares that may be issued upon (i) exercise of all outstanding New Silexion warrants and (ii) the conversion of all outstanding amounts under the A&R Sponsor Promissory Note and EarlyBird Convertible Note at an assumed conversion price of $0.50 per ordinary share. The New Silexion ordinary shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 52.7% of the outstanding New Silexion ordinary shares as of the date of this prospectus, assuming the foregoing exercise and conversion are effected. Given the substantial number of New Silexion ordinary shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders intend to sell a large number of ordinary shares, could increase the volatility of the market price of the New Silexion ordinary shares or result in a significant decline in the public trading price of the New Silexion ordinary shares. See “Risk Factors — Risks Relating to Offering — The resale of the New Silexion ordinary shares and New Silexion warrants held by the Selling Securityholders, or the perception that such resales may occur, could cause the price of our ordinary shares and warrants to decrease.”

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the ordinary shares and warrants registered for resale under this prospectus.

Use of proceeds
We will not receive any of the proceeds from the sale of the New Silexion warrants (each of which is generally exercisable for $11.50 per share) or New Silexion ordinary shares by the Selling Securityholders except with respect to amounts received by us due to the exercise of warrants However, given the current price of the New Silexion ordinary shares and relative lack of liquidity in our shares, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our New Silexion ordinary shares. If the market price for our New Silexion ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of October 1, 2024, the closing prices of our ordinary shares and our warrants were $0.4612 per share and $0.0698 per warrant, respectively. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 6.

Nasdaq ticker symbols	New Silexion ordinary shares and New Silexion warrants are listed on Nasdaq under the symbols “SLXN” and “SLXNW”, respectively.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 144.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our ordinary shares could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Financial Condition and Capital Requirements

Silexion is a development-stage company and has a limited operating history on which to assess its business. Silexion has incurred significant losses since its inception and anticipate that we will continue to incur significant losses for the foreseeable future.

Silexion is a development stage company with a limited operating history focused on the discovery and development of treatments based on the emerging therapeutic modality RNA interference (RNAi), a biological process in which ribonucleic acid (RNA) molecules inhibit gene expression. Silexion’s proposed treatment, which we refer to as SIL-204B, consists of locally administered small interfering RNAs, or siRNA, to KRAS G12D- or KRAS G12V-mutations (G12D/V), which is the gene driver that causes development of tumors and human cancer (oncogenic). Silexion has incurred net losses since its inception in November 2008, including net losses of $5.1 million for the year ended December 31, 2023 and $2.9 million for the six months ended June 30, 2024. As of June 30, 2024, Silexion had an accumulated deficit of $29.7 million.

Silexion has devoted substantially all of its financial resources to design and develop its product candidates, including conducting preclinical and clinical studies and providing general and administrative support for these operations. To date, Silexion has financed its operations primarily through the sale of equity securities and through royalty-bearing grants that it received from Israel’s Innovation Authority, or the IIA. The amount of its future net losses will depend, in part, on the rate of its future expenditures and its ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. Silexion is in the early stages of clinical and preclinical development for its product candidates, Silexion has not yet commenced pivotal clinical studies for any product candidate and it may be several years, if ever, before we complete pivotal clinical studies and have a product candidate approved for commercialization. Even if we obtain regulatory approval to market a product candidate, its future revenue will depend upon the size of any markets in which its product candidates may receive approval, and its ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for its product candidates in those markets.

Silexion expects to continue to incur significant expenses and increasing operating losses for the foreseeable future. Silexion anticipate that its expenses will increase substantially if and as it:

●	continues and expands its research and preclinical and clinical development of its product candidates;

●	initiates additional preclinical, toxicology, clinical, or other studies for its product candidates;

●	continues to improve its quality standards and change or add additional manufacturers or suppliers;

●	seeks regulatory and marketing approvals for its product candidates that successfully complete clinical studies;

●	establishes a sales, marketing, and distribution infrastructure to commercialize any products for which Silexion may obtain marketing approval;

●	seeks to identify, assess, acquire, license, and/or develop other product candidates;

●	enters into license agreements;

●	seeks to maintain, protect, and expand its intellectual property portfolio;

●	seeks to attract and retain skilled personnel;

●	creates additional infrastructure to support its operations as a public company and its product development and planned future commercialization efforts; and

●
experiences any delays or encounters issues with any of the above, including but not limited to failed studies, complex results, safety issues, or other regulatory challenges that require longer follow-up of existing studies, additional major studies, or additional supportive studies in order to pursue marketing approval.

Further, the net losses Silexion incurs may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of its results of operations may not be a good indication of its future performance.

Silexion has never generated any revenue from product sales and may never be profitable.

Silexion has no products approved for commercialization and has never generated any revenue. Silexion’s ability to generate revenue and achieve profitability depends on its ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, one or more of its product candidates. Silexion does not anticipate generating revenue from product sales for the foreseeable future. Silexion’s ability to generate future revenue from product sales depends heavily on its success in many areas, including but not limited to:

●	completing research and preclinical and toxicology and clinical development of its product candidates;

●	obtaining regulatory and marketing approvals for its product candidates, if and when it completes clinical studies;

●
developing a sustainable and scalable in-house manufacturing process, meeting all regulatory standards for its approved product candidates, and in some instances, establishing and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) products to support clinical development and the market demand for its product candidates, if approved;

●	launching and commercializing its product candidates, if and when it obtains regulatory and marketing approval, either directly or with a collaborator or distributor;

●	exposing, educating and training physicians to use its products;

●	obtaining market acceptance of its product candidates as viable treatment options;

●	addressing any competing technological and market developments;

●	identifying, assessing, acquiring and/or developing new product candidates;

●	negotiating favorable terms in any collaboration, licensing, or other arrangements into which Silexion may enter;

●	maintaining, protecting, and expanding its portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

●	attracting, hiring, and retaining qualified personnel.

Even if one or more of the product candidates that Silexion develops is approved for commercial sale, it anticipates incurring significant costs associated with commercializing any approved product candidate. Silexion’s expenses could increase beyond expectations if Silexion is required by the FDA, the European Medicines Agency (EMA) or other regulatory agencies, domestic or foreign, or ethical committees in medical centers, to change its manufacturing processes or assays or to perform clinical, nonclinical, or other types of studies in addition to those that it currently anticipates. In cases where Silexion is successful in obtaining regulatory approvals to market one or more of its product candidates, its revenue will be dependent, in part, upon the size of the markets in the territories for which it gains regulatory approval, the accepted price for the product, the ability to get reimbursement at any price, and whether it owns the commercial rights for that territory. If the number of its addressable disease patients is not as significant as it estimates, the indication approved by regulatory authorities is narrower than it expects, or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, Silexion may not generate significant revenue from sales of such products, even if approved. Additionally, there might be changes in supply or other changes in the approved drugs of which its products will be administrated in combination, where such changes can affect its revenues. Further, if Silexion is not able to generate revenue from the sale of any approved products, Silexion may be forced to cease operations.

We expect that we will need to raise substantial additional funding before we can expect to become profitable from product sales. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate our product development efforts or other operations.

Silexion is currently advancing its SIL-204B platform product through preclinical and clinical development. Developing its product candidates is expensive, and we expect its research and development expenses to increase substantially in connection with its ongoing activities, particularly as it advances its product candidates through clinical studies.

If its product candidates enter and advance through preclinical studies and clinical trials, Silexion will need substantial additional funds to expand its development, regulatory, manufacturing, marketing and sales capabilities or contract with other organizations to provide those capabilities for it. Silexion has used substantial funds to develop its product candidates and delivery technologies and will require significant funds to conduct further research and development and preclinical testing and clinical trials of its product candidates, to seek regulatory approvals for its product candidates and to manufacture and market products, if any, which are approved for commercial sale.

As of June 30, 2024, Silexion’s cash and cash equivalents were $1.75 million. Based upon its then expected level of operating expenditures, Silexion had substantial doubt about its ability to continue as a going concern as of such date. Please see the risk factor below titled “Silexion’s independent registered public accounting firm’s report contains an explanatory paragraph…” Beyond its activities for the next 12 months, Silexion furthermore expects that it will require substantial additional capital to advance manufacturing capabilities for, to obtain regulatory approval for, and to commercialize, its product candidates. In addition, Silexion’s operating plans may change as a result of many factors that may currently be unknown to it, and Silexion may need to seek additional funds sooner than planned. Silexion’s future funding requirements will depend on many factors, including but not limited to:

●	the scope, rate of progress, results and cost of its clinical studies, preclinical testing, toxicology studies, and other related activities;

●	the cost of manufacturing clinical supplies, and establishing commercial supplies of its product candidates and any future products;

●	the number and characteristics of product candidates that it pursues;

●	the cost, timing, and outcomes of regulatory approvals;

●	the cost and timing of establishing sales, marketing, and distribution capabilities; and

●	the terms and timing of any collaborative, licensing, and other arrangements that Silexion may establish.

Any additional fundraising efforts may divert our management from its day-to-day activities, which may adversely affect Silexion’s abilities to develop and commercialize its product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the New Silexion ordinary shares to decline due to expected or actual dilution. The incurrence of indebtedness could result in increased fixed payment obligations, and New Silexion may be required to agree to certain restrictive covenants, such as limitations on its ability to incur additional debt, limitations on its ability to acquire, sell, or license intellectual property rights, and other operating restrictions that could adversely impact its ability to conduct its business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and Silexion may be required to relinquish rights to some of its technologies or product candidates or otherwise agree to terms unfavorable to it, any of which may have a material adverse effect on our business, operating results, and prospects. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If New Silexion is unable to obtain funding on a timely basis, it may be required to significantly curtail, delay, or discontinue one or more of Silexion’s research, development or manufacturing programs or the commercialization of any product candidates, or be unable to expand its operations or otherwise capitalize on its business opportunities, as desired, which could materially affect our business, financial condition, and results of operations.

Silexion’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Silexion’s ability to continue as a “going concern.”

Silexion has limited cash resources and will need to obtain additional funds in order to satisfy its liquidity needs. Silexion will require significant funds to conduct further research and development and preclinical testing and clinical trials of its product candidates, to seek regulatory approvals for its product candidates and to manufacture and market products, if any, which are approved for commercial sale. In light of Silexion’s significant working capital needs and the absence of any committed source of financing to meet those needs, there may be substantial doubt raised about Silexion’s ability to continue as a “going concern.” Please see the explanatory paragraph under the heading “Substantial Doubt about the Company’s Ability to Continue as a Going Concern” in Silexion’s independent auditors’ report on its financial statements that appear in this prospectus. Those financial statements do not include any adjustments that might result from Silexion’s inability to continue as a “going concern.”

The historical financial results of Silexion and unaudited pro forma financial information included herein may not be indicative of what the Company’s actual financial position or results of operations would have been.

The historical financial results of Silexion included in this prospectus do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those the Company will achieve in the future. The Company’s financial condition and future results of operations could be materially different from amounts reflected in certain of Silexion’s historical financial statements included elsewhere in this prospectus, and it may be difficult for investors to compare the Company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information included herein is presented for illustrative purposes only and has been prepared based on a number of assumptions. Accordingly, such pro forma financial information is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, and the Company’s actual financial condition and results of operations may vary materially from such pro forma financial information, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Risks Related to the Research and Development of Silexion’s Product Candidates

The approach Silexion is taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products.

Silexion has concentrated its efforts and therapeutic product research on RNAi technology, and RNAi drug delivery and its future success depends on the successful development of this technology and products based on it. Silexion has not received regulatory approval to market therapeutics utilizing RNAi based drugs, including siRNAs, the class of molecule Silexion is trying to develop into products. The scientific discoveries that form the basis for its efforts to discover and develop new drugs are relatively new. The scientific evidence to support the feasibility of developing drugs and the delivery of such drugs based on these discoveries is both preliminary and limited. Skepticism as to the feasibility of developing RNAi therapeutics for oncology has been expressed in scientific literature. For example, there are potential challenges to achieving safe RNAi therapeutics based on the so-called off-target effects and activation of the interferon response, and other potential challenges to achieve safe and potent levels of RNAi drugs due to complications associated with drug delivery. In addition, decisions by other companies with respect to their RNAi development efforts may increase skepticism in the marketplace regarding the potential for RNAi therapeutics.

Relatively few product candidates based on these discoveries have ever been tested in animals or humans. siRNAs may not naturally possess the inherent properties typically required of drugs, such as the ability to be stable in the body long enough to reach the tissues in which their effects are required, or the ability to enter cells within these tissues in order to exert their effects. Silexion currently has only limited data, and no conclusive evidence, to suggest that it can introduce these drug-like properties into siRNAs. Silexion may spend large amounts of money trying to introduce these properties, and may never succeed in doing so. In addition, these compounds may not demonstrate in patients the chemical and pharmacological properties ascribed to them in laboratory studies, and they may interact with human biological systems in unforeseen, ineffective or harmful ways. As a result, Silexion may never succeed in developing a marketable product, Silexion may not become profitable and the value of its ordinary shares may decline.

The FDA has relatively limited experience with RNAi and siRNA based therapeutics. Limited granted approvals to any person or entity, including us, to market and commercialize therapeutics using RNAi based drugs including siRNA, which may increase the complexity, uncertainty and length of the regulatory approval process for its product candidates. Further, siRNA therapies are part of a broader therapeutic category called oligonueciotides, and there are only a few approved drugs based on this therapeutic category. Silexion may never receive approval to market and commercialize any product candidate.

Further, its focus on RNAi technology for developing drugs, as opposed to multiple, more proven technologies for drug development, increases the risks associated with the ownership of New Silexion ordinary shares. If Silexion is not successful in developing a product candidate using RNAi technology, Silexion may be required to change the scope and direction of its product development activities. In that case, Silexion may not be able to identify and implement successfully an alternative product development strategy.

Silexion is heavily dependent on the success of its product candidates, which are in the early stages of preclinical or clinical development. Silexion cannot give any assurance that any of its product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, Silexion has invested a substantial amount of its efforts and financial resources to: (i) identify and develop its product candidates, including conducting preclinical and clinical studies and providing general and administrative support for these operations; and (ii) develop and secure its intellectual property portfolio for its product candidates. Silexion’s future success is dependent on its ability to successfully develop, obtain regulatory approval for, and then successfully commercialize one or more product candidates. Silexion currently generates no revenue from sales of any drugs or technology platforms, and Silexion may never be able to develop or commercialize a marketable drug.

Each of Silexion’s product candidates is in the early stages of development and will require additional clinical development (and in some cases additional preclinical development), management of nonclinical, clinical and manufacturing activities, regulatory approval, obtaining adequate manufacturing supply, building of a commercial organization, and significant marketing efforts before we generate any revenue from product sales. Silexion has concluded Phase II study on first-generation Loder and moved on to SIL-204B. Silexion hopes to initiate the next clinical trial with SIL-204B during the first half of 2026 for locally advanced pancreatic cancer. Silexion is not permitted to market or promote any of its product candidates before we receive regulatory approval from the FDA or comparable foreign regulatory authorities, and Silexion may never receive such regulatory approval for any of its product candidates.

Silexion has never submitted marketing applications to the FDA or comparable foreign regulatory authorities. Silexion cannot be certain that any of its product candidates will be successful in clinical studies or receive regulatory approval. Further, its product candidates may not receive regulatory approval even if they are successful in clinical studies. If it does not receive regulatory approvals for its product candidates, Silexion may not be able to continue its operations.

Silexion generally plans to seek regulatory approval to commercialize its product candidates in the United States, the EU and in additional foreign countries. To obtain regulatory approval in other countries, Silexion must comply with numerous and varying regulatory requirements of such other countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales, pricing, and distribution of its product candidates. Even if Silexion is successful in obtaining approval in one jurisdiction, it cannot ensure that it will obtain approval in any other jurisdictions. If Silexion is unable to obtain approval for its product candidates in multiple jurisdictions, its revenue and results of operations could be negatively affected.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming, and inherently unpredictable. If Silexion is ultimately unable to obtain regulatory approval for its product candidates, its business will be substantially harmed.

The time required to develop a drug and obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies, and depends upon numerous factors. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Silexion has not obtained regulatory approval for any product candidate, and it is possible that none of its existing product candidates or any product candidates Silexion may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

●	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of Silexion’s clinical studies;

●	Silexion may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s benefit to risk ratio for its proposed indication is acceptable;

●	the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which Silexion seeks approval;

●	the FDA or comparable foreign regulatory authorities may disagree with Silexion’s interpretation of data from preclinical studies or clinical studies;

●
the data collected from clinical studies of its product candidates may not be sufficient to support the submission of a new drug application (NDA) or a biologics license application (BLA) or other submission or to obtain regulatory approval in the United States or elsewhere;

●
the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with which Silexion contracts for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering Silexion’s clinical data insufficient for approval.

This lengthy development and approval process, as well as the unpredictability of the results of clinical studies, may result in Silexion’s failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, and our consolidated results of operations and prospects.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of preclinical activity or earlier studies may not be predictive of future study results.

Before obtaining marketing approval from regulatory authorities for the sale of its product candidates, Silexion must conduct extensive clinical studies to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of preclinical studies and early clinical studies of product candidates often are not predictive of the results of later-stage clinical studies. In general, even product candidates that have shown promising results in preclinical activities or early-stage clinical studies may still suffer significant setbacks in subsequent registration clinical studies. For example, the safety or efficacy results generated to date in preclinical and clinical studies for siG12DLoder or preclinical studies with SIL-204B do not ensure that later clinical studies will demonstrate similar results. There is a high failure rate for drugs and biologics proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical studies. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. Silexion does not know whether any Phase 1, Phase 2, Phase 3 or other clinical studies it may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market its drug candidates.

Events that may prevent successful or timely completion of clinical development include but are not limited to:

●	inability to generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation of human clinical studies;

●	delays in reaching a consensus with regulatory agencies on study design;

●
delays in reaching agreement on acceptable terms with prospective contract research organizations (CROs) and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

●	delays in obtaining required Institutional Review Board (IRB) or Ethics Committee approval at each clinical study site;

●
imposition of a clinical hold by regulatory agencies, after review of an investigational new drug (IND) application, or equivalent application, or an inspection of its clinical study operations or study sites;

●	difficulty collaborating with patient groups and investigators;

●	failure by its CROs, other third parties, or us to adhere to clinical study requirements;

●	failure to perform in accordance with the FDA’s good clinical practices requirements or applicable regulatory guidelines in other countries;

●	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits;

●	the cost of clinical studies of its drug candidates being greater than it anticipates;

●
clinical studies of its drug candidates producing negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or abandon drug development programs; and

●	failures associated with data interpretation, data management and data storage of such studies.

If Silexion ultimately is unable to successfully complete clinical development of its product candidates, it would be forced to cease operations. Clinical study delays could also shorten any periods during which its products have patent protection and may allow its competitors to bring products to market before Silexion does, which could impair its ability to obtain orphan exclusivity and to successfully commercialize its product candidates.

Silexion may find it difficult to enroll patients in its clinical studies. Difficulty in enrolling patients could delay or prevent clinical studies of its product candidates.

Identifying and qualifying patients to participate in clinical studies of Silexion’s product candidates is critical to its success. The timing of its clinical studies depends in part on the speed at which it can recruit patients to participate in testing its product candidates, and Silexion may experience delays in its clinical studies if it encounters difficulties in enrollment.

Some of the conditions for which Silexion plans to evaluate its current product candidates are relatively rare diseases. For example, according to the National Cancer Institute, approximately 61,000 patients were diagnosed with pancreatic cancer in the U.S. in 2020. Accordingly, there are limited patient pools from which to draw for clinical studies. In addition to the relative rarity of these diseases, the eligibility criteria of its clinical studies will further limit the pool of available study participants as Silexion will require that patients have specific characteristics that it can measure or to assure their disease is either severe enough or not too advanced to include them in a study. Silexion also may not be able to identify, recruit, and enroll a sufficient number of patients to complete its clinical studies because of the perceived risks and benefits of the product candidate under study, the availability and efficacy of competing therapies and clinical studies, the proximity and availability of clinical study sites for prospective patients, and the patient referral practices of physicians.

In addition, even for the more prevalent diseases which we target, such as prostate and breast cancer, enrolling patients in its clinical studies may be difficult. There may be several ongoing clinical studies for these diseases (both RNAi based and otherwise), and Silexion may face competition in enrolling patients. The number of patients in such clinical studies might be significantly large. In addition, the time period required to achieve indications of safety and efficacy in such studies may be very long. Some of these competing studies may be conducted by other biopharmaceutical companies with more experience in clinical testing and with much greater financial, technical and human resources than Silexion has.

If patients are unwilling to participate in its studies for any reason, the timeline for recruiting patients, conducting studies, and obtaining regulatory approval of Silexion’s potential products will be delayed.

Silexion’s product candidates and the administration of its product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects including toxicology caused by its product candidates could cause Silexion or regulatory authorities to interrupt, delay, or halt clinical studies and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. For example, there are known immune stimulation and other side effects associated with RNAi. The implantation of SIL-204B may entail the use of endoscopic ultrasound (EUS) needles, which may cause pancreatitis, bleeding or other procedural related safety issues. The Phase 2 clinical study with siG12DLoder indicated that Loder treatment was well tolerated. Safety events that were observed were primarily related to procedure, mainly reversible abdominal pain. In addition, the presence of a foreign body such as its SIL-204B) in human tissue may cause inflammation. Results of Silexion’s studies could reveal a high and unacceptable severity and prevalence of these or other side effects. In such an event, such studies could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order Silexion to cease further development of or deny or withdraw approval of its product candidates for any or all targeted indications.

The drug-related, drug-product related, and administration related side effects could affect patient recruitment, the ability of enrolled patients to complete the study, or result in potential product liability claims. Silexion does not currently have product liability insurance and does not anticipate obtaining product liability insurance until such time as Silexion has received FDA or other comparable foreign authority approval for a product and there is a product that is being provided to patients outside of clinical trials.

Additionally, if one or more of its product candidates receives marketing approval, and Silexion or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to:

●	regulatory authorities may withdraw approvals of such product;

●	regulatory authorities may require additional warnings on the label;

●
Silexion may be required to create a Risk Evaluation and Mitigation Strategy (REMS) plan or similar plan in other jurisdictions, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

●	Silexion could be sued and held liable for harm caused to patients; and

●	Silexion’s reputation may suffer.

Any of these events could prevent Silexion from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm its business, results of operations, and prospects.

Even if Silexion obtains regulatory approval for a product candidate, its products will remain subject to regulatory scrutiny.

If Silexion’s product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and other jurisdictions, where the product might be marketed. Accordingly, Silexion and others with whom it works must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that Silexion receives for its product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. Silexion will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for its products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, Silexion may not promote its products for indications or uses for which they do not have FDA approval. The holder of an approved NDA or BLA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling, or manufacturing process. Silexion could also be asked to conduct post-marketing clinical studies to verify the safety and efficacy of its products in general or in specific patient subsets. If Silexion obtains original marketing approval via the accelerated approval pathway, it could be required to conduct a successful post-marketing clinical study to confirm clinical benefit for its products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval. Furthermore, any new legislation addressing drug safety issues could result in delays in product development or commercialization or increased costs to assure compliance. Foreign regulatory authorities impose similar requirements.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or Silexion, including requiring withdrawal of the product from the market. If Silexion fails to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

●	issue warning letters;

●	impose civil or criminal penalties;

●	suspend or withdraw regulatory approval;

●	suspend any of Silexion’s ongoing clinical studies;

●	refuse to approve pending applications or supplements to approved applications submitted by Silexion; or

●	seize or detain products, or require a product recall.

Any government investigation of alleged violations of law could require Silexion to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect Silexion’s ability to commercialize and generate revenue from its products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of Silexion and its operating results will be adversely affected.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of its product candidates are approved and they are found to have been improperly promoted for unapproved uses of those products, Silexion may become subject to significant liability. The FDA and other regulatory agencies or other governmental bodies strictly regulate the promotional claims that may be made about prescription products, such as its product candidates, if approved. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If Silexion receives marketing approval for a product candidate, physicians may nevertheless prescribe it to their patients in a manner that is inconsistent with the approved label. If Silexion is found to have promoted such unapproved, or off-label, uses, they may become subject to significant liability. The U.S. federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If Silexion cannot successfully manage the promotion of its product candidates, if approved, it could become subject to significant liability, which would materially adversely affect its business and financial condition.

Silexion and its collaborators are subject to significant regulation with respect to manufacturing its product candidates. The facilities it subcontracts to for manufacturing may not meet regulatory requirements and may have limited capacity.

All entities involved in the preparation of therapeutics for clinical studies or commercial sale are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with current GMP (cGMP) or, in other countries, GMP. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of its product candidates that may not be detectable in final product testing. Silexion, its collaborators, or any contract manufacturers must supply all necessary documentation in support of an NDA, BLA, or Marketing Authorization Application (MAA) on a timely basis and must adhere to Good Laboratory Practices (GLP) and cGMP/GMP regulations enforced by the FDA and other regulatory agencies through their facilities and data and documentation inspection programs. Silexion has never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. Silexion’s facilities and quality systems, and those of its collaborators and any third-party contractors, must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of its product candidates or any of its other potential products. In addition, the regulatory authorities may, at any time, inspect a manufacturing facility involved with the preparation of its product candidates or its other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If these facilities do not pass a preapproval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit a manufacturing facility. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of its product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for Silexion or a third party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon Silexion or third parties with whom it contracts could materially harm its business.

If Silexion, its collaborators, or any of its third-party manufacturers fail to maintain regulatory compliance, the FDA or other applicable regulatory authorities can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, withdrawal of an approval, or suspension of production. As a result, its business, financial condition, and results of operations may be materially harmed.

These factors could cause Silexion to incur higher costs and could cause the delay or termination of clinical studies, regulatory submissions, required approvals, or commercialization of its product candidates.

Silexion is subject to a multitude of manufacturing risks, any of which could substantially increase its costs and limit supply of its product candidates.

The process of manufacturing Silexion’s product candidates is complex, highly regulated, and subject to several risks, including but not limited to:

●
the process of manufacturing RNAi-drugs, drug substances, and RNAi-delivery vehicles, such as Silexion’s product candidates, is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, or vendor or operator error. Even minor deviations from normal manufacturing processes for any of its product candidates could result in reduced production yields, product defects, and other supply disruptions. If microbial, viral, or other contaminations are discovered in its product candidates or in the manufacturing facilities in which its product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination; and

●	the manufacturing facilities in which its product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures, and numerous other factors.

Any adverse developments affecting manufacturing operations for Silexion’s product candidates may result in shipment delays, inventory shortages, lot failures, withdrawals or recalls, or other interruptions in the supply of its product candidates. Silexion may also have to take inventory write-offs and incur other charges and expenses for product candidates that fail to meet specifications, undertake costly remediation efforts, or seek more costly manufacturing alternatives.

Risks Related to Silexion’s Reliance on Third Parties

Silexion relies on third parties to conduct its preclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, Silexion may not be able to obtain regulatory approval for or commercialize its product candidates, and its business could be substantially harmed.

Silexion has relied upon and plans to continue to rely upon third-party CROs to monitor and manage data for its ongoing preclinical and clinical programs. Silexion relies on these parties for execution of its preclinical and clinical studies, and control only certain aspects of their activities. Nevertheless, Silexion is responsible for ensuring that each of its studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and its reliance on the CROs does not relieve us of its regulatory responsibilities. Silexion and its CROs and other vendors are required to comply with cGMP and GLP, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area (EEA) and comparable foreign regulatory authorities for all of its product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal and other investigators, study sites, and other contractors. If we or any of its CROs or vendors fail to comply with applicable regulations, the clinical data generated in its clinical studies may be deemed unreliable and the FDA, EMA, or comparable foreign regulatory authorities may require us to perform additional clinical studies before approving its marketing applications. Silexion cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of its clinical studies comply with Good Clinical Practices (GCP) regulations. In addition, its clinical studies must be conducted with product produced under cGMP/GMP regulations. Silexion’s failure to comply with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process.

If any of its relationships with these third-party CROs terminate, Silexion may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. In addition, its CROs are not its employees, and, except for remedies available to us under its agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to its on-going clinical, nonclinical, and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to its clinical protocols, regulatory requirements, or for other reasons, its clinical studies may be extended, delayed, or terminated, and Silexion may not be able to obtain regulatory approval for or successfully commercialize its product candidates. CROs may also generate higher costs than anticipated. As a result, its results of operations and the commercial prospects for its product candidates would be harmed, its costs could increase, and its ability to generate revenue could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact its ability to meet its desired clinical development timelines. Though we carefully manage its relationships with its CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition, and prospects.

Silexion currently relies on third parties to manufacture the raw materials and products that we use to create its product candidates and to supply us with the medical devices used to administer such product. This reliance requires us to share its trade secrets with these third parties, which increases the possibility that a competitor will discover them or that its trade secrets will be misappropriated or disclosed.

Because Silexion relies on third parties to provide it with the materials that it uses to develop and manufacture its product candidates, Silexion may, at times, share trade secrets with such third parties. Silexion seeks to protect its proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements, or other similar agreements with its collaborators, advisors, employees, and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose its confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by its competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that its proprietary position is based, in part, on its know-how and trade secrets, a competitor’s discovery of its trade secrets or other unauthorized use or disclosure would impair its competitive position and may have a material adverse effect on its business.

Silexion’s reliance on third parties to manufacture the raw materials and products that are used to create its product candidates and to supply it with the medical devices used to administer such product might cause its business harm if manufacturers fail to provide it with sufficient quantities of these materials and products or fail to do so at acceptable quality levels or prices.

Silexion does not currently have the infrastructure or capability internally to develop the raw materials and other products that we use to manufacture its product candidates, and it lacks the resources and the capability to manufacture the medical devices which it uses to administer its products. There are a limited number of suppliers for these raw materials, products and devices, and there may be a need to identify alternate suppliers to prevent a possible disruption to its clinical studies, and, if approved, ultimately for commercial sale. Silexion cannot assure you that it will be able to identify alternate suppliers if the need arises at acceptable quality levels or prices.

Risks Related to Commercialization of Silexion’s Product Candidates

If the market opportunities for its product candidates are smaller than we believe they are, Silexion’s revenue may be adversely affected, and its business may suffer. Because some of the target patient populations of its product candidates are small, Silexion must be able to successfully identify patients and achieve a significant market share to maintain profitability and growth.

Silexion focuses a substantial part of its research and product development on treatments for locally advanced pancreatic cancer with certain specific mutations. Given the small number of patients who have this disease with these mutations, it is critical to Silexion’s ability to grow and become profitable that it continue to successfully identify effected patients. Silexion’s projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with its product candidates, are based on its beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations, or market research, and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases Silexion seeks to treat is in its early stages, and Silexion cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for each of its product candidates may be limited or may not be amenable to treatment with its product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and business.

Silexion does not have experience producing its product candidates at commercial levels and may not achieve the necessary regulatory approvals or produce its product candidates at the quality, quantities, locations, and timing needed to support commercialization. Additionally, Silexion intends to rely on third-party manufacturers to produce the raw materials and products that it uses to manufacture its product candidates, but Silexion has not entered into binding agreements with any such manufacturers to support commercialization.

Silexion does not currently have the experience or ability to produce its product candidates at commercial levels. Silexion may run into technical or scientific issues related to manufacturing or development that Silexion may be unable to resolve in a timely manner or with available funds. Silexion also has not completed all of the characterization and validation activities necessary for commercialization and regulatory approvals. If Silexion does not conduct all such necessary activities, its commercialization efforts will be harmed.

Although Silexion intends to rely on third-party manufacturers for the raw materials and products to support its own manufacturing of its product candidates for commercialization, Silexion has not yet entered into agreements with such manufacturers. Silexion may be unable to negotiate binding agreements with the manufacturers to support its commercialization activities at commercially reasonable terms. Additionally, these third party manufacturers may not be able to supply it with the necessary quantities of these raw materials and products to support its own manufacturing process, or in compliance with cGMP or other pertinent regulatory requirements, and within its planned timeframe and cost parameters, and the development and sales of its products, if approved, may be materially harmed.

Silexion faces intense competition and rapid technological change and the possibility that its competitors may develop therapies that are similar, more advanced, or more effective than its, which may adversely affect its financial condition and its ability to successfully commercialize its product candidates.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Silexion is currently aware of various existing therapies in the market and in development that may in the future compete with its product candidates. For example, there is an increasing number of companies commercializing treatments and/or developing programs specifically targeting KRAS mutations, including KRAS G12D and KRAS G12V, in a variety of manners and for a variety of indications, including cancer, including Bristol-Myers Squibb Company (through the recently acquired Mirati Therapeutics, Inc.), Revolution Medicines, Inc., AstraZeneca (in collaboration with Usynova), Boehringer and Gilead. Smaller and other early-stage companies may also prove to be significant competitors. Treatments for cancer currently include surgery, radiation therapy, chemotherapy, hormone therapy, immunotherapy and combined treatment modalities such as chemo-radiotherapy. Other approaches may also emerge for the treatment of any of the disease areas in which Silexion focuses.

Silexion has competitors both in the United States and internationally, including major multinational pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies. Silexion’s competitors may succeed in developing, acquiring, or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that Silexion may develop, or achieve earlier patent protection, regulatory approval, product commercialization, and market penetration than it does. Additionally, technologies developed by its competitors may render its potential product candidates uneconomical or obsolete, and Silexion may not be successful in marketing its product candidates against competitors.

Silexion currently has no marketing and sales organization. If Silexion is unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell its product candidates, Silexion may be unable to generate any revenue.

Silexion as a company has no experience selling and marketing its product candidates, and it currently has no marketing or sales organization. To successfully commercialize any products that may result from its development programs, Silexion will need to develop these capabilities, either on its own or with others. If its product candidates receive regulatory approval, Silexion intends to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize its product candidates in major markets, which will be expensive, difficult, and time consuming. Any failure or delay in the development of its internal sales, marketing, and distribution capabilities would adversely impact the commercialization of its products.

Further, given its lack of prior experience in marketing and selling biopharmaceutical products, Silexion’s initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize its product candidates. As such, Silexion may be required to hire the commercialization of its product candidates, or Silexion may incur excess costs as a result of hiring more sales representatives than necessary. With respect to certain geographical markets, Silexion may enter into collaborations with other entities to utilize their local marketing and distribution capabilities, but Silexion may be unable to enter into such agreements on favorable terms, if at all. If its future collaborators do not commit sufficient resources to commercialize its future products, if any, and Silexion is unable to develop the necessary marketing capabilities on its own, it will be unable to generate sufficient product revenue to sustain its business. Silexion may be competing with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, Silexion may be unable to compete successfully against these more established companies.

The market may not be receptive to its product candidates based on a novel therapeutic modality, and Silexion may not generate any future revenue from the sale or licensing of product candidates.

Even if approval is obtained for a product candidate, Silexion may not generate or sustain revenue from sales or licensing of the product due to factors such as whether the product can be sold at a competitive cost and otherwise accepted in the market. The product candidates that Silexion is developing are based on new technologies and therapeutic approaches. Market participants with significant influence over acceptance of new treatments, such as physicians and third-party payors, may not adopt a treatment based on RNAi, including siRNA technology, and Silexion may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, its product candidates. Market acceptance of Silexion’s product candidates will depend on, among other factors:

●	the timing of its receipt of any marketing and commercialization approvals;

●	the terms of any approvals and the countries in which approvals are obtained;

●	the safety and efficacy of its product candidates;

●	the prevalence and severity of any adverse side effects associated with its product candidates;

●	limitations or warnings contained in any labeling approved by the FDA or other regulatory authorities;

●	relative convenience and ease of administration of its product candidates;

●	the willingness of patients to accept any new methods of administration;

●	the success of its physician education programs;

●	the availability of adequate government and third-party payor reimbursement;

●	the pricing of its products, particularly as compared to alternative treatments; and

●	availability of alternative effective treatments for the disease indications its product candidates are intended to treat and the relative risks, benefits and costs of those treatments.

With Silexion’s focus on the emerging therapeutic modality RNAi, these risks may increase to the extent the space becomes more competitive or less favored in the commercial marketplace. Some of Silexion’s target diseases, such as pancreatic cancer, are relatively rare. Because of the small patient population for a rare disease, if pricing is not approved or accepted in the market at an appropriate level for an approved product, such product may not generate enough revenue to offset costs of development, manufacturing, marketing and commercialization. Market size is also a variable in disease indications not classified as rare. Silexion’s estimates regarding potential market size for any indication may be materially different from what it discovers to exist at the time it commences commercialization, if any, for a product, which could result in significant changes in its business plan and have a material adverse effect on its business, financial condition, results of operations and prospects.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical studies, market acceptance of the product will not be fully known until after it is launched. Silexion’s efforts to educate the medical community and third-party payors on the benefits of the product candidates may require significant resources and may never be successful. If its product candidates are approved but fail to achieve an adequate level of acceptance by physicians, patients, third-party payors, and others in the medical community, Silexion will not be able to generate sufficient revenue for us to become or remain profitable.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit Silexion’s ability to market those products and decrease its ability to generate revenue.

Some of Silexion’s target patient populations are small, and, accordingly, the pricing, coverage, and reimbursement of its respective product candidates, if approved, must be adequate to support its commercial infrastructure. Silexion’s per-patient prices must be sufficient to recover its development and manufacturing costs and potentially achieve profitability. Accordingly, the availability and adequacy of coverage and reimbursement by governmental and private payors are essential for most patients to be able to afford expensive treatments such as Silexion’s, assuming approval. Sales of its product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of its product candidates will be paid for by health maintenance, managed care, pharmacy benefit, and similar healthcare management organizations, or reimbursed by government authorities, private health insurers, and other third-party payors. If coverage and reimbursement are not available, or are available only to limited levels, Silexion may not be able to successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow Silexion to establish or maintain pricing sufficient to realize a return on its investment.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about coverage and reimbursement for new drugs are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for products such as Silexion’s.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has, and will continue to, put pressure on the pricing and usage of Silexion’s product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicinal products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that Silexion is able to charge for its product candidates. Accordingly, in markets outside the United States, the reimbursement for its products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved, and, as a result, they may not cover or provide adequate payment for Silexion’s product candidates. Silexion expects to experience pricing pressures in connection with the sale of any of its product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes like the Inflation Reduction Act. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Healthcare legislative reform measures may have a material adverse effect on Silexion’s business and results of operations.

The business and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payors to contain or reduce the costs of health care. The U.S. Congress has enacted legislation to reform the health care system. While Silexion anticipates that this legislation may, over time, increase the number of patients who have insurance coverage for pharmaceutical products, it also imposes cost containment measures that may adversely affect the amount of reimbursement for pharmaceutical products. These measures include increasing the minimum rebates for products covered by Medicaid programs and extending such rebates to drugs dispensed to Medicaid beneficiaries enrolled in Medicaid managed care organizations as well as expansion of the 340(B) Public Health Services drug discount program. In addition, such legislation contains a number of provisions designed to generate the revenues necessary to fund the coverage expansion. In foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control and Silexion expects to see continued efforts to reduce healthcare costs in international markets.

Some U.S. states are also considering legislation that would control the prices of drugs, and state Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Managed care organizations continue to seek price discounts and, in some cases, to impose restrictions on the coverage of particular drugs. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for drugs. It is likely that federal and state legislatures and health agencies will continue to focus on additional health care reform in the future although Silexion is unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on its business. Silexion’s ability to commercialize any product candidates that Silexion may seek to commercialize, is highly dependent on the extent to which coverage and reimbursement for these product candidates will be available from government payors, such as Medicare and Medicaid, private health insurers, including managed care organizations, and other third-party payors, and any change in reimbursement levels could materially and adversely affect its business. Further, the pendency or approval of future proposals or reforms could result in a decrease in its share price or limit its ability to raise capital or to obtain strategic partnerships or licenses.

Silexion’s product candidates may be approved and/or commercialized only in part, only as neoadjuvant therapy, or as an adjuvant therapy.

Silexion’s product candidates may be approved by the FDA or other regulatory agencies only as a treatment to be provided in association with other treatments, if at all. For example, it may be possible that its SIL-204B be used as adjunct therapy with chemotherapy treatments. Limitation in commercialization of such treatments, including limitations in supply, call-back, clinical holds, changes in medical trends, changes in cost and/or reimbursement policy, may limit its ability to commercialize its product candidates, either directly or via third parties.

Risks Related to Competition

The pharmaceutical market is intensely competitive. If Silexion is unable to compete effectively with existing drugs, new treatment methods and new technologies, it may be unable to commercialize successfully any drugs that it develops.

The pharmaceutical market is intensely competitive and rapidly changing. Many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the development of novel drugs for the same diseases that Silexion is targeting or expect to target. Many of its competitors have:

●	much greater financial, technical and human resources than Silexion has at every stage of the discovery, development, manufacture and commercialization of products;

●	more extensive experience in pre-clinical testing, conducting clinical trials, obtaining regulatory approvals, and in manufacturing, marketing and selling pharmaceutical products;

●	product candidates that are based on previously tested or accepted technologies;

●	products that have been approved or are in late stages of development; and

●	collaborative arrangements in its target markets with leading companies and research institutions.

Silexion will face intense competition from drugs that have already been, or may in the future become, approved and accepted by the medical community for the treatment of the conditions for which Silexion may develop drugs. Silexion also expects to face competition from new drugs that enter the market. Silexion believes a significant number of drugs are currently under development, and may become commercially available in the future, for the treatment of conditions for which Silexion may try to develop drugs and therapies. These drugs may be more effective, safer, less expensive, or marketed and sold more effectively, than any product Silexion develops.

If Silexion successfully develops its product candidates, and obtains approval for them, it will face competition based on many different factors, including:

●	the safety and effectiveness of its product;

●	the ease with which its product can be administered and the extent to which patients accept relatively new routes of administration;

●	the timing and scope of regulatory approvals for its product;

●	the availability and cost of manufacturing, marketing and sales capabilities;

●	price;

●	reimbursement coverage; and

●	patent position.

Silexion’s competitors may develop or commercialize products with significant advantages over any products Silexion develops based on any of the factors listed above or on other factors. Silexion’s competitors may therefore be more successful in commercializing their products than Silexion, which could adversely affect its competitive position and business. Competitive products may make any products Silexion develops obsolete or noncompetitive before we can recover the expenses of developing and commercializing its product candidates. Such competitors could also recruit its employees, which could negatively impact its level of expertise and the ability to execute on its business plan.

Silexion faces competition from other companies that are working to develop novel drugs and technology platforms using technology similar or in the same field as Silexion’s. If these companies develop drugs more rapidly than Silexion, or their technologies, including delivery technologies, are more effective, Silexion’s ability to successfully commercialize drugs may be adversely affected.

In addition to the competition Silexion faces from competing drugs in general, it also faces competition from other companies working to develop novel drugs using technology that competes more directly with its own. Silexion is aware of multiple companies that are working in the field of RNAi therapeutics and or KRAS inhibition, including major pharmaceutical companies such as Bristol Myers Squibb/Mirati; Amgen; AstraZeneca; E.I. Lilly; Pfizer, Novartis International AG, Takeda Pharmaceutical Company Limited and, and biopharmaceutical/pharmaceutical companies such as Alnylam, Revolutions Medicines; Boehringer Ingelheim; Biomea Fusion Inc; Tekmira Pharmaceuticals Corporation, Arrowhead Research Corporation, Silence Therapeutics plc, RXi Pharmaceuticals Corporation, Quark Pharmaceuticals, Inc. and Marina Biotech, Inc.

Silexion also competes with companies working to develop antisense-based drugs. Like RNAi therapeutics, antisense drugs target mRNAs in order to suppress the activity of specific genes. Ionis Pharmaceuticals, Inc. is currently marketing an antisense drug and has several antisense product candidates in clinical trials, albeit none in the oncology area at this time.

In addition to competition with respect to RNAi and with respect to specific products, Silexion faces substantial competition to discover and develop safe and effective means to deliver RNAi based drugs to the relevant cell and tissue types. Safe and effective means to deliver RNAi based drugs and to the relevant cell and tissue types may be developed by its competitors, and its ability to successfully commercialize a competitive product would be adversely affected. In addition, substantial resources are being expended by third parties in the effort to discover and develop a safe and effective means of delivering RNAi based drugs and into the relevant cell and tissue types, both in academic laboratories and in the corporate sector. Some of its competitors have substantially greater resources than we do, and if its competitors are able to negotiate exclusive access to those delivery solutions developed by third parties, Silexion may be unable to successfully commercialize its product candidates. Also, Silexion competes with companies working to develop non RNAi based treatments for solid tumor cancers. For example, Novartis is working on a SHP2 inhibitor, and Boehringer Ingelheim and Bayer SOS1 inhibitors; Threshold Pharmaceuticals (Threshold) is working to develop therapies that target tumor hypoxia, a common characteristic of the tumor microenvironment. Even if we successfully develop its product candidates, and obtain approval for them, other non RNAi treatments may be preferred, and Silexion may not be successful in commercializing its product candidates

Also, Silexion competes with companies commercializing and/or working to develop drug delivery systems, including drug delivery systems for local (or regional) release. For example, various companies are working on nanoparticle technologies, although these products would not give the extended-release delivery of SIL-204B, and other companies on PLGA microparticles. In addition other companies such as SurModics, Inc. is a provider of drug delivery and surface modification technologies to the healthcare industry, including local delivery of drugs from drug eluting stents. Silexion compete with many companies commercializing and/or working to develop drug delivery systems for specific indications, for example for local ocular (in the eye) release of drugs, including degradable and non-degradable products.

Risks Related to Silexion’s Intellectual Property

If Silexion is unable to obtain and maintain effective patent rights for its product candidates or any future product candidates, it may not be able to compete effectively in its markets.

Silexion relies upon a combination of trade secret protection and confidentiality agreements to protect the intellectual property related to its technologies and product candidates. Silexion has only issued one Israeli patent, and two U.S. patents, covering the composition of matter of Silexion’s siRNAs and their use. Silexion’s success depends in large part on its ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to its proprietary technology and products.

Silexion has sought to protect its proprietary position by filing patent applications in the United States and in other countries, with respect to its novel technologies and products, which are important to its business. This process is expensive and time consuming, and Silexion may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsolved. The patent applications that we own may fail to result in issued patents with claims that cover its product candidates in the United States or in other foreign countries. There is no assurance that all potentially relevant prior art relating to its patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover its product candidates, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, its patents and patent applications may not adequately protect its intellectual property, provide exclusivity for its product candidates, or prevent others from designing around its claims. Any of these outcomes could impair its ability to prevent competition from third parties, which may have an adverse impact on its business.

Silexion has filed several patent applications covering various aspects of its product candidates: PCT/IL2023/051276 filed on Dec. 14, 2023 Priority from: US Provisional Patent Applications; 63/387,504 filed on December 15, 2022; and 63/491,776 filed on March 23, 2023. Silexion cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any product candidates that Silexion may develop. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

If Silexion cannot obtain and maintain effective patent rights for its product candidates, Silexion may not be able to compete effectively, and its business and results of operations would be harmed.

Silexion may not have sufficient patent terms to effectively protect its products and business.

In the pharmaceutical and biotechnology industries, the majority of an innovative product’s commercial value is realized during its market exclusivity period. In the United States and in some other countries, when market exclusivity expires and generic versions are approved and marketed or when biosimilars are introduced (even if only for a competing product), there are usually very substantial and rapid declines in a product’s revenues.

Patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited.

While patent term extensions under the Hatch-Waxman Act in the United States and under supplementary protection certificates in Europe may be available to extend the patent exclusivity term, Silexion cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long. In addition, upon issuance in the United States, any patent term can be adjusted based on certain delays caused by the applicant(s) or the USPTO. For example, a patent term can be reduced based on certain delays caused by the patent applicant during patent prosecution. If Silexion does not have sufficient patent terms or regulatory exclusivity to protect its products, its business and results of operations will be adversely affected. Furthermore, manufacturers of innovative products as well as generic drug manufacturers may be able to design their products around Silexion’s patents and compete with Silexion using the resulting alternative technology. Absent relevant patent protection for a product, once the exclusivity period expires, generic or alternative versions can be approved and marketed.

Generic and biosimilar product manufacturers as well as other groups seeking financial gain are also increasingly seeking to challenge patents before they expire, and Silexion could face earlier-than-expected competition for any products at any time. Patents covering Silexion’s key products may be subject to validity, enforceability and infringement challenges in patent litigations and post-grant review patent office proceedings. It may be possible for these parties to successfully challenge Silexion’s rights and launch their versions of its drugs prior to the expiration of its intellectual property rights.

In addition, both the U.S. Congress and the U.S. FDA have taken steps to promote the development and approval of generic drugs and biosimilar biologics, including by providing generic and biosimilar developers a private right of action to obtain sufficient quantities of drug samples from the reference product’s manufacturer in order to conduct testing necessary to obtain approval for generic or biosimilar products.

Further, in December 2023, the Biden Administration released a proposed framework that for the first time proposed that a drug’s price can be a factor in determining that the drug is not accessible to the public and therefore that the government could exercise “march-in rights” and license it to a third party to manufacture. A comment period on the proposal ran through February 6, 2024, and Silexion is not able to predict whether a final rule will be adopted along the lines proposed and, if adopted, whether the government would seek to exercise march-in rights for any of its products.

Patent law, policy or rule changes could increase the uncertainties and costs surrounding the prosecution of Silexion’s patent applications and the enforcement or defense of its issued patent.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of Silexion’s patent or narrow the scope of its patent protection. The laws of foreign countries may not protect Silexion’s rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Silexion therefore cannot be certain that it or its licensors were the first to make the invention claimed in its owned and licensed patent or pending applications, or that it or its licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act, or the Leahy-Smith Act, enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. The USPTO recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of Silexion’s business. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Silexion’s patent applications and the enforcement or defense of its issued patents, all of which could have a material adverse effect on its business and financial condition.

In addition, patent reform legislation may pass in the future that could lead to additional uncertainties and increased costs surrounding the prosecution, enforcement and defense of its patents and pending patent applications. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. Furthermore, the U.S. Supreme Court and the U.S. Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign countries have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. Silexion cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect Silexion’s patents or patent applications and its ability to obtain additional patent protection in the future.

The United States federal government retains certain rights in inventions produced with its financial assistance under the Patent and Trademark Law Amendments Act, or the Bayh-Dole Act. The federal government retains a “nonexclusive, nontransferable, irrevocable, paid-up license” for its own benefit. The Bayh-Dole Act also provides federal agencies with “march-in rights.” March-in rights allow the government, in specified circumstances, to require the contractor or successors in title to the patent to grant a “nonexclusive, partially exclusive, or exclusive license” to a “responsible applicant or applicants.” If the patent owner refuses to do so, the government may grant the license itself.

If Silexion is unable to maintain effective proprietary rights for its product candidates or any future product candidates, Silexion may not be able to compete effectively in its markets.

In addition to the protection afforded by any patents that may be granted, Silexion relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of its product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. Silexion seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its employees, consultants, scientific advisors, and contractors. Silexion also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While Silexion has confidence in these individuals, organizations and systems, agreements or security measures may be breached, and Silexion may not have adequate remedies for any breach. In addition, its trade secrets may otherwise become known or be independently discovered by competitors.

Although Silexion expects all of its employees and consultants to assign their inventions to it, and all of its employees, consultants, advisors, and any third parties who have access to its proprietary know-how, information, or technology to enter into confidentiality agreements, Silexion cannot provide any assurances that all such agreements have been duly executed or that its trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to its trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of its trade secrets could impair its competitive position and may have a material adverse effect on its business. Additionally, if the steps taken to maintain its trade secrets are deemed inadequate, Silexion may have insufficient recourse against third parties for misappropriating the trade secret.

Intellectual property rights of third parties could adversely affect Silexion’s ability to commercialize its product candidates, and it might be required to litigate or obtain licenses from third parties in order to develop or market its product candidate. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Because the RNAi intellectual property landscape is still evolving, it is difficult to conclusively assess Silexion’s freedom to operate without infringing on third party rights. There are numerous companies that have pending patent applications and issued patents broadly directed to RNAi generally and to RNAi delivery technologies. Silexion’s competitive position may suffer if patents issued to third parties or other third party intellectual property rights cover its products or elements thereof, or its manufacture or uses relevant to its development plans. In such cases, Silexion may not be in a position to develop or commercialize products or its product candidate unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. Silexion is also aware of pending patent applications, and there may be others of which Silexion is not aware, that if they result in issued patents, could be alleged to be infringed by its product candidates. If such an infringement claim should be brought and be successful, Silexion may be required to pay substantial damages, be forced to abandon its product candidates or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all. It is also possible that Silexion has failed to identify relevant third party patents or applications. For example, U.S. applications filed before November 29, 2000 and certain U.S. applications filed after that date that will not be filed outside the U.S. remain confidential until patents issue. Patent applications in the U.S. and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering Silexion’s product candidates or platform technology could have been filed by others without its knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover Silexion’s platform technologies, its product candidates or the use of its product candidates. Third party intellectual property right holders may also actively bring infringement claims against Silexion. Silexion cannot guarantee that it will be able to successfully settle or otherwise resolve such infringement claims. If Silexion is unable to successfully settle future claims on terms acceptable to it, Silexion may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing of its product candidates. If it fails in any such dispute, in addition to being forced to pay damages, Silexion may be temporarily or permanently prohibited from commercializing its product candidates that are held to be infringing. Silexion might, if possible, also be forced to redesign its product candidates so that it no longer infringes the third party intellectual property rights. Any of these events, even if Silexion were ultimately to prevail, could require Silexion to divert substantial financial and management resources that it would otherwise be able to devote to its business.

Third-party claims of intellectual property infringement may prevent or delay its development and commercialization efforts.

Silexion’s commercial success depends in part on its avoiding infringement of the patents and proprietary rights of third parties. There have been many lawsuits and other proceedings involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, and reexamination proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Silexion is developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Silexion’s product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that Silexion is employing its proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture, or methods for treatment related to the use or manufacture of its product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that Silexion’s product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of its technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of its product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block its ability to commercialize such product candidates unless it obtains a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable.

Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of its formulations, processes for manufacture, or methods of use, the holders of any such patents may be able to block Silexion’s ability to develop and commercialize the applicable product candidate unless it obtains a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against Silexion may obtain injunctive or other equitable relief, which could effectively block its ability to further develop and commercialize one or more of its product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Silexion’s business. In the event of a successful claim of infringement against it, Silexion may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign its infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Silexion may not be successful in obtaining or maintaining necessary rights to its product candidates through acquisitions and in-licenses.

Because Silexion’s programs may require the use of proprietary rights held by third parties, the growth of its business will likely depend in part on its ability to acquire, in-license, or use these proprietary rights. In addition, Silexion’s product candidates may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. Silexion may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties that it identifies as necessary for its product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that Silexion may consider attractive. These established companies may have a competitive advantage over Silexion due to their size, cash resources, and greater clinical development and commercialization capabilities.

For example, Silexion sometimes collaborates with U.S. and foreign academic institutions to accelerate its preclinical research or development under written agreements with these institutions. Typically, these institutions provide Silexion with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, Silexion may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to it. If Silexion is unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking its ability to pursue its program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Silexion also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on its investment. If Silexion is unable to successfully obtain rights to required third-party intellectual property rights, Silexion may have to abandon development of that program and our business and financial condition could suffer.

Silexion may be involved in lawsuits to protect or enforce its current patent or future patents, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe Silexion’s current patent, future patents or the patents of its licensors. If Silexion or a future licensing partner were to initiate legal proceedings against a third party to enforce a patent covering one of its product candidates, the defendant could counterclaim that the patent covering its product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Interference proceedings provoked by third parties or brought by Silexion or declared by the USPTO may be necessary to determine the priority of inventions with respect to Silexion’s patent or patent applications or those of its licensors. An unfavorable outcome could require Silexion to cease using the related technology or to attempt to license rights to it from the prevailing party. Silexion’s business could be harmed if the prevailing party does not offer Silexion a license on commercially reasonable terms. Silexion’s defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract its management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on Silexion’s ability to raise the funds necessary to continue its clinical trials, continue its research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring its product candidates to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Silexion’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of the Company’s ordinary shares.

Silexion may be subject to claims that its employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties or that its employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Silexion employs or engages as consultants or subcontractors individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including its competitors or potential competitors. Although Silexion tries to ensure that its employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for it, Silexion may be subject to claims that we or its employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of its employees’ former employers or other third parties. Litigation may be necessary to defend against these claims. If Silexion fails in defending any such claims, in addition to paying monetary damages, Silexion may lose valuable intellectual property rights or personnel, which could adversely impact its business. Even if Silexion is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Silexion may be subject to claims challenging the inventorship of its current patent or future patents and other intellectual property.

Silexion may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to its current patent, future patents or other intellectual property as an inventor or co-inventor. For example, Silexion may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing its product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If it fails in defending any such claims, in addition to paying monetary damages, Silexion may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on its business. Even if Silexion is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. To the extent that its employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to its future revenue. As a result, Silexion may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

Silexion may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and its intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

Competitors may use Silexion’s technologies in jurisdictions where Silexion has not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where Silexion has patent protection but where enforcement is not as strong as that in the United States. These products may compete with Silexin’s products and its current patent, future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for Silexion to stop the infringement of its patents or marketing of competing products in violation of its proprietary rights generally. Proceedings to enforce its patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert Silexion’s efforts and attention from other aspects of its business, could put its current patent or future patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing and could provoke third parties to assert claims against Silexion. Silexion may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, its efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Silexion develops or licenses.

Risks Related to New Silexion’s Human Resources

The loss of the services of our key personnel would negatively affect its business.

To successfully develop its drug candidates, we must be able to attract and retain highly skilled personnel, including consultants and employees. The retention of their services cannot be guaranteed. Our failure to retain or recruit such professionals might impair our performance and materially affect our technological and product development capabilities and our product marketing ability. Our future success depends to a large extent on the continued services of our senior management and key personnel, including in particular, Ilan Hadar, Dr. Mitchell Shirvan, Dr. Racheli Malka and Michal Yaron. Any loss of the services of members of our senior management or key employees would adversely affect our business. We do not currently maintain key-person insurance on the lives of any of our key personnel.

New Silexion may be unable to attract, develop and retain additional employees required for its development and future success.

New Silexion’s success is largely dependent on the performance of its management team and certain key employees and its continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and New Silexion may incur significant costs to attract and retain them. The inability to attract suitably qualified persons when needed, could prevent New Silexion from executing on its business plan and strategy, and New Silexion may be unable to find adequate replacements on a timely basis, or at all.

Risks Related to Silexion’s Operations

Silexion’s business and operations, or those of its CROs or third parties, may suffer in the event of computer system failures, cyberattacks or deficiencies in its cybersecurity, which could materially affect its results.

Silexion receives, generates and stores significant and increasing volumes of sensitive information, such as health information, insurance information and other potentially personally identifiable information. Silexion faces a number of risks relative to protecting the computer systems Silexion relies on and this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification and the risk of its being unable to adequately monitor, audit and modify its controls over its critical information. This risk extends to the computer systems and information of any collaboration partners, medical institutions, clinical investigators, CROs, contract laboratories, or other third parties involved in its business.

Despite the implementation of security measures, Silexion’s information technology systems, as well as those of CROs or other third parties with which Silexion has relationships, are vulnerable to attack and damage from computer viruses and malware (e.g., ransomware), unauthorized access, natural and manmade disasters, terrorism, war and telecommunication and electrical failures, malfeasance by external or internal parties, and human error (e.g., social engineering, phishing). Attacks upon information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise. Furthermore, because the technologies used to obtain unauthorized access to, or to sabotage or disrupt, systems change frequently and often are not recognized until launched against a target, Silexion may be unable to anticipate these techniques or implement adequate preventative measures. Silexion may also experience security breaches that may remain undetected for an extended period. Silexion may not be able to anticipate all types of security threats, and even if identified, Silexion may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence. Silexion may also face increased cybersecurity risks due to its reliance on internet technology and the number of its and its service providers’ employees who are (and may continue to be) working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities. The White House, SEC and other regulators have also increased their focus on companies’ cybersecurity vulnerabilities and risks.

Silexion, its CROs and certain of its service providers are from time to time, subject to cyberattacks and security incidents. While Silexion has not to its knowledge experienced any significant system failure, accident or security breach to date, if such an event were to occur and cause interruptions in its or its critical third parties’ operations, it could result in delays and/or material disruptions of its research and development programs, its operations and ultimately, its financial results. For example, the loss of trial data from completed, ongoing or planned trials could result in delays in its regulatory approval efforts and significantly increase its costs to recover or reproduce the data. Likewise, Silexion relies on third parties for the manufacture of its product candidates and to conduct clinical trials, and similar events relating to their computer systems could also adversely impact its business. Further, due to the current political uncertainty involving Hamas in Gaza, Russia and Ukraine, there is an increased likelihood that the tensions could result in cyberattacks or cybersecurity incidents that could either directly or indirectly impact its or its critical third parties’ operations. To the extent that any disruption or security breach were to result in a loss of or damage to data or applications, or inappropriate disclosure of personal, confidential or proprietary information, we could incur liability due to delays in the development and commercialization of its product candidates or other business activities and/or due to reputational harm, litigation, regulatory investigations and enforcement, fines and penalties, or increased costs of compliance and system remediation.

Silexion’s existing general liability and cyber liability insurance policies may not cover, or may cover only a portion of, any potential claims related to security breaches to which Silexion is exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. Silexion also cannot be certain that its existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim. If the information technology systems of its CROs or other service providers become subject to disruptions or security breaches, Silexion may have insufficient recitsse against such third parties and Silexion may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.

If product liability lawsuits are brought against it, Silexion may incur substantial liabilities and may be required to limit commercialization of any approved products.

Silexion faces an inherent risk of product liability as a result of the clinical testing of product candidates and will face an even greater risk if we commercialize any products. For example, Silexion may be sued if any product candidate Silexion develops causes or is perceived to cause injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If Silexion cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of any approved products. Even successful defense would require significant financial and management resources.

Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for any approved product;

●	injury to Silexion’s reputation;

●	withdrawal of clinical trial participants;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and Silexion’s resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	exhaustion of any available insurance and its capital resources and potential increase in its insurance premiums and/or retention amounts; and

●	the inability to commercialize any product candidate.

Silexion’s inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products Silexion develops, alone or with collaboration partners.

Insurance coverage is increasingly expensive. Silexion may not be able to maintain insurance at a reasonable cost or in an amount adequate to satisfy any liability that may arise, if at all. Silexion’s insurance policy contains various exclusions, and Silexion may be subject to a product liability claim for which Silexion has no coverage. Silexion may have to pay any amounts awarded by a court or negotiated in a settlement that exceed its coverage limitations or that are not covered by its insurance, and Silexion may not have, or be able to obtain, sufficient capital to pay such amounts. Even if its agreements with any current or future collaborator entitle Silexion to indemnification against losses, such indemnification is limited and may not be available or adequate should any claim arise.

Silexion may not be able to successfully identify and execute strategic alliances or other relationships with third parties or to successfully manage the impacts of acquisitions, dispositions or relationships on its operations.

Silexion currently has, and may expand the scope of, and may in the future enter into, strategic alliances with third parties that it believes will complement or augment its existing business. Silexion’s ability to complete further such strategic alliances is dependent upon, and may be limited by, among other things, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance its business and may involve risks that could adversely affect us, including the investment of significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that Silexion’s existing strategic alliances will continue to achieve, the expected benefits to its business or that it will be able to consummate future strategic alliances on satisfactory terms, or at all.

Although Silexion does not currently plan to engage in other material strategic transactions, such as acquisitions, it may from time to time consider such transactions. Material strategic transactions involve a number of risks, including:

●	the potential disruption of Silexion’s ongoing business;

●	the distraction of management away from the ongoing oversight of Silexion’s existing business activities;

●	incurring additional indebtedness;

●	the anticipated benefits and cost savings of those transactions not being realized fully, or at all, or taking longer to realize than anticipated;

●	an increase in the scope and complexity of Silexion’s operations; and

●	the loss or reduction of control over certain of its assets.

A strategic transaction may result in a significant change in the nature of its business, operations and strategy, and Silexion may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into its operations.

Risks Relating to Silexion’s Operations in Israel and China

Conditions in the Middle East and in Israel may harm our operations.

Our executive offices and research and development facilities are located in Israel. Most of our officers and directors are residents of Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas (an Islamist terrorist and political group in the Gaza Strip) and Hezbollah (an Islamist terrorist and political group in Lebanon).

In particular, on October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and these terrorist organizations in parallel continued rocket and terror attacks. As a result of the events of October 7, 2023, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. As of the date hereof, Silexion has not been impacted by any absences of personnel at its service providers or counterparties located in Israel. However, the military campaign against Hamas and other terrorist organizations is ongoing and could escalate in the near future into a larger regional conflict. There is no certainty as to the duration, severity, results or implications of the war on the State of Israel generally or on its company. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect its business, prospects, financial condition and results of operations.

Since the war broke out on October 7, 2023, Silexion’s operations have not been adversely affected by this situation. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on Silexion’s business and operations and on Israel’s economy in general. If the war extends for a further long period of time or expands more intensively to other fronts, such as Iran, Lebanon, Syria and the West Bank, Silexion’s operations may be adversely affected.

In particular, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terrorist organization) and southern border (with the Houthi movement in Yemen). Hostilities with Hezbollah in Lebanon have further escalated, and it is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as countries that are hostile to Israel will join the hostilities. Such clashes may escalate in the future into a greater regional conflict. On April 13, 2024 and October 1, 2024, Iran attacked Israel with various types of missiles and drones, and Iran is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and New Silexion. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for New Silexion to raise capital. Parties with whom Silexion does business may decline to travel to Israel during periods of heightened unrest or tension, forcing Silexion to make alternative arrangements when necessary in order to meet its business partners face to face. In addition, the political and security situation in Israel may result in parties with whom Silexion has agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on New Silexion’s operating results, financial condition or the expansion of its business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect its operations and results of operations. In recent years, the hostilities involved missile strikes against civilian targets in various parts of Israel, including areas in which its employees and some of its consultants are located, and negatively affected business conditions in Israel.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Finally, political conditions within Israel may affect its operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

It may be difficult to enforce a U.S. judgment against New Silexion, its officers or its directors or to assert U.S. securities law claims in Israel.

Service of process upon New Silexion and upon its directors and officers, who reside outside the U.S., may be difficult to obtain within the U.S. In addition, because substantially all of New Silexion’s assets and most of its directors and officers are located outside the U.S., any judgment obtained in the U.S. against New Silexion or any of its directors and officers may not be collectible within the U.S. There is a doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act pursuant to original actions instituted in Israel. Subject to particular time limitations and provided certain conditions are met, executory judgments of a U.S. court for monetary damages in civil matters may be enforced by an Israeli court.

Under applicable U.S. and Israeli law, Silexion may not be able to enforce covenants not to compete and therefore may be unable to prevent its competitors from benefiting from the expertise of some of its former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with Silexion, which in turn could impact its future profitability.

Silexion generally enters into non-competition agreements with its employees and key consultants. These agreements prohibit its employees and key consultants, if they cease working for Silexion, from competing directly with it or working for its competitors or clients for a limited period of time. Silexion may be unable to enforce these agreements under the laws of the jurisdictions in which its employees work and it may be difficult for it to restrict its competitors from benefitting from the expertise its former employees or consultants developed while working for Silexion. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If it cannot demonstrate that such interests will be harmed, Silexion may be unable to prevent its competitors from benefiting from the expertise of its former employees or consultants and its ability to remain competitive may be diminished.

In addition, Chapter 8 of the Israeli Patents Law, 5727-1967, or the Patents Law, deals with inventions made in the course of an employee’s service and during his or her term of employment, whether or not the invention is patentable, or service inventions. Section 134 of the Patents Law, sets forth that if there is no agreement which explicitly determines whether the employee is entitled to compensation for the service inventions and the extent and terms of such compensation, such determination will be made by the Compensation and Rewards Committee, a statutory committee of the Israeli Patents Office. As a result, it is unclear if, and to what extent, Silexion’s research and development employees may be able to claim compensation with respect to Silexion’s future revenue. As a result, Silexion may receive less revenue from future products if such claims are successful, which in turn could impact our future profitability.

Governmental control of currency conversion in China may limit New Silexion’s ability to utilize its cash balance effectively and affect the value of its investment.

New Silexion may be reliant on dividend payments, equity investments, or other forms of cash infusion from PRC subsidiaries to fund any cash and financing requirements it may have. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange (“SAFE”) (the foreign exchange management administrative body of the People’s Bank of China) by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC subsidiaries in China may be used to pay dividends to parent companies. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, New Silexion would need to obtain SAFE approval to use cash held at PRC subsidiaries to pay outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents New Silexion from obtaining sufficient foreign currencies to satisfy its foreign currency demands, it may not be able to pay dividends in foreign currencies to its shareholders.

PRC regulations relating to dividends may restrict the ability of New Silexion’s PRC subsidiaries to make payments to New Silexion, which may have an adverse effect on New Silexion’s ability to conduct its business.

Under PRC laws and regulations, New Silexion’s PRC subsidiaries (which are each “wholly foreign-owned enterprises” incorporated in Mainland China) are only permitted to pay dividends out of their respective accumulated profits, as determined in accordance with PRC accounting standards and regulations. In addition, prior to distribution of any dividends, New Silexion’s subsidiaries in China are each required to compensate their past losses with after-tax profits each year, if any, and then set aside at least 10% of their after-tax profits each year to fund a statutory reserve until such reserve reaches 50% of the subsidiary’s total registered capital. Additionally, if New Silexion’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to New Silexion.

Any limitation on the ability of New Silexion’s PRC subsidiaries to pay dividends or make other distributions to New Silexion could adversely limit New Silexion’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business.

Risks Relating to this Offering

The ordinary shares (including ordinary shares underlying warrants) being offered under this prospectus by the Selling Securityholders represent a substantial percentage of our outstanding ordinary shares, and the sale of such shares, or the perception that such sales may occur, could cause the price of our ordinary shares to decrease.

This prospectus registers the resale by the Selling Securityholders of New Silexion ordinary shares which represent approximately 52.7% of the outstanding New Silexion ordinary shares as of the date of this prospectus, assuming the exercise of all New Silexion warrants and the conversion of all amounts outstanding under the A&R Sponsor Promissory Note and EarlyBird Convertible Note into ordinary shares at an assumed conversion price of $0.50 per ordinary share.  Certain New Silexion securities included among the securities being registered for resale under this prospectus will be subject to specific lock-up periods, including:

•
the 1,382,325 New Silexion ordinary shares issued to the Sponsor and certain of its limited partners without consideration under the Business Combination Agreement (the “Sponsor Investment Shares”) and the New Silexion securities held by certain former Silexion shareholders that are parties to the Amended and Restated Registration Rights and Lock-Up Agreement which became effective as of the Closing of the Business Combination (the “A&R Registration Rights and Lock-Up Agreement”), which will be restricted from transfer for the duration of the Sponsor/Silexion Lock-Up Period (as described under “Transactions Related to Offering Under This Prospectus —Amended and Restated Registration Rights and Lock-Up Agreement” below);

•
the New Silexion ordinary shares issued pursuant to the Business Combination in exchange for private placement shares and private placement warrants purchased by or issued to the Sponsor and EarlyBird concurrently with Moringa’s initial public offering will remain (as provided in the documentation for Moringa’s initial public offering) 30 days after the Closing; and

•
the 100,000 representative shares that were issued to EarlyBird will be restricted from transfer for three months after the Closing (as provided in the documentation for Moringa’s initial public offering).

Following the expiration of the applicable lock-up period, however, and as registration statements are available for use, the market price of the New Silexion ordinary shares could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of New Silexion ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell such shares, could reduce the market price of the New Silexion ordinary shares.

Certain of those ordinary shares were purchased for zero consideration or at prices that were significantly below the current trading price of the New Silexion ordinary shares. Therefore, even if our trading price is significantly below $10.00, which was the offering price for the units offered in Moringa’s initial public offering, certain of the Selling Securityholders, including the Sponsor, may still have an incentive to sell their ordinary shares because they purchased the shares at prices lower than the public investors or the current trading price of the ordinary shares, and the sale of such shares could result in the Selling Securityholders realizing a significant gain. For example, (i) the Sponsor (as defined below) acquired the 1,337,325 Sponsor Investment Shares issued to it and that are being registered for resale by it hereunder for no cash consideration pursuant to the terms of the Business Combination Agreement, and (ii) EarlyBird acquired the 100,000 representative shares being registered for resale hereunder at a price of $0.0001 per share. Based on the closing price of the ordinary shares of $0.4612 as of October 4, 2024, the Sponsor would experience a potential profit of up to $0.4612 per share, or approximately $616,774 in the aggregate, from the resale of those Sponsor Investment Shares, and EarlyBird would experience a potential profit of up to $0.4611 per share, or approximately $46,110 in the aggregate, from the resale of those representative shares.

Public securityholders who purchased their New Silexion securities at higher prices than the Selling Securityholders may experience lower rates of return (if any) than the Selling Securityholders, due to differences in purchase prices and the potential trading price at which they may be able to sell.

Depending on market liquidity at the time, resales of New Silexion ordinary shares and New Silexion warrants by the Selling Securityholders may cause the trading price of our ordinary shares and warrants to decrease, and any such decrease could be substantial. Additionally, the sale of a substantial number of New Silexion ordinary shares or New Silexion warrants by the Selling Securityholders, or the perception that such sales may take place, could increase the volatility of the market price of the New Silexion ordinary shares and warrants and depress the trading price of our ordinary shares and warrants and thereby make it more difficult for us to raise capital by selling equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times from the Selling Securityholders will likely pay different prices.

The Selling Securityholders will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares and warrants sold by them pursuant to this prospectus. If and when they do elect to sell ordinary shares and/or warrants, the Selling Securityholders may sell all, some or none of such shares or warrants at any time or from time to time at their discretion and at different prices. As a result, investors who purchase our securities from Selling Securityholders in this offering at different times will likely pay different prices for those securities, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the securities they purchase from the Selling Securityholders as a result of future sales made by Selling Securityholders to other investors at prices lower than the prices such earlier investors paid for their securities from the Selling Securityholders.

There can be no assurance that the New Silexion warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless.

The exercise price of the New Silexion warrants is $11.50 per ordinary share. There is no guarantee that the  warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our New Silexion ordinary shares. If the market price for our New Silexion ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such exercise proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of October 4, 2024, the closing price of our ordinary shares was $0.4612 per share.

Risks Relating to Owning New Silexion Ordinary Shares

The price of New Silexion ordinary shares and New Silexion warrants may be volatile, and the value of New Silexion ordinary shares and New Silexion warrants may decline.

We cannot predict the prices at which New Silexion ordinary shares or New Silexion warrants will trade. The price of New Silexion ordinary shares and New Silexion warrants may not bear any relation to any established criteria of the value of our business and prospects. In addition, the trading price of New Silexion ordinary shares and New Silexion warrants is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in New Silexion ordinary shares and New Silexion warrants as you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of New Silexion ordinary shares and New Silexion warrants include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in the projected timeline for regulatory approvals of our product candidates from expectations of securities analysts;

●	changes in laws or regulations applicable to our business;

●	announcements by us or our competitors of significant business developments;

●	significant data breaches, disruptions to or other incidents involving our company;

●	conditions or developments affecting the biotechnology industry;

●	future sales of New Silexion ordinary shares by us or our shareholders, as well as the anticipation of lock-up releases;

●	changes in senior management or key personnel;

●	the trading volume of our securities;

●	changes in the anticipated future size and growth rate of our markets;

●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to those events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our ordinary shares. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

A substantial number of our ordinary shares may be issued pursuant to the conversion terms of the Company’s convertible notes (consisting of the A&R Sponsor Promissory Note and the EarlyBird Convertible Note), which could cause the price of the ordinary shares to decline.

Amounts outstanding under two convertible promissory notes that we issued in connection with the consummation of the Business Combination— consisting of the A&R Sponsor Promissory Note in an amount of $3,433,000 issued to the Moringa Sponsor and the EarlyBird Convertible Note, due December 31, 2025, in an amount of $1.25 million to be paid to EarlyBird (together, the “Convertible Notes”) are convertible into our ordinary shares, at conversion prices that relate to the market price of our ordinary shares and/or the price at which we raise capital from equity financings. The issuance of any of these shares will dilute our other equity holders, which could cause the price of our ordinary shares to decline.

The requirement that we repay the EarlyBird Convertible Note could adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted, we are required to repay, in cash, principal that is outstanding under the EarlyBird Convertible Note, as well as interest thereon, in connection with equity financings by us, or upon the maturity of the note on December 31, 2025. That obligation could have important consequences on our business. In particular, it could:

●	limit our flexibility in planning the payment of expenditures that arise in our clinical program and our business and operations generally;

●	increase our vulnerability to general adverse economic conditions that hinder our ability to obtain equity financings; and

●	place us at a competitive disadvantage compared to our competitors.

No assurances can be given that we will be successful in making the required payments under the EarlyBird Convertible Note. If we are unable to make the required cash payments, there could be a default under the EarlyBird Convertible Note. In such event, or if a default otherwise occurs under the EarlyBird Convertible Note:

●
the interest rate payable under the EarlyBird Convertible Note could be increased, and EarlyBird, as the holder of the EarlyBird Convertible Note, could declare all outstanding principal and interest to be due and payable; and/or

●	we could be forced into bankruptcy or liquidation.

Because we have no current plans to pay cash dividends on our ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell New Silexion ordinary shares for a price greater than that which you paid for it.

We will likely retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Company’s board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, funds lawfully available therefor and other factors that the Company’s board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our ordinary shares unless you sell our ordinary shares for a price greater than that which you paid for it.

The Company qualifies as an “emerging growth company” as well as a “smaller reporting company” within the meaning of the Securities Act, and if the Company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, it could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance to the performance of other public companies.

The Company qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the Company will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the Company’s ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first issuance of our ordinary shares in the Business Combination. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the Company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, the Company may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our ordinary shares less attractive because we rely on these exemptions, which may result in a less active trading market for our ordinary shares and its price may be more volatile.

Additionally, the Company qualifies as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the Company’s ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues is equal to or exceeds $100 million during such completed fiscal year and the market value of the Company’s ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

Risks Related to U.S. Federal Income Taxation

The PFIC status of New Silexion could result in adverse U.S. federal income tax consequences to U.S. Holders.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

The annual PFIC income and asset tests in respect of New Silexion will be applied based on the assets and activities of the combined business. Based on the composition of New Silexion’s income and assets, it cannot be determined whether New Silexion will be classified as a PFIC for its taxable year that includes the date of the Business Combination or in any future taxable year. Further, changes in the composition of New Silexion’s income or composition of New Silexion’s assets may cause New Silexion to be or become a PFIC for the current or subsequent taxable years. Whether New Silexion is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If New Silexion is treated as a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. For a further discussion, see “Material U.S. Federal Income Tax Considerations — PFIC Rules.” U.S. Holders are strongly encouraged to consult their own advisors regarding the potential application of these rules to the ownership of New Silexion ordinary shares and/or New Silexion public warrants.

If a U.S. person is treated as owning at least 10% of the shares of New Silexion, such person may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the shares of New Silexion, such holder may be treated as a “United States shareholder” with respect to each of New Silexion and its direct and indirect subsidiaries (the “New Silexion Group”) that is a “controlled foreign corporation,” (a “CFC”), for U.S. federal income tax purposes. A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned, or is considered as owned by applying certain constructive ownership rules, by United States shareholders on any day during the taxable year of such non-U.S. corporation. If the New Silexion Group includes one or more non-U.S. subsidiaries, certain of New Silexion’s non-U.S. subsidiaries could be treated as CFCs regardless of whether New Silexion is treated as a CFC.

If New Silexion or any of its non-U.S. subsidiaries is a CFC, 10% “United States shareholders” will be subject to adverse income inclusion and reporting requirements with respect to such CFC. No assurance can be provided that New Silexion will assist holders in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a United States shareholder with respect to any of such CFCs, or furnish to any holder information that may be necessary to comply with reporting and tax payment obligations with respect to such CFCs.

General Risks

The Company may be subject to securities litigation, which is expensive and could divert management attention, including securities class action and derivative lawsuits which could result in substantial costs.

The Company’s share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock or shares have been subject to securities litigation, including class action litigation. The Company may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on the Company’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger or business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. We cannot predict whether any such lawsuits will be filed.

TRANSACTIONS RELATED TO OFFERING UNDER THIS PROSPECTUS

The New Silexion securities to be offered by the Selling Securityholders under this prospectus include, in large part, New Silexion ordinary shares and New Silexion ordinary warrants that were issued pursuant to a number of transactions completed in connection with the Closing of the Business Combination. We describe those transactions below:

Issuance of EarlyBird Convertible Note as Part of Settlement of Amounts Due Under Marketing Agreement with EarlyBird

Prior to the Closing, Moringa reached agreement with EarlyBird on the reduction, to $1.6 million, in the aggregate, of the fee payable to EarlyBird under the Business Combination Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering (the “Marketing Agreement”). Pursuant to the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, Moringa paid $350,000 of cash to EarlyBird from Moringa’s trust account holding the proceeds from Moringa’s IPO and its concurrent private placement (the “Trust Account”) at the Closing, and New Silexion issued to EarlyBird the EarlyBird Convertible Note, which is due on December 31, 2025, in an amount of $1,250,000 to be paid by New Silexion to EarlyBird in cash and/or via conversion of outstanding amounts into New Silexion ordinary shares.

The EarlyBird Convertible Note bears interest at a rate of 6% per annum and matures on December 31, 2025 (the “Maturity Date”). If not repaid on or prior to the Maturity Date or such earlier date as to which the repayment obligation may be accelerated under the note, or not converted in accordance with the terms thereof, the rate of interest applicable to the unpaid principal amount would be adjusted to (15%) per annum. New Silexion is required to make mandatory prepayments on the note (which shall first be applied to accrued interest and then to principal) from time to time in amounts equal to ten percent (10%) of the gross proceeds received by New Silexion from any equity financings consummated by it prior to the Maturity Date. New Silexion is entitled to voluntarily prepay any additional part of, or all of, the principal and accrued interest, in one or more installments without penalty, prior to the Maturity Date.

EarlyBird, in turn, may elect, at its sole discretion, at any time on or prior to the Maturity Date, to elect to convert all or part of the then outstanding principal and/or accrued interest under the EarlyBird Convertible Note into New Silexion ordinary shares, at a per share conversion price equal to 95% of the volume weighted average price of a New Silexion ordinary share for the five trading days immediately prior to the date of New Silexion’s receipt of a conversion notice, provided, however, New Silexion is not required to issue, and EarlyBird may not elect to convert the principal and/or accrued interest into an aggregate number of New Silexion ordinary shares that would exceed the maximum number of ordinary shares permitted by Section 5635 of the Nasdaq Listing Rules to be issued without the approval of New Silexion’s shareholders, unless such approval is obtained.

Under the EarlyBird Convertible Note, New Silexion agreed to promptly file a registration statement with the SEC covering the resale of the ordinary shares that may be issued upon conversion of the note and use its best efforts to have such registration statement declared effective as soon thereafter as possible. In the event such registration statement is not declared effective by the SEC within 180 days from the date hereof, then an event of default shall have occurred under the note, triggering all amounts under the note to become due and payable immediately and automatically. The registration statement of which this prospectus forms a part is being filed, in part, to comply with that registration requirement.

The foregoing summary provides only a brief description and does not purport to be complete. The summary is qualified in its entirety by the full text of the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, and the EarlyBird Convertible Note, which serve as Exhibits 10.1.1 and 10.1.2 to the registration statement of which this prospectus forms a part, and which are incorporated herein by reference.

PIPE Financing

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP, an affiliate of the Moringa Sponsor (the “PIPE Investor”), 200,000 newly issued Moringa ordinary shares at a price of $10.00 per share, pursuant to a subscription agreement, dated as of August 15, 2024, by and among Moringa, New Silexion and the PIPE Investor (the “PIPE Agreement”). Those 200,000 shares automatically converted upon the Closing of the Business Combination into an equivalent number of New Silexion ordinary shares (the “PIPE Shares”). The PIPE Investor is entitled to customary registration rights in respect of the PIPE Shares under the PIPE Agreement, pursuant to which New Silexion has agreed that, within 60 days after the date of the Closing, it will file with the SEC a registration statement registering the resale of the PIPE Shares by the PIPE Investor, and use its commercially reasonable efforts to have that registration statement declared effective by 180 days after the Closing (or 90 days after the Closing if the SEC does not review that filing).

The funds raised from the PIPE Financing, together with remaining funds in Moringa’s Trust Account after payments to redeeming public shareholders, were used for financing support for Moringa and New Silexion, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

The foregoing summary provides only a brief description of the PIPE Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the PIPE Agreement, which serves as Exhibit 10.2 to the registration statement of which this prospectus forms a part, and which is incorporated herein by reference.

Amended and Restated Registration Rights and Lock-Up Agreement

Prior to the Closing under the Business Combination Agreement, on August 14, 2024, New Silexion, Moringa, Moringa Sponsor, the distributees of Sponsor Investment Shares, certain of Silexion’s pre-Business Combination shareholders and the PIPE Investor entered into (and EarlyBird will be bound by) the A&R Registration Rights and Lock-Up Agreement, which became effective as of the Closing. Under the agreement, New Silexion has assumed Moringa’s existing obligations under Moringa’s prior registration rights agreement (entered into in connection with its IPO) and has granted registration rights to the Moringa Sponsor, the distributees of Sponsor Investment Shares, certain of Silexion’s pre-Business Combination shareholders, the PIPE Investor and EarlyBird with respect to certain securities of New Silexion.

Under the A&R Registration Rights and Lock-Up Agreement, New Silexion has agreed to provide the holders party thereto customary demand and shelf registration rights (subject to certain minimum size offerings) and piggy-back rights on primary and secondary offerings, subject to customary cut-back provisions.

Under the lock-up provisions of the agreement, lock-up periods will apply following the Closing to securities of New Silexion that are held by the holders who are party to the agreement, subject to permitted transfers to certain categories of “Permitted Transferees”. Specifically, those lock-up periods will apply to the following categories of securities for the following periods of time post-Closing:

●
Sponsor/Silexion Lock-Up Period: (A) 50% of the Sponsor Investment Shares held by the Sponsor and its distributees and 50% of the New Silexion securities held by the former Silexion shareholders who are party to the agreement, in each case, upon the Closing, are subject to a lock-up period ending on the earlier of (i) six (6) months after the completion of the Business Combination, and (ii) the date on which New Silexion will consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after the Business Combination that results in all of New Silexion’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (B) the other 50% of the Sponsor Investment Shares held by the Sponsor and its distributees and 50% of the New Silexion securities held by the former Silexion shareholders party to the agreement, in each case, upon the Closing, will be subject to a lock-up period that will end on the earliest of (x) six (6) months after the date of the consummation of the Business Combination, (y) the date on which New Silexion consummates a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after the Business Combination that results in all of New Silexion’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, or (z) the date on which the last reported sale price of New Silexion’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period.

●
Private Shares and Private Warrants Lock-Up Period: The lock-up period on all New Silexion ordinary shares issued pursuant to the Business Combination in exchange for private placement shares and private placement warrants purchased by or issued to the Sponsor and EarlyBird concurrently with Moringa’s initial public offering will remain (as provided in the documentation for Moringa’s initial public offering) 30 days after the Closing.

●
Representative Shares Lock-Up Period. The lock-up period on all representative shares that are held by EarlyBird will remain (as provided in the documentation for Moringa’s initial public offering) three months after the Closing.

●
Note Shares and PIPE Shares Lock-Up Period. Note Shares (as defined under “Amended and Restated Sponsor Promissory Note” below) issued to the Sponsor upon conversion of amounts due under the A&R Sponsor Promissory Note and PIPE Shares issued to the PIPE Investor are not subject to any lock-up periods following the Closing.

The foregoing summary provides only a brief description of the A&R Registration Rights and Lock-Up Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Registration Rights and Lock-Up Agreement, which serves as Exhibit 10.4 to the registration statement of which this prospectus forms a part, and which is incorporated herein by reference.

Amended and Restated Sponsor Promissory Note

Effective as of the Closing, New Silexion issued to the Sponsor, and Sponsor accepted, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the Sponsor from the IPO until the Closing (and as to which the obligations of Moringa were assigned to New Silexion upon the Closing), the A&R Sponsor Promissory Note, in an amount of $3,433,000, which reflected the total amount owed by Moringa to the Sponsor through the Closing. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by New Silexion) only by way of conversion into New Silexion ordinary shares (“Note Shares”) in accordance with the terms set forth in the form of A&R Sponsor Promissory Note. New Silexion and the Sponsor may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which New Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100,000, in an amount of Note Shares constituting up to thirty percent (30%) of the number of New Silexion ordinary shares issued and sold by New Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into New Silexion ordinary shares at any time following the 24-month anniversary of the Closing, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of the New Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

The foregoing summary provides only a brief description of the A&R Sponsor Promissory Note and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Sponsor Promissory Note, which serves as Exhibit 10.5 to the registration statement of which this prospectus forms a part, and which is incorporated herein by reference.

MARKET AND INDUSTRY DATA

Information contained in this prospectus concerning the market and the industries in which New Silexion competes, including its market position, general expectations of market opportunities and market size, is based on information from various third-party sources, publicly available information, various industry publications, internal data and estimates, and assumptions made by New Silexion based on such sources. Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which New Silexion operates and New Silexion management’s understanding of industry conditions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such sources has been obtained from sources believed to be reliable. Although we believe that such information is reliable, there can be no assurance as to the accuracy or completeness of such information. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Although we are responsible for all of the disclosure contained in this prospectus and we believe the third-party market position, general expectations of market opportunity and market size data included in this prospectus are reliable, we have not independently verified any third-party information and each publication speaks as of its original publication date (and not as of the date of this prospectus). In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

USE OF PROCEEDS

All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective own accounts. We will not receive any of the proceeds from the resale of the ordinary shares or warrants by the Selling Securityholders. However, we may receive up to up to an aggregate of approximately $68,310,000 from the exercise of the outstanding warrants (each of which is generally exercisable for $11.50 per share), assuming the exercise in full of all such warrants for cash. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the private warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease, potentially to zero. Given the relative lack of liquidity in our ordinary shares, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our New Silexion ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of October 4, 2024, the closing price of our ordinary shares was $0.4612 per share.

We expect to use the net proceeds received from the exercise of the warrants, if any, for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the proceeds from the exercise of the warrants. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the proceeds, if any, from the exercise of the warrants See “Plan of Distribution” elsewhere in this prospectus for more information.

.
DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which ordinary shares or warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our ordinary shares and warrants are currently listed on Nasdaq under the symbols “SLXN” and “SLXNW,” respectively. As of September 30, 2024, there were 26 holders of record of the ordinary shares and three holders of record of our warrants.

Dividend Policy

We have never declared or paid any dividends on ordinary shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions, funds lawfully available therefor and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The registrant, Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (“New Silexion”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination and related transactions (collectively, the “Transactions”) involving Moringa Acquisition Corp (“Moringa”) and Silexion Therapeutics Ltd. (“Silexion”). The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Moringa and Silexion, as adjusted to give effect to the Transactions. Capitalized terms included in this section containing unaudited pro forma condensed combined financial information and not otherwise defined in this section have the same meaning as is provided elsewhere in this prospectus.

Parties to the Transaction

Moringa is a Cayman Islands exempted company that was originally a blank check company that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. As of June 30, 2024 and December 31, 2023, there was approximately $5.924 million and $5.698 million, respectively, held in Moringa’s trust account, which was held for the benefit of Moringa’s public shareholders (the “Trust Account”). The Trust Account was liquidated upon the completion of the Transactions, as described below.

Silexion, an Israeli company that was known previously as Silenseed Ltd., is a pioneering biopharma developmental-stage company dedicated to the development of innovative treatments for pancreatic cancer.

New Silexion is a newly formed entity that was formed for the purpose of effecting the Transactions, and now serves as a publicly-traded holding company of its subsidiaries — including Moringa and Silexion — after the Closing of the Transactions.

Description of the Transactions

On August 15, 2024, the parties completed the previously-reported Transactions pursuant to that certain amended and restated business combination agreement, dated April 3, 3024 (the “Business Combination Agreement”) by and among New Silexion (then known as Biomotion Sciences), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Silexion (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Silexion (“Merger Sub 2”), Moringa and Silexion.

Pursuant to the Transactions, Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “Acquisition Merger”). Upon the effectiveness of the SPAC Merger, each outstanding Moringa Class A ordinary share and the sole outstanding Moringa Class B ordinary share converted into an ordinary share of New Silexion on a one-for-one basis. Each outstanding warrant to purchase one Moringa Class A ordinary share converted into a warrant to purchase one New Silexion ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of Silexion converted into such number of ordinary shares of New Silexion as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Silexion equity securities, by (y) $10.00 (the “Silexion Equity Exchange Ratio”). Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, became exercisable for, or became subject to settlement for (as applicable), such number of New Silexion ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Silexion ordinary share of each such converted Silexion option and Silexion warrant were adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs remain the same following such conversion, except that the vesting of each Silexion option accelerated immediately prior to the Acquisition Merger, such that the New Silexion option into which it has been converted was fully vested, and all Silexion warrants were exercised (on a cashless basis) immediately prior to the Acquisition Merger.

Immediately prior to the Closing, seven directors were appointed to New Silexion’s board of directors, of whom five were designated by Silexion and two were designated by Moringa’s sponsor (Moringa Sponsor, LP, a Cayman Islands exempted limited partnership and/or its wholly-owned subsidiary, Moringa Sponsor US L.P., a Delaware limited partnership) (collectively, the “Moringa Sponsor”).

In connection with the Closing, the ordinary shares and warrants of New Silexion were approved for listing on the Nasdaq Global Market and began trading under the symbols “SLXN” and “SLXNW”, respectively.

The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Silexion was treated as the accounting acquirer and Moringa was treated as the “acquired” company for financial reporting purposes. Silexion was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Silexion’s shareholders holding approximately 61.55% of the outstanding voting interests in New Silexion upon the Closing of the Transactions;

●	Silexion’s senior management comprise the senior management of New Silexion;

●	the directors nominated by Silexion constitute the majority of the board of directors of New Silexion (five out of seven of the initial directors); and

●	Silexion’s operations comprise the ongoing operations of New Silexion.

Under the reverse recapitalization accounting method, the Business Combination is deemed to be the equivalent of a capital transaction in which Silexion has issued shares for the net assets of Moringa. The net assets of Moringa are stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are of Silexion.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical condensed balance sheet of Moringa as of June 30, 2024 with the historical balance sheet of Silexion as of June 30, 2024, with such adjustments as are necessary to properly understand New Silexion’s financial position and results of operations upon consummation of the Business Combination and related transactions — all in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses” (collectively, the “Pro Forma Adjustments”) — giving effect to the Business Combination as if it had been consummated as of June 30, 2024.

The following unaudited pro forma condensed combined statements of operations for the six-months period ended June 30, 2024 and year ended December 31, 2023 combine the historical condensed statement of operations of Moringa for the six-months period ended June 30, 2024 and for the year ended December 31, 2023 with the historical statements of operations of Silexion for the six-months period ended June 30, 2024 and for the year ended December 31, 2023, subject to the Pro Forma Adjustments, giving effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented.

Unaudited Condensed Combined Pro Forma Financial Statements

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Moringa as of and for the six-months period ended June 30, 2024 and the related notes included elsewhere in this prospectus;

●	the historical unaudited financial statements of Silexion as of and for the six-months period ended June 30, 2024 and the related notes included elsewhere in this prospectus;

●	the historical audited financial statements of Moringa as of and for the year ended December 31, 2023 and the related notes included elsewhere in this prospectus;

●	the historical audited financial statements of Silexion as of and for the year ended December 31, 2023 and the related notes included elsewhere in this prospectus;

●
the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Moringa’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024 (the “Moringa Q2 Form 10-Q”), and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus;

●	the other financial information relating to Moringa and Silexion included in this prospectus; and

●	factors detailed under the section entitled “Risk Factors” in this prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions included in the Pro Forma Adjustments taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of New Silexion. The Pro Forma Adjustments are based on currently available information and certain assumptions and estimates that New Silexion believes are reasonable under the circumstances. Management performed a comprehensive review of the accounting policies between the two entities. Management is not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The unaudited condensed combined pro forma financial information is qualified in its entirety by reference to, and should be read together with, Silexion’s and Moringa’s audited financial statements and related notes included in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in each of this prospectus and the Moringa Q2 Form 10-Q.

SILEXION THERAPEUTICS CORP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2024
(in thousands, except share and per share amounts)

	Historical			Actual Redemptions
	Moringa Acquisition Corp.	Silexion Therapeutics Ltd.		Redemption Adjustments		Business Combination Adjustments	Pro Forma Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$18	$1,697	I	$1,015	A	$(2,076)	$2,244
	—	—		—	L	2,000
	—	—		—	B	(350)
	—	—		—	N	(60)
Restricted cash	—	25		—		—	25
Investments held in Trust Account	5,924	—	I	(5,924)		—	—
Prepaid expenses	25	527		—		—	552
Other receivables	—	66		—		—	66
Total Current Assets	5,967	2,315		(4,909)		(486)	2,887
Restricted cash	—	25		—		—	25
Long-term deposit	—	5		—		—	5
Property and equipment, net	—	40		—		—	40
Operating lease right-of-use asset	—	140		—		—	140
Total Assets	$5,967	$2,525		$(4,909)		$(486)	$3,097

LIABILITIES AND REDEEMABLE SHARES, NET OF CAPITAL DEFICIENCY
Current Liabilities:
Trade payables	$—	$281		$—		$—	$281
Current maturities of operating lease liability	—	108		—		—	108
Employee related obligations	—	251		—		—	251
Accrued expenses	56	1,379		—	A	(233)	1,202
Related Parties	3,346	—		—	F	(3,346)	3,145
	—	—		—	F	3,145
ELOC Liability	—	—		—	M	337	337
Warrants	27	345		—	C	(345)	27
Total Current Liabilities	3,429	2,364		—		(442)	5,351
Long-term operating lease liability	—	8		—		—	8
Underwriters’ Promissory note	—	—		—	B	1,197	1,197
Total Non Current Liabilities	—	8		—		1,197	1,205
Total Liabilities	$3,429	$2,372		$—		$755	$6,556

REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERSTS:
Convertible Preferred Shares A	$—	$7,307		$—	H	$(7,307)	$—
Convertible Preferred Shares A-1	—	2,392		—	H	(2,392)	—
Convertible Preferred Shares A-2	—	2,264		—	H	(2,264)	—
Convertible Preferred Shares A-3	—	2,683		—	H	(2,683)	—
Convertible Preferred Shares A-4	—	411		—	H	(411)	—
Non-controlling interests	—	3,353		—	D	(3,353)	—
MORINGA CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION	$5,924	$—	I	$(5,924)		$—	$—

SHAREHOLDERS’ EQUITY (DEFICIT):
Ordinary shares	*	1	J	*	J	*	1
Additional paid-in capital	—	11,398		—	N	3,000	39,166
	—	—		—	C	345
	—	—		—	E	220
	—	—		—	H	15,057
	—	—	I	1,015	G	7,510
	—	—		—	L	2,000
	—	—		—	D	3,353
	—	—		—	F	201
	—	—		—	B	(1,547)
	—	—		—	K	(3,386)
Accumulated deficit	(3,386)	(29,656)		—	E	(220)	(42,626)
	—	—		—	A	(1,843)
	—	—		—	G	(7,510)
	—	—		—	M	(337)
	—	—		—	K	3,386
	—	—		—	N	(3,060)
TOTAL EQUITY (CAPITAL DEFICIENCY)	(3,386)	(18,257)		1,015		17,169	(3,459)
TOTAL CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	2,538	153		(4,909)		(1,241)	(3,459)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES, NON-CONTROLLING INTEREST AND ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDER’S EQUITY (NET OF CAPITAL DEFICIENCY)	$5,967	$2,525		$(4,909)		$(486)	$3,097

*	Represents an amount less than $1.

See accompanying notes to the unaudited pro forma condensed combined financial information.

SILEXION THERAPEUTICS CORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR SIX-MONTHS PRIOD ENDED JUNE 30, 2024
(in thousands, except share and per share amounts)

	Historical	Historical		Actual Redemption
	Moringa Acquisition Corp	Silexion Therapeutics Ltd.		Business Combination Adjustments		Pro Forma Statement of Operations
Research and development expenses, net	$—	$1,727	E	$(38)		$1,689

General and administrative expenses	441	908	E	(26)		1,066
	—	—	A	(317)
	—	—	DD	60
OPERATING LOSS	441	2,635		(321)		2,755
Financial expenses (income), net	(130)	270	C	(145)		514
	—	—	BB	420
			AA	99
Loss before income tax	311	2,905		53		3,269
Tax on Income	—	7		—		7
LOSS FOR THE PERIOD	$311	$2,912		$53		$3,276

Attributable to:
Equity holders of the Company	—	2,845	D	67		3,276
Non-controlling interests	—	67	D	(67)		—

PROFIT (LOSS) PER SHARE, BASIC AND DILUTED
Ordinary share subject to possible redemption	$0.32	$—		$(0.32)		$—
Non-redeemable ordinary shares	$(0.14)	$(11.31)		$11.12		$(0.33)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE
Ordinary shares subject to possible redemption	87,722	—		(87,722)		—
Non-redeemable ordinary shares	3,355,000	251,655		6,399,717	CC	10,006,372

See accompanying notes to the unaudited pro forma condensed combined financial information.

SILEXION THERAPEUTICS CORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share amounts)

	Historical	Historical		Actual Redemption
	Moringa Acquisition Corp	Silexion Therapeutics Ltd.		Business Combination Adjustments		Pro Forma Statement of Operations
Research and development expenses, net	$—	$3,708	E	$169		$6,753
	—	—	G	2,876
General and administrative expenses	1,122	973	E	115		12,189
	—	—	G	4,639
	—	—	DD	120
	—	—	A	2,160
	—	—	N	3,060
OPERATING LOSS	1,122	4,681		13,139		18,942
Financial expenses (income), net	(1,385)	395	C	(86)		1,350
			BB	725
			AA	1,364
			M	337
Loss before income tax	(263)	5,076		15,479		20,292
Tax on Income	—	32		—		32
LOSS FOR THE PERIOD	$(263)	$5,108		$15,479		$20,324

Attributable to:
Equity holders of the Company	—	4,942	D	166		20,324
Non-controlling interests	—	166	D	(166)		—

PROFIT (LOSS) PER SHARE, BASIC AND DILUTED
Ordinary share subject to possible redemption	$0.51	$—		$(0.51)		$—
Non-redeemable ordinary shares	$(0.34)	$(19.57)		$17.88		$(2.03)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE
Ordinary shares subject to possible redemption	2,774,850	—		(2,774,850)		—
Non-redeemable ordinary shares	3,355,000	252,462		6,398,910	CC	10,006,372

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On August 15, 2024, the parties completed the previously-reported transactions (the “Transactions” or “Business Combination”) pursuant to that certain amended and restated business combination agreement, dated April 3, 3024 (the “Business Combination Agreement”) by and among the registrant (“New Silexion”, which was then known as Biomotion Sciences), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Silexion (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Silexion (“Merger Sub 2”), Moringa and Silexion.

Pursuant to the Transactions, Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “Acquisition Merger”). Upon the effectiveness of the SPAC Merger, each outstanding Moringa Class A ordinary share and the sole outstanding Moringa Class B ordinary share converted into an ordinary share of New Silexion on a one-for-one basis. Each outstanding warrant to purchase one Moringa Class A ordinary share converted into a warrant to purchase one New Silexion ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of Silexion converted into such number of ordinary shares of New Silexion as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Silexion equity securities, by (y) $10.00 (the “Silexion Equity Exchange Ratio”). Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, became exercisable for, or will be subject to settlement for (as applicable), such number of New Silexion ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Silexion ordinary share of each such converted Silexion option and Silexion warrant was adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs remains the same following that conversion, except that the vesting of each Silexion option accelerated immediately prior to the Acquisition Merger, such that the New Silexion option into which it has been converted is fully vested, and all Silexion warrants were exercised (on a cashless basis) immediately prior to the Acquisition Merger.

Immediately prior to the closing of the Business Combination (the “Closing”), seven directors were appointed to New Silexion’s board of directors, of whom five were designated by Silexion and two were designated by Moringa’s sponsor (Moringa Sponsor, LP, a Cayman Islands exempted limited partnership and/or its wholly-owned subsidiary, Moringa Sponsor US L.P., a Delaware limited partnership) (collectively, the “Moringa Sponsor”). Also upon Closing, New Silexion’s articles of association were amended and restated as appears in Exhibit 3.1 to the registration statement of which this prospectus forms a part. In connection with the Closing, the ordinary shares and warrants of New Silexion were approved for listing on the Nasdaq Global Market and began trading under the symbols “SLXN” and “SLXNW”, respectively.

In addition, at the Closing, each of the following additional actions was taken, in accordance with the terms of the Business Combination Agreement (in certain cases, as modified by subsequent agreements):

●
Moringa Sponsor forfeited for retirement 1,308,000 of the Moringa founders shares held by it, while 1,567,000 of the Moringa founders shares were transferred to non-affiliated third-party investors (including 316,750 founders shares to the Selling Securityholders) as Backstop Shares (as defined in the Business Combination Agreement);

●
New Silexion issued to the Moringa Sponsor the A&R Sponsor Promissory Note in an amount of $3,433,000, in replacement of all promissory notes that Moringa had issued to the Moringa Sponsor for amounts owed by Moringa to the Moringa Sponsor prior to the Closing;

●
New Silexion, Moringa Sponsor, the investor in the PIPE financing (described below) and certain additional shareholders of New Silexion entered into an Amended and Restated Registration Rights and Lock-Up Agreement granting them registration rights with respect to the ordinary shares of New Silexion issued to them;

●
Guangzhou Sino-Israel Bio-Industry Investment Fund I (“GIBF”), a shareholder of Silexion, transferred its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., directly to New Silexion, such that the subsidiary became a wholly-owned subsidiary of New Silexion, and was issued 1,835,733 ordinary shares of New Silexion as consideration for that transfer (the “Chinese Subsidiary Transfer”) (in addition to the 151,349 New Silexion ordinary shares that GIBF received upon the accelerated vesting of RSUs granted to it).

In connection with the Moringa extraordinary general meeting at which the three proposals related to the Business Combination—the Business Combination Proposal, the Merger Proposal and the Articles Amendment Proposal— were approved by the requisite majorities of Moringa’s shareholders, holders of an aggregate of 427,297 Moringa public shares properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from Moringa’s IPO, which was approximately $11.575 per share, or $4,946,046 in the aggregate. Also prior to the Closing, Moringa reached agreement with EarlyBird on a reduction, from $4.025 million to $1.6 million, in the aggregate, of the fee payable to EarlyBird under the Business Combination Marketing Agreement, dated February 19, 2021 (the “Marketing Agreement”), entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering. Pursuant to the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, Moringa paid $350,000 of cash to EarlyBird at the Closing, and New Silexion issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1.25 million to be paid by New Silexion to EarlyBird in cash and/or via conversion of outstanding amounts into ordinary shares of New Silexion. After the redemption payments, the payment to EarlyBird, and the satisfaction of amounts due to parties that arranged financing and/or capital markets advisory services in connection with the Closing, the remaining balance of the Trust Account immediately prior to the Closing of $333,936 was used to partially fund the Business Combination.

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via a private investment in public entity (PIPE) financing, whereby Moringa sold to Greenstar, L.P. 200,000 Moringa ordinary shares at a price of $10.00 per share. Those funds, together with remaining funds in Moringa’s Trust Account after payments to redeeming public shareholders, were used for financing support for Moringa and New Silexion, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

Also in connection with the Closing, New Silexion entered into an ordinary share purchase agreement for an equity line of credit with White Lion, whereby New Silexion will be able to request to sell to White Lion, and White Lion will be required to purchase, via private placement transactions, up to $15.0 million of New Silexion ordinary shares from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. The number of New Silexion ordinary shares that New Silexion may require White Lion to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that New Silexion delivers. Similarly, the purchase price to be paid by White Lion for any shares that New Silexion requires them to purchase will depend on the type of sales notice that New Silexion delivers. New Silexion has also granted registration rights to White Lion pursuant to an accompanying registration rights agreement.

In consideration for the commitments of White Lion, New Silexion agreed to issue to White Lion an aggregate of $337,500 of New Silexion ordinary shares based on the closing price of the New Silexion ordinary shares on the day that is the earlier of (i) the business day prior to effectiveness of the registration statement registering the resale of the shares issuable under the White Lion Purchase Agreement and (ii) the business day prior to the 180th day following the Closing Date of the Business Combination.

Separately, the Moringa Sponsor transferred to third-party investors (in lieu of forfeiting) all 1,567,000 Moringa founders shares that had been designated to serve as Backstop Shares under the Business Combination Agreement, including 316,750 founders shares to the Selling Securityholders.

Various issuances and other actions impacted the final number of New Silexion ordinary shares that were issued upon the Closing of the Business Combination, including the following:

●	the redemption of the 427,297 Moringa public shares described above;

●	the separation of each former Moringa unit into one Moringa Class A ordinary share and one-half of a Moringa warrant;

●
the Sponsor Founder Shares Forfeiture (as defined in the Business Combination Agreement) of 1,308,000 founders shares, and transfer of the remaining 1,567,000 founders shares to third parties (including 316,750 founders shares to the Selling Securityholders) as Backstop Shares, as described above;

●
the issuance of 87,722 New Silexion ordinary shares in exchange for an equivalent number of Moringa public shares that remained outstanding immediately prior to the Closing (following the redemptions described above);

●	the issuance of 380,000 New Silexion ordinary shares in exchange for an equivalent number of Moringa private shares;

●	the issuance of 100,000 New Silexion ordinary shares to EarlyBird in exchange for an equivalent number of representative shares;

●
the issuance by New Silexion to the Sponsor and/or its limited partners to whom the Sponsor distributed such shares of the 1,382,325 Sponsor Investment Shares (as defined in the Business Combination Agreement);

●
the issuance of 200,000 New Silexion ordinary shares to Greenstar, L.P. in exchange for an equivalent number of Moringa shares that were purchased in the $2.0 million PIPE financing, as described above;

●	the issuance of 4,024,942 New Silexion ordinary shares as the Silexion Merger Consideration (as defined in the Business Combination Agreement) to security holders of Silexion;

●
the issuance of 1,835,733 New Silexion ordinary shares to GIBF in respect of the Chinese Subsidiary Transfer (in addition to 151,349 New Silexion ordinary shares issued to GIBF upon the accelerated vesting of RSUs granted to it), as described above; and

●
the issuance of 39,325 New Silexion ordinary shares to a non-employee director of New Silexion upon acceleration of vesting, and settlement, of an equivalent number of New Silexion RSUs granted to the director.

As a result of each of the foregoing, upon the Closing, there were 9,768,396 New Silexion ordinary shares issued and outstanding.

Upon the Closing, the pro forma ownership structure for New PubcCo was as set forth in the table below, based on actual number of redemptions of Moringa public shares:

Equity Holders	Shares	Percentage of Outstanding Shares
Moringa Public Shareholders(1)	87,722	0.88%
Silexion Shareholders(2)	6,250,000	62.46%
Moringa Sponsor Shares(3)	1,690,182	16.89%
Distributees of Sponsor Investment Shares	45,000	0.45%
PIPE investor	200,000	2.00%
Founders Shares/ Backstop Shares	1,567,000	15.66%
EarlyBird(3)	127,143	1.27%
Director receiving RSU grant upon Closing	39,325	0.39%
Total	10,006,372	100%

(1)
Excludes 5,750,000 public warrants held by Moringa’s public shareholders, which will be exercisable for New Silexion ordinary shares at an exercise price of $11.50 per share beginning 30 days after the Closing of the Business Combination.

(2)
Includes all securities issuable to security holders of Silexion on a fully-diluted basis, including New Silexion ordinary shares, New Silexion warrants, New Silexion options and New Silexion RSUs, and also includes 1,835,733 New Silexion ordinary shares issued directly to GIBF in respect of the Chinese Subsidiary Transfer, as well as 151,349 New Silexion ordinary shares issued to GIBF upon the accelerated vesting of RSUs granted to it.

(3)
Excludes 190,000 private warrants held, in the aggregate, by the Moringa Sponsor and EarlyBird, which will be exercisable for New Silexion ordinary shares at an exercise price of $11.50 per share beginning 30 days after the Closing of the Business Combination.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”. The adjustments presented in the unaudited pro forma condensed combined financial statements (collectively, the “Pro Forma Adjustments”) have been identified and presented to provide relevant information necessary for an understanding of New Silexion upon consummation of the Business Combination and related transactions.

The unaudited pro forma combined balance sheet as of June 30, 2024 has been derived from the historical unaudited balance sheet of Moringa as of June 30, 2024 and the historical unaudited balance sheet of Silexion as of June 30, 2024, giving further effect to the Pro Forma Adjustments, as if the Business Combination had been completed on June 30, 2024. The unaudited pro forma combined statements of operations for the six-months period ended June 30, 2024 and for the year ended December 31, 2023 combine the historical audited statements of operations of Moringa for the year ended December 31, 2023, and for the six-months period ended June 30, 2024, and the historical audited statements of operations of Silexion for the year ended December 31, 2023, and for the six-months period ended June 30, 2024, subject to the Pro Forma Adjustments, giving effect to the Business Combination as if it had been consummated on January 1, 2023.

The unaudited pro forma combined balance sheet does not include a historical balance sheet of New Silexion, as it did not have any assets or liability as of the date of Closing. Similarly, the unaudited pro forma combined statements of operations do not include historical statements of operations of New Silexion, as it had yet to incur any income or expenses as of the date of Closing.

The historical financial information has been adjusted to reflect the Pro Forma Adjustments giving effect to the Business Combination and related transactions as described in more detail below.

Management has made significant estimates and assumptions in its determination of the Pro Forma Adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The Pro Forma Adjustments reflecting the consummation of the Business Combination and certain other transactions as described in more detail below are based on certain currently available information and certain assumptions and methodologies that the registrant believes are reasonable under the circumstances. The Pro Forma Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The registrant believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Adjustments based on information available to management at this time and that the Pro Forma Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions as described in more detail below. Moringa and Silexion have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. However, the unaudited pro forma condensed combined financial information includes certain share-based compensation that was granted upon the consummation of the Business Combination, as well as net exercise of all Silexion warrants outstanding for New Silexion ordinary shares, which occurred upon the consummation of the Business Combination.

3. Adjustments to Unaudited Pro Forma Combined Balance Sheet as of June 30, 2024

The unaudited pro forma balance sheet as of June 30, 2024 has been prepared to illustrate the effect of the Pro Forma Adjustments and has been prepared for informational purposes only.

The unaudited pro forma combined balance sheet as of June 30, 2024 includes the Pro Forma Adjustments giving effect to the Business Combination and related transactions noted in this filing. Moringa and Silexion did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Pro Forma Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments giving effect to the Business Combination and related transactions:

A) To reflect payments for Business Combination-related costs in cash in an amount of $2,160 thousand of which an amount of $84 was paid as of June 30, 2024 and an amount of $233 thousand was already accrued but not paid in Silexion’s financial statements for the period ended June 30, 2024. In the pro forma statement of operations, it was assumed that the expenses were incurred in 2023 rather than 2024. Therefore, Business Combination-related expenses of $317 recorded in Silexion’s statements of operations for the period ending June 30, 2024 were moved back to 2023 as a pro forma adjustment.

B) To reflect Moringa’s payment of its obligation to EarlyBird (underwriters’ deferred discount). Under the Marketing Agreement between Moringa and EarlyBird, Moringa was committed to pay an additional fee of 3.5% of the gross proceeds of its initial public offering (or $4,025 thousand) to EarlyBird, as an advisor in connection with Moringa’s potential business combination, upon completion of the Business Combination. Prior to the Closing, Moringa reached agreement with EarlyBird on a reduction, from $4,025 thousand to $1,600 thousand, of that fee. Pursuant to the final invoice provided by EarlyBird under the Marketing Agreement at the Closing, $350 thousand of that reduced fee was paid to EarlyBird at the Closing, with New Silexion issuing a convertible promissory note in an amount of $1,250 thousand for the remainder of the reduced fee. See also Note BB.

C) These unaudited pro forma financial statements reflect net exercise of all Silexion warrants outstanding and their conversion to New Silexion ordinary shares, which occurred upon the consummation of the Business Combination. Related fair value measurement gains or losses of those warrants were eliminated from the pro forma combined statements of operations.

D) To reflect the transfer by GIBF of its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., to New Silexion in exchange for 1,835,733 New Silexion ordinary shares upon the completion of the Business Combination.

E) Immediately prior to the Effective Time of the Acquisition Merger, the vesting of all outstanding Silexion share-based incentive awards was accelerated and those awards became fully vested. At the Effective Time of the Acquisition Merger, all of Silexion’s share-based incentive awards were assumed by New Silexion and converted into options to purchase New Silexion ordinary shares, based on the Equity Exchange Ratio.

F) To reflect the issuance by New Silexion to the Sponsor of the A&R Sponsor Promissory Note, in an amount of $3,433 thousand, which amount was determined based on amounts owed by Moringa to the Sponsor for loans that it extended to Moringa from Moringa’s initial public offering until the Closing, subject to a $5,500 thousand cap (the “Promissory Note Cap”), which Promissory Note Cap was reduced to $3,900 thousand due to the final $1,600 thousand paid or owed by Moringa to EarlyBird pursuant to the Marketing Agreement. Such promissory note replaced all promissory notes that were outstanding as of June 30, 2024 and December 31, 2023 (in amounts of $3,346 thousand and $2,841 thousand, respectively), as well as additional amounts borrowed by Moringa from the Sponsor up until the completion of the Business Combination. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing Date, and amounts outstanding under the note may be repaid (unless otherwise decided by New Silexion) only by way of conversion into New Silexion ordinary shares in accordance with the terms set forth in A&R Sponsor Promissory Note. The Sponsor may elect to convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which New Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100 thousand, in an amount of shares constituting up to thirty percent of the number of New Silexion ordinary shares issued by New Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the A&R Sponsor Promissory Note into New Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date and prior to the maturity date of the promissory note, subject to a minimum conversion of $10 thousand, at a price per share equal to the volume weighted average price of the New Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date (the “VWAP Conversion Price”). Upon maturity, any outstanding principal will automatically be converted into New Silexion ordinary shares at a price per share equal to the VWAP Conversion Price. Amounts that were loaned by the sponsor to Moringa in excess of the Promissory Note Cap were attributed to additional paid-in capital in respect of the New Silexion ordinary shares issuable upon conversion of the total outstanding amount under the promissory note. New Silexion has applied the fair value option to the A&R Sponsor Promissory Note and is based on expected timing of a New Silexion equity financing, discounted at a rate of 22%. See also Note BB.

G) Reflects the issuance of 178,686 new RSUs of Silexion, which converted into 711,688 new RSUs of New Silexion and issuance of 39,325 new RSU’s of New Silexion, in the aggregate, at the Closing, to directors of New Silexion and employees of New Silexion and its subsidiaries (of which 200,011 RSUs were granted to New Silexion directors) with a grant date fair value of $10 per RSU. The vesting of all of the foregoing new RSUs accelerated upon the Closing, and the RSUs were settled for equivalent numbers of underlying New Silexion ordinary shares.

H) Reflects the conversion of Silexion preferred shares into New Silexion ordinary shares.

I) Reflects the exercise by public shareholders of their redemption rights with respect to 427,297 Moringa public shares outstanding as of June 30, 2024 of $4,909 thousand. All Moringa public shares that were subject to possible redemption but were not actually redeemed by Moringa public shareholders were replaced by New Silexion ordinary shares, classified as permanent equity.

J) Pro forma adjustments made to the number of Class A ordinary shares (par value) - consisting of those adjustments described in paragraphs C, D, E, F, G, H, I, L and N - are, in the aggregate, less than $1 thousand.

K) To reflect the elimination of the accumulated deficit of Moringa.

L) To reflect the issuance of 200,000 Moringa ordinary shares to an investor pursuant to the PIPE financing described above, which shares converted automatically into New Silexion ordinary shares upon the Closing. A total of 200,000 shares, at a price of $10.00 per share, or $2.0 million in the aggregate, was sold to the PIPE investor at the Closing.

M) Represents an obligation to issue ordinary shares of New Silexion with a value of $337,500 (the “ELOC Commitment Shares”) to White Lion as a fee in consideration of White Lion’s commitment to purchase New Silexion ordinary shares from New Silexion under the ordinary share purchase agreement for New Silexion's equity line of credit.

N) Represents (1) the $60,000 fee paid by New Silexion to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“Cohen & Company”) in respect of capital markets advisory and placement agent services provided by Cohen & Company in connection with the Business Combination; and (2) the 300,000 Moringa founders shares transferred by the Moringa Sponsor to Cohen & Company, in respect of capital markets advisory and placement agent services provided by Cohen & Company in connection with the Business Combination.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments giving effect to the Business Combination and related transactions:

AA) To reflect the elimination of unrealized interest income on investments held in the Trust Account.

BB) To reflect the change in fair value of the A&R Sponsor Promissory Note (see Note F), and the convertible promissory note issued to EarlyBird at the closing (see Note B).

Pro forma weighted average shares outstanding:

CC) As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Pro Forma Adjustments have been outstanding for the entirety of the periods presented. Weighted average shares outstanding - basic and diluted for the six-months period ended June 30, 2024, and for the year ended December 31, 2023 are calculated as follows based on the actual pro forma number of New Silexion ordinary shares that were issued and outstanding upon the Closing, after taking into account actual redemptions of Moringa public shares.

The table below excludes a combined 5,940,000 outstanding public warrants and private placement warrants because including them would have had an anti-dilutive effect on net loss per share.

Assuming actual redemptions Weighted average shares calculation – basic and diluted	Six-Months Period Ended June 30, 2024 and Year Ended December 31, 2023
Holders		% of Total
Moringa public shareholders	87,722	0.88%
Moringa Sponsor shares	1,690,182	16.89%
Distributees of Sponsor Investment Shares	45,000	0.45%
PIPE investor	200,000	2.00%
Founders Shares/ Backstop Shares	1,567,000	15.66%
Existing Silexion equity holders (including GIBF in respect of the Chinese Subsidiary Transfer)	6,250,000	62.46%
EarlyBird	127,143	1.27%
Director receiving RSU grant upon Closing	39,325	0.39%
Total Ordinary Shares	10,006,372	100%

DD) To reflect additional cash compensation to be paid to Ilan Levin, a director of New Silexion, in an amount of $10 thousand per month, commencing on Closing and for a period of 36 months.

Comparative Share Information

The following table sets forth selected historical comparative share information for Moringa and unaudited pro forma condensed combined per share information for Moringa after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2024. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2023.

This information is only a summary and should be read together with the historical financial statements of Moringa and Silexion and related notes. The unaudited pro forma condensed combined per share information of Moringa and Silexion is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included above.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had Moringa and Silexion been combined during the periods presented, nor the earnings per share for any future date or period. Historically, Moringa’s statement of operations included a presentation of profit (loss) per share in a manner similar to the two-class method of income (loss) per ordinary shares. The two-class method is not required in the pro forma income (loss) per ordinary shares as the Moringa Class A ordinary shares are no longer subject to redemption. Moringa has included the effect of the warrants to purchase an aggregate of 5,940,000 Class A ordinary shares, in the aggregate, sold in the IPO and the concurrent private placement in the calculation of diluted earnings per share, as they will be exercisable commencing 30 days following the Closing. As a result, diluted earnings per ordinary share differs from basic earnings per ordinary share for the periods presented.

	Moringa Acquisition Corp (Historical)
For the six-months period ended June 30, 2024	Class A subject to Possible Redemption	Non- redeemable Class A and Class B	Silexion Therapeutics Ltd. (Historical)	Pro Forma Combined (Actual Redemption)

Weighted average shares outstanding – basic and diluted	87,722	3,355,000	251,655	10,006,372
Net profit (loss) per share – basic	$0.32	$(0.14)	$(11.31)	$(0.33)

	Moringa Acquisition Corp (Historical)			Pro Forma
For the year ended December 31, 2023	Class A subject to Possible Redemption	Non- redeemable Class A and Class B	Silexion Therapeutics Ltd. (Historical)	Combined (Assuming Actual Redemption)

Weighted average shares outstanding – basic and diluted	2,774,850	3,355,000	252,462	10,006,372
Net profit (loss) per share – basic	$0.51	$(0.34)	$(19.57)	$(2.03)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Introductory Note

The following discussion and analysis of our financial condition and results of operations (this “MD&A”) should be read in conjunction with the financial statements and the related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth in this prospectus, including information with respect to our plans, objectives, expectations, projections, and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set out in the “Risk Factors” sections of this prospectus, our actual results could differ materially from the results described in or implied by these forward-looking statements. See also the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

Unless the context otherwise requires, references to the “Company,” “we,” “us” and “our” in this MD&A generally refer to Silexion Therapeutics Ltd., an Israeli company (“Silexion”), or, from and after the Business Combination, Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (also referred to herein as “New Silexion”).

On August 15, 2024, New Silexion, Silexion and Moringa completed the Business Combination pursuant to the Business Combination Agreement.

Overview

Silexion is a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals to the cell nucleus. Based on its research of refractory solid tumor cancers, Silexion is actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Silexion’s lead product candidate, SIL-204B, consists of locally administered small interfering RNAs, or siRNA, in an extended-release formulation, as a first-line treatment of locally advanced pancreatic cancer patients, in combination with standard-of-care chemotherapy.

To date, Silexion has financed its operations primarily with the net proceeds from private offerings of its ordinary shares and convertible preferred shares, grants from the Israeli Innovation Authority (the “IIA”), convertible financing agreements and Simple Agreement for Future Equity (SAFE) financings, and through royalty-bearing grants from the IIA (which totaled $5.8 million through June 30, 2024). Since its inception, Silexion has incurred significant operating losses. Silexion’s net losses were $5.1 million and $3.5 million for the years ended December 31, 2023 and December 31, 2022, respectively, and $2.9 million and $2.6 million for the six-month periods ended June 30, 2024 and 2023, respectively. As of June 30, 2024, Silexion had an accumulated deficit of $29.7 million. Silexion has not recognized any revenue to date.

Silexion expects to continue to incur significant expenses and operating losses for the foreseeable future. The net losses it incurs may fluctuate significantly from quarter to quarter. Silexion’s expenses will depend on many factors, including the timing and extent of spending to further develop SIL-204 and initiate pre-clinical and clinical trials, support research and development efforts, investments in potential additional pipe-line products, and increased overall compensation as we continue to hire additional personnel. Silexion anticipates that its expenses will increase if and as it:

●	applies for Orphan Drug Designation in both the U.S. and EU for its SIL-204B product;

●	initiates a clinical trial powered for statistical significance with respect to SIL-204B;

●	initiates toxicological studies with respect to SIL-204B;

●	seeks marketing approvals for SIL-204B in various territories;

●	maintains, expands and protects its intellectual property portfolio;

●	hires additional operational, clinical, quality control and scientific personnel;

●
adds operational, financial and management information systems and personnel, including personnel to support its product development, any future commercialization efforts and its prospective transition to a public company; and

●	invests in research and development and regulatory approval efforts in order to utilize its technology as a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics.

Recent Developments

Our prospective financial condition and results of operations in the period following the Closing of the Business Combination will be impacted by the following transactions, all of which were entered into at or around the time of the Closing:

Completion of Business Combination Transaction

On August 15, 2024, New Silexion, Silexion and Moringa completed the previously-announced Business Combination pursuant to the Amended and Restated Business Combination Agreement, dated April 3, 2024, by and among New Silexion, Merger Sub 1, Merger Sub 2, Moringa and Silexion. In connection with the Closing of the Business Combination, New Silexion changed its name from “Biomotion Sciences” to “Silexion Therapeutics Corp”.

Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub 2 merged with and into Moringa, with Moringa continuing as the surviving company and a wholly-owned subsidiary of New Silexion and (ii) Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company and a wholly-owned subsidiary of New Silexion.

Upon the effectiveness of the SPAC Merger, each outstanding Moringa Class A ordinary share, that had not been redeemed and the sole outstanding Moringa Class B ordinary share converted into a New Silexion ordinary share on a one-for-one basis. Each outstanding Moringa warrant converted into a New Silexion warrant, exercisable at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of Silexion converted into such number of New Silexion ordinary shares as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Silexion equity securities, by (y) $10.00 (the “Silexion Equity Exchange Ratio”). Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, became exercisable for, or became subject to settlement for (as applicable), such number of New Silexion ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Silexion ordinary share of each such converted Silexion option and Silexion warrant were adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs remain the same following such conversion, except that the vesting of each Silexion option accelerated immediately prior to the Acquisition Merger, such that the New Silexion option into which it has been converted was fully vested, and all Silexion warrants were exercised (on a cashless basis) immediately prior to the Acquisition Merger.

In connection with the Moringa shareholder vote to approve the Business Combination Agreement and the Business Combination, holders of an aggregate of 427,297 Moringa ordinary shares properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from Moringa’s IPO, which was approximately $11.575 per share, or $4,946,046 in the aggregate.

As a result of the redemptions of Moringa ordinary shares, a total of 87,722 Moringa public shares remained outstanding at the Closing. After giving effect to the Business Combination and additional changes to share capital, immediately following the Closing, there were 9,768,396 New Silexion ordinary shares issued and outstanding.

PIPE Financing

For a description of the PIPE Financing, please see “Transactions Related to Offering Under This Prospectus— PIPE Financing” above in this prospectus, which description is incorporated by reference herein.

Settlement of Amounts Due Under Marketing Agreement with EarlyBird

For a description of the settlement reached by Moringa with EarlyBird in connection with the Closing as to amounts due to EarlyBird under the Marketing Agreement, please see “Transactions Related to Offering Under This Prospectus— Issuance of EarlyBird Convertible Note as Part of Settlement of Amounts Due Under Marketing Agreement with EarlyBird” above in this prospectus, which description is incorporated by reference herein.

Amended and Restated Sponsor Promissory Note

For a description of the issuance by the Company to the Sponsor of the A&R Sponsor Promissory Note in an amount of $3,433,000 in connection with the Closing, and the terms of that convertible promissory note, please see “Transactions Related to Offering Under This Prospectus— Amended and Restated Sponsor Promissory Note” above in this prospectus.

ELOC Financing

Also in connection with the Closing, New Silexion entered into the White Lion Purchase Agreement with White Lion, for an equity line of credit, whereby New Silexion will be able to request to sell to White Lion, and White Lion will be required to purchase, via private placement transactions, up to $15.0 million of New Silexion ordinary shares from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. The number of New Silexion ordinary shares that New Silexion may require White Lion to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that New Silexion delivers. Similarly, the purchase price to be paid by White Lion for any shares that New Silexion requires them to purchase will depend on the type of sales notice that New Silexion delivers. New Silexion has also granted registration rights to White Lion pursuant to an accompanying registration rights agreement.

In consideration for the commitments of White Lion, New Silexion agreed to issue to White Lion an aggregate of $337,500 of New Silexion ordinary shares based on the closing price of the New Silexion ordinary shares on the day that is the earlier of (i) the business day prior to effectiveness of the registration statement registering the resale of the shares issuable under the White Lion Purchase Agreement and (ii) the business day prior to the 180th day following the Closing Date of the Business Combination. Based on the closing price of the ordinary shares on September 16, 2024, we have issued to White Lion, on September 18, 2024, 365,418 ordinary shares in respect of White Lion’s commitments under the White Lion Purchase Agreement.

Components of our Results of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of payroll and related expenses, payroll taxes and other employee benefits including share-based compensation related to employees, subcontractors, lab expenses, preclinical and clinical trials cost, material costs and consulting fees.

We expect to continue to invest in research and development to develop SIL-204, including hiring additional employees and continuing the research and development of that product candidate. As a result, we expect that our research and development expenses will continue to increase in the future.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel costs, including share-based compensation related to directors and employees, patent application fees, office space rental costs, and maintenance expenses, external professional service costs, including legal, accounting, audit, finance, human resource services, travel expenses and other consulting fees.

We expect that our general and administrative expenses will increase in the future to fund our continued research and development activities, primarily due to increased headcount to support anticipated growth in the business and due to incremental costs associated with operating as a public company, including costs to comply with the rules and regulations applicable to public companies such as costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and stock exchange listing standards, public relations, insurance and professional services.

Financial expenses (income), net

The finance expenses consisted primarily of change in fair value of warrants and financial liabilities measured at fair value, interest income and exchange rate differences expenses.

Results of Operations

Comparison of six-month period ended June 30, 2024 and 2023

The following table summarizes our results of operations for the six-month period ended June 30, 2024 and 2023:

	Six-month period ended June 30,
	2024	2023
Operating expenses:
Research and development, net	$1,727	$1,916
General and administrative	908	306
Total operating expenses	2,635	2,222
Operating loss	2,635	2,222
Financial expenses, net	270	377
Loss before income tax	2,905	2,599
Income tax	7	20
Net loss for the six-month period	$2,912	$2,619

Research and Development Expenses

The following table summarizes our research and development expenses for the six-month period ended June 30, 2024 and 2023:

	Six-month period ended June 30,
	2024	2023
Payroll and related expenses	$514	$569
Subcontractors and consultants	1,128	1,208
Materials	3	16
Rent and maintenance	49	78
Travel expenses	13	27
Other	20	18
Total research and development expenses	$1,727	$1,916

Research and development expenses decreased by approximately $0.2 million, or 10.5% to $1.7 million for the six-month period ended June 30, 2024, compared to $1.9 million for the six-month period ended June 30, 2023. The decrease resulted mainly from a decrease in subcontractors in the amount of $0.1 million and from a decrease in payroll and related expenses in the amount of $0.1 million.

Research and development expenses for the six-month period ended June 30, 2024 and June 30, 2023 included approximately $0.2 million and $0.5 million, related to the development of Loder, respectively, and $1.5 million and $1.4 million related to the development of SIL-204B, respectively. Aggregate research and development expenses since inception for Loder program, as of June 30, 2024 and as of June 30, 2023 were approximately $18.5 million and $17.9 million, respectively. Aggregate research and development expenses since inception for SIL-204B program, as of June 30, 2024 and as of June 30, 2023 were approximately $6.2 million and $2.0 million, respectively.

General and Administrative Expenses

The following table summarizes our general and administrative expenses for the six-month periods ended June 30, 2024 and 2023:

	Six-month periods ended June 30,
	2024	2023
Payroll and related expenses	$306	$145
Professional Services	448	28
Depreciation	15	29
Rent and maintenance	72	42
Patent registration	25	16
Travel expenses	16	16
Other	26	30
Total general and administrative expenses	$908	$306

General and administrative expenses increased by approximately $0.6 million, or 200.0% to $0.9 million for the six-month period ended June 30, 2024, compared to $0.3 million for the six-month period ended June 30, 2023. The increase resulted mainly from an increase in payroll and related expenses in the amount of $0.2 million and from an increase in professional services costs in the amount of $0.4 million.

Financial expenses, net

Financial expenses, net decreased by approximately $0.1 million, or 25.0% to an expense of $0.3 million for the six-month period ended June 30, 2024 compared to an expense of $0.4 million for the six months ended June 30, 2023. This decrease was mainly due to a decrease in the amount of $0.3 million in foreign exchange loss offset by an increase in revaluation expenses of warrants in the amount of $0.15 million for the six-month period ended June 30, 2024.

Net loss

Net loss increased by approximately $0.3 million, or 11.5% to $2.9 million for the six-month period ended June 30, 2024, compared to $2.6 million for the six-month period ended June 30, 2023. The increase was mainly due to an increase in our general and administrative expenses partially offset by a decrease in research and development expenses and financial expenses.

Comparison of three-month period ended June 30, 2024 and 2023

The following table summarizes our results of operations for the three-month period ended June 30, 2024 and 2023:

	Three-month period ended June 30,
	2024	2023
Operating expenses:
Research and development, net	$766	$1,235
General and administrative	619	179
Total operating expenses	1,385	1,414
Operating loss	1,385	1,414
Financial expenses, net	102	452
Loss before income tax	1,487	1,866
Income tax	2	10
Net loss for the three-month period	$1,489	$1,876

Research and Development Expenses

The following table summarizes our research and development expenses for the three-month period ended June 30, 2024 and 2023:

	Three-month period ended June 30,
	2024	2023
Payroll and related expenses	$235	$245
Subcontractors and consultants	497	910
Materials	-	6
Rent and maintenance	18	35
Travel expenses	13	27
Other	3	12
Total research and development expenses	$766	$1,235

Research and development expenses decreased by approximately $0.4 million, or 33.3% to $0.8 million for the three-month period ended June 30, 2024, compared to $1.2 million for the three-month period ended June 30, 2023. The decrease resulted mainly from a decrease in subcontractors in the amount of $0.4 million.

Research and development expenses for the three-month period ended June 30, 2024 and June 30, 2023 included approximately $0.1 million and $0.2 million, related to the development of Loder, respectively, and $0.7 million and $1.0 million related to the development of SIL-204B, respectively.

General and Administrative Expenses

The following table summarizes our general and administrative expenses for the three-month periods ended June 30, 2024 and 2023:

	Three-month periods ended June 30,
	2024	2023
Payroll and related expenses	$164	$97
Professional Services	369	10
Depreciation	7	14
Rent and maintenance	46	21
Patent registration	16	7
Travel expenses	7	16
Other	10	14
Total general and administrative expenses	$619	$179

General and administrative expenses increased by approximately $0.4 million, or 200% to $0.6 million for the three-month period ended June 30, 2024, compared to $0.2 million for the three-month period ended June 30, 2023. The increase resulted mainly from an increase in payroll and related expenses in the amount of $0.1 million and from an increase in professional services costs in the amount of $0.36 million.

Financial expenses, net

Financial expenses, net decreased by approximately $0.4 million, or 80.0% to expense of $0.1 million for the three-month period ended June 30, 2024 compared to income of $0.5 million for the three-month period ended June 30, 2023. This decrease was mainly due to a decrease in foreign exchange loss in the amount of $0.4 million.

Net loss

Net loss decreased by approximately $0.4 million, or 21.1% to $1.5 million for the three-month period ended June 30, 2024, compared to $1.9 million for the three-month period ended June 30, 2023. The decrease was mainly due to a decrease in our research and development expenses and financial expenses partially offset by an increase in general and administrative expenses.

Comparison of Years ended December 31, 2023 and 2022

The following table summarizes our results of operations for the years ended December 31, 2023 and 2022:

	Years ended December 31,
	2023	2022
Operating expenses:
Research and development, net	$3,708	$3,226
General and administrative	973	634
Total operating expenses	4,681	3,860
Operating loss	4,681	3,860
Financial expenses (income), net	395	(396)
Loss before income tax	5,076	3,464
Income tax	32	24
Net loss for the year	$5,108	$3,488

Research and Development Expenses

The following table summarizes our research and development expenses for the years ended December 31, 2023 and 2022:

	Years ended December 31,
	2023	2022
Payroll and related expenses	$973	$1,192
Subcontractors and consultants	2,467	1,595
Materials	13	191
Rent and maintenance	160	175
Travel expenses	37	42
Other	58	31
Total research and development expenses	$3,708	$3,226

Research and development expenses increased by approximately $0.5 million, or 15.6% to $3.7 million for the year ended December 31, 2023, compared to $3.2 million for the year ended December 31, 2022. The increase resulted mainly from an increase in subcontractors in the amount of $0.9 million partially offset by a decrease in payroll and related expenses in the amount of $0.2 million and a decrease in materials costs in the amount of $0.2 million.

Research and development expenses for the year ended December 31, 2023 and December 31, 2022 included approximately $0.8 million and $2.6 million related to the development of Loder, respectively, and $2.9 million and $0.6 million related to the development of SIL-204B, respectively. Aggregate research and development expenses since inception for Loder program, as of December 31, 2023 and as of December 31, 2022, were approximately $18.2 million and $17.4 million, respectively. Aggregate research and development expenses since inception for SIL-204B program, as of December 31, 2023 and as of December 31, 2022, were approximately $3.6 million and $0.6 million, respectively.

General and Administrative Expenses

The following table summarizes our general and administrative expenses for the years ended December 31, 2023 and 2022:

	Years ended December 31,
	2023	2022
Payroll and related expenses	$356	$219
Professional Services	386	197
Depreciation	45	57
Rent and maintenance	86	71
Patent registration	22	32
Travel expenses	31	—
Other	47	58
Total general and administrative expenses	$973	$634

General and administrative expenses increased by approximately $0.4 million, or 66.7% to approximately $1.0 million for year ended December 31, 2023, compared to approximately $0.6 million for the year ended December 31, 2022. The increase resulted mainly from an increase in payroll and related expenses in the amount of $0.1 million and from an increase of professional services costs in the amount of $0.2 million.

Financial expenses, net

Financial expenses (income), net increased by approximately $0.8 million, or 200.0% to expense of $0.4 million for the year ended December 31, 2023 compared to income of $0.4 million for the year ended December 31, 2022. This increase was mainly due to revaluation of warrants in the amount of $1.0 million for the year ended December 31, 2022 offset by a decrease of $0.2 million in foreign exchange loss.

Net loss

Net loss increased by approximately $1.6 million, or 45.7% to $5.1 million for the year ended December 31, 2023, compared to $3.5 million for the year ended December 31, 2022. The increase was mainly due to increase in our research and development expenses, general and administrative expenses and financial expenses.

Liquidity and Capital Resources

Overview

Our capital requirements will depend on many factors, including the timing and extent of spending to further develop SIL-204 and initiate pre-clinical and clinical trials, support research and development efforts, investments in potential additional pipe-line products, and increased overall compensation as we continue to hire additional personnel. For the six-month periods ended June 30, 2024 and 2023, and for the years ended December 31, 2023 and 2022, we had net losses of $2.9 million and $2.6 million, and $5.1 million and $3.5 million, respectively. As of June 30, 2024, our cash and cash equivalents totaled $1.7 million.

To date, our principal sources of liquidity have been proceeds from private offerings of our ordinary shares and convertible preferred shares, grants from the Israeli Innovation Authority, and issuance of convertible financing agreements (CFA) and Simple Agreement for Future Equity (SAFE).

Based on our current business plan, we believe our current cash and cash equivalents, and anticipated cash flow from operations, will not be sufficient to meet our anticipated cash requirements during 2024 following consummation of the Business Combination. We will need to raise additional capital to finance our operations, expand our business and pipeline, or for other reasons.

Our audited consolidated financial statements for the year ended December 31, 2023 and our unaudited condensed financial statements for the six-month period ended June 30, 2024 included in this prospectus note that there is substantial doubt about our ability to continue as a going concern as of such date; and in its report accompanying our audited consolidated financial statements included herein, our independent registered public accounting firm included an explanatory paragraph stating that our recurring losses from operations and our cash outflows from operating activities raise substantial doubt as to our ability to continue as a going concern. This means that our management and our independent registered public accounting firm have expressed substantial doubt about our ability to continue our operations without an additional infusion of capital from external sources. Silexion’s audited consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that may be necessary should Silexion be unable to continue as a going concern. If we are unable to finance our operations, our business would be in jeopardy and we might not be able to continue operations and might have to liquidate our assets. In that case, investors might receive less than the value at which those assets are carried on our unaudited condensed financial statements for the six-month period ended June 30, 2024 and year ended December 31, 2023, and it is likely that investors would lose all or a part of their investment.

We have lease obligations and other contractual obligations and commitments as part of our ordinary course of business. See “Note 4: Operating Leases” and “Note 6: Commitments and Contingent Liabilities” to our consolidated financial statements for the year ended December 31, 2023 for information about our lease obligations.

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements involving commitments or obligations, including contingent obligations, arising from arrangements with unconsolidated entities or persons that have or are reasonably likely to have a material current or future effect on our financial condition, results of operations, liquidity, cash requirements or capital resources.

Government Grants

Our research and development efforts were financed, in part, through royalty-bearing grants from the Israeli Innovation Authority, or the IIA. As of June 30, 2024, we received IIA royalty-bearing grants totaling approximately $5.8 million.

We are committed to pay royalties to the IIA at a rate of approximately 3.0% to 5.0% of the sales of all of our product candidates and other related revenues generated from such projects, that were developed, in whole or in part, using the IIA royalty-bearing grants we received under IIA programs up to the total amount of royalty-bearing grants received, linked to the U.S. dollar and bearing annual interest at rates prescribed by the IIA’s rules and guidelines.

We may in the future apply to receive additional grants from the IIA. However, we cannot predict whether we will be entitled to any future grants, or the amounts of any such grants.

Under the Israeli Innovation Law, research and development programs that meet specified criteria and are approved by a committee of the IIA are eligible for grants. A company that receives a royalty-bearing grant from the IIA is typically required to pay royalties to the IIA on income generated from products incorporating IIA-funded know-how (including income derived from services associated with such products and from IIA-funded know-how), up to 100% of the U.S. dollar-linked royalty-bearing grant amount plus interest.

The obligation to pay royalties is contingent on actual income generated from such products and services. In the absence of such income, no payment of royalties is required.

As of June 30, 2024, the total royalty amount that may be payable by the Company is approximately $5.8 million ($6.4 million including interest).

Cash Flows

Cash flows for the six-month period ended June 30, 2024 and 2023

The following table summarizes our cash flows for the six-month periods ended June 30, 2024 and 2023:

	Six-month period ended June 30,
	2024	2023
Cash and cash equivalents and restricted cash at beginning of the period	$4,645	$8,309
Net cash used in operating activities	(2,817)	(2,587)
Net cash provided by (used in) investing activities	(6)	505
Net cash provided by financing activities	*	522
Net decrease in cash and cash equivalents and restricted cash	$(2,823)	$(1,560)
Translation adjustments on cash and cash equivalents and restricted cash	(75)	(258)
Cash and cash equivalents and restricted cash at end of the period	$1,747	$6,491

*	Represents an amount less than $1

Cash Flows from Operating Activities

Net cash used in operating activities increased by approximately $0.2 million, or 7.7%, to $2.8 million for the six-month period ended June 30, 2024, compared to $2.6 million for the six-month period ended June 30, 2023. This increase was mainly from an increase of $0.3 million in the net loss for the six-month period ended June 30, 2024, offset by $0.1 million change in net working capital.

Cash Flows from Investing Activities

Net cash provided by (used in) investing activities decreased by $0.5 million, or 100.0%, to $0 million for the six-month period ended June 30, 2024, compared to investment of $0.5 million for the six-month period ended June 30, 2023. This decrease was mainly due to a reduction in short-term deposit in the amount of $0.5 million used for operating activities.

Cash Flows from Financing Activities

Net cash provided by financing activities decreased by $0.5 million, or 100.0%, to approximately $0 million for the six-month period ended June 30, 2024, compared to $0.5 million the six-month period ended June 30, 2023. This decrease was mainly due to a decrease in proceeds from issuance of preferred shares which was higher in the amount of $0.5 million in the six-month period ended June 30, 2023.

Cash flows for the three-month period ended June 30, 2024 and 2023

The following table summarizes our cash flows for the three-month periods ended June 30, 2024 and 2023:

	Three-month period ended June 30,
	2024	2023
Cash and cash equivalents and restricted cash at beginning of the period	$2,831	$7,924
Net cash used in operating activities	(1,065)	(1,676)
Net cash provided by (used in) investing activities	-	(2)
Net cash provided by financing activities	-	522
Net decrease in cash and cash equivalents and restricted cash	$(1,065)	$(1,156)
Translation adjustments on cash and cash equivalents and restricted cash	(19)	(277)
Cash and cash equivalents and restricted cash at the end of the period	$1,747	$6,491

Cash Flows from Operating Activities

Net cash used in operating activities decreased by approximately $0.6 million, or 35.3%, to $1.1 million for the three-month period ended June 30, 2024, compared to $1.7 million for the three-month period ended June 30, 2023. This decrease was mainly from a decrease of $0.4 million in the net loss for the three-month period ended June 30, 2024, and $0.4 million change of net working capital, offset by a decrease in non-cash financial expenses in the amount of $0.2 million.

Cash Flows from Financing Activities

Net cash provided by financing activities decreased by $0.5 million, or 100.0%, to approximately $0 million for the three-month period ended June 30, 2024, compared to $0.5 million the three-month period ended June 30, 2023. This decrease was mainly due to a decrease in proceeds from issuance of preferred shares which was higher in the amount of $0.5 million in the three-month period ended June 30, 2023.

Cash flows for the Years ended December 31, 2023 and 2022

The following table summarizes our cash flows for the years ended December 31, 2023 and 2022:

	Year ended December 31,
	2023	2022
Cash and cash equivalents and restricted cash at beginning of the period	$8,309	$10,083
Net cash used in operating activities	(4,529)	(3,335)
Net cash provided by (used in) investing activities	573	(524)
Net cash provided by financing activities	522	2,752
Net decrease in cash and cash equivalents and restricted cash	$(3,434)	$(1,107)
Translation adjustments on cash and cash equivalents and restricted cash	(230)	(667)
Cash and cash equivalents and restricted cash at the end of the period	$4,645	$8,309

Cash Flows from Operating Activities

Net cash used in operating activities increased by approximately $1.2 million, or 36.4%, to $4.5 million for the year ended December 31, 2023, compared to $3.3 million for the year ended December 31, 2022. This increase was mainly from an increase of $1.6 million in the loss for the year, offset by a decrease of $0.6 million in non-cash financial expenses.

Cash Flows from Investing Activities

Net cash provided by (used in) investing activities increased by $1.1 million, or 220.0%, to $0.6 million for the year ended December 31, 2023, compared to investment of $0.5 million for the year ended December 31, 2022. This increase was mainly due to change short-term deposit in the amount of $1.0 million.

Cash Flows from Financing Activities

Net cash provided by financing activities decreased by $2.3 million, or 82.1%, to approximately $0.5 million for the year ended December 31, 2023, compared to $2.8 million for the year ended December 31, 2022. This decrease was mainly due to a decrease in proceeds from issuance of preferred shares which was higher in the amount of $2.2 million in 2022.

Funding Requirements

We expect to devote substantial financial resources to our ongoing and planned activities, particularly further development of SIL-204 and as we conduct our planned pre-clinical and clinical trials.

Identifying potential product candidates and conducting pre-clinical testing and clinical trials is a time-consuming, expensive, and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. For additional information please refer to the “Risk Factors” section of this prospectus, including “Risks Related to Our Financial Condition and Capital Requirements — Silexion has never generated any revenue from product sales and may never be profitable” and “Risks Related to the Research and Development of Silexion’s Product Candidates — Silexion is heavily dependent on the success of its product candidates…”.

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we advance our pre-clinical studies and clinical trials. In addition, if we obtain marketing approval for SIL-204 in any indication or for any other product candidate we are developing or may develop in the future, we expect to incur significant commercialization expenses related to product manufacturing, sales, marketing, and distribution. Furthermore, upon the closing of the Business Combination, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding.

Our future capital requirements will depend on many factors, including:

●	Material cost.

●	Regulatory pathway; and

●	Humam clinical trial costs.

As of June 30, 2024, Silexion had cash and cash equivalents of $1.7 million. Based on its current cash balance, as well as its history of operating losses and negative cash flows from operation, combined with its anticipated use of cash to, among other things, (i) fund the preclinical and clinical development of our products, (ii) identify and develop new product candidates, and (iii) seek approval for SIL-204 and any other product candidates Silexion may develop, Silexion’s management has concluded that Silexion does not have sufficient cash to fund its operations for 12 months from the date of its unaudited condensed financial statements for the six-month period ended June 30, 2024 included in this prospectus without additional financing, and as a result, there is substantial doubt about Silexion’s ability to continue as a going concern.

In making this determination, applicable accounting standards prohibited us from considering the potential mitigating effect of plans that have not been fully implemented as of the date of our unaudited condensed financial statements for the six-month period ended June 30, 2024, including, without limitation, plans to consummate the Business Combination discussed below and to raise additional capital. Our financial information throughout this prospectus, and our unaudited condensed financial statements for the six-month period ended June 30, 2024 contained herein have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. This financial information and our unaudited condensed financial statements for the six-month period ended June 30, 2024 do not include any adjustments that may result from an unfavorable outcome of this uncertainty.

The Closing of the Business Combination was conditioned upon the fulfillment of various conditions described in the Business Combination Agreement.

We believe that following consummation of the Business Combination, we will not have cash sufficient to sustain our operating expenses and capital expenditure requirements over the next 12 months from the date of Silexion’s unaudited condensed financial statements for the six-month period ended June 30, 2024 included in this prospectus.

We have based these estimates and expectations on assumptions that may prove to be wrong, and our operating plan may change as a result of many factors currently unknown to us. We could not, as of the June 30, 2024 balance sheet date of the unaudited condensed financial statements for the six-month period ended June 30, 2024, determine the exact level of funds that will be available to the Company upon consummation of the Business Combination. Our expected use of funds represents our intentions based upon our current plans and business condition, which could change in the future as our plans and business condition evolve and the level of funding available to the Company becomes clear. In addition, changing circumstances could cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more than currently expected because of circumstances beyond our control. As a result, we could deplete our capital resources sooner than we currently expect. In addition, because the successful development of SIL-204 and any studies or other product candidates that we pursue is highly uncertain, at this time we cannot reasonably estimate or know the nature, timing and costs of the efforts that will be necessary to complete the development of any product candidate.

Until such time, if ever, as we can generate substantial revenues from product sales, we expect to finance our cash needs through a combination of public and private equity offerings and debt financings, including the private placement of ordinary shares pursuant to the White Lion Purchase Agreement, strategic alliances, collaborations, and marketing, distribution, or licensing arrangements. However, adequate additional financing may not be available to us on acceptable terms, or at all, and may be impacted by the economic climate and market conditions.

Critical Accounting Policies and Estimates

For a description of Silexion’s significant accounting policies, see Note 2 to Silexion’s consolidated financial statements for the year ended December 31, 2023 and unaudited condensed consolidated financial statements for the six-month period ended June 30, 2024 included in this prospectus.

The preparation of our consolidated financial statements for the year ended December 31, 2023 and unaudited condensed consolidated financial statements for the six-month period ended June 30, 2024 in conformity with U.S. GAAP requires management to make estimates and assumptions in certain circumstances that affect the amounts reported in the accompanying consolidated financial statements for the year ended December 31, 2023 and unaudited condensed consolidated financial statements for the six-month period ended June 30, 2024 and related footnotes. Actual results may differ from these estimates. We base our judgments on our experience and on various assumptions that we believe to be reasonable under the circumstances.

Of our policies, the following are considered critical to an understanding of our consolidated financial statements for the year ended December 31, 2023 and unaudited condensed consolidated financial statements for the six-month period ended June 30, 2024 as they require the application of subjective and complex judgment, involving critical accounting estimates and assumptions impacting our consolidated financial statements for the year ended December 31, 2023 and unaudited condensed consolidated financial statements for the six-month period ended June 30, 2024.

The critical accounting estimates relate to the following:

Share-Based Compensation

Share-based compensation expense related to share awards is recognized based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares (see below), the expected term of the option, and the expected volatility of the price of our ordinary shares. These estimates involve inherent uncertainties and the application of management’s judgment. The related share-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, including awards with graded vesting and no additional conditions for vesting other than service conditions. Forfeitures are accounted for as they occur instead of estimating the number of awards expected to be forfeited.

Our use of the Black-Scholes option-pricing model requires the input of highly subjective assumptions. If factors change and different assumptions are used, our share-based compensation expense could be materially different in the future.

We will continue to use judgment in evaluating the assumptions related to our share-based compensation on a prospective basis. As we continue to accumulate additional data related to our ordinary shares, we may refine our estimation process, which could materially impact our future share-based compensation expense.

Valuations of instruments convertible to our Ordinary and Preferred Shares

Silexion’s preferred shares are classified as temporary equity, as they include clauses that could constitute as in-substance redemption clauses that are outside Silexion’s control. Warrants and other instruments over our Preferred Shares are classified as liabilities under ASC 480 and measured at fair value, with subsequent changes in fair value recognized in the statements of operations in each period.

The fair value of Silexion’s preferred shares underlying Silexion’s convertible instruments was determined by Silexion’s board of directors, after considering contemporaneous third-party valuations and input from management. In the absence of a public trading market, Silexion’s board of directors, with input from management, exercised significant judgment and considered various objective and subjective factors to determine the fair value of our equity including the following factors:

●	History of transactions in our preferred shares;

●	Probability of an IPO scenario (including de SPAC transaction);

●	Probability of other liquidation events;

●	Expected time to liquidation; and

●	Expected return on equity.

The resulting equity value was then allocated to each share class based on differences in liquidation preferences of the various share classes using an Option Pricing Model (“OPM”) through the use of a series of call options and by implementing a Monte Carlo simulation. The OPM allocates the overall company value to the various share classes based on differences in liquidation preferences, using a series of call options. The OPM is appropriate to use when the range of possible future outcomes is difficult to predict. Starting from 2023, for the IPO scenario (including de SPAC transaction) we utilized a probability-weighted expected return method (“PWERM”) to allocate value among the various share classes. The PWERM involves the estimation of the value of our company under multiple future potential outcomes and estimates the probability of each potential outcome. After the value of each applicable class of shares was determined, a discount for lack of marketability (“DLOM”) was applied to arrive at the fair value of the ordinary shares on a non-marketable basis. A DLOM is applied in order to reflect the lack of a recognized market for a closely held interest and the fact that a non-controlling equity interest may not be readily transferable. A market participant purchasing this share would recognize this illiquidity associated with the shares, which would reduce the overall fair market value.

In some cases, we considered the amount of time between rounds of financing to determine whether to use a mid price calculation between two dates.

Upon completion of the Business Combination, New Silexion’s ordinary shares are publicly traded, and we rely on the closing price of New Silexion’s ordinary shares as reported on the date of the applicable valuations.

The fair value of the warrants for the purchase of preferred shares was calculated using the OPM as part of the allocation of the equity value to the various share classes (as described above). The critical accounting estimates for the valuation of those warrants include (a) the fair value of the underlying preferred shares, as mentioned above, and (b) volatility — based on peer companies’ volatility.

Recent Accounting Pronouncements

See Note 2 on page F-64 to Silexion’s financial statements for the year ended December 31, 2023 included in this prospectus for a description of recent accounting pronouncements applicable to Silexion’s financial statements for the year ended December 31, 2023.

Smaller Reporting Company Status

New Silexion is a “smaller reporting company,” meaning that the market value of New Silexion’s ordinary shares held by non-affiliates is less than $700 million and New Silexion’s (via its Silexion subsidiary) annual revenue was less than $100 million during the most recently completed fiscal year. New Silexion will continue to be a smaller reporting company if either (i) the market value of New Silexion’s shares held by non-affiliates is less than $250 million or (ii) New Silexion’s annual revenue was less than $100 million during the most recently completed fiscal year and the market value of New Silexion’s shares held by non-affiliates is less than $700 million. As a smaller reporting company, New Silexion may choose to present only the two most recent fiscal years of audited financial statements and New Silexion has reduced disclosure obligations regarding executive compensation.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

New Silexion is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. New Silexion will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period, or (iv) December 31, 2025. New Silexion expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

BUSINESS

Unless the context otherwise requires, in this “Business” section, the terms “we,” “us” and “our” generally refer to Silexion Therapeutics Ltd., an Israeli company (“Silexion”), or, from and after the Business Combination, to Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (“New Silexion”).

Business Overview

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals to the cell nucleus. Based on our research of refractory solid tumor cancers, we are actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Our lead product candidate, SIL-204B, consists of locally administered small interfering RNAs, or siRNA, in an extended-release formulation, as a first-line treatment of locally advanced pancreatic cancer patients, or LAPC, in combination with standard-of-care chemotherapy.

The KRAS oncogene is considered to be the most common oncogenic gene driver in human cancers, and the most notable in pancreatic, lung, and gastrointestinal (GI) (including colorectal, esophagus, stomach, small bowel, and appendix) cancers. Considered a challenging therapeutic target due to its intrinsic characteristics, recent advances have been made at directly inhibiting the KRAS proteins produced by the mutated gene. Our platform is designed to silence the gene, and thus prevent the production of the harmful mutated KRAS proteins driving the growth of cancerous tumors.

We are currently focused on treatment for pancreatic cancer (PC) tumors bearing the KRAS G12D or KRAS G12V mutations where metastases have not been detected and are non-resectable, i.e. they are not able to be surgically removed. For our first indication, we are targeting the largest and least treatable form of localized pancreatic tumors referred to as locally advanced pancreatic cancer. LAPC represents approximately 30% of the total pancreatic cancer population. We are currently developing SIL-204B, a second-generation siRNA product candidate following a Phase 1 and Phase 2 clinical trial with our first-generation siRNA product candidate, siG12D-LODER, which we also refer to as Loder. Results from the Phase 2 clinical trial showed a trend for differences between treatment groups in patients with the KRAS G12D/V mutation, with the Loder arm suggesting an overall survival advantage of 9.3 months.

SIL-204B has been designed to optimize Loder with the aim of improving uptake into tumor cells, enhancing stability, and improving the delivery system. We plan to conduct a Phase 2/3 prospective, randomized, controlled, multinational, two-arm, open-label trial in LAPC subjects that harbor the KRAS G12D/V mutations to evaluate the efficacy, safety and tolerability of SIL-204B administered intratumorally in combination with standard of care (SoC) chemotherapy versus SoC chemotherapy only. In support of our planned Phase 2/3 trial, we held a meeting with the Federal Institute for Drugs and Medical Devices in Germany (BfArM) to discuss the planned design of the Phase 2/3 trial at which BfArM agreed, in principle, to the design. In preparation for the study, Silexion plans to initiate toxicology studies of SIL-204B in 2025 followed by the regulatory submission in late 2025 to initiate the Phase 2/3 trial. At this time, Silexion is focused on the further development of the core siRNA technology underlying the Loder and SIL-204B as well as the clinical development of SIL-204B as the most optimized version of the technology.

Our Market Opportunity

Activating mutations in KRAS are among the most prevalent oncogenic driver mutations in human cancers. In a recent study of over 400,000 patients with various cancer type malignancies, 23% of adult pan-cancer samples had KRAS alterations, 88% of which were mutations, most commonly G12D, G12V, G12C, G13D and G12R, making the KRAS target a sought-out target in for many cancers (“Comprehensive pan-cancer genomic landscape of KRAS altered cancers and real-world outcomes in solid tumors”, by Jessica K. Lee, etc., NPJ Precision Oncology 2022; 6: 91). In addition, the study found that various cancers have an amplification of the non-mutated KRAS protein. Tumor types with a high prevalence of KRAS mutations included pancreatic ductal adenocarcinoma (PDAC) (92%), colorectal cancer (CRC) (49%), and non-squamous non-small cell lung cancer (NSCLC) (35%). These three cancers represent 71% of the KRAS mutant pan-tumor population studied.

The following chart shows the distribution of various alternations of the KRAS oncogene in various type of cancers:

Alteration
G12D
G12V
G12C
G12R
G13D
Amplification
Esophagus (7.0%, n = 615)
Multiple Other Q61H G12S G12A G12C G12V G13D G12D
Thyroid (2.8%, n = 92)
Other Q16K G13C G12C G12R G12D G12V Q61R
Glioma (1.3%, n = 151)
Multiple Other K117N G60D Q61K G13D G12V G12R Q61H G12A G12D
Non-Sq NSCLC (35%, n = 21,866)
Multiple Other G13C Q16H G12A G12D G12V G12C
Sq NSCLC (5.7%, n = 877)
Multiple Other G13C G13D G12A G12V G12D G12C
CUP (22%, n = 4,480)
Multiple Other Q61H G13D G12R G12C G12V G12D
Melanoma (2.0%, n = 234)
Multiple Other G12D G13D K117N G12V Q61R G12S
Intra-hepatic cholangio (18%, n = 1,353)
Multiple Other Q12R G13D G12C Q61H G12V G12D
Extra-hepatic cholangio (35%, n = 409)
Other Multiple G12C Q13D Q61H G12R G12V G12D
Breast (2.1%, n = 845)
Multiple Other G12S G12R Q61H G12A G12C G12D G12V
Gastric (11%, n = 714)
Multiple Other G12A G12R Q61H G12C G13D G12V G12D
Small Bowel (53%, n = 990)
Multiple Other Q61H G12A G12R G12C G13D G12V G12D
PDAC (92%, n = 17,817)
G12C Other Multiple Q61H G12R G12V G12D
CRC (49%, n = 23,797)
Multiple Other G12A A146T G12C G13D G12V G12D
Appendix (61%, n = 931)
Multiple Other G12A G12C G13D G12V G12D
Bladder (4.8%, n = 414)
Multiple Other G12A G12S G13D G12C G12V G12D
Endometrial (17%, n = 2,504)
Multiple Other G12S G12C G13D G12A G12V G12D
Ovary (8.7%, n = 2,004)
Multiple Other G12R G13D G12A G12C G12V G12D
Prostate (1.3%, n = 222)
Multiple Other G13R Q61K Q61H Q61L Q61R G12D G12V G12R

Pancreatic Cancer

By the next decade, pancreatic cancer is expected to become the second most deadly cancer. Every year in the U.S. approximately 50,000 people die from pancreatic cancer, while approximately 61,000 new patients are diagnosed with pancreatic cancer annually (American Cancer Society Statistics 2023).

Annual New Cases
In the US[3]	61,000
In Europe[3]	140,000
ROW	240,000

US Prevalence and Deaths
Number
57500
52500
47500
42500
37500
32500
27500
22500
17500
12500
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Estimated new cases
Estimated deaths

Studies have shown that pancreatic cancer patients have short survival rates compared to other cancer types (see, for example, “Prognosis and survival analysis of patients with pancreatic cancer: retrospective experience of a single institution”, by Qi Li and others, World Journal of Surgical Oncology, 2022; 20:11). There are four basic forms of pancreatic cancer: Resectable, those where a surgeon can remove a tumor; Borderline Resectable (BRPC) where the tumor is not currently permissible for surgery but prior treatment with chemotherapy or radiation could in some cases allow for surgical removal; LAPC where the tumor has surrounded more than half of a major artery or vein and is not surgically removable; and Metastatic where the cancerous tumor has spread to other organs. Of the forms of pancreatic cancer that are localized (those which have not yet spread), the largest and most life threatening is LAPC, which constitutes approximately 30% of pancreatic cancers (“Locally Advanced Pancreatic Cancer: A Review of Local Ablative Therapies”, by Alette Ruarus and others, Cancers BaseI, January 2018; 10(1):16).

Below is a curve of overall survival in LAPC patients:

LAPC patients OS between different chemotherapy regimens and no chemotherapy in non-resected LAPC

Cumulative survival
1.00
0.75
0.50
0.25
0.00
0
12
24
36
Time from date of diagnosis (months)
Neoadjuvant CHT regimen
None
FFX-based
FFX-Gem combination
Gem-based
Median survival
FFX-based: 17.4 months
95% CI 14.3 – 20.5
FFX-Gem combo: 17.2 months
95% CI 14.5 – 20.0
Gem-based: 16.0 months
95% CI 14.9 – 17.0
None: 5.4 months
95% CI 3.5 – 7.3

Fig. Comparison of overall survival between different chemotherapy regimens in non-resected locally advanced pancreatic cancer patients. CHT indicates chemotherapy; FFX, FOLFIRINOX; Gem, gemcitabine. Reference Gemenetzis, G et al. 2019. Annals of Surgery. 270 (2):340

KRAS mutations across their various forms are responsible for approximately 92% of all pancreatic cancers, of which the KRAS G12D and KRAS12V mutations account for over 70% of the cases traced to KRAS mutations (Bailey, P. et al. Genomic analyses identify molecular subtypes of pancreatic cancer. Nature 531(7592), 47 – 52. https://doi.org/10.1038/nature16965 (2016) (Art. No. 7592)). Unfortunately, those with LAPC have a short survival time, about 17 months, and constitute about 30% of the total pancreatic cancer population (“Survival in Locally Advanced Pancreatic Cancer After Neoadjuvant Therapy and Surgical Resection”, by Georgio Gemenetzis, MD, and others, Annals of Surgery. 270 (2):1, March 2018). Among those patients with KRAS mutations, those with the mutation type G12D and G12V show the shortest OS among the G12x mutation type.

Distribution of KRAS Mutations in Pancreatic Cancer

Others
Q61
G12R
G12D
G12V
39.21% G12D
31.43% G12V
13.99% G12R
6.22% Q61
9.15% Others

Our Technology

Our research is focused on the development of a platform of therapeutics that is designed to silence the KRAS oncogene using small interfering RNA, or siRNA. This function is called interference RNA (RNAi). When the RNAi is double stranded of 19-25 nucleotides (NTs), in length, it is referred to as siRNA. This class of siRNA therapeutics exert their effect by inducing the enzymatic breakdown of the messenger (mRNA) of a targeted gene inhibiting the process called translation, which turns the message (mRNA) into a protein. The general mechanism for the silencing the oncogene is actually an evolutionary process developed by cells to protect against viruses.

We believe our approach also builds upon the validation of our target KRAS mutations as a target for cancers, as seen with the two small molecule KRAS inhibitors currently on the market for non-small cell lung cancer, and the validation of siRNA technology, as it is currently on the market for five non-oncological indications. None of these agents is appropriate for our intended primary indication, but we believe they do support our premises regarding target (KRAS) and basic technology (siRNA) for use in the oncological area. A key distinction between our technology and the existing inhibitors of KRAS is that our siRNA technology prevents the production of the protein, as indicated by a decrease in the mRNA and physiological decrease in human tumor cell line growth shown in our preclinical studies. By contrast, the existing inhibitors and to our knowledge, those in development inhibit its activity, and clinical use of the existing inhibitors has shown that they potentially leave large unmet needs.

The specific mechanism of this silencing activity is depicted in the figure below. siRNAs, usually 19-25 NTs, enter the cell as a double-standard complex. Once in the inner cell matrix, they bind to an RNA-induced silencing complex of enzymes (RISC), which splits the siRNA into two single RNA strands referred to as the passenger (sense) strand and the guide (antisense) strand. It is the antisense which is the active part. The single guide strand has complementary binding to the target mRNA and thereby acts as an inducing guide for other enzymes in the RISC complex to bind and induce specific cleavage of the now double stranded target mRNA. As the siRNA guide strand is designed to be complementary to the RNA message around the site of the mutation of the gene to be silenced, in our case the mutated KRAS oncogene, once the message (mRNA) is destroyed, the oncogene is silenced. As the sense-strand of the siRNA is designed to be specific for the KRAS, there is a specificity to the silencing of this driver of cancer.

Endosomal scape
siRNA
Assembly of RISC
RISC complex
siRNA unwinding
Activated RISC
Recruiting RISC to mRNA
mRNA recognition
RNA
Transcription
DNA
Sequence-specific
gene silencing
Cleavage of mRNA
Inhibition of protein synthesis

Our first-generation siRNA product candidate, siG12D, is an extended-release formulation of siRNA. While originally designed to combat the KRAS G12D mutation in patients with LAPC, siG12D was shown to have silencing activity in other KRAS mutations including G12V as well as to a lesser degree in G12C and G12R. The product candidate is comprised of the anti-KRAS(G12D) siRNA drug substance (siG12D), formulated in a biodegradable polymeric matrix (PLGA) as solid rods in order to obtain an extended-release profile. To overcome the difficulties of a systemic drug to enter the pancreatic tumor environment and to obtain a sufficiently high level of siRNA in the pancreatic cell without inducing unnecessary side effects, the siRNA is directly delivered intratumorally using a standard ultrasound guided endoscopy (EUS). Since patients should undergo anesthesia prior to the endoscopy, the same as that required for a biopsy, the siRNA has been formulated as an extended-release formulation to increase the time between administrations. We refer to this product formulation as siG12D-LODER or Loder. Loder has undergone extensive pre-clinical testing as well as two open-label clinical trials.

Our second-generation siRNA product candidate, SIL-204B, is an optimized form of the first-generation Loder comprised of an anti-KRAS siRNA drug substance (SIL-204) encapsulated into a biodegradable polymeric matrix (PLGA). While pre-clinical testing of SIL-204B has shown silencing activity of KRAS mutations including G12D, G12V, G12C and G12R in varying degrees, it is designed to mainly combat the KRAS G12D and KRAS G12V mutations in patients with LAPC where silencing activity is more enhanced. The second-generation siRNA drug substance aims to provide improved uptake into tumor cells by introduction of a hydrophobic tail that enhances movement across the cell membrane. Additionally, second-generation siRNA drug substance includes modified nucleotides in the siRNA that enhance stability and corresponding half life. Most significantly, the delivery system has been improved in which PLGA-rods used in Loder have been replaced by PLGA-microparticles, allowing the drug substance to be injected as a suspension, facilitating administration through smaller needles. As with Loder, the administration is by ultrasound guided endoscopy (EUS), of the type typically used for pancreatic biopsies to diagnose pancreatic cancer and can be done by a typical gastrointestinal endoscopist.

As discussed further below, Silexion plans to conduct a Phase 2/3 clinical trial of SIL-204B targeting KRAS G12D and G12V mutations. The targeting of additional mutations is expected to require additional clinical trials.

We believe the optimization of Loder allows for more of a personalized medicine approach to the dosing, allowing the siRNA dose to be adjusted to the tumor size. The small volume of suspension is expected to allow for treatment of smaller tumors than those treated with Loder, and to continue treatment for a longer period of time with tumors shrinking in size. Furthermore, delivery of the extended-release PLGA formulated siRNA, SIL-204B, to be administered using a much smaller needle is expected to allow more flexibility and decrease the risk associated with administration.

Pre-Clinical Studies

We have conducted the evaluation of our first-generation siRNA product candidate, Loder, in pharmacology, pharmacokinetics (PK), and toxicology studies with both the siG12D and siG12D-LODER. The results of the extensive in vitro and in vivo nonclinical studies conducted with Loder have demonstrated its effects on the KRAS oncogene, tumor development, and the development of new metastases. In these studies, the mechanism of action (MOA) was elucidated and the effect of Loder on a variety of downstream processes, ultimately leading to cell apoptosis, tumor necrosis, and halting of new metastases, was investigated.

Pre-clinical data show that the siG12D silencing is very specific and effective (peak mRNA degradation effect in vivo was found to be 98%), can down-regulate signaling pathways, reduce pancreatic cancer cell viability, decelerate cancer cell migration, and suppress expression of genes involved in Epithelial-to-Mesenchymal Transition (EMT). It was demonstrated in vivo that Loder protects siG12D against degradation. The product candidate induces apoptosis and necrosis throughout the entire tumor, hinders the appearance of metastases, decelerates the development and growth of pancreatic tumors, induces an innate immune response locally within the tumor and extends survival.

siG12D was also found to be additive with FOLFIRINOX, Gemcitabine, and Gemcitabine+nab-Paclitaxel. When administered into the tumor, siG12D molecules are in part spontaneously taken up into tumor cells; the siG12D drug is distributed from the siG12D-LODER throughout the entire tumor, by diffusion and convection, and covers the entire tumor after about a week, increasing the “void volume” in the tumor microenvironment.

PK studies yielded validated methods for detecting siG12D in rat and human plasma, and confirmed distribution and absorption at the local tissue level.

The toxicological study confirmed siG12D tolerability, with minimal, not drug related, focal effect at the implantation site and No Observed Adverse Effect Level (NOAEL) 24.2 times higher than the dose in the Loder Phase 2 trial.

Taken together, these converging effects on multiple genetic, cellular, tumor tissue, tumor microenvironment, systemic levels and survival aspects act to produce a durable and prolonged anti-tumor effect both in in vitro and in vivo pancreatic cancer models.

We have also conducted pre-clinical studies of our second-generation siRNA product candidate, SIL-204B. There are three key preclinical studies which support our advancing SIL-204B into a planned Phase 2/3 clinical trial.

The first key clinical study was a dose response analysis of SIL-204 in mouse Hepa1-6 cells together with a relevant Dual Glo reporter plasmid. SIL-204 in this study showed inhibition of the drug substance across KRAS mutations G12D, G12V, G12C and G12R and the wild type to cover the KRAS amplifications. Similar to the results found with the siRNA in the Loder (siG12D) three of the mutations (G12D, G12V, and G12R) were highly inhibited. However, whereas G12C was mildly silenced (inhibited) with siG12D, it was significantly more inhibited with SIL-204 which has implications for potentially broadening the indications for SIL-204B to include all four of the major KRAS mutations and the wild-type. Additionally in this model, when a prototype of SIL-204 was tested for its silencing activity with and without the lipid lead we are conjugating to the siRNA with SIL-204, the results showed that the lipid-conjugated siRNA enhanced the silencing activity of the siRNA by two-fold. The siG12D (siRNA in the Loder) does not have the lipid conjugate.

The second key pre-clinical study examined the stability of the guide strand of SIL-204 in human serum. Whereas siG12D was completely broken down (enzymatically cleaved) in < 1 hour, SIL-204 showed complete stability at 48 hours. Consistently, when SIL-204 was administered to rats via subcutaneous injection, the plasma half-life was 5 hours. In contrast when siG12D was administered systemically to mice the half life was 1 minute.

In a third key pre-clinical study, the human pancreatic cell line CAPAN-1 harboring the KRAS G12V mutation was xenografted (transplanted) to mice and the tumor growth and necrosis (death of body tissue) in the tumor was observed following daily treatments of SIL-204 compared to the controls (untreated and vehicle treated mice). Results showed a significant growth of the tumor in the control mice while in the SIL-204-treated mice, the tumor growth was significantly curtailed, as indicated by a significant reduction in the tumor volume and weight. In addition, when analyzing tumor slices from the center of the tumor, the results showed a statistically significant increase in tumor necrosis in SIL-204 treated mice compared to untreated- and vehicle-treated mice.

Clinical Studies

Phase 1 Clinical Study

An escalating dose, multicenter Phase 1 clinical study of Loder was conducted in Israel from 2011 to 2015 at three sites enrolling a total of 15 patients with unresectable LAPC. The study was designed as an open-label, single-arm, single-administration of siG12D-LODER (concomitantly with standard of care chemotherapy), dose-escalating Phase 1 study, enrolling LAPC patients with a target tumor accessible for intra-tumor administration, with a Karnofsky performance status equal or greater than 70% and with a life expectancy of at least three months. Single escalating doses of LODER (0.025, 0.75, 1.5 or 3 mg) by insertion into the tumor were administered by standard EUS procedures. Following insertion, patients received standard of care chemotherapy as first line treatment in accordance with treating physician recommendation, Gemcitabine (nine patients) or modified FOLFIRINOX (four patients), while one patient refused to receive any chemotherapy. After study drug administration, the patients were to be monitored for signs of systemic or local treatment- related toxicity. Active follow-up comprised scheduled physical and clinical examinations, vital sign measurements, laboratory tests, abdominal CT and disease assessments.

The primary endpoint of the study was to assess the safety and tolerability of siG12D-LODER, and to define the dose-limiting toxicities (DLT) of siG12D-LODER. Secondary endpoints included the recommended Phase 2 dose and defining the maximum tolerated dose (MTD). In the event of surgery, assessment of siG12D-LODER local distribution and efficacy were to be based on histopathology measurements and RNA analysis. Progression free survival (PFS) and overall survival (OS) were to be assessed only by long term follow-up. Due to the small size of the trial, it was not powered for statistical significance. The study met its primary endpoints. The 15 patients reported a total of 125 adverse events (AEs). 111 of the reported AEs (89%) were grade 1 and 2, which were transient and resolved. The most common AE (grade 1-2) was diarrhea which was reported by seven (46.7%) patients, abdominal pain and nausea were both reported by six (40%) patients, whereas fatigue was reported by five (33.3%) patients. Thirteen severe AEs of grade 3 and one grade 4 severe were reported by 10 (66.7%) patients. The most common grade 3-4 AEs were neutropenia and cholangitis reported by three patients and two patients, respectively. Pancreatitis was reported by the investigator as possibly related to the procedure. One adverse event (cholangitis) in one patient was considered as definitely related to the EUS intervention. At the doses tested, no DLTs were observed and therefore if there was a DLT it was defined as being greater than 3mg, the highest dose administered. The study also met the secondary endpoint of establishing the Phase 2 dose of up to 3mg however the MTD was not determined.

Evidence of tumor response was observed, noting that none of the patients presented progressive disease (PD) and tumor response durability was demonstrated. The tumor marker CA19-9 decreased in 70% of relevant cases soon after siG12D-LODER administration and time to metastasis (TTM) and overall survival were comparable to (or better than) the historical data of the disease in a similar population. However, no clear dose response was observed between the dose of siG12D-LODER and OS or TTM probably due to several factors, including the small size of the study, the single dosing administration, without repeat dosing, and the level of dose at the low-dose cohort, which was selected to be ~5 times higher than then the minimal effective dose level as predicted in pre-clinical studies.

Phase 2 Clinical Study

From 2018 to 2023, we conducted a prospective, multi-center, Phase II, open label study to evaluate the efficacy, safety and tolerability of siG12D-LODER in two separate cohorts across five sites in Israel and four in the U.S.

Cohort 1 was a randomized and controlled two-arm study of 37 subjects with unresectable LAPC to assess the efficacy, safety, tolerability and pharmacokinetics of siG12D-LODER when used in combination with standard chemotherapy treatment (gemcitabine + nab-Paclitaxel) compared to gemcitabine + nab-Paclitaxel alone in subjects. Cohort 2 was a single arm study of 22 subjects with unresectable and borderline resectable LAPC to assess the efficacy, safety, and tolerability of siG12D-LODER in combination with standard of care chemotherapy treatment (gemcitabine + nab-paclitaxel or FOLFIRINOX or modified FOLFIRINOX).

For comparative purposes, we evaluated the randomized section of the trial for efficacy (Cohort 1) and both cohorts (Cohort 1 and Cohort 2) for safety. All patients who met the inclusion criteria were accepted to the trial, regardless of whether they had a KRAS mutation or which specific mutation they had.

The KRAS mutation status was however determined post-hoc in a sample of 31 patients (21 of whom were Loder treated) in the table below:

KRAS G12x Mutation	Cohort 1 Arm 2 (Control)	Cohort 1 Arm 1 (Treatment)	Cohort 1 % Arm 1 Tx	Cohort 2 (Treatment)	All Treated %
R	5/10	1/12	8	2/9	26 (8/31)
D	2/10	3/12	25	2/9	23 (7/31)
V	3/10	8/12	67	5/9	52 (16/31)

A total of up to eight Loders (2.8 mg) were inserted into the pancreatic tumor per single administration. Insertion was done using EUS. The trial consisted of a screening period (28 days), a treatment phase (12-week Loder treatment cycles at investigator’s discretion with concomitant chemotherapy treatment cycles) and a follow-up phase (up to six months until end of study which is defined as death, withdrawn consent or lost to follow-up). For efficacy, the primary endpoint in the randomized section of the trial (Cohort 1) was overall survival (OS), defined as the time that passed from study entry (screening visit) until death from any cause. For Cohort 2, the primary endpoint was the overall response rate (ORR) by end of treatment; ORR was defined as the proportion of subjects with best overall confirmed response (BOCR) of either a complete response (CR) or partial response (PR). Concerning the secondary endpoint of safety, the endpoints were incidence of adverse events (AEs), and serious adverse events (SAEs) overall, by severity, by relationship to each study intervention, and those that led to discontinuation of study interventions. Other secondary endpoints included ORR for Cohort 1, progression free survival, time to metastatis, time to response, duration of response and rate of disease control.

Overall, a total of 59 subjects with LAPC were enrolled in the study, 38 were treated with Loder and 48 subjects overall (81.3%) completed the study. In Cohort 1, 15/19 (78.9%) completed the Loder arm and 11/18 (61.1%) completed the standard of care arm. In Cohort 2, 21/22 (95.5%) completed the study.

In Cohort 1, OS was comparable between the two treatment arms. Median time to death was 691 days in the Loder-treated group, compared with 666 days in the standard of care group. The Hazard Ratio (Loder/SoC) was 1.47 (95% CI; 0.643, 3.365) with a non-significant p-value of 0.361 for the treatment difference. In the sub-group of subjects with D or V KRAS mutation (n=16), the median OS was 691 days for the 11 Loder treated subjects, compared to 409 days for the five SoC subjects. The Hazard Ratio was 0.59 (95% CI; 0.179, 1.963) with a non-significant p-value of 0.393. In the subjects who were not found to have D or V KRAS mutation (n=13), the median OS in the seven Loder treated subjects was 637 days compared to 937 days in the six SoC treated subjects. The hazard ratio was 2.87 (95% CI; 0.705, 11.650) with a p-value of 0.141. The ORR was 44.4% (8/18) in the Loder group compared to 27.3% in the SoC group (3/11). No subject had a CR in either group. The ORR in subjects with D or V KRAS mutation was 63.6% (7/11) in the Loder group compared to 20% in the SoC group (1/5).

In Cohort 2, the ORR was 31.6% reflecting 6/19 subjects with partial responses. No subject had CR. In subjects with D or V KRAS mutation, the ORR was 57.1% (4/7), however, these subjects also had a shorter median OS compared to subjects without these mutations (414 days vs. 671 days).

As depicted below, the survival probability in subjects of Cohort 1 bearing a KRAS G12D/V mutation compared to the control group, showed a median survival in the Loder group (n=11) of 22.8 months compared to 13.8 months in the control group (n=5).

+ Censored
Survival Probability
1.0
0.8
0.6
0.4
0.2
0.0
SOC chemo 13.4 mo.
siRNA+SOC chemo 22.7 mo.
Days
Chemotherapy 5 4 2 1 0
LODER 11 10 8 4 2 1
0
250
500
750
1000
1250

Based on the above, although the primary endpoints of all patients were not met, the results showed a trend for differences between treatment groups in patients with the KRAS G12D/V mutation, with the Loder arm suggesting an overall survival advantage of 9.3 months. With respect to the secondary efficacy endpoints, no statistically significant differences were observed or there was insufficient data to evaluate although with respect to ORR in Cohort 1, a positive trend in the KRAS G12D/V mutation subgroup was observed. Due to the small size of the trial, it was not powered for statistical significance.

The secondary safety endpoints were met. In Cohort 1, all subjects in the Loder treatment group reported at least one moderate or severe treatment emergent adverse event (TEAE) (18 subjects). One subject was reported with a TEAE leading to death (sepsis). This event was deemed as not related to the Loder or the EUS procedure. Of the remaining 17 subjects, one subject was reported with a life-threatening TEAE, gastrointestinal disorders (colitis). The majority of moderate and severe TEAEs reported in the Loder treatment group were attributed to gastrointestinal disorders (10), blood/lymphatic disorders (14), general disorders and administration site conditions (11), metabolism and nutrition disorders (11), and investigations (10). In the SoC treatment group, all subjects reported at least one moderate or severe TEAE (11 subjects). No subjects were reported with a TEAE leading to death. Two subjects were reported with a life- threatening TEAE. The majority of moderate and severe TEAEs reported in the SoC treatment group were attributed to gastrointestinal disorders (10), blood/lymphatic disorders (9), general disorders and administration site conditions (9), metabolism and nutrition disorders (8), and investigations (9).

In Cohort 2, all subjects in the Loder treatment group reported at least one moderate or severe TEAE (20 subjects). One subject was reported with a TEAE leading to death (gastrointestinal disorder). This event was deemed as not related to the Loder or the EUS procedure. Three subjects were reported with a life-threatening TEAE. Of the three subjects, one subject was investigation (neutrophil count decreased) and two subjects were metabolism/nutrition (hyperglycaemia, hyperkalaemia). The majority of moderate and severe TEAEs reported in the Loder treatment group were attributed to gastrointestinal disorders (13), nervous system disorder (10) and investigations (11).

Manufacturing

We rely on and intend to continue to rely on third-party contract manufacturing organizations for drug substance and drug products for our clinical trials. We have agreements with contract manufacturers for the manufacturing of SIL-204B for clinical development.

Future Development Plans

We plan to conduct a Phase 2/3 prospective, randomized, controlled, multinational, two-arm, open-label trial in LAPC subjects that harbor the KRAS G12D/V mutations to evaluate the efficacy, safety and tolerability of SIL-204B administered intratumorally in combination with SoC chemotherapy versus SoC chemotherapy only. The study design, including the dose and dosing frequency, the combination with SoC chemotherapy, the proposed target population and safety monitoring is based on the experience with the preceding Phase 1 and 2 clinical studies with the first-generation siRNA product candidate, Loder.

The study is initially planned to enroll approximately 350 subjects and has an adaptive design with several segments; a screening period which includes a biopsy eligibility test for G12D/V mutations, a CT scan and physiologic profiling to ensure subjects are qualified for treatment; concurrent with this, all subjects will receive run-in SoC chemotherapy; a Phase 2 safety run-in and treatment period where initially 30 subjects will be randomized 2:1 to receive SIL-204B and SoC Chemotherapy or SoC Chemotherapy at which point a Data and Safety Monitoring Board (DSMB) will perform a safety review and recommend whether the study is safe to proceed; a Phase 2 expansion period to continue enrollment; and when approximately 60 events have occurred, an unblinded interim analysis for sample size re-estimation and futility will be conducted, to expand the trial from Phase 2 to Phase 3, which is expected to happen approximately one year from start of enrollment. Following the interim analysis, the study will continue into a Phase 3 treatment period to complete the enrollment of the remaining subjects for a total treatment period of 24 months. The study design is powered for statistical significance.

In support of Silexion’s planned Phase 2/3 trial of SIL-204B, we held a meeting with the Federal Institute for Drugs and Medical Devices in Germany (BfArM) to discuss the planned design of the Phase 2/3 trial, at which BfArM agreed, in principle, to the design. In preparation for the study, we plan to initiate toxicology studies of SIL-204B in 2025 followed by the regulatory submission in late 2025 to initiate the Phase 2/3 trial. Currently, we are upscaling SIL-204 and planning for GMP production. At this time, Silexion is focused on the further development of the core siRNA technology underlying the Loder and SIL-204B as well as the clinical development of SIL-204B as the most optimized version of the technology.

We expect to apply in 2024 for Orphan Drug Designation in both the U.S. and EU. In the U.S., Orphan Drug designation by the FDA gives a company exclusive marketing rights for a seven-year period, along with other benefits to recoup the costs of researching and developing drugs to treat rare diseases. In the EU, a company receives data exclusivity for 10 years which provides protection from similar drugs being approved. We believe the size of the localized pancreatic cancer market fits the requirements for this designation however there can be no assurance that we will be granted such designation and such designation neither shortens the development time or regulatory review time of a drug nor does it increase the likelihood for any approval in the regulatory review process. Our continued development plans for SIL-204B are not dependent on whether we are granted Orphan Drug Designation.

Our Strategy

Our goal is to have a positive impact on the health and treatment of KRAS driven cancer patients, in general and initially with pancreatic cancer through the continued development and commercialization of our pipeline. Key elements of our strategy to advance toward this goal include the following:

●
Advancing the clinical development of SIL-204B for the treatment of LAPC.    Our Phase 2 trial with our first-generation siRNA product, Loder in LAPC patients acts as a validation of approach and foundation for our continued development efforts. As further described in “Future Development Plans”, Silexion plans to initiate toxicology studies of SIL-204B in 2025 followed by the regulatory submission in late 2025 to initiate a Phase 2/3 trial of SIL-204B powered for statistical significance. At this time, Silexion is focused on the further development of the core siRNA technology underlying the Loder and SIL-204B as well as the clinical development of SIL-204B as the most optimized version of the technology.

●	Leveraging our platform to other oncological indications harboring the KRASG12D/V mutation.

●	Advancing SIL-204B to commercialization. We have assembled a world class clinical advisory board for better understanding the market in the U.S. and EU.

●
Forming strategic alliances and collaborating with partners to augment our capabilities.    We may pursue strategic alliances with other biopharmaceutical companies with well-established presences in the specialties we aim to target for our indications. This may include co-marketing, co-promotion, and co-development relationships, or a partnership with a diagnostics company to help improve availability of rapid testing. We also intend to explore options to work with partners to augment the study and treatment of patients and the impact of our product candidates, including medical professionals, healthcare professional networks, pharmacy benefit managers, insurance companies, and artificial intelligence companies.

Silexion’s History

Silexion was established as Silenseed Ltd in 2008 as an Israeli company which underwent a name change to Silexion Therapeutics Ltd. in May 2023. On June 13, 2014, Silexion filed a Registration Statement on Form F-1 with the SEC, in contemplation of an initial public offering, and the listing of its shares on Nasdaq. Subsequently, the public offering process was abandoned because Silexion’s board of directors was not satisfied with Silexion’s valuation in the offering, and no securities were sold under the registration statement. During April 2022, Silexion’s management was replaced following a health condition of the then-founder and CEO of Silexion, and the new management, after evaluating the viability of commercializing the Loder, has decided to pivot from the first-generation siRNA product candidate to the second-generation siRNA product candidate and develop SIL-204.

Competition

The biotechnology and pharmaceutical industries, and the oncology sector, are characterized by a rapid evolution of technologies, fierce competition and strong defense of intellectual property rights. While we believe that our discovery programs and technology provide us with competitive advantages, we face competition from major biotechnology and pharmaceutical companies, academic institutions, governmental agencies and public and private research institutions, among others.

Any product candidates that we successfully develop and commercialize will compete with currently approved therapies and new therapeutics that may become available in the future. Key product features that would affect our ability to effectively compete with other therapeutics include efficacy, safety and convenience of our products as compared to other available therapeutics.

There are a large number of companies developing or marketing treatments for cancer, including major biotechnology and pharmaceutical companies. These treatments consist of novel treatments based on small molecule drug products, cell-based therapies, as well as traditional chemotherapy treatments. There are also an increasing number of companies commercializing treatments and/or developing programs specifically targeting KRAS mutations, including KRAS G12D and KRAS G12V, in a variety of manners and for a variety of indications, including cancer, including Amgen Inc., Bristol-Myers Squibb Company (through the recently acquired Mirati Therapeutics, Inc.), Revolution Medicines, Inc., AstraZeneca (in collaboration with Usynova), BioNTech, Roche, Merck/Moderna, Boehringer and Gilead. Smaller and other early-stage companies may also prove to be significant competitors. In addition, academic research departments and public and private research institutions may be conducting research on compounds that could prove to be competitive.

Many of the companies against which we may compete have significantly greater financial resources and expertise in the research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Similar or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel, and establishing clinical trial sites and patient registration for clinical trials, as well as acquiring technologies complementary to, or necessary for, our programs.

Our competitors have already and/or may obtain more rapidly than we may obtain approval FDA, or other regulatory approval for commercialization of product. As a result, our competitors could establish a strong market position before we are able to enter the market with our products. The availability of coverage and reimbursement from government and other third-party payors for competing products at the time of commercialization of our products will also significantly affect the pricing and competitiveness of our products.

Intellectual Property

Our business depends, in part, on our ability to develop and maintain the proprietary aspects of our products. We currently hold one Israeli patent, and two U.S. patents.

The main patent protection for our products is in International Patent Application No. PCT/IL2023/051276 filed on December 14, 2023 (the “276 Application”), which in turn claims priority to two U.S. Provisional Patent Applications: U.S. Provisional Patent Applications 63/387,504 filed on December 15, 2022, and 63/491,776 filed on March 23, 2023. Additionally, patent applications corresponding to the 276 Application were filed in Argentina (AR 20240101502, filed on June 13, 2024) and Taiwan (TW 113122679, filed on June 19, 2024). Both of these patent applications were filed prior to the publication date of the 276 Application. Silexion intends to file national phase applications of the 276 Application in multiple worldwide jurisdictions by the standard deadlines. Silexion is the sole applicant and owner of the 276 Application and its related applications in Argentina and Taiwan.

The 276 Application and its corresponding applications in Argentina and Taiwan describe and claim compositions of matter, methods of treatment of, inter alia, pancreatic cancer, and compositions for use in treatment of pancreatic cancer. In particular, the noted patent applications describe and claim siRNAs that target and can inhibit expression of the KRAS oncogene mRNA in both its wildtype and mutated forms that are associated with multiple cancers including pancreatic cancer. More particularly, the noted patent applications specifically claim siRNAs that encompass siRNAs including, among other things, SIL-204, plus additional siRNAs which have the same or nearly the same nucleotide sequences. These siRNAs are claimed both as isolated compositions and as part of pharmaceutical formulations for use in methods of antitumor treatment, including extended-release formulations.

The minimum expiration date of any patent that issues from the 276 Application is December 14, 2043. However, given typical practice with respect to regulatory-related patent term extensions, this date may be extended up to an additional five years in many countries, depending on the length of the regulatory process, to a maximum final expiration date of December 14, 2048. The minimum expiration dates for patents that issued from the noted Argentina and Taiwan applications are 20 years from their filing dates, namely June 13, 2044 and June 19, 2044, respectively.

The 276 Application was published on June 20, 2024 as International Patent Publication No. WO 2024/127405.

In addition to patent laws, we rely on copyright and trade secret laws to protect our proprietary rights. We also attempt to protect our trade secrets and other proprietary information through agreements with vendors, employees, and consultants.

Property and Facilities

Our principal executive officers are currently located in Modiin, Israel, where we lease a space of 450 square meters consisting of offices, under a lease agreement that will expire on July 31, 2025.

Employees

As of the date of this prospectus, Silexion has three full time and ten part time employees. All of our employees are based in Israel. None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all of our employees.

Grants from the Israeli Innovation Authority

During 2009 to 2020, Silexion received several approvals from the IIA for participation in research and development activities performed by Silexion in a total amount of $5.8 million.

The Company is obligated to pay royalties to the IIA amounting to 3%-5% of the sales of all of its product candidates and other related revenues generated from such projects, up to 100% of the grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required. In October 2023, it was published that the interest rate of the grants will be replaced with the 12-month term SOFR published on the first trading day of each calendar year.

As of December 31, 2023, the total royalty amount that may be payable by the Company is approximately $5.8 million ($6.4 million including interest).

Legal Proceedings

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties, or employment-related matters. We are not currently subject to any material legal proceedings.

Regulatory Environment

Government Regulation

Clinical trials, the drug approval process, and the marketing of drugs are intensively regulated in the United States and in all major foreign countries. Government authorities in the United States (including federal, state, and local authorities) and in other countries (including federal, state, and local authorities) extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, pricing, and export and import of pharmaceutical products, such as those we are developing. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Government Regulation

In the United States, the Food and Drug Administration, or FDA, regulates drugs under the Federal Food, Drug, and Cosmetic Act (FDCA) and related regulations and biologics under the FDCA and the Public Health Service Act (PHSA) and its implementing regulations. FDA approval is required before any new unapproved drug or dosage form, including a new use of a previously approved drug, can be marketed in the United States. Drugs and biologics are also subject to other federal, state and local statutes and regulations. Failure to comply with the applicable United States regulatory requirements at any time during the product development process, approval process or after approval may subject an applicant to administrative or judicial sanctions. These sanctions could include the imposition by the FDA or an Institutional Review Board, or IRB, of a clinical hold on trials, the FDA’s refusal to approve pending applications or supplements, license suspension or revocation, withdrawal of an approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution. Any agency or judicial enforcement action could have a material adverse effect on us.

The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, distribution, record keeping, approval, advertising and promotion of our products.

The FDA’s policies may change and additional government regulations may be enacted that could prevent or delay regulatory approval of our platforms and candidate products or any future product candidates or approval of new disease indications or label changes. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Marketing Approval

The process required by the FDA before product candidates may be marketed in the United States, the European Medicines Agency, or EMA, before a product can be marketed in Europe, and Medicines & Healthcare products Regulatory Agency (MHRA) for the United Kingdom. Generally involves the following:

●	completion of extensive preclinical laboratory tests and preclinical animal studies, all performed in accordance with the GLP regulations;

●
submission to the FDA of an investigational new drug application, or IND, Clinical Trial Application (CTA) for Europe which must become effective or approved before human clinical studies may begin and must be updated on a regular basis;

●	approval by an independent institutional review board, or IRB, or ethics committee representing each clinical site before each clinical study may be initiated;

●	performance of adequate and well-controlled human clinical studies to establish the safety and efficacy of the product candidate for each proposed indication;

●
preparation of and submission to the FDA of a new drug application, or NDA, or biologics license application, or BLA, or for Europe a Marketing Authorization Application (MAA) after completion of all pivotal clinical studies;

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potential review of the product application by an FDA advisory committee, where appropriate and if applicable. In the EU, the Committee for Medicinal Products for Human Use (CHMP) issues a scientific opinion to the European Commission which issues the marketing authorization;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities where the proposed product drug substance is produced to assess compliance with cGMP; and

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FDA review and approval of an NDA or BLA or marketing authorization in the European Union (EU) in all European Union Member States plus Norway, Iceland and Liechtenstein, prior to any commercial marketing or sale of the drug in the United States. Note that if the centralized procedure is used, which is mandatory for all new anticancer products, a marketing authorization is issued centrally by the EU commission, which is valid immediately in all member states of the EEA (EU plus Iceland, Norway, and Liechtenstein).

The testing and approval process requires substantial time and financial resources, and we cannot be certain that any approvals for our candidate products will be granted on a timely basis, if at all.

An IND/CTA is a request for authorization from the FDA/national regulatory authorities in Europe to administer an investigational new drug product to humans. The central focus of an IND/CTA submission is on the general investigational plan and the protocol(s) for human studies. The IND and CTA also include results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational new drug. An IND or a CTA must become effective before human clinical trials may begin. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to the proposed clinical studies. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before clinical studies can begin. Accordingly, submission of an IND may or may not result in the FDA allowing clinical studies to commence. In Europe, a CTA is required to be approved by regulators, which may take several months. Accordingly, submission of a CTA to European regulators may or may not result in permission to commence clinical studies in Europe.

We will need to successfully complete an extensive additional clinical trial or some clinical trials in order to be in a position to submit a new drug application to the FDA. Our planned future clinical trials for our candidate products may not begin or be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in:

●	obtaining regulatory approval to commence a study;

●	reaching agreement with third-party clinical trial sites and their subsequent performance in conducting accurate and reliable studies on a timely basis;

●	obtaining institutional review board approval or an Ethics Committee approval to conduct a study at a prospective site;

●	recruiting patients to participate in a study; and

●	supply of the drug.

We must reach agreement with the FDA/European national authorities on the proposed protocols for our future clinical trials in the United States and EU. A separate submission apart from any IND or initial CTA application we submit must be made for each successive clinical trial to be conducted during product development. Further, an independent IRB or EC for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that site. Informed consent must also be obtained from each study subject. Regulatory authorities, an IRB or EC, a data safety monitoring board or the Sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the participants are being exposed to an unacceptable health risk.

Clinical Studies

Clinical studies involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with current cGCP/GCP, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical studies are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety, and the efficacy criteria to be evaluated. A protocol for each clinical study and any subsequent protocol amendments must be submitted to the FDA and/or European national authorities as part of the IND or CTA. Additionally, approval must also be obtained from each clinical study site’s IRB or EC before the studies may be initiated, and the IRB/EC must monitor the study until completed. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries.

Our objective is to conduct additional clinical trials for our candidate products and, if those trials are successful, seek marketing approval from the FDA and other worldwide regulatory bodies.

For purposes of NDA approval, human clinical trials are typically conducted in phases that may overlap.

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Phase 1.    The drug is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

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Phase 2.    This phase involves trials in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

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Phase 3.    This phase involves trials undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population, often at geographically dispersed clinical trial sites. These trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling.

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Phase 4.    In some cases, the FDA or the EMA may condition approval of an NDA or BLA or MAA for a product candidate on the Sponsor’s agreement to conduct additional clinical studies after approval. In other cases, a sponsor may voluntarily conduct additional clinical studies after approval to gain more information about the drug. Such post-approval studies are typically referred to as Phase 4 clinical studies.

A pivotal study is a clinical study that adequately meets regulatory agency requirements for the evaluation of a drug candidate’s efficacy and safety such that it can be used to justify the approval of the product. Generally, pivotal studies are Phase 3 studies, but the FDA or EMA may accept results from a Phase 2 study if such study’s design provides a well-controlled and reliable assessment of clinical benefit, particularly in situations where there is an unmet medical need and the results are sufficiently robust.

The FDA/EMA, the IRB/EC, or the clinical study sponsor may suspend or terminate a clinical study at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk.

Additionally, some clinical studies are overseen by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board or committee. This group provides authorization or recommendation for whether or not a study may move forward at designated check points based on access to certain data from the study. We may also suspend or terminate a clinical study based on evolving business objectives and/or competitive climate. All of these trials must be conducted in accordance with cGCP requirements in order for the data to be considered reliable for regulatory purposes.

The clinical study process can take several (2- 12 or more) years to complete, and there can be no assurance that the data collected will support FDA or EU Commission approval or licensure of the product. Government regulation may delay or prevent marketing of product candidates or new drugs for a considerable period of time and impose costly procedures upon our activities. We cannot be certain that the FDA or any other regulatory agency will grant approvals for our candidate products or any future product candidates on a timely basis, if at all. Success in early stage clinical trials does not ensure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.

The NDA Approval Process

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, detailed investigational new drug product information is submitted to the FDA in the form of an NDA or BLA requesting approval to market the product for one or more indications. Under federal law, the submission of most NDAs and BLAs is subject to an application user fee. For fiscal year 2014, the application user fee exceeds $2.1 million, and the Sponsor of an approved NDA or BLA is also subject to annual product and establishment user fees, set at $104,060 per product and $554,600 per establishment. These fees are typically increased annually. Applications for orphan drug products are exempted from the NDA and BLA user fees and may be exempted from product and establishment user fees, unless the application includes an indication for other than a rare disease or condition.

An NDA or BLA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. Data can come from company-sponsored clinical studies intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and effectiveness of the investigational new drug product to the satisfaction of the FDA.

The FDA will initially review the NDA for completeness before it accepts it for filing. The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that the application is sufficiently complete to permit substantive review. After the NDA submission is accepted for filing, the FDA reviews the NDA to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. The FDA may refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Based on pivotal Phase 3 trial results submitted in an NDA, upon the request of an applicant, the FDA may grant a priority review designation to a product, which sets the target date for FDA action on the application at six months, rather than the standard ten months. Priority review is given where preliminary estimates indicate that a product, if approved, has the potential to provide a significant improvement compared to marketed products or offers a therapy where no satisfactory alternative therapy exists. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

After the FDA completes its initial review of an NDA, it will communicate to the sponsor that the drug will either be approved, or it will issue a complete response letter to communicate that the NDA will not be approved in its current form and inform the sponsor of changes that must be made or additional clinical, nonclinical or manufacturing data that must be received before the application can be approved, with no implication regarding the ultimate approvability of the application.

Before approving an NDA or BLA, the FDA will typically inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications.

Additionally, before approving an NDA, the FDA may inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines the application, manufacturing process or manufacturing facilities are not acceptable, it typically will outline the deficiencies and often will request additional testing or information. This may significantly delay further review of the application. If the FDA finds that a clinical site did not conduct the clinical trial in accordance with GCP, the FDA may determine the data generated by the clinical site should be excluded from the primary efficacy analyses provided in the NDA. Additionally, notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

The testing and approval process for a drug requires substantial time, effort and financial resources, and this process may take several years to complete. Data obtained from clinical activities are not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis, or at all. We may encounter difficulties or unanticipated costs in our efforts to secure necessary governmental approvals, which could delay or preclude us from marketing our products.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved. These so-called Phase 4 studies may be made a condition to be satisfied for continuing drug approval. The results of Phase 4 studies can confirm the effectiveness of a product candidate and can provide important safety information. In addition, the FDA now has express statutory authority to require sponsors to conduct post-market studies to specifically address safety issues identified by the agency.

Any approvals that we may ultimately receive could be withdrawn if required post-marketing trials or analyses do not meet the FDA requirements, which could materially harm the commercial prospects for our candidate products.

The FDA also has authority to require a Risk Evaluation and Mitigation Strategy, or REMS, from manufacturers to ensure that the benefits of a drug or biological product outweigh its risks. A sponsor may also voluntarily propose a REMS as part of the NDA submission. The need for a REMS is determined as part of the review of the NDA. Based on statutory standards, elements of a REMS may include “dear doctor letters,” a medication guide, more elaborate targeted educational programs, and in some cases restrictions on distribution. These elements are negotiated as part of the NDA approval, and in some cases if consensus is not obtained until after the PDUFA review cycle, the approval date may be delayed. Once adopted, REMS are subject to periodic assessment and modification.

Even if a product candidate receives regulatory approval, the approval may be limited to specific disease states, patient populations and dosages, or might contain significant limitations on use in the form of warnings, precautions or contraindications, or in the form of onerous risk management plans, restrictions on distribution, or post-marketing study requirements. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delay in obtaining, or failure to obtain, regulatory approval for our candidate products, or obtaining approval but for significantly limited use, would harm our business. In addition, we cannot predict what adverse governmental regulations may arise from future U.S. or foreign governmental action.

Expedited Review and Accelerated Approval Programs

A sponsor may seek approval of its product candidate under programs designed to accelerate FDA’s review and approval of NDAs and BLAs. For example, Fast Track Designation may be granted to a drug intended for treatment of a serious or life-threatening disease or condition that has potential to address unmet medical needs for the disease or condition. The key benefits of fast track designation are the eligibility for priority review, rolling review (submission of portions of an application before the complete marketing application is submitted), and accelerated approval, if relevant criteria are met. Based on results of the Phase 3 clinical study(ies) submitted in an NDA or BLA, upon the request of an applicant, the FDA may grant the NDA or BLA a priority review designation, which sets the target date for FDA action on the application at six months after the FDA accepts the application for filing. Priority review is granted where there is evidence that the proposed product would be a significant improvement in the safety or effectiveness of the treatment, diagnosis, or prevention of a serious condition. If criteria are not met for priority review, the application is subject to the standard FDA review period of ten months after FDA accepts the application for filing. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

Under the accelerated approval program, the FDA may approve an NDA or a BLA on the basis of either a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Post-marketing studies or completion of ongoing studies after marketing approval are generally required to verify the drug’s clinical benefit in relationship to the surrogate endpoint or ultimate outcome in relationship to the clinical benefit. In addition, the Food and Drug Administration Safety and Innovation Act (FDASIA), which was enacted and signed into law in 2012, established the new “breakthrough therapy” designation. A sponsor may seek FDA designation of its product candidate as a breakthrough therapy if the drug is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.

FDA Post-Approval Requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

Drug manufacturers are subject to periodic unannounced inspections by the FDA and state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

We rely, and expect to continue to rely, on third parties for the production of clinical quantities of our product candidates, and expect to rely in the future on third parties for the production of commercial quantities. Future FDA and state inspections may identify compliance issues at our facilities or at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA or BLA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action that could delay or prohibit further marketing. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our products under development.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, imposition of post-market studies or clinical studies to assess new safety risks, or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	fines, warning letters or holds on post-approval clinical studies;

●	refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product license approvals;

●	injunctions or the imposition of civil or criminal penalties; or

●	product seizure or detention, or refusal to permit the import or export of products.

The FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Orphan Designation and Exclusivity

The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals in the United States, or, if it affects more than 200,000 individuals in the United States, when there is no reasonable expectation that the cost of developing and making the drug for this type of disease or condition will be recovered from sales in the United States.

Orphan drug designation entitles a party to financial incentives such as opportunities for grant funding of clinical study costs, tax advantages, and user-fee waivers. In addition, if a product receives FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity.

Patent Term Restoration

Depending upon the timing, duration, and specifics of the FDA approval of the use of our product candidates, U.S. patents that may be granted to us in the future may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA or BLA, plus the time between the submission date and the approval of that application. Only one patent applicable to an approved product is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we may apply for restoration of patent term for one of our currently owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical studies and other factors involved in the filing of the relevant NDA or BLA.

Biosimilars and Exclusivity

The Patient Protection and Affordable Care Act, or Affordable Care Act, signed into law on March 23, 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (BPCI Act), which created an abbreviated approval pathway for biological products shown to be similar to, or interchangeable with, an FDA-licensed reference biological product. This amendment to the PHSA attempts to minimize duplicative testing. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. However, complexities associated with the larger, and often more complex, structure of biological products, as well as the process by which such products are manufactured, pose significant hurdles to implementation that are still being worked out by the FDA.

A reference biologic is granted twelve years of exclusivity from the time of first licensure of the reference product. The first biologic product submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against other biologics submitting under the abbreviated approval pathway for the lesser of (i) one year after the first commercial marketing, (ii) eighteen months after approval if there is no legal challenge, (iii) eighteen months after the resolution in the applicant’s favor of a lawsuit challenging the biologics’ patents if an application has been submitted, or (iv) 42 months after the application has been approved if a lawsuit is ongoing within the 42-month period.

Abbreviated New Drug Applications for Generic Drugs

In 1984, with passage of the Hatch-Waxman Act, Congress authorized the FDA to approve generic drugs that are the same as drugs previously approved by the FDA under the NDA provisions of the statute. To obtain approval of a generic drug, an applicant must submit an abbreviated new drug application (ANDA) to the agency. In support of such applications, a generic manufacturer may rely on the preclinical and clinical testing previously conducted for a drug product previously approved under an NDA, known as the reference listed drug (RLD).

Specifically, in order for an ANDA to be approved, the FDA must find that the generic version is identical to the RLD with respect to the active ingredients, the route of administration, the dosage form, and the strength of the drug. At the same time, the FDA must also determine that the generic drug is “bioequivalent” to the innovator drug. Under the statute, a generic drug is bioequivalent to an RLD if “the rate and extent of absorption of the [generic] drug do not show a significant difference from the rate and extent of absorption of the listed drug. . . .”

Upon approval of an ANDA, the FDA indicates that the generic product is “therapeutically equivalent” to the RLD and it assigns a therapeutic equivalence rating to the approved generic drug in its publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” also referred to as the “Orange Book.” Physicians and pharmacists consider an “AB” therapeutic equivalence rating to mean that a generic drug is fully substitutable for the RLD. In addition, by operation of certain state laws and numerous health insurance programs, the FDA’s designation of an “AB” rating often results in substitution of the generic drug without the knowledge or consent of either the prescribing physician or patient.

The FDCA provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity. In cases where such exclusivity has been granted, an ANDA may not be filed with the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification, in which case the applicant may submit its application four years following the original product approval. The FDCA also provides for a period of three years of exclusivity if the NDA includes reports of one or more new clinical investigations, other than bioavailability or bioequivalence studies, that were conducted by or for the applicant and are essential to the approval of the application. This three-year exclusivity period often protects changes to a previously approved drug product, such as a new dosage form, route of administration, combination or indication.

Hatch-Waxman Patent Certification and the 30-Month Stay

Upon approval of an NDA or a supplement thereto, NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or a method of using the product. Each of the patents listed by the NDA sponsor is published in the Orange Book. When an ANDA applicant files its application with the FDA, the applicant is required to certify to the FDA concerning any patents listed for the reference product in the Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval.

Specifically, the applicant must certify with respect to each patent that:

●	the required patent information has not been filed;

●	the listed patent has expired;

●	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or

●	the listed patent is invalid, unenforceable or will not be infringed by the new product.

A certification that the new product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicates that it is not seeking approval of a patented method of use, the ANDA application will not be approved until all the listed patents claiming the referenced product have expired.

If the ANDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of 30 months after the receipt of the Paragraph IV notice, expiration of the patent, or a decision in the infringement case that is favorable to the ANDA applicant.

European Union/Rest of World Government Regulation

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical studies and any commercial sales and distribution of our products.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical studies or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical study application much like the IND prior to the commencement of human clinical studies. In the European Union, for example, a clinical study application, or CTA, must be submitted for each clinical protocol to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is accepted in accordance with a country’s requirements, the clinical study may proceed.

The requirements and process governing the conduct of clinical studies vary from country to country. In all cases, the clinical studies are conducted in accordance with cGCP, the applicable regulatory requirements, and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational medicinal product under European Union regulatory systems, we must submit a marketing authorization application. The content of the NDA or BLA filed in the United States is similar to that required in the European Union, with the exception of, among other things, country-specific document requirements.

For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing product licensing, pricing, and reimbursement vary from country to country.

Countries that are part of the European Union, as well as countries outside of the European Union, have their own governing bodies, requirements, and processes with respect to the approval of pharmaceutical products. If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Authorization Procedures in the European Union

Medicines can be authorized in the European Union by using either the centralized authorization procedure or national authorization procedures.

Centralized procedure

The EMA implemented the centralized procedure for the approval of human medicines to facilitate marketing authorizations that are valid throughout the European Economic Area, or EEA, which is comprised of the 27 member states of the European Union plus Norway, Iceland, and Lichtenstein. This procedure results in a single marketing authorization issued by the EMA that is valid across the EEA. The centralized procedure is compulsory for human medicines that are: derived from biotechnology processes, such as genetic engineering, contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative disorders or autoimmune diseases and other immune dysfunctions, and officially designated orphan medicines.

For medicines that do not fall within these categories, an applicant has the option of submitting an application for a centralized marketing authorization to the European Commission following a favorable opinion by the EMA, as long as the medicine concerned is a significant therapeutic, scientific or technical innovation, or if its authorization would be in the interest of public health.

National authorization procedures

There are also two other possible routes to authorize medicinal products in several European Union countries, which are available for investigational medicinal products that fall outside the scope of the centralized procedure:

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Decentralized procedure.    Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one European Union country of medicinal products that have not yet been authorized in any European Union country and that do not fall within the mandatory scope of the centralized procedure.

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Mutual recognition procedure.    In the mutual recognition procedure, a medicine is first authorized in one European Union Member State, in accordance with the national procedures of that country. Following this, further marketing authorizations can be sought from other European Union countries in a procedure whereby the countries concerned agree to recognize the validity of the original, national marketing authorization.

In most cases, a Pediatric Investigation Plan, and/or a request for waiver or deferral, is required for submission prior to submitting a marketing authorization application. A PIP describes, among other things, proposed pediatric studies and their timing relative to clinical studies in adults.

New Chemical Entity Exclusivity

In the European Union, new chemical entities, sometimes referred to as new active substances, qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic (abbreviated) application for eight years, after which generic marketing authorization can be submitted, and the innovator’s data may be referenced, but not approved for two years. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

Orphan Designation and Exclusivity

In the European Union, the EMA’s Committee for Orphan Medicinal Products, or COMP, grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union Community and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the medicinal product.

In the European Union, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and 10 years of market exclusivity is granted following medicinal product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity, and may be prolonged to a total of 12 years, if pediatric studies in accordance with a PIP are being performed.

Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Exceptional Circumstances/Conditional Approval

Orphan drugs or drugs with unmet medical needs may be eligible for EU approval under exceptional circumstances or with conditional approval. Approval under exceptional circumstances is applicable to orphan and non-orphan products and is used when an applicant is unable to provide comprehensive data on the efficacy and safety under normal conditions of use because the indication for which the product is intended is encountered so rarely that the applicant cannot reasonably be expected to provide comprehensive evidence, when the present state of scientific knowledge does not allow comprehensive information to be provided, or when it is medically unethical to collect such information. Conditional marketing authorization is applicable to orphan medicinal products, medicinal products for seriously debilitating or life-threatening diseases, or medicinal products to be used in emergency situations in response to recognized public threats. Conditional marketing authorization can be granted on the basis of less complete data than is normally required in order to meet unmet medical needs and in the interest of public health, provided the risk-benefit balance is positive, it is likely that the applicant will be able to provide the comprehensive clinical data, and unmet medical needs will be fulfilled. Conditional marketing authorization is subject to certain specific obligations to be reviewed annually.

Accelerated Review

Under the Centralized Procedure in the European Union, the maximum timeframe for the evaluation of a marketing authorization application is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the EMA’s Committee for Medicinal Products for Human Use (CHMP)). Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. In this circumstance, EMA ensures that the opinion of the CHMP is given within 150 days, excluding clock stops.

Pharmaceutical Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any drug products for which we obtain regulatory approval. In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend in part on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA-approved drugs for a particular indication. Moreover, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. In order to obtain coverage and reimbursement for any product that might be approved for sale, we may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain regulatory approvals. Our product candidates may not be considered medically necessary or cost-effective. If third-party payors do not consider a product to be cost-effective compared to other available therapies, they may not cover the product after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit.

The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost containment programs to limit the growth of government-paid health care costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs. By way of example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the Healthcare Reform Law, contains provisions that may reduce the profitability of drug products, including, for example, increased rebates for drugs sold to Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. Adoption of government controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for pharmaceuticals.

In the European Community, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed to by the government. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical studies that compare the cost-effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country.

The marketability of any products for which we receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, an increasing emphasis on cost containment measures in the United States and other countries has increased and we expect will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Other Healthcare Laws and Compliance Requirements

If we obtain regulatory approval for any of our product candidates, we may be subject to various federal and state laws targeting fraud and abuse in the healthcare industry. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

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federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

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the federal transparency laws, including the federal Physician Payment Sunshine Act, that requires drug manufacturers to disclose payments and other transfers of value provided to physicians and teaching hospitals;

●	HIPAA, as amended by HITECH and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

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state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

The Healthcare Reform Law broadened the reach of the fraud and abuse laws by, among other things, amending the intent requirement of the federal Anti-Kickback Statute and the applicable criminal healthcare fraud statutes contained within 42 U.S.C. § 1320a-7b, effective March 23, 2010. Pursuant to the statutory amendment, a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. In addition, the Healthcare Reform Law provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act (discussed below) or the civil monetary penalties statute. Many states have adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.

We are also subject to the Foreign Corrupt Practices Act, or FCPA, which prohibits improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business.

Safeguards we implement to discourage improper payments or offers of payments by our employees, consultants, and others may be ineffective, and violations of the FCPA and similar laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, any of which would likely harm our reputation, business, financial condition and result of operations.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, exclusion from participation in government healthcare programs, such as Medicare and Medicaid and imprisonment, damages, fines and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Labeling, Marketing and Promotion

The FDA closely regulates the labeling, marketing and promotion of drugs. While doctors are free to prescribe any drug approved by the FDA for any use, a company can only make claims relating to safety and efficacy of a drug that are consistent with FDA approval, and the Company is allowed to actively market a drug only for the particular use and treatment approved by the FDA. In addition, any claims we make for our products in advertising or promotion must be appropriately balanced with important safety information and otherwise be adequately substantiated. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising, injunctions and potential civil and criminal penalties. Government regulators recently have increased their scrutiny of the promotion and marketing of drugs.

Pediatric Research Equity Act

The Pediatric Research Equity Act (PREA) amended the FDCA to authorize the FDA to require certain research into drugs used in pediatric patients. The intent of PREA is to compel sponsors whose drugs have pediatric applicability to study those drugs in pediatric populations, rather than ignoring pediatric indications for adult indications that could be more economically desirable. The Secretary of Health and Human Services may defer or waive these requirements under specified circumstances.

Anti-Kickback and False Claims Laws

In the United States, the research, manufacturing, distribution, sale and promotion of drug products and medical devices are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare & Medicaid Services, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice, state Attorneys General, and other state and local government agencies. For example, sales, marketing and scientific/educational grant programs must comply with the Medicare-Medicaid Anti-Fraud and Abuse Act, as amended (the “Anti-Kickback Statute”), the False Claims Act, as amended, the privacy regulations promulgated under the Health Insurance Portability and Accountability Act, or HIPAA, and similar state laws. Pricing and rebate programs must comply with the Medicaid Drug Rebate Program requirements of the Omnibus Budget Reconciliation Act of 1990, as amended, and the Veterans Health Care Act of 1992, as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws.

In the United States, we are subject to complex laws and regulations pertaining to healthcare “fraud and abuse,” including, but not limited to, the Anti-Kickback Statute, the federal False Claims Act, and other state and federal laws and regulations. The Anti-Kickback Statute makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf) to knowingly and willfully solicit, receive, offer, or pay any remuneration that is intended to induce the referral of business, including the purchase, order, or prescription of a particular drug, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid.

The federal False Claims Act prohibits anyone from knowingly presenting, or causing to be presented, for payment to federal programs (including Medicare and Medicaid) claims for items or services, including drugs, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services.

There are also an increasing number of state laws that require manufacturers to make reports to states on pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the laws. In addition, as discussed below, beginning in 2013, a similar federal requirement will require manufacturers to track and report to the federal government certain payments made to physicians and teaching hospitals made in the previous calendar year. These laws may affect our sales, marketing, and other promotional activities by imposing administrative and compliance burdens on us. In addition, given the lack of clarity with respect to these laws and their implementation, our reporting actions could be subject to the penalty provisions of the pertinent state, and soon federal, authorities.

Patient Protection and Affordable Health Care Act

In March 2010, the Patient Protection and Affordable Health Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, PPACA) was enacted, which includes measures that have or will significantly change the way health care is financed by both governmental and private insurers. The fees, discounts and other provisions of this law are expected to have a significant negative effect on the profitability of pharmaceuticals.

Many of the details regarding the implementation of PPACA are yet to be determined, and at this time, it remains unclear the full effect that PPACA would have on our business.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Israel

Clinical Testing in Israel

In order to conduct clinical testing on humans in the State of Israel, special authorization must first be obtained from the ethics committee and general manager of the institution in which the clinical studies are scheduled to be conducted, as required under the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects) 5741-1980, as amended from time to time, and other applicable legislation. These regulations require authorization by the institutional ethics committee and general manager as well as from the Israeli Ministry of Health, except in certain circumstances, and in the case of genetic trials, special fertility trials and complex clinical trials, an additional authorization of the Ministry of Health’s overseeing ethics committee. The institutional ethics committee must, among other things, evaluate the anticipated benefits that are likely to be derived from the project to determine if it justifies the risks and inconvenience to be inflicted on the human subjects, and the committee must ensure that adequate protection exists for the rights and safety of the participants as well as the accuracy of the information gathered in the course of the clinical testing. Since we perform a portion of the clinical studies on certain of our therapeutic candidates in Israel, we are required to obtain authorization from the ethics committee and general manager of each institution in which we intend to conduct our clinical trials, and in most cases, from the Israeli Ministry of Health.

New Silexion Corporate Information

New Silexion was formed on April 2, 2024 under the name Biomotion Sciences as a Cayman Islands exempted limited company for the purpose of effecting a business combination with Moringa and Silexion. On April 3, 2024, New Silexion entered into the Business Combination Agreement by and among New Silexion, Moringa, Silexion, and New Silexion’s two wholly-owned subsidiaries— Merger Sub 1 and Merger Sub 2. On the Closing Date of August 15, 2024, following the approval of the Business Combination (among other matters) at Moringa’s extraordinary general meeting that was held on August 6, 2024, the transactions contemplated by the Business Combination Agreement were completed. As a result, Moringa and Silexion merged with Merger Sub 2 and Merger Sub 1 pursuant to the SPAC Merger and Acquisition Merger, respectively, and became New Silexion’s wholly-owned subsidiaries, and their securityholders became securityholders of New Silexion at previously agreed-upon exchange ratios. In addition, New Silexion’s ordinary shares and warrants were listed, and began trading, on the Nasdaq Global Market on August 16, 2024, and its name was changed to Silexion Therapeutics Corp.

New Silexion’s principal executive offices are located at 2 Ha’ma’ayan Street, Modi’in-Maccabim-Reut, 7177871, Israel and its phone number is +972-8-6286005. New Silexion’s corporate website address is www.silexion.com. Information contained on or accessible through that website is not a part of this prospectus, and the inclusion of that website address in this prospectus is an inactive textual reference only.

Access to Company Information

The Company files or furnishes periodic reports and amendments thereto, including its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, proxy statements and other information with the SEC. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically. New Silexion’s internet address is https://www.silexion.com. The Company makes available, free of charge, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such reports have been filed with or furnished to the SEC through its internet website.

MANAGEMENT

Management and Board of Directors

New Silexion’s board of directors (sometimes referred to as the “New Silexion Board”) is comprised of the six directors listed below.

Each director will hold office until his or her successor is duly elected or appointed and qualified in accordance with applicable law or until his or her death, resignation or removal in accordance with law and New Silexion’s governing documents, including our Amended and Restated Memorandum and Articles of Association (the “Articles”), which went into effect upon the Closing of the Business Combination.

The following sets forth certain information known as of the date hereof concerning the persons who currently serve as directors and executive officers of New Silexion (who have served as such since the consummation of the Business Combination):

Name	Age	Position(s)
Directors
Ilan Hadar	55	Chairman and Chief Executive Officer
Dror J. Abramov	63	Director
Ruth Alon	72	Director
Ilan Levin	58	Director
Avner Lushi	57	Director
Shlomo Noy	71	Director
Executive Officers (who are not also directors)
Dr. Mitchell Shirvan	70	Chief Scientific and Development Officer
Mirit Horenshtein Hadar, CPA	40	EVP of Finance Affairs, Chief Financial Officer and Secretary

Directors

Ilan Hadar, 55, was appointed as Chief Executive Officer of New Silexion, serving on a full-time basis, effective upon the Business Combination, and has served as our (previously, Silexion’s) Chairman of the Board since May 2024. Previously, he served as Managing Director of Silexion from April 2022 until the Business Combination. Mr. Hadar has over 20 years of multinational managerial and corporate experience with pharmaceutical and high-tech companies, as described below, over which time period he has acquired the experience and skills to serve as a valuable member of the board of directors of a company such as Biomotion Sciences. In addition to his current role at Silexion, Mr. Hadar has served as the Chief Executive Officer of Painreform Ltd (Nasdaq: PRFX) since November 2020, a position he will relinquish following the consummation of the Business Combination. Prior to joining Painreform and Silexion, Mr. Hadar served as Country Manager Israel and Chief Financial Officer at Foamix Pharmaceuticals Ltd. (currently, Nasdaq: VYNE) from 2014 until August 2020, where he was instrumental in building the organization and launching new innovative topical drugs in the U.S., and also focused on capital markets and mergers and acquisitions. Prior to his role at Foamix, Mr. Hadar was Finance Director at Pfizer PFR Pharmaceuticals Israel Ltd., where he oversaw all commercial, financial and operational activities of the local entity of the large pharmaceutical company. Before his tenure at Pfizer, Mr. Hadar served as Finance Manager at HP Indigo Ltd., a world-leading company in digital printing and, prior to that, served as Finance Director at BAE Systems, the third-largest defense company in the world, where he was responsible for all financial activities of BAE Systems Israel. From 1998 to 2006, Mr. Hadar was Chief Financial Officer at Mango DSP, a global leader of Intelligent Video Solutions. Mr. Hadar served on the board of directors of Kadimastem, a public Israeli biopharmaceutical company from 2019 to 2022. He received his MBA in Finance and Business Entrepreneurship and BA from The Hebrew University in Jerusalem, Israel. We believe Mr. Hadar is qualified to serve on our board of directors due to his extensive knowledge as Silexion’s Managing Director, and his extensive commercial, financial and managerial experience with high-tech and pharmaceutical companies, both private and public.

Dror J. Abramov, 63, was appointed as a director of New Silexion effective upon the consummation of the Business Combination. Mr. Abramov’s experience of over 15 years in multiple roles in changing and growing companies and markets within dynamic environments, and in particular his multi-disciplinary experience in R&D, consulting, taxes, sales, business development, finance and government, lend to his being an appropriate board member of Biomotion Sciences. Mr. Abramov has served as Managing Director of Hewlett Packard Inc. Israel since 2015. Mr. Abramov held several other management positions in Hewlett Packard Inc. Israel from 2006 to 2015, including finance director, general manager of imaging and printing divisions and general manager of printing and personal systems division. From 2002 through 2006, Mr. Abramov served as Chief Financial Officer of Applied Materials UK and Applied Materials Israel, both part of Applied Materials, Inc. (Nasdaq: AMAT), a nanomanufacturing company that supplies equipment, services and software for the manufacture of semiconductor chips for electronics. From 2000 through 2002, Mr. Abramov served as Vice President of business management at Avaya Communication, a cloud communications and workstream collaboration technology company. From 1997 until 2000, Mr. Abramov held positions in Mainsoft Corporation, first as director of finance and operations and later as general manager. From 1991 through 1997, Mr. Abramov served as consultant and manager at Maron, Sobel, Shor & Co., an Israeli CPA firm. Mr. Abramov is a licensed CPA and holds a Bachelor of Accounting, Master of Business Administration and Bachelor of Science in physics and computer sciences, all three degrees from Tel Aviv University. We believe Mr. Abramov is qualified to serve on our board of directors due to his extensive financial and business management experience.

Ruth Alon, 72, became a director of New Silexion effective upon the consummation of the Business Combination. Ms. Alon’s international experience of over 30 years in the high-tech medical industry and with Israeli life sciences companies, in particular, make her a prospective valuable member of the board of directors of Biomotion Sciences. Ms. Alon is the Founder and Chief Executive Officer of Medstrada, which was started in 2016. From 1997 until 2016, Ms. Alon served as a General Partner in Pitango Venture Capital, where she headed the life sciences activities and helped to facilitate the acquisition of several of the company’s portfolio companies. Currently, Ms. Alon also serves on the board of directors of a number of private and public companies as a member or chairperson, including Vascular Biogenics Ltd. (Nasdaq: VBLT), Brainsgate and KadimaStem. Ms. Alon previously worked on Wall Street where she held senior positions as a senior medical device analyst with Montgomery Securities (from 1981 to 1987) and Kidder Peabody & Co. (from 1987 to 1993). She also managed her own independent consulting business in San Francisco from 1995 to 1996, providing broad-based services to early-stage companies and venture capitalists in the medical devices industry. Ms. Alon was also instrumental in the establishment, in 2005, of Israel Life Science Industry (ILSI), a not-for-profit organization which represented, as of 2005, the mutual goals of approximately 700 Israeli life science companies. She is the Co-Founder of IATI, an umbrella organization established in 2012, representing Israel’s High Tech and Life Sciences industries. Ms. Alon holds a B.A. in Economics from the Hebrew University of Jerusalem, an M.B.A. from Boston University, and an M.Sc. from the Columbia University School of Physicians and Surgeons. We believe Ms. Alon is qualified to serve on our board of directors given her above-described extensive experience in the high-tech medical industry and with Israeli life sciences companies, in particular.

Ilan Levin, 58, who was the co-founder, Chairman and Chief Executive Officer of Moringa, was appointed as a director of New Silexion after its formation in April 2024 and has continued as a director following the consummation of the Business Combination. Mr. Levin has been involved, for approximately 25 years, as an executive and venture capital/private equity investor in high-tech, Israel-related ventures. His experience as an executive and board member in managing growth companies that develop technology, and his knowledge of that industry in Israel in particular, suit him well to serve as a director of Biomotion Sciences. From 2000 to 2018, Mr. Levin was a member of the Board and Executive Committee of Objet Ltd., which as a result of a merger with Stratasys, Inc. in 2012, formed Stratasys Ltd. (Nasdaq: SSYS), the pioneer and global leader in 3D printing. During his tenure at Objet/Stratasys, Mr. Levin held various positions including President, Vice Chairman and from 2016 to 2018, Chief Executive Officer. From 2004 to 2009, Mr. Levin was the Chief Executive Officer of CellGuide, a developer of software-based GPS for mobile devices. Since 1997, Mr. Levin has also served as a member of the board of directors and as an advisor for a wide variety of Israel-based technology-related companies, including currently serving as Chairman of Vision Sigma (TLV: VISN: IT), an Israel-based real estate and investment company. Early in his career, Mr. Levin was a practicing attorney focusing on corporate and securities related matters. In addition to his role as our Chairman and Chief Executive Officer, Mr. Levin also serves as the sole director and sole equity owner of an Israeli company that serves as the sole general partner of the Sponsor. Mr. Levin earned an LL.B. from Tel Aviv University and a B.A.Sc. in Industrial Engineering from the University of Toronto. We believe Mr. Levin is qualified to serve on our board of directors given his above-described experience in managing growth companies that develop technology, and his knowledge of that industry in Israel in particular.

Avner Lushi, 57, was appointed as a director of New Silexion effective upon the consummation of the Business Combination. His experience of over 20 years and skills acquired in his managing roles at an Israeli life sciences venture capital fund and in life sciences investment banking make him suitable to provide similar support as a member of the board of directors of Biomotion Sciences. Mr. Lushi co-founded Guangzhou Sino-Israel Bio-industry Investment Fund (GIBF), which currently includes two approximately $100 million funds focused on introducing Israeli and other foreign companies in the field of life sciences to the Chinese market, in which he also serves as a Managing Partner & CEO of the GP since 2016. From 2004 to 2015, Mr. Lushi served as a Partner and Managing Director of Israel Healthcare Ventures (IHCV), a prominent Israeli life sciences venture capital fund. Before joining IHCV, Mr. Lushi was the Co-Founder & CEO of Life Sciences Transaction Support Ltd. (LTS), a PwC subsidiary dealing with life sciences investment banking. Since 2005, Mr. Lushi has served as an independent director on the boards of nine public companies, including, currently, Brainsway Ltd. (Nasdaq: BWAY) and Ginegar Plastic Products Ltd. In addition, he serves as a board member of several private companies as part of his role at GIBF. From 1997 to 2001, prior to turning to the private sector, he held increasingly senior roles within the Israeli Prime Minister’s Chamber and the Israeli Supreme Court. Mr. Lushi holds an LLM in Law from the Hebrew University of Jerusalem, LLB in Law and a BA in Economics from the Haifa University. We believe Mr. Lushi is qualified to serve on our board of directors due to his extensive executive and board experience with life sciences companies.

Shlomo Noy, MD PhD, 71, was appointed as a director of New Silexion effective upon the consummation of the Business Combination. Professor Noy’s international-level expertise in healthcare management, tech transfer, building ecosystems and focusing hospitals on research and clinical trials will provide important knowledge to the Biomotion Sciences board of directors in the realm of Israeli research and clinical trial activities. Professor Noy has served as Chief Medical Officer of GIBF since January 2017. Professor Noy served as the Director of the Rehabilitation Hospital at Sheba Medical Center from 1993 to 2017 and Vice President of Research and Development and Academic Affairs at Sheba Medical Center from 2000 to 2017. Prof. Noy was a Professor at Sackler School of Medicine at Tel-Aviv University from 1993 to 2016. Prof. Noy serves as a board member of several private companies as part of his role at GIBF. Prof. Noy possesses 25 years’ experience in health care management and is active in promoting research and education at an Israeli national level as well as at an international level. Prof. Noy received his MD from the Hebrew University, Hadassah Medical School, Jerusalem, Israel, and completed his MBA at the European School of Business Administration (INSEAD) Fontainebleau, France, and holds a PhD degree from Tel-Aviv University, Faculty of Medicine and Management. We believe Mr. Noy is qualified to serve on our board of directors due to his extensive medical and health care management experience.

Executive Officers

Mitchell Shirvan, 70, has served as the Chief Scientific and Development Officer of New Silexion since the Business Combination, and, before the Business Combination, of Silexion, since April 2022. Prior to joining Silexion, Dr. Shirvan served as the Senior Vice President of R&D and V.P. Innovation and Discovery at Foamix Pharmaceuticals Ltd. from 2014 to 2019. Dr. Shirvan has over 25 years of industry experience, previously holding positions as Chief Executive Officer at Macrocure Ltd. from 2008 to 2012. From 1992 until 2008, Dr. Shirvan held various positions of increasing responsibility at Teva Pharmaceutical Industries, including Senior Director, Strategic Business Planning and Senior Manager, Research & Development. Prior to his tenure at Teva, he was a research fellow at the U.S. National Institutes of Health. Dr. Shirvan holds a Ph.D. in microbiology from The Hebrew University of Jerusalem and an MBA from the University of Bradford.

Mirit Horenshtein Hadar, 40, has served as the Chief Financial Officer and Secretary of New Silexion since the Business Combination, and served as the Executive Vice President of Finance Affairs at Silexion before the Business Combination, beginning in January 2024. From August 2023 to January 2024, Ms. Horenshtein Hadar served as a part-time consultant in a Strategy & Corporate Finance Advisory capacity. Ms. Horenshtein Hadar has over 15 years of corporate finance experience in senior financial positions of public companies and privately held companies, in the pharmaceutical and high-tech industries, where she has been instrumental in building financial infrastructures for growth, U.S. GAAP financial reporting and FP&A functions, and has led the accounting and reporting of complex M&A transactions, integration processes and public offerings. Prior to joining Silexion, from January 2021 to December 2022, Ms. Horenshtein Hadar served as VP of Finance and then CFO Israel of Gauzy Ltd. (currently, Nasdaq: GAUZ), a nanotechnology company that develops and markets smart glass and vision control technologies. Since December 2022, Ms. Horenshtein Hadar continues to serve as an external advisor to the finance department at Gauzy. Prior to Gauzy, Ms. Horenshtein Hadar served as Senior Director of Finance and Head of FP&A, Accounting and Financial Reporting at Foamix Pharmaceuticals Ltd. (currently, Nasdaq: VYNE) from July 2016 until December 2020. Prior to Foamix, Ms. Horenshtein Hadar was a Senior Manager at PwC Israel, as an external auditor, from 2008 to 2016. Ms. Horenshtein Hadar became a Qualified CPA in 2011 and received a BA in Accounting, Economics and Business Management from Tel Aviv University.

Family Relationships

Mirit Horenshtein Hadar and Ilan Hadar are married to one another. There are no other family relationships between the individuals who serve as directors and executive officers of the Company.

Corporate Governance Practices

Overall

The Company does not qualify as a “foreign private issuer” under U.S. securities laws and is therefore not currently eligible to exempt itself from any of the Nasdaq listing rule requirements in a manner that other non-U.S. issuers often do.

Composition of the New Silexion Board After the Business Combination

New Silexion’s business and affairs are managed under the direction of the New Silexion Board. Under the terms of the Articles, the New Silexion Board may be composed of between three and nine directors, as may be amended from time to time exclusively by ordinary resolution under Cayman Islands law, being a resolution passed by a simple majority of the shareholders of New Silexion as, being entitled to do so, vote in person or by proxy at a general meeting (an “Ordinary Resolution”). The size of the New Silexion Board was set by our shareholders as seven members effective upon the Closing. Ilan Hadar serves as Chairman of the New Silexion Board. Subsequent to the Closing, Ilan Shiloah stepped down from the Board, citing competing demands on his time, thereby leaving the current size of the Board as six members.

Pursuant to the Articles, Silexion’s directors are appointed by an Ordinary Resolution at an annual general meeting. Unless the Board resolves that the election of nominees of the Board (referred to as “Nominees”) or of nominees of any shareholders entitled to present such nomination (referred to as “Alternate Nominees”) will be determined by plurality vote, the Nominees or Alternate Nominees shall be appointed by Ordinary Resolution at the annual general meeting at which they are proposed for election.

Officers

New Silexion’s Chief Executive Officer is responsible for the company’s day-to-day management. The Chief Executive Officer is appointed by, and serves at the discretion of, the New Silexion Board, subject to his employment agreement. All other executive officers are proposed for appointment by the Chief Executive Officer, subject to approval by the New Silexion Board, and will be subject to the terms of any applicable employment or consulting agreements that Silexion may enter into with them.

Director Independence

Nasdaq listing standards require that a majority of the New Silexion Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the listed company) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the New Silexion Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the New Silexion Board deems relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

The New Silexion Board has determined that each of Messrs. Dror J. Abramov, Ilan Levin, Avner Lushi and Shlomo Noy, and Ms. Ruth Alon, meets the definition of “independent director” as defined in Nasdaq listing standards. For purposes of SEC rules applicable to members of the audit committee and compensation committee, each of Mr. Abramov and Ms. Alon are deemed independent.

Board Committees

The New Silexion Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Each of these committees operates under a written charter, approved by the New Silexion Board and effective upon the Closing, that satisfies the applicable Nasdaq rules, copies of which are available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the New Silexion Board. The New Silexion Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Dror J. Abramov and Ruth Alon, with Mr. Abramov serving as chair. Ilan Shiloah had served as the third member of the audit committee from the Closing until his resignation from the New Silexion Board on September 16, 2024. Rule 10A-3 of the Exchange Act and the Nasdaq listing standards require that our audit committee be composed entirely of independent members. The Nasdaq listing standards require that the audit committee be composed of at least three members. With the resignation of Mr. Siloah from the New Silexion Board and its audit committee, we will have until the earlier of our 2025 annual general meeting or one year after Mr. Shiloah’s resignation to restore the size of the audit committee to three members. The New Silexion Board has determined that each of Mr. Abramov and Ms. Alon meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards and also meets the financial literacy requirements of the Nasdaq listing standards. In addition, the New Silexion Board has determined that Mr. Abramov qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

The primary purpose of the audit committee is to discharge the responsibilities of the New Silexion Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of the audit committee include, among other things:

●	helping the New Silexion Board oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Dror J. Abramov and Ruth Alon. The chair of the compensation committee will be chosen from among the committee’s members. The New Silexion Board has determined that each of Mr. Abramov and Ms. Alon meets the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the New Silexion Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee include, among other things:

●	reviewing, approving and determining, or making recommendations to the New Silexion Board regarding the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the New Silexion Board succession plans for our executive officers;

●	reviewing and recommending to the New Silexion Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Corporate Governance and Nominating Committee

We have appointed a corporate governance and nominating committee that currently consists of Dror J. Abramov, Ilan Levin and Ruth Alon. The chair of the committee will be chosen from among the committee’s members. The New Silexion Board has determined that each of Messrs. Abramov and Levin, and Ms. Alon, meets the definition of “independent director” under the Nasdaq listing standards.

Our corporate governance and nominating committee is responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by shareholders, to serve on the New Silexion Board;

●	considering and making recommendations to the New Silexion Board regarding the composition and chairmanship of the committees of the New Silexion Board;

●	instituting plans or programs for the continuing education of the New Silexion Board and the orientation of new directors;

●	developing and making recommendations to the New Silexion Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the New Silexion Board’s performance, including committees of the New Silexion Board; and

●	contributing to succession planning.

Compensation Committee Interlocks and Insider Participation

None of the members of Silexion’s compensation committee is currently, or has been at any time, one of Silexion’s, Moringa’s or Silexion’s executive officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our board of directors or compensation committee during 2023.

Code of Business Conduct and Ethics

Prior to the completion of the Business Combination, we adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the investor relations portion of our website. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

 Silexion

Unless the context requires otherwise, references in this “Executive Compensation” section to “we,” “our,” “us” and the “Company” generally refer to our wholly-owned subsidiary, Silexion Therapeutics Ltd., an Israeli company (“Silexion”), and its subsidiaries.

Overview

The following tables and accompanying narrative set forth information about the compensation, for 2023, provided to Silexion’s chief executive officer (or person serving in an equivalent position) and the two most highly compensated executive officers of Silexion (other than its chief executive officer) who were serving as executive officers as of December 31, 2023, each of whom serves as an executive officer of New Silexion currently. These executive officers consist of: Ilan Hadar, Silexion’s Managing Director, who now serves as New Silexion’s Chairman and Chief Executive Officer; Mirit Horenshtein Hadar, Silexion’s EVP Finance, who now serves as New Silexion’s Chief Financial Officer; and Dr. Mitchell Shirvan, Silexion’s (and now New Silexion’s) Chief Scientific and Development Officer. These executive officers are referred to in this section as our “named executive officers” or “NEOs.”

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs, in the period immediately following the Business Combination. Actual compensation programs that we adopt in the future may differ materially from the plans summarized in this discussion.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to Silexion’s named executive officers for 2023.

Name and Principal Position	Base Gross Salary ($)(1)		Option Awards ($)	All Other Compensation ($)(1)(2)	Total ($)(1)
Ilan Hadar Managing Director(3)	182,976		0	70,638	253,614
Mirit Horenshtein Hadar EVP Finance(4)	26,238	ׁׂׂׂׂ(5)	0	—	26,238
Dr. Mitchell Shirvan Chief Scientific and Development Officer(6)	156,140		0	50,660	206,800

(1)
Amounts reported for the named executive officer and paid in New Israeli Shekels are converted from New Israeli Shekels to U.S. dollars using the 2023 average exchange rate as published by Bank of Israel of 3.689 New Israeli Shekels to 1 U.S. Dollar.

(2)
The amounts in this column include payments for a leased car or car maintenance, contributions to a pension fund, compensation fund, and continuing education fund, or payments in lieu of a continuing education fund.

(3)	This was for a part-time (75%) position.
(4)	This was for a part-time (75%) position.
(5)	This amount reflects a salary of 4.5 months during 2023, during which time Ms. Horenshtein Hadar served as a part-time consultant in a Strategy & Corporate Finance Advisory capacity.
(6)	This was for a part-time (80%) position.

Narrative Disclosure to Summary Compensation Table

Base Salary

The named executive officers receive base salaries to compensate them for services rendered to us. The base gross salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The annual base salaries for Ilan Hadar, Mirit Hornstein Hadar and Dr. Mitchell Shirvan, for 2023 were $253,614, $26,238, and $206,800, respectively.

Equity Compensation

From time to time, we have granted equity awards under the Silexion Therapeutics Ltd. 2013 Equity Incentive Plan, which was replaced by the Silexion Therapeutics Ltd. 2023 Equity Incentive Plan (the “2013 Plan” and “2023 Plan”, respectively, collectively referred to as the “Silexion Plan”), as incentives to attract, retain and motivate our named executive officers. During 2022, we granted Ilan Hadar and Dr. Mitchell Shirvan 32,400 options and 16,200 options, respectively.

The vesting of options granted to Ilan Hadar and Dr. Mitchell Shirvan occurs over a period of 48 months, provided that Ilan Hadar or Dr. Mitchell Shirvan, as applicable, remain engaged by Silexion (or a Silexion affiliate) and subject to the Silexion Plan. Upon consummation of an initial public offering of Silexion’s securities or an M&A Transaction (as defined in Silexion’s articles of association), which included the Business Combination, the vesting of those options was to accelerate, such that all unvested options immediately vest, provided that such IPO or M&A Transaction was to be consummated after January 1, 2023.

Employment Agreements

Following the Closing, Silexion has entered or will enter into employment agreements with each of its NEOs.

Silexion 2013 Equity Incentive Plan and Silexion 2023 Equity Incentive Plan

Silexion has maintained the Silexion Plan in order to provide additional incentives for employees, directors and consultants of Silexion, and to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to Silexion’s success. The 2013 Plan was adopted on July 25, 2013 and was replaced by the 2023 Plan, which was adopted on April 4, 2023. For a complete description of the 2013 Plan and the 2023 Plan, please see “Silexion Share Incentive Plans” below.

The Silexion Plan provides for grants of options to purchase ordinary shares of Silexion, shares, restricted shares and restricted share units. As described above, during 2022, Silexion granted option awards under the Silexion Plan to Ilan Hadar and Dr. Mitchell Shirvan.

Immediately prior to the effective time of the Acquisition Merger, all outstanding Silexion options accelerated and became fully vested. At the effective time of the Acquisition Merger, all Silexion options outstanding immediately prior to the Acquisition Merger automatically and without any action on the part of any Silexion option holder or beneficiary thereof, were assumed by New Silexion, and each such Silexion option was converted into an option to purchase New Silexion ordinary shares (based on the equity exchange ratio for Silexion under the Business Combination Agreement).

In addition, immediately prior to the completion of the Business Combination, New Silexion adopted the 2024 Equity Incentive Plan (described below), which provides for the grant of equity-based incentive awards to its employees, directors, office holders, service providers and consultants in order to incentivize them to increase their efforts on behalf of New Silexion and to promote the success of New Silexion’s business.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by Silexion’s named executive officers that were outstanding as of December 31, 2023. The award listed in this table was granted under the Silexion Plan, which is summarized above under “— Narrative Disclosure to Summary Compensation Table — Silexion 2013 Equity Incentive Plan and Silexion 2023 Equity Incentive Plan.”

	Option Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market Value of Unearned Shares. Units or Other Rights That Have Not Vested ($)
Ilan Hadar	32,400	—
Dr. Mitchell Shirvan	16,200	—

(1)	See details under “Equity Compensation” section above.

Director Compensation

In the year ended December 31, 2023, we did not pay any fees to, or make any equity or non-equity awards to, or pay any other compensation to the non-employee members of our board of directors for their services as directors.

New Silexion Executive Compensation

Following the Closing, we intend to develop an executive compensation program that is designed to align compensation with New Silexion’s business objectives and the creation of shareholder value, while enabling New Silexion to attract, retain, incentivize and reward individuals who contribute to the long-term success of New Silexion. Decisions regarding the executive compensation program will be made by New Silexion’s compensation committee.

New Silexion Equity Compensation

It is anticipated that equity-based compensation will continue to be an important element of executive compensation following the consummation of the Business Combination in order to maintain a strong link between executive incentives and the creation of shareholder value. Upon the consummation of the Business Combination, we granted 742,009 RSUs, in the aggregate, to directors of New Silexion and employees of New Silexion and its subsidiaries (of which 196,625 RSUs were granted to New Silexion directors) as a means of incentivizing them and aligning their interests with those of the shareholders of the Company. We furthermore expect that the additional 607,241 New Silexion ordinary shares that will be available under the 2024 Equity Incentive Plan (as referenced below) following the consummation of the Business Combination will be an important element of the new compensation arrangements for New Silexion.

Silexion Share Incentive Plans

2013 Share Option Plan

Shares Reserved under the 2013 Share Option Plan.    The total number of authorized but unissued New Silexion ordinary shares available for issuance under Silexion’s 2013 Share Option Plan (the “2013 Plan”) is 33,828. Any option which has expired or has been cancelled, without having been exercised in full, is available again for issuance under the 2013 Plan. Upon the termination of the 2013 Plan, any unissued New Silexion ordinary shares available under the 2013 Plan shall cease to be reserved for the purpose of the 2013 Plan, other than New Silexion ordinary shares underlying then-outstanding options under the 2013 Plan.

Administration.    Our board of directors, or a duly authorized compensation committee of the board of directors, has the power to administer the 2013 Plan. Subject to applicable laws and the relevant provisions of the 2013 Plan, any member of the designated committee is eligible to receive options under the 2013 Plan. The committee has the authority, subject to applicable law and our articles of association, to interpret the terms of the 2013 Plan and any option agreements granted thereunder, designate participants in the 2013 Plan, determine and amend the terms of respective option agreements, including the exercise price of an option, the fair market value of the New Silexion ordinary shares, the time and vesting schedule applicable to the option, accelerate or amend the vesting schedule applicable to an option, prescribe the forms of option agreement for use under the 2013 Plan and take all other actions and make all other determinations necessary for the administration of the 2013 Plan.

Eligibility.    The 2013 Plan provides for granting options under various tax regimes, including, without limitation, in compliance with Section 102 or Section 3(i) of the Israeli Tax Ordinance (the “Ordinance”), and for awards granted to Silexion’s United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and Section 409A of the Code.

Options.    All options granted pursuant to the 2013 Plan are evidenced by an option agreement, in a form approved, from time to time, by the committee in its sole discretion. The option agreement sets forth the terms and conditions of the number of shares to which the option relates and the type of option granted thereunder, the purchase price per share and the vesting schedule to which such option shall become exercisable.

Unless otherwise determined by the committee or the board of directors and as stated in the option agreement, and subject to the conditions of the 2013 Plan, options become exercisable under the following schedule: 25% of the shares covered by the option on the first anniversary of the date on which such option was granted and 12.5% of the shares covered by the option at the end of each subsequent six-month period during the second, third and fourth years from the date of grant, with the committee and/or board of directors reserving the exclusive authority to accelerate the periods for exercising an option.

Each option shall expire after ten years from the date of the grant thereof, or five years with respect to incentive stock options unless a shorter term of expiration is otherwise designated by the committee.

Grants.    The 2013 Plan provides for the grant of options (including incentive stock options and nonqualified stock options).

Options granted under the 2013 Plan to Silexion employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of an option may not be less than the par value of the shares (if the shares bear a par value) for which such option is exercisable. The exercise price of an Incentive Stock Option may not be less than 100% of the fair market value of the underlying share on the date of grant or such other amount as may be required pursuant to the Code, and in the case of Incentive Stock Options granted to ten percent (10%) shareholders, not less than 110%.

Exercise.    An option under the 2013 Plan may be exercised by providing us with a written notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the committee and the trustee and permitted by applicable law.

Transferability.    No option shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the option-holder each and all of such option-holder’s rights to purchase New Silexion ordinary shares thereunder shall be exercisable only by the option-holder.

Termination of Employment.    An option may be exercised after the date of termination of option-holder’s service or employment with Silexion or any of its affiliates or termination of an affiliate’s status as such only with respect to the number of options already vested and unexpired at the time of such termination according to the vesting and expiration periods of the options set forth in the 2013 Plan, or under a different period prescribed by the committee or by the board of directors and specified in relevant option agreement, provided however, that (i) such termination is without cause, in which case the options shall be exercisable within not more than 90 days from the effective date of such termination, or (ii) such termination is the result of death or disability of the option-holder, in which case the options shall be exercisable within 12 months, and in the event of death, the option shall be exercisable by the option-holder’s estate, all in accordance the 2013 Plan. If termination of employment or service is for cause, any outstanding unexercised option (whether vested or non-vested), will immediately expire and terminate, and the option-holder shall not have any right in connection to such outstanding options.

Voting Rights.    Option-holders shall not have any of the rights or privileges of shareholders of New Silexion in respect of any New Silexion ordinary shares purchasable upon the exercise of any part of an option unless and until, following exercise in accordance with the terms of the 2013 Plan and the option, registration of the option-holder as holder of such New Silexion ordinary shares in New Silexion’s register of members, but in case of options and New Silexion ordinary shares held by the trustee, subject to the provisions of the 2013 Plan.

Dividends.    With respect to all New Silexion ordinary shares (in contrast to options not exercised for New Silexion ordinary shares) issued upon the exercise of options purchased by an option holder, the option holder, as a shareholder of New Silexion shall be entitled to receive dividends in accordance with the quantity of such New Silexion ordinary shares and the amended and restated memorandum and articles of association of New Silexion, and subject to any applicable taxation on distribution of dividends.

Transactions.    If the outstanding shares of New Silexion shall at any time be changed or exchanged by declaration of a dividend, split, share subdivision, combination or exchange of shares, recapitalization, or any other like event of New Silexion, then in such event only and as often as the same shall occur, the number, class and kind of New Silexion ordinary shares (including New Silexion ordinary shares issuable pursuant to the 2013 Plan, in respect of which options have not yet been exercised) subject to the 2013 Plan or subject to any options granted thereunder, and the purchase prices of the options, shall be appropriately and equitably adjusted so as to maintain the proportionate number of New Silexion ordinary shares without changing the aggregate purchase price of the options.

In the event of a merger or consolidation of New Silexion or a sale of all, or substantially all, of New Silexion’s shares or assets or other transaction having a similar effect on New Silexion, or change in the composition of the board of directors, or such other transaction or circumstances that the New Silexion Board determines to be a relevant transaction, the merger agreement will provide for one or more of the following, without the consent of the option-holder: (i) any outstanding option will be assumed or substituted by the successor corporation; (ii) the cancellation of such options and a payment to the option-holder, as provided in the 2013 Plan; and (iii) the full exercisability of the option and full vesting of the New Silexion ordinary shares subject to the option, followed by the cancellation of the option.

2023 Equity Incentive Plan

The 2023 Equity Incentive (the “2023 Plan”) was adopted by Silexion’s board of directors in 2023. The purpose of the 2023 Plan is to provide equity-based incentive awards in order to link the compensation and benefits of the individuals and entities providing services to Silexion or its affiliates with the success of Silexion and long-term shareholder value. The 2023 Plan enabled Silexion to grant options to purchase ordinary shares of Silexion (currently, following the Business Combination, New Silexion ordinary shares), restricted shares and restricted share units, all of which are referred to as “awards”.

Shares Available for Grants.    The total number of shares available for issuance under the 2023 Plan was determined from time to time by Silexion’s board of directors, subject to certain adjustments as described in the 2023 Plan. If any shares subject to awards under the 2023 Plan expires or otherwise terminates in accordance with the terms thereunder, such shares shall become available for future grants thereunder.

Administration.    Silexion’s board of directors (currently, following the Business Combination, the board of directors of New Silexion), or a duly authorized committee of its board of directors (the “Administrator”), is authorized to administer the 2023 Plan. Under the 2023 Plan, the Administrator has the authority, subject to applicable law, to interpret the terms of the 2023 Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the number of awards granted, the exercise price of an award, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2023 Plan and take all other actions and make all other determinations necessary for the administration of the 2023 Plan.

The Administrator also has the authority to determine the circumstances under which awards may be settled, cancelled, forfeited, exchanged, or surrendered under and in accordance with the 2023 Plan of any or all awards or shares, and the authority to prescribe, amend and rescind rules and regulations relating to the 2023 Plan, including the form of award agreements and rules governing the grant of awards in jurisdictions in which Silexion or any affiliate operate, or to terminate the 2023 Plan at any time before the date of expiration of its ten-year term, provided that such termination shall not materially affect the rights of grantees, to whom awards have already been granted.

Eligibility.    The 2023 Plan provides for granting awards under the Israeli tax regime, including compliance with Section 102 or Section 3(i) of the Ordinance.

Grants.    All awards granted pursuant to the 2023 Plan are evidenced by an award letter, in a form approved, from time to time, by the administrator in its sole discretion. The award letter sets forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable.

Unless otherwise determined by the Administrator and stated in the award letter, and subject to the conditions of the 2023 Plan, awards vest and become exercisable under the following schedule: 25% of the shares covered by the award on the first anniversary of the vesting commencement date determined by the Administrator (and in the absence of such determination, the date on which such award was granted) and the remaining 75% of the award shall vest (equally) on a quarterly basis, over 12 quarters as of the commencement date’s first annual anniversary; provided that the grantee remains continuously as an employee or provides services to Silexion throughout such vesting dates.

Each award will expire ten years from the date of the grant thereof, unless a shorter term of expiration is otherwise designated by the Administrator.

Awards.    The 2023 Plan provides for the grant of options, shares, restricted shares, RSUs, and other share-based awards.

Exercise.    An award under the 2023 Plan may be exercised by providing Silexion (currently, New Silexion) a written notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the Administrator and permitted by applicable law. The 2023 Plan allows for a net exercise of awards (as may be included in the award letter or otherwise approved by the Administrator). An award may not be exercised for a fraction of a share.

Transferability.    No person other than the grantee shall have any right with respect to any award granted under the 2023 Plan. No transfer of any right to any award or its underlying shares, by will or by the laws of descent, shall effectively bind Silexion (currently, New Silexion) unless and until furnished with the certain signed and notarized documents, as described in the 2023 Plan.

Termination of Engagement.    In the event of termination of a grantee’s employment or service with Silexion or any of its affiliates, for any reason other than death, retirement, disability or cause, any vested and unexercised awards held by such grantee as of the date of termination may be exercised within 90-days after such date of termination, unless otherwise determined by the Administrator, but in no event later than the date of expiration of the award as set forth in the award letter. After such 90-days period, all such unexercised awards will terminate and the shares covered by such awards become available for issuance under the 2023 Plan.

In the event of termination of a grantee’s employment or service with Silexion or any of its affiliates due to such grantee’s death, retirement or permanent disability, any vested but unexercised awards shall be exercisable (a) in the case of death, by such grantee’s estate, personal representative or beneficiary, or (b) in the case of retirement or Disability, by such grantee or his/her personal representative (as the case may be), until the earlier of (i) 180 days following the date of termination for any such reason; or (ii) the date of expiration of each such as set forth in the award letter. All such grantee’s other awards shall expire upon the date of such termination.

Notwithstanding any of the foregoing, if a grantee’s employment or services with Silexion or any of its affiliates is terminated for “cause” (as defined in the 2023 Plan), all outstanding awards held by such grantee (whether vested or unvested) shall expire. With respect to any and all shares owned by such grantee pursuant to the exercise of any and all awards granted under the 2023 Plan, the board of directors of Silexion may convert such shares into deferred shares of Silexion.

Voting Rights.    Until consummation of Silexion’s initial public offering (or equivalent transaction, such as the Business Combination), shares underlying awards held by grantees or the trustee, as applicable, were to be voted by an irrevocable proxy assigned to a person appointed by the board of directors.

Dividends.    Grantees holding shares issuable or issued upon exercise of awards granted under the 2023 Plan will, as a shareholder of New Silexion, be entitled to receive dividends and other distributions with respect to the underlying shares.

Transactions.    In the event of any division or subdivision of Silexion’s (currently, New Silexion’s) issued and outstanding share capital, any distribution of bonus shares (share split or subdivision), consolidation or combination of the share capital (reverse share split), reclassification of the shares or any similar recapitalization event, as well as any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the shares or other securities of Silexion (currently, New Silexion), or any other change in Silexion’s (currently, New Silexion’s) corporate structure affecting the shares, the administrator may, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan, adjust (A) the number and class of shares that may be issued under the 2023 Plan; (B) the number, class, and exercise price of underlying shares for each outstanding award; (C) any other term of the awards that in the administrator’s opinion should be adjusted (including those concerning the vesting, exercisability and term of outstanding awards); provided, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares.

Upon any such adjustment, references herein to shares and underlying shares shall be construed to mean those shares of Silexion (currently, New Silexion) subject to the 2023 Plan as determined by the Administrator following such adjustment. Any fractional shares resulting from such adjustment shall be rounded down to the nearest whole number of share and Silexion (currently, New Silexion) shall have no obligation to make any cash or other payment with respect to such fractional shares. The adjustments shall be made by the Administrator. If the applicable awards or underlying shares are deposited with a trustee, all of the shares formed by such adjustments shall also be deposited with the trustee on the same terms as such awards or underlying shares.

In the event of a merger, reorganization or consolidation of Silexion (currently, New Silexion) with or into another incorporated entity, or its acquisition by another incorporated entity by means of any transaction or series of related transactions, except any such merger, reorganization or consolidation in which the issued shares of Silexion (currently, New Silexion) as of immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger, reorganization, or consolidation, at least a majority, by voting power, of the outstanding shares of the surviving or acquiring incorporated entity; or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on our company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that our board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the Administrator, any outstanding award will be assumed or substituted by such successor corporation or substituted by our company or by any affiliate of the successor corporation, as determined by the Administrator, and (ii) regardless of whether or not the award is assumed or substituted, the Administrator may:

(a)
entitle a grantee to exercise an award, or to otherwise provide for the acceleration of such award’s vesting schedule, as to all or part of its underlying shares, including with respect to awards that would not otherwise be exercisable or vested, under such terms and conditions as the Administrator shall determine, including the cancellation of all unexercised awards upon or immediately prior to the closing of a transaction or as of such other date (the “Cut-Off Date”), and/or the termination of all awards (whether vested but un-exercised or un-vested) as of the relevant Cut-Off Date, as of which they shall no longer be exercisable by the applicable grantees; and/or

(b)
provide for the cancellation of outstanding awards at or immediately prior to the closing of a transaction, and payment to the applicable grantee of a consideration determined by the Administrator to be fair in the circumstances (whether in shares, cash, other securities, property, or any combination thereof), taking into account the value of each underlying share of any such award’s vested portion as reflected by the terms of such transaction, and the exercise price of each such underlying share, and subject to such terms and conditions as determined by the Administrator.

The Administrator shall have full authority to select the method for determining the payment to the grantees, as well as to set such payment to zero, with respect to underlying shares valued at less than their exercise price or to those of awards that would not otherwise be exercisable or vested, or to determine that such payment be made only in excess of the exercise price.

New Silexion Share Incentive Plans

2024 Equity Incentive Plan

Pursuant to written resolutions adopted by New Silexion’s board of directors and shareholders prior to the Closing, New Silexion has approved and adopted the 2024 Equity Incentive Plan (the “2024 Plan”), which became effective immediately upon the Closing.

Upon the Closing, a total of 575,572 New Silexion ordinary shares were reserved for issuance under the terms of the 2024 Plan, which, together with New Silexion ordinary shares allocated for issuance under the existing 2013 Plan and 2023 Plan, equaled 10% of the total number of New Silexion ordinary shares on a fully diluted basis immediately following the Closing. A summary of the other material terms of the 2024 Incentive Plan is provided below:

Administration

The compensation committee of our board of directors is the administrator of the 2024 Plan. Except as provided otherwise under the 2024 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2024 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2024 Plan.

Eligibility and Participation

The administrator selects the individuals who participate in the 2024 Plan. Eligibility to participate is open to officers, directors and employees of, and other individuals who provide bona fide services to or for, us or any of our subsidiaries. Our board of directors may also select as participants prospective officers, employees and individual service providers who have accepted an offer of employment or another service relationship from us or one of our subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

Share Pool Under the 2024 Plan

The initial number of New Silexion ordinary shares allocated to the 2024 Plan is 575,572. The number of New Silexion ordinary shares available under the 2024 Plan (the “Share Pool”) will be subject to the following annual allocations and adjustments:

The Share Pool will be increased automatically on January 1 of each calendar year, beginning on January 1, 2025 and for each of the subsequent nine calendar years, through (and including) January 1, 2034, in an amount equal to the lesser of (i) 5% of the number of New Silexion ordinary shares issued and outstanding as of that January 1 date, or (ii) an amount determined by our board of directors prior to such date.

The following additional rules apply to the number of New Silexion ordinary shares available under the Share Pool on an ongoing basis:

●	The Share Pool will be reduced by one share for each share made subject to an award granted under the 2024 Plan;

●
The Share Pool will be increased by the number of unissued shares underlying or used as a reference measure for any award or portion of an award granted under the 2024 Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares;

●
The Share Pool will be increased by the number of shares that are forfeited back or surrendered for no consideration to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2024 Plan;

●
The Share Pool shall be increased, on the exercise date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of the exercise price of any award granted under the 2024 Plan; and

●
The Share Pool shall be increased, on the relevant date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of any tax withholding obligation that arises in connection with any award granted under the 2024 Plan.

In the event of a merger, consolidation, share rights offering, statutory share exchange or similar event affecting the Company or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our board of directors will make equitable and appropriate substitutions or proportionate adjustments to the Share Pool to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

ISO Award Limit

The maximum number of New Silexion ordinary shares that may be issued in connection with awards granted under the 2024 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is 575,572.

Types of Awards

General. The 2024 Plan enables the grant of share awards, performance shares, restricted share units, cash-based performance units, other share-based awards, share options, share appreciation rights, and share unit awards, each of which may be granted separately or in tandem with other awards. The administrator may establish sub-plans under the 2024 Plan under which awards that qualify for preferred tax treatment for recipients in jurisdictions outside the U.S. may be granted.

New Silexion has adopted a sub-plan for Israeli participants, which provides for granting awards in compliance with Section 102 (“Section 102”) and Section 3(i) of the Israeli Income Tax Ordinance (New Version), 5721-1961, as amended (the “ITO”). Section 102 allows employees, directors and officers who are not controlling shareholders and who are considered Israeli residents for tax purposes to receive favorable tax treatment for compensation in the form of shares, options or certain other types of equity awards, subject to certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents for tax purposes may be granted awards under Section 3(i) of the ITO, which do not provide for similar tax benefits as Section 102.

Out of the three tax tracks that are available under Section 102 ((i) the “ordinary income track” with a trustee, (ii) the “capital gains track” with a trustee and (iii) grants without a trustee and without a trust period), New Silexion has elected the “capital gain track” for grants to eligible Israeli grantees as provided above, which may allow favorable tax treatment for such grantees.

Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments.

In the event of a merger, amalgamation, consolidation, share rights offering, share exchange or similar event affecting the Company (a “Corporate Event”) or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization, capital reduction distribution or similar event affecting the capital structure of the Company, the administrator will make equitable and appropriate substitutions or proportionate adjustments to:

●	the aggregate number and kind of shares or other securities that may be granted to eligible individuals under the 2024 Plan;

●	the maximum number of shares or other securities that may be issued with respect to incentive share options granted under the 2024 Plan;

●	the number of shares or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

●	all other numerical limitations relating to awards, whether contained in the 2024 Plan or in award agreements.

Notwithstanding the foregoing, any fractional shares resulting from the above mandatory adjustments will be eliminated.

Discretionary Adjustments.

In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof. The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Repricing.

The administrator may reprice any share options or share appreciation rights without the approval of the shareholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price or base price of an option or share appreciation right after it is granted other than an adjustment made pursuant to the provisions of the 2024 Plan, (B) any other action that is treated as a repricing under applicable accounting principles; (C) cancelling a share option or share appreciation right at a time when its exercise price or base price exceeds the fair market value of the underlying share, in exchange for another share option, share appreciation right, restricted share or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the primary securities market or exchange on which the shares are listed or admitted for trading.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation.

Unless the administrator determines otherwise, all awards outstanding under the 2024 Plan will terminate upon the winding up, liquidation or dissolution of the Company.

Amendment and Termination

Our board of directors or the compensation committee may terminate, amend or modify the 2024 Plan or any portion of it at any time; provided, that, (i) if required to comply with Cayman Islands law and any other applicable laws or marketplace or listing rules of a securities market or securities exchange (other than any requirement from which the Company may opt out based on any available home country exemption), the Company shall obtain shareholder approval of any 2024 Plan amendment in such a manner and to such a degree as required, and (ii) no such termination or amendment may materially impair the rights of a participant with respect to a previously granted award (other than as required to comply with applicable law or the rules of any securities exchange or market on which the shares are listed or to prevent adverse tax or accounting consequences to the Company or the participant) without such participant’s consent.

The 2024 Plan is scheduled to expire on August 14, 2034, which is ten years after the effective date of its adoption by our board of directors. After that time, no further grants may be made under the 2024 Plan, but any then-outstanding grants will remain subject to the terms of the plan.

The foregoing description of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, which is attached to the registration statement of which this prospectus forms a part as Exhibit 10.12 and incorporated herein by reference.

Rule 10b5-1 Sales Plans

New Silexion’s directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell ordinary shares on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. New Silexion’s directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Emerging Growth Company Status

New Silexion is an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation”, below is a description of transactions since our formation on April 2, 2024 to which we have been a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●
any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Related Party Transactions

Arrangements with Executive Officers

Ilan Hadar serves as Silexion’s Chief Executive Officer, Managing Director, and Chairman of its board of directors. Mr. Hadar’s employment agreement with Silexion, as to be amended effective upon the Closing of the Business Combination, subject to corporate approvals, will provide for him to receive an annual base salary of $357,820 (based on the average exchange rate for 2023, as published by the Bank of Israel), customary disbursements toward his providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position. During 2022, Silexion granted Mr. Hadar 32,400 options to purchase New Silexion ordinary shares, vesting over a period of 48 months, provided that Mr. Hadar remains engaged by Silexion (or a Silexion affiliate) at the end of each vesting period and subject to the Silexion Plan. Upon completion of the Business Combination, the vesting of all such options is expected to accelerate, such that all unvested options shall become fully vested at that time.

Mirit Horenshtein Hadar, Silexion’s Executive VP of Finance and Chief Financial Officer, is Mr. Hadar’s spouse. Ms. Horenshtein Hadar’s employment agreement with Silexion provides for her to receive an annual base salary of $234,210 (based on the average exchange rate for 2023, as published by the Bank of Israel), as well as customary disbursements toward her providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Indemnification Agreements

On the date of, and in connection with, the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The indemnification agreements provide that New Silexion will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of New Silexion, to the fullest extent permitted under Cayman law, and the Company’s Amended and Restated Memorandum and Articles of Association.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is filed as Exhibit 10.6 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Conversion Transaction with GIBF

Following the Closing, Guangzhou Sino-Israel Bio-Industry Investment Fund I, or GIBF, currently beneficially owns 20.3% of New Silexion’s issued and outstanding share capital. GIBF had held the remaining 49% of the issued and outstanding share capital of Silexion’s 51%-held Chinese subsidiary, Silenseed (China) Ltd. (which 49% interest had been received by it in return for its equity investments in the Chinese subsidiary, rather than equity investments directly in Silexion). In connection with the consummation of the Business Combination, GIBF was to exchange its entire holdings in the Chinese subsidiary for preferred shares of Silexion according to the terms set out in the contract for the establishment of the Chinese subsidiary, dated August 30, 2021, as amended, which preferred shares were to be automatically converted into 1,812,525 New Silexion ordinary shares in accordance with the equity exchange ratio for Silexion shareholders’ exchange of shares of Silexion for shares of New Silexion under the Business Combination Agreement.

However, in order to simplify the transfer of GIBF’s 49% interest in Silexion’s Chinese subsidiary to our company, in lieu of transferring that interest to Silexion, GIBF instead transferred the interest directly to New Silexion pursuant to an Agreement on Arrangements Related to Equity Interest Conversion, dated as of August 5, 2024 (the “GIBF Conversion Agreement”). As consideration for its transfer of that 49% interest to New Silexion, GIBF received 1,835,733 New Silexion ordinary shares at the Closing. GIBF furthermore received an additional 70,785 New Silexion ordinary shares upon consummation of the Business Combination due to the conversion of Silexion shares that were issued to it upon settlement of RSUs of Silexion that were subject to accelerated vesting at the Closing. Those RSUs were granted to GIBF subject to GIBF’s providing certain services to Silexion in connection with the transfer of funds from Silexion’s Chinese subsidiary to Silexion. Avner Lushi and Shlomo Noy, both of whom serve as directors of New Silexion since the Closing, share voting and investment power over the 1,987,082 New Silexion ordinary shares beneficially owned by GIBF after the Closing.

PIPE Financing

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via the PIPE Financing, whereby Moringa sold to the PIPE Investor, a Cayman Islands exempted limited partnership and affiliate of the Moringa Sponsor, 200,000 newly issued Moringa ordinary shares at a price of $10.00 per share, pursuant to the PIPE Agreement, dated as of August 15, 2024, by and among Moringa, New Silexion and the PIPE Investor. Those 200,000 shares automatically converted upon the Closing of the Business Combination into an equivalent number of New Silexion ordinary shares, or the PIPE Shares. The PIPE Investor is entitled to customary registration rights in respect of the PIPE Shares under the PIPE Agreement, pursuant to which New Silexion has agreed that, within 60 days after the Closing Date, it will file with the SEC a registration statement registering the resale of the PIPE Shares by the PIPE Investor, and use its commercially reasonable efforts to have that registration statement be declared effective by 180 days after the Closing Date (or 90 days after the Closing Date if the SEC does not review that filing).

The funds raised from the PIPE Financing, together with remaining funds in Moringa’s trust account after payments to redeeming public shareholders of Moringa, were used for financing support for Moringa and New Silexion, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

The foregoing summary provides only a brief description of the PIPE Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the PIPE Agreement, a copy of which serves as Exhibit 10.2 to the registration statement of which this prospectus forms a part, and which is incorporated herein by reference.

Amended and Restated Sponsor Promissory Note

Effective as of the Closing, New Silexion issued to the Sponsor, and Sponsor accepted, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the Sponsor from the IPO until the Closing (and as to which the obligations of Moringa were assigned to New Silexion upon the Closing), the A&R Sponsor Promissory Note in an amount of $3,433,000, which reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by New Silexion) only by way of conversion into New Silexion ordinary shares (“Note Shares”) in accordance with the terms set forth in the form of A&R Sponsor Promissory Note. New Silexion and the Sponsor may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which New Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100,000, in an amount of Note Shares constituting up to thirty percent (30%) of the number of New Silexion ordinary shares issued and sold by New Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into New Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of the New Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

The foregoing summary provides only a brief description of the A&R Sponsor Promissory Note and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Sponsor Promissory Note, a copy of which serves as Exhibit 10.5 to the registration statement of which this prospectus forms a part, and which is incorporated herein by reference.

Amended and Restated Registration Rights and Lock-Up Agreement

Prior to the Closing under the Business Combination Agreement, on August 14, 2024, New Silexion, Moringa, Moringa Sponsor, the distributees of the Sponsor Investment Shares (as defined under the Business Combination Agreement), certain of Silexion’s pre-Business Combination shareholders and the PIPE Investor entered into (and EarlyBird will be bound by) the A&R Registration Rights and Lock-Up Agreement, which became effective as of the Closing. Under the agreement, New Silexion has assumed Moringa’s existing obligations under Moringa’s prior registration rights agreement (entered into in connection with Moringa’s initial public offering, or IPO) and has granted registration rights to the Moringa Sponsor, the distributees of Sponsor Investment Shares, certain of Silexion’s pre-Business Combination shareholders, the PIPE Investor and EarlyBird with respect to certain securities of New Silexion.

Under the A&R Registration Rights and Lock-Up Agreement, New Silexion has agreed to provide the holders party thereto customary demand and shelf registration rights (subject to certain minimum size offerings) and piggy-back rights on primary and secondary offerings, subject to customary cut-back provisions.

Under the lock-up provisions of the agreement, lock-up periods apply following the Closing to securities of New Silexion that are held by the holders who are party to the agreement, subject to permitted transfers to certain categories of “Permitted Transferees”. Specifically, those lock-up periods apply to the following categories of securities for the following periods of time post-Closing:

●
Sponsor Investment Shares and securities held by former Silexion shareholders: (A) 50% of the Sponsor Investment Shares held by the Sponsor and its distributees and 50% of the New Silexion securities held by the former Silexion shareholders who are party to the agreement, in each case, upon the Closing, are subject to a lock-up period ending on the earlier of (i) six (6) months after the completion of the Business Combination, and (ii) the date on which New Silexion will consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after the Business Combination that results in all of New Silexion’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (B) the other 50% of the Sponsor Investment Shares held by the Sponsor and its distributees and 50% of the New Silexion securities held by the former Silexion shareholders party to the agreement, in each case, upon the Closing, will be subject to a lock-up period that will end on the earliest of (x) six (6) months after the date of the consummation of the Business Combination, (y) the date on which New Silexion consummates a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after the Business Combination that results in all of New Silexion’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, or (z) the date on which the last reported sale price of New Silexion’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period.

●
Private Shares and Private Warrants: The lock-up period on all New Silexion ordinary shares issued pursuant to the SPAC Merger in exchange for private placement shares and private placement warrants purchased by or issued to the Sponsor and EarlyBird concurrently with Moringa’s initial public offering will remain (as provided in the documentation for Moringa’s initial public offering) 30 days after the Closing.

●
Representative Shares. The lock-up period on all Representative Shares (as defined in the Amended and Restated Registration Rights and Lock-Up Agreement) that are held by EarlyBird will remain (as provided in the documentation for Moringa’s initial public offering) three months after the Closing.

●
Note Shares and PIPE Shares. Note Shares issued to the Sponsor upon conversion of amounts due under the A&R Sponsor Promissory Note and PIPE Shares issued to the PIPE Investor will not be subject to any lock-up periods following the Closing.

The foregoing summary provides only a brief description of the A&R Registration Rights and Lock-Up Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Registration Rights and Lock-Up Agreement, which serves as Exhibit 10.4 to the registration statement of which this prospectus forms a part, and which is incorporated herein by reference.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of New Silexion ordinary shares as of October 1, 2024 by:

●	each person who is the beneficial owner of more than 5% of the outstanding New Silexion ordinary shares;

●	the Company’s named executive officer and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership, we include, as outstanding, those ordinary shares that are subject to warrants held by that person that are currently exercisable or exercisable within 60 days of October 1, 2024. We do not deem those shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all New Silexion ordinary shares beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Silexion Therapeutics Corp, 2 Ha’mayan St., Modiin, Israel 7177871.

The percentage ownership of New Silexion ordinary shares is based on 13,827,814 New Silexion ordinary shares outstanding as of October 1, 2024, after giving effect to the various adjustments to the issued share capital of New Silexion that occurred at the Closing of the Business Combination, as well as issuances of an additional 4,059,418 ordinary shares, in the aggregate, pursuant to the ELOC Agreement.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers of New Silexion:
Ilan Hadar	280,438	(2)	2.0%
Dror Abramov	39,829		*
Ruth Alon	54,325		*
Ilan Levin(3)	2,066,610	(4)	14.8%
Avner Lushi(5)	1,987,082	(6)	14.4%
Shlomo Noy(7)	1,987,082	(6)	14.4%
Dr. Mitchell Shirvan	196,992	(8)	1.4%
Mirit Horenshtein Hadar, CPA	56,772		*

All executive officers and directors as a group (8 individuals)	4,682,048		33%
Five Percent Holders:
Moringa Sponsor, LP and affiliated entities (3)	2,066,610	(4)	14.8%
Guangzhou Sino-Israel Biotech Fund(9)	1,987,082	(6)	14.4%
Wildcat Partner Holdings LP(10)	1,020,852		7.4%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Silexion Therapeutics Corp, 2 Ha’ma’ayan St., Modi’in- Maccabim Reut, Israel 7177871.

(2)	Includes 129,045 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $6.72 per share, all of which are vested and currently exercisable.

(3)
The shares reported in this row are held of record by the Sponsor, Moringa Sponsor, LP, and/or by the PIPE Investor, Greenstar, L.P., each a Cayman Islands exempted limited partnership, as described in footnote (4) below. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of each of the Sponsor and the PIPE Investor. Mr. Levin, a director of New Silexion, is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares indirectly held by the Sponsor and the PIPE Investor. The limited partnership interests of the Sponsor and the PIPE Investor are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the Sponsor and the PIPE Investor other than to the extent of his direct or indirect pecuniary interest in such securities. The address of each of the entities beneficially owning the shares that are reported in this row is c/o Moringa Acquisition Corp, 250 Park Avenue, 7th floor, New York, NY 10177.

(4)
Consists of the total of: (i) 1,337,325 New Silexion ordinary shares issued to the Sponsor as Sponsor Investment Shares (as defined under the Business Combination Agreement); (ii) 352,857 New Silexion ordinary shares issued to the Sponsor upon the Closing of the Business Combination due to the conversion, on a one-for-one basis, of the 352,857 Moringa private shares held by it; (iii) 176,429 New Silexion ordinary shares underlying New Silexion warrants issued to the Sponsor upon the Closing of the Business Combination due to the conversion, on a one-for-one basis, of the 176,429 Moringa private warrants held by the Sponsor (which New Silexion warrants will be exercisable beginning 30 days after the Closing Date); and (iv) 200,000 New Silexion ordinary shares issued to Greenstar, L.P., the PIPE Investor, as PIPE Shares in respect of the PIPE Financing. The foregoing beneficial ownership of New Silexion ordinary shares by the Sponsor does not include any Note Shares that may be issued to the Sponsor following the Closing upon conversion of amounts owed by New Silexion to the Sponsor under the A&R Sponsor Promissory Note, as the potential number of Note Shares, and the timing of issuance of Note Shares, cannot be determined in advance.

(5)
The shares reported in this row consist entirely of New Silexion ordinary shares held of record by Guangzhou Sino-Israel Biotech Fund (“GIBF”), with respect to which Mr. Lushi possesses shared voting and investment authority as a result of his serving as a Managing Partner and CEO of GIBF.

(6)
Includes 1,835,733 New Silexion ordinary shares issued to GIBF at the Closing in respect of its transfer of its noncontrolling interest in Silexion’s Chinese subsidiary, Silenseed (China) Ltd., to New Silexion pursuant to the Chinese Subsidiary Transfer.

(7)
The shares reported in this row consist entirely of New Silexion ordinary shares held of record by GIBF, with respect to which Mr. Noy possesses shared voting and investment authority as a result of his serving as Chief Medical Officer of GIBF.

(8)	Includes 64,522 New Silexion ordinary shares issuable upon exercise of options, at an exercise price of $6.72 per share, all of which are vested and currently exercisable.

(9)
The address of this shareholder is 34 Ha’Barzel St., Tel-Aviv 6971052 Israel. Each of Avner Lushi and Shlomo Noy may be deemed to share voting and investment power over the securities beneficially owned by GIBF.

(10)
The address of this shareholder is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102. Len Porter may be deemed to have sole voting and investment power over the securities beneficially owned by Wildcat Partner Holdings LP.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Securityholders of any or all of the New Silexion ordinary shares and New Silexion warrants that are held by them and as to which they possess registration rights, which includes registration rights under the A&R Registration Rights and Lock-Up Agreement, the PIPE Agreement, the A&R Sponsor Promissory Note and the EarlyBird Convertible Note. For additional information regarding the issuance of the ordinary shares and warrants covered by this prospectus, see the section titled “Transactions Related to Offering Under This Prospectus” above. Except for those transactions or as otherwise disclosed in this prospectus, none of the Selling Securityholders has had any material relationship with us within the past three years.

The Selling Securityholders may offer and sell, from time to time, any or all of the New Silexion ordinary shares and New Silexion warrants being offered for resale under this prospectus.

In addition, this prospectus relates to the issuance and sale of up to 5,940,000 New Silexion ordinary shares that are issuable by us upon the exercise of the New Silexion warrants, which were previously registered by us in our Registration Statement on Form S-4 (SEC file number 333-279281) in connection with the Business Combination, but which are being registered once again in order to enable warrant exercises on an ongoing basis following the completion of the Business Combination.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of October 1, 2024, information regarding the beneficial ownership of New Silexion ordinary shares and New Silexion warrants of each Selling Securityholder, the number of New Silexion ordinary shares (including New Silexion ordinary shares underlying New Silexion warrants) and, separately, the number of New Silexion warrants, that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 13,827,814 New Silexion ordinary shares outstanding as of October 1, 2024.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon completion of this offering. We do not know how long the Selling Securityholders will hold the securities before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale of any of the securities. For purposes of the table below, however, we have assumed that after completion of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering and will retain beneficial ownership of the securities not covered by this prospectus. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

The purchase prices of the ordinary shares issuable to the Sponsor under the A&R Sponsor Promissory Note and to EarlyBird under the EarlyBird Convertible Note are subject to change over the course of the offering period under this prospectus, and it is therefore not known as to how many ordinary shares will be acquired under those convertible promissory notes, and, consequently, sold by the Sponsor or EarlyBird under this prospectus. We have assumed, therefore, for purposes of the below table: (i) the issuance of a maximum 6,866,000 ordinary shares to the Sponsor pursuant to the A&R Sponsor Promissory Note, based on the conversion of the entire $3,433,000 principal amount under that note into ordinary shares at an assumed conversion price of $0.50 per share; and (ii) the issuance of a maximum 2,500,000 ordinary shares to EarlyBird pursuant to the EarlyBird Convertible Note, based on the conversion of the entire $1,250,000 principal amount into ordinary shares at an assumed conversion price of $0.50 per share. The number of ordinary shares that may actually be sold by the Sponsor or EarlyBird may be fewer than the number of shares being offered by this prospectus.

	New Silexion Ordinary Shares(1)				New Silexion Warrants
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Moringa Sponsor, L.P.(2)	1,866,611(3)	8,732,611(4)	-	-	176,429	176,429	-	-
Greenstar, L.P.(5)	200,000	200,000	-	-	-	-	-	-
EarlyBird Capital, Inc. (6)	80,714(7)	2,580,714(8)	-	-	13,571	13,571	-	-
Ruth Alon	54,325	54,325	-	-	-	-	-	-
Eric Brachfeld(9)	15,000	15,000	-	-	-	-	-	-
Michael Basch(10)	15,000	15,000	-	-	-	-	-	-
Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP)(11)	1,987,082	1,987,082	-	-	-		-	-
Wildcat Partner Holdings LP(12)	1,020,852	1,020,852	-	-	-	-	-	-
Ilan Shiloah(13)	407,797(13)	407,797(13)	-	-			-	-
Amotz Shemi(15)	278,800	278,800	-	-	-	-	-	-
Mark Cangemi(16)	500	500	-	-	-	-	-	-
Jillian Carter(16)	1,500	1,500	-	-	-	-	-	-
Jacqueline Chang(16)	500	500	-	-	-	-	-	-
Mauro Conijeski(16)	1,500	1,500	-	-	-	-	-	-
Gleeson Cox(16)	1,500	1,500	-	-	-	-	-	-
Tracy Fezza(16)	1,000	1,000	-	-	-	-	-	-
Robert Gladstone(16)	1,000	1,000	-	-	-	-	-	-
Amy Kaufmann(16)	1,500	1,500	-	-	-	-	-	-
Ed Kovary(16)	4,000	4,000	-	-	-	-	-	-
Steven Levine(16)	15,000	15,000	-	-	-	-	-	-
Coleen McGlynn(16)	1,000	1,000	-	-	-	-	-	-
Joe Mongiello(16)	500	500	-	-	-	-	-	-
David Nussbaum(16)	15,000	15,000	-	-	-	-	-	-
Richard M. Powell(16)	4,000	4,000	-	-	-	-	-	-
RF Lafferty(16)	6,000	6,000	-	-	-	-	-	-
Doug Rogers(16)	1,000	1,000	-	-	-	-	-	-
Gregory Stoupnitzky(16)	1,500	1,500	-	-	-	-	-	-
Marc Van Tricht(16)	3,000	3,000	-	-	-	-	-	-

*	Less than 1%

(1)	Includes New Silexion ordinary shares underlying New Silexion warrants held by the Selling Securityholders.

(2)
The securities reported in this row are held of record by the Sponsor, Moringa Sponsor, LP, a Cayman Islands exempted limited partnership. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of the Sponsor. Mr. Levin, a director of New Silexion, is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares held by the Sponsor. The limited partnership interests of the Sponsor are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the Sponsor other than to the extent of his direct or indirect pecuniary interest in such securities. The address of the shareholder identified in this row is c/o Moringa Acquisition Corp, 250 Park Avenue, 7th floor, New York, NY 10177.

(3)
Consists of 1,690,182 ordinary shares and an additional 176,429 ordinary shares underlying warrants. Excludes the Note Shares that may be issued upon conversion of amounts owed by New Silexion to the Sponsor under the A&R Sponsor Promissory Note, as the potential number of Note Shares, and the timing of issuance of Note Shares, are beyond the control of the Sponsor and cannot be determined in advance.

(4)
Consists of the 1,866,611 ordinary shares beneficially owned by the Sponsor, as described in footnote (3), as well as an additional 6,866,000 ordinary shares issuable to the Sponsor under the A&R Sponsor Promissory Note, assuming that the full $3,433,000 principal amount of that note is converted into ordinary shares at a price of $0.50 per share.

(5)
The shares reported in this row are held of record by the PIPE Investor, Greenstar, L.P., a Cayman Islands exempted limited partnership. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of the PIPE Investor. Mr. Levin, a director of New Silexion, is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares held by the PIPE Investor. The limited partnership interests of the PIPE Investor are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the PIPE Investor other than to the extent of his direct or indirect pecuniary interest in such securities. The address of the shareholder identified in this row is c/o Moringa Acquisition Corp, 250 Park Avenue, 7th floor, New York, NY 10177.

(6)
Messrs. Steven Levine and David Nussbaum, and Ms. Amy Kaufmann, may be deemed to share beneficial ownership of the securities beneficially owned by EarlyBird. The principal business address of EarlyBird is One Huntington Quadrangle 1C15, Melville, NY 11747.

(7)
Excludes the ordinary shares that may be issued upon conversion of amounts owed by New Silexion to EarlyBird under the EarlyBird Convertible Note, as the potential number of such shares, and the timing of issuance of such shares, are beyond the control of EarlyBird and cannot be determined in advance.

(8)
Consists of the 67,143 ordinary shares and 13,571 additional ordinary shares underlying warrants currently held by EarlyBird, as well as an additional 2,500,000 ordinary shares issuable to EarlyBird under the EarlyBird Convertible Note, assuming that the full $1,250,000 principal amount of that note is converted into ordinary shares at a price of $0.50 per share.

(9)	The address of this shareholder is c/o Manhattan Venture Partners, 152 Madison Avenue, New York, NY 10016.

(10)	The address of this shareholder is 2126 E 24th Street, Tulsa, OK, 74114, United States.

(11)
The address of this shareholder is 34 Ha’Barzel St., Tel-Aviv 6971052 Israel. Each of Avner Lushi and Shlomo Noy may be deemed to share voting and investment power over the securities beneficially owned by GIBF.

(12)
The address of this shareholder is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102. Len Porter may be deemed to have sole voting and investment power over the securities beneficially owned by Wildcat Partner Holdings LP.

(13)	The address of this shareholder is 2 Valenberg Street, Tel Aviv, Israel.

(14)	Consists of 387,883 New Silexion ordinary shares and an additional 19,914 ordinary shares underlying vested options to purchase New Silexion ordinary shares.

(15)	The address of Amotz Shemi is c/o Silenseed Ltd., Malkei Yehuda 24, Herzliya, Israel.

(16)	The address of this shareholder is c/o EarlyBirdCapital, Inc., One Huntington Quadrangle 1C15, Melville, NY 11747.

DESCRIPTION OF SECURITIES

In connection with the consummation of the Business Combination, New Silexion adopted the Articles. The following summary of the material terms of New Silexion’s securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the Articles and the agreements governing New Silexion’s warrants in their entirety, which serve as Exhibit 3.1 and Exhibits 4.1 and 4.2, respectively, to the registration statement of which this prospectus forms a part, along with the applicable provisions of Cayman Islands law, for a complete description of the rights and preferences of New Silexion’s securities.

Authorized and Outstanding Share Capital

The Articles of New Silexion authorize the issuance of 200,000,000 shares, consisting of 200,000,000 ordinary shares, $0.0001 par value per share. As of October 1, 2024, there were 13,827,814 New Silexion ordinary shares outstanding. All of such outstanding New Silexion ordinary shares were validly issued, fully paid and non-assessable.

Ordinary Shares

Voting Power

Holders of New Silexion ordinary shares are entitled to one vote in respect of each share held of record by such holder on all matters to be voted on by shareholders.

Dividends

Subject to applicable law, holders of New Silexion ordinary shares are entitled to receive dividends when, as and if declared by the New Silexion Board, payable in cash, property or shares.

Winding Up, Liquidation and Dissolution

Upon Silexion’s winding up and liquidation and after payment in full of all amounts required to be paid to creditors, the holders of New Silexion ordinary shares are entitled to receive pro rata Silexion’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of New Silexion ordinary shares will not be entitled to preemptive rights, and New Silexion ordinary shares will not be subject to conversion, redemption or sinking fund provisions.

Appointment of Directors

The Silexion’s Board shall consist of up to nine (9) directors and not less than three (3) directors, unless increased or decreased from time to time by Ordinary Resolution in a general meeting.

Directors will generally be appointed by an Ordinary Resolution passed at each annual general meeting.

Prior to each annual general meeting, the New Silexion Board (or a nominating committee established by the New Silexion Board for such purpose) may select, via a resolution adopted by a majority of the New Silexion Board or such committee, a number of persons to be proposed to the shareholders for appointment as directors at such annual general meeting, for service until the next annual general meeting (the “Nominees”). Any shareholder entitled under applicable law to propose one or more persons as nominees for appointment as directors at an annual general meeting (each such nominee, an “Alternate Nominee”) may make such proposal only if a written notice of such shareholder’s intent to that effect has been given to the Secretary of the Company (or, if there is no such Secretary, the chief executive officer) within the periods set out in the Articles.

Unless the New Silexion Board resolves that the appointment of Nominees or Alternate Nominees will be determined based on those Nominees or Alternate Nominees receiving the highest number of votes of Members in favor of their appointment— even if less than a majority of all Members’ votes that are cast, the Nominees or Alternate Nominees shall be appointed by Ordinary Resolution at the annual general meeting at which they are proposed for appointment. If the appointment of the Nominees or Alternate Nominees proposed to be appointed would cause the total number of directors (including those then in office) to exceed the maximum number, then any directors then in office who are not named as Nominees or Alternate Nominees will cease to hold office following the conclusion of such annual general, if any such Nominees or Alternate Nominees are appointed in such meeting, and upon such Nominees or Alternate Nominees taking office. If (a) the appointment of the Nominees or Alternate Nominees proposed to be appointed would not cause the total number of directors to exceed the maximum, or (b) no Nominees or Alternate Nominees are proposed to be appointed at an annual general meeting by either the Board or Members, or (c) no Nominees or Alternate Nominees are eventually appointed in such annual general meeting — all directors then in office shall continue to hold office until the convening of a general meeting at which Nominees or Alternate Nominees shall be proposed and appointed, and where such appointment would cause the total number of directors to exceed the maximum.

Each director will hold office until the next succeeding annual general meeting and until his or her successor is appointed and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Articles will not provide for cumulative voting for the appointment of directors.

Warrants

Following the Closing of the Business Combination and as of October 1, 2024, there were 5,940,000 New Silexion warrants to purchase New Silexion ordinary shares outstanding, consisting of 5,750,000 New Silexion public warrants issued upon conversion of an equivalent number of Moringa public warrants and 190,000 New Silexion private warrants issued upon conversion of an equivalent number of Moringa private warrants (of which 176,429 and 13,571 private warrants are held by the Sponsor and EarlyBird, respectively). In connection with the Closing, each Moringa warrant was exchanged for a New Silexion warrant on substantially similar terms, including exercise price.

Each New Silexion public warrant will entitle the registered holder to purchase one New Silexion ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing one month after the Closing. However, no New Silexion public warrants will be exercisable for cash unless there is an effective and current registration statement covering the New Silexion ordinary shares issuable upon exercise of the New Silexion public warrants and a current prospectus relating to such New Silexion ordinary shares. Notwithstanding the foregoing, if a registration statement covering the New Silexion ordinary shares issuable upon exercise of the New Silexion public warrants is not effective within 60 business days from the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise New Silexion public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the case of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of New Silexion ordinary shares equal to the quotient obtained by dividing (x) the product of the number of New Silexion ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the five trading days ending on the trading day prior to the date of exercise. The New Silexion public warrants will expire five years from the Closing of the Business Combination (i.e., on August 15, 2029) at 5:00 p.m., New York City time.

The New Silexion private warrants are identical to the New Silexion public warrants, except that each New Silexion private warrant will be exercisable for cash (even if a registration statement covering the New Silexion ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the Sponsor, EarlyBird or their respective affiliates.

From and after the time the New Silexion warrants become exercisable, we may call them for redemption (excluding the New Silexion private warrants), in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if and only if

●
the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	a registration statement is then in effect with respect to the New Silexion ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the New Silexion warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a New Silexion warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for New Silexion warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If New Silexion calls the New Silexion warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants prior to redemption to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of New Silexion ordinary shares equal to the quotient obtained by dividing (x) the product of the number of New Silexion ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Silexion ordinary shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The New Silexion warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and New Silexion (as assignee of Moringa). The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of New Silexion ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of New Silexion ordinary shares at a price below their respective exercise prices.

The New Silexion warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of New Silexion ordinary shares and any voting rights until they exercise their warrants and receive New Silexion ordinary shares. After the issuance of New Silexion ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, New Silexion (as assignee of Moringa) has agreed to use its best efforts to have declared effective a registration statement relating to the New Silexion ordinary shares issuable upon exercise of the warrants and keep such registration statement and its included prospectus current until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the New Silexion ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the New Silexion ordinary shares outstanding.

No fractional shares will be issued upon exercise of the New Silexion warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of New Silexion ordinary shares to be issued to the warrant holder.

Contractual Arrangements with respect to the New Silexion private warrants

So long as the New Silexion private warrants are still held by the Sponsor, EarlyBird or their affiliates, the Company will not redeem such warrants, and the Company will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the New Silexion ordinary shares issuable upon exercise of such warrants is not effective). However, once any of the New Silexion private warrants are transferred from the Sponsor, EarlyBird or their affiliates, these arrangements will no longer apply. Furthermore, because the New Silexion private warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise the New Silexion private warrants for cash even if a registration statement covering the New Silexion ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered New Silexion ordinary shares.

Listing of Securities

New Silexion’s ordinary shares and New Silexion warrants are listed on the Nasdaq under the symbols “SLXN” and “SLXNW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the New Silexion ordinary shares and warrant agent for the New Silexion warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Provisions in Our Articles.

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Authorized but Unissued shares

The authorized but unissued New Silexion ordinary shares are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the Nasdaq and the Articles. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved New Silexion ordinary shares could make more difficult or discourage an attempt to obtain control of New Silexion by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Action; Extraordinary General Meetings

Our Articles provide that shareholders may take action by unanimous written resolutions or at annual or extraordinary general meetings. As a result, a holder controlling a majority of New Silexion ordinary shares would not be able to amend the Articles or remove directors without holding a meeting of shareholders called in accordance with the Articles or the shareholders of New Silexion passing unanimous written resolutions to approve the same. Further, the Articles provide that only the chairperson of the Board, or the New Silexion Board pursuant to a resolution adopted by a majority of the directors then in office — and not shareholders — may call extraordinary general meetings of shareholders, thus prohibiting a holder of New Silexion ordinary shares from calling an extraordinary general meeting. These provisions might delay the ability of shareholders to force consideration of a proposal or for shareholders controlling a majority of New Silexion to take any action, including the removal of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Articles provide that shareholders seeking to bring business before the Company’s annual general meeting, or to nominate candidates for appointment as directors at its annual general meeting, must provide timely notice. To be timely, a shareholder’s notice will need to be delivered to the Secretary of New Silexion at its principal executive offices not less than 90 days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual general meeting. In the event that no annual general meeting was held during the preceding year or the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a shareholder’s notice must be so delivered no earlier than the close of business on the 120th day prior to such annual general meeting and not later than the 90th day prior to such annual general meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual general meeting is first made by New Silexion. The Articles also specify certain requirements as to the form and content of a shareholders’ notice. These provisions may preclude New Silexion shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Supermajority Requirements for the Amendment of the Articles

Under the Companies Act (As Revised) of the Cayman Islands, the Articles may be amended by a special resolution of shareholders, being a resolution passed by not less than two-thirds (2/3) of New Silexion’s shareholders as being entitled to do so, vote in person or by proxy at a general meeting.

Board Vacancies

The Articles provide that any vacancy on the New Silexion Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by New Silexion’s shareholders. Any director chosen to fill a vacancy will hold office until the next annual general meeting and until his or her successor is duly appointed and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the then-authorized size of the New Silexion Board is permitted to be set only by a resolution adopted by the Board.

Exclusive Forum Selection

The Articles provide that, unless New Silexion consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, the courts of the Cayman Islands have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each shareholder’s shareholding in the Company, including but not limited to (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Act (As Revised) of the Cayman Islands or the Articles, and each shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act. The Articles also provide that, unless New Silexion consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce that exclusivity provision. Furthermore, investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in New Silexion shares shall be deemed to have notice of and consented to the forum selection provisions in the Articles.

The choice of forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Silexion or its directors, officers, or other employees, which may discourage such lawsuits against New Silexion and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Articles to be inapplicable or unenforceable in an action, New Silexion may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Transactions with Interested Shareholders.

Cayman Islands law does not have a business combination statute (like in Delaware) applicable to public companies prohibiting them from engaging in certain business combinations with an “interested shareholder”. As a result, we cannot avail ourselves of the types of protections afforded by a business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles provide that our directors and officers shall be indemnified out of the assets of New Silexion against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No such indemnified person shall be liable to New Silexion for any loss or damage incurred by New Silexion as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such indemnified person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under the foregoing unless or until a court of competent jurisdiction shall have made a finding to that effect.. In addition, the Articles provide for the advancing of certain fees and costs to such indemnified persons and the purchase by New Silexion for insurance for the benefit of its directors and officers as further described in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Silexion directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares and the exercise, disposition and lapse of our warrants. The ordinary shares and the warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

Tax Consequences of Ownership and Disposition of New Silexion Securities

Distributions on New Silexion ordinary shares

Subject to the PFIC rules discussed below, the gross amount of any distribution on New Silexion ordinary shares that is made out of New Silexion’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. To the extent that the amount of the distribution exceeds New Silexion’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its New Silexion ordinary shares, and thereafter as capital gain recognized on a sale or exchange. However, it is not expected that New Silexion will maintain calculations of its earnings and profits principles. U.S. Holders should therefore assume that any distribution by New Silexion with respect to New Silexion ordinary shares will be reported as dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from New Silexion.

Subject to the PFIC rules discussed below, dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (such as the New Silexion ordinary shares) will be considered readily tradable on an established securities market in the United States. There can be no assurance that New Silexion ordinary shares will be considered readily tradable on an established securities market in future years. Further, New Silexion will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year.

Subject to certain conditions and limitations, non-refundable withholding taxes (at a rate not in excess of any applicable income tax treaty rate), if any, on dividends paid by New Silexion may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. However, as a result of recent changes to the U.S. foreign tax credit rules, a withholding tax generally may need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. New Silexion has not determined whether these requirements have been met with respect to any withholding tax that may apply to dividends paid by New Silexion and, accordingly, no assurance can be given that any such withholding tax will be creditable. For purposes of calculating the U.S. foreign tax credit, dividends paid on New Silexion ordinary shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Taxable Exchange or Other Taxable Disposition of New Silexion Securities

Subject to the PFIC rules discussed below, upon any sale, exchange or other taxable disposition of any New Silexion security, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, taxable exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such New Silexion security. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such New Silexion security exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

This gain or loss generally will be treated as U.S. source gain or loss. Accordingly, in the event that any non-U.S. tax (including withholding tax) is imposed upon such sale, exchange or other taxable disposition, a U.S. Holder may not be able to utilize foreign tax credits in respect of such non-U.S. tax. In addition, there may be other limitations on utilizing foreign tax credits even if a U.S. Holder has foreign source income or gain in the same category from other sources. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Exercise, Lapse or Redemption of a New Silexion Public Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a New Silexion ordinary share on the exercise of a New Silexion public warrant for cash. A U.S. Holder’s tax basis in a New Silexion ordinary share received upon exercise of the New Silexion public warrant generally will equal the sum of the U.S. Holder’s tax basis in such New Silexion public warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the New Silexion ordinary share received will commence on the date of exercise of the New Silexion public warrant or the day following the date of exercise of the New Silexion public warrant; in either case, the holding period will not include the period during which the U.S. Holder held the New Silexion public warrant. If a New Silexion public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the New Silexion public warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in New Silexion ordinary shares received generally should equal the U.S. Holder’s tax basis in the New Silexion public warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the New Silexion ordinary shares received would be treated as commencing on the date of exercise of the New Silexion public warrants or the day following the date of exercise of the New Silexion public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the New Silexion public warrants. If the cashless exercise were treated as a recapitalization, the holding period of the New Silexion ordinary shares received would include the holding period of the New Silexion public warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of New Silexion public warrants equal to the number of New Silexion ordinary shares having a value equal to the exercise price for the total number of New Silexion public warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the New Silexion public warrants deemed surrendered in an amount equal to the difference between the fair market value of the New Silexion ordinary shares that would have been received in a regular exercise of the New Silexion public warrants deemed surrendered and the U.S. Holder’s tax basis in the New Silexion public warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the New Silexion ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the New Silexion public warrants deemed exercised and the aggregate exercise price of such New Silexion public warrants. It is unclear whether a U.S. Holder’s holding period for the New Silexion ordinary shares would commence on the date of exercise of the New Silexion public warrants or the day following the date of exercise of the New Silexion public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the New Silexion public warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to New Silexion ordinary shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each New Silexion public warrant provide for an adjustment to the number of New Silexion ordinary shares for which the New Silexion public warrant may be exercised or to the exercise price of the New Silexion public warrant in certain events, as discussed in the section of this prospectus entitled “Description of New Silexion Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of New Silexion public warrants would, however, be treated as receiving a constructive distribution from New Silexion if, for example, the adjustment increases such U.S. Holders’ proportionate interest in New Silexion’s assets or earnings and profits (e.g., through an increase in the number of New Silexion ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the New Silexion public warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of New Silexion ordinary shares. Such constructive distribution to a U.S. Holder of New Silexion public warrants would be treated as if such U.S. Holder had received a cash distribution from New Silexion generally equal to the fair market value of such increased interest (taxed as described above under “— Distributions on New Silexion ordinary shares”).

PFIC Rules

In General

The treatment of U.S. Holders of New Silexion securities could be materially different from that described above if New Silexion is treated as a PFIC for U.S. federal income tax purposes.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and directly received its proportionate share of the income of the other corporation.

The application of the PFIC rules to warrants is uncertain. The Code provides that, to the extent provided in Treasury Regulations, if any person has an option to acquire shares of a PFIC, the shares will be considered as owned by that person for purposes of the PFIC rules. Under proposed Treasury Regulations that have a retroactive effective date, an option to acquire shares of a PFIC is generally treated as ownership of those PFIC shares. The remainder of this discussion assumes that the PFIC rules will apply to New Silexion public warrants if New Silexion was a PFIC. However, U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to New Silexion public warrants prior to the finalization of the proposed Treasury Regulations.

If non-U.S. corporation is treated as a PFIC during a U.S. Holder’s holding period, it will, with respect to such U.S. Holder, always be treated as a PFIC, regardless of whether it satisfied either of the qualification tests in subsequent years, subject to certain exceptions (such as upon making a “deemed sale” election).

The adverse impact of the PFIC rules on a U.S. Holder that holds shares in a PFIC may generally be mitigated if the U.S. Holder makes a timely qualified electing fund (“QEF”) election or mark-to-market election for the PFIC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, or a QEF election along with an applicable purging election (collectively, “PFIC Elections”). Further detail about the PFIC Elections is provided below under “— New Silexion Securities”.

New Silexion Securities

The annual PFIC income and asset tests in respect of New Silexion will be applied based on the assets and activities of the combined business. Based on the projected composition of New Silexion’s income and assets, it cannot be determined whether New Silexion will be classified as a PFIC for its taxable year that includes the date of the Business Combination or in any future taxable year. Further, changes in the composition of New Silexion’s income or composition of New Silexion’s assets may cause New Silexion to be or become a PFIC for the current or subsequent taxable years. Whether New Silexion is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Moringa is determined to be a PFIC with respect to any U.S. Holder who exchanges Moringa securities for New Silexion securities in connection with the SPAC Merger, the U.S. Holder did not make any of the PFIC Elections, and the U.S. Holder is not subject to tax on the receipt of the New Silexion securities under Section 1291(f) of the Code or otherwise, then, although not free from doubt, New Silexion may also be treated as a PFIC as to the New Silexion ordinary shares received by such U.S. Holder in the SPAC Merger, even if New Silexion is not a PFIC in its own right. In addition, it is possible that proposed Treasury Regulations could be finalized in a manner that would treat any New Silexion public warrants that are received in the SPAC Merger as subject to the PFIC rules.

If New Silexion is or becomes a PFIC during any year in which a U.S. Holder holds New Silexion securities, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules: (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, or (iii) the mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

Excess Distribution Regime.    If a U.S. Holder does not make or is not eligible to make a QEF election or a mark-to-market election, as described below, the U.S. Holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of New Silexion securities, and (ii) any “excess distribution” on New Silexion securities (generally, any distributions in excess of 125% of the average of the annual distributions on New Silexion securities during the preceding three taxable years or the U.S. Holder’s Holding period, for the New Silexion securities that preceded the taxable year of the distribution whichever is shorter). Generally, under this excess distribution regime

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the New Silexion securities;

●
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of New Silexion’s first taxable year in which New Silexion is a PFIC, will be taxed as ordinary income;

●
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of a U.S. Holder’s New Silexion securities cannot be treated as capital gains, even if such securities are held as capital assets. Further, no portion of any distribution will be treated as qualified dividend income.

If New Silexion is, or is treated as, a PFIC for any taxable year during which a U.S. Holder owns New Silexion securities and any entity in which New Silexion owns equity interests is also a PFIC (a “lower-tier PFIC”), the U.S. Holder will be deemed to own their proportionate amount (by value) of the shares of each lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a lower-tier PFIC and (ii) dispositions of shares of lower-tier PFICs, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.

QEF Regime.    A valid QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year its allocable portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such portion is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders of New Silexion securities should not expect that they will receive cash distributions from New Silexion sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of New Silexion public warrants will not be able to make a QEF election with respect to their New Silexion public warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status, or make an annual election, subject to certain limitations, to defer payment of current taxes on its undistributed QEF income inclusions, subject to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years.

A U.S. Holder’s tax basis in New Silexion ordinary shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect PFICs generally will not be taxed again when distributed by such PFICs.

A U.S. Holder may make a QEF election with respect to its New Silexion ordinary shares only if New Silexion provides U.S. Holders on an annual basis with certain information, including a “PFIC annual information statement” as described in the Treasury Regulations. If New Silexion determines that it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable a U.S. Holder to make and maintain a QEF election. However, there can be no assurance that New Silexion will have timely knowledge of its status as a PFIC in the future or that New Silexion will timely provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make and maintain a QEF election with respect to the New Silexion ordinary shares in the event New Silexion is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, as mentioned above, U.S. Holders of New Silexion public warrants will not be able to make a QEF election with respect to their warrants.

If a U.S. Holder makes a QEF election with respect to its New Silexion ordinary shares in a year after New Silexion’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) New Silexion ordinary shares, then notwithstanding such QEF election, the excess distribution regime discussed above, adjusted to take into account the QEF income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s New Silexion ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such New Silexion ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the New Silexion ordinary shares.

In addition, as mentioned above, U.S. Holders of New Silexion public warrants will not be able to make a QEF election with respect to their warrants. As a result, if a U.S. Holder sells or otherwise disposes of such New Silexion public warrants (other than upon exercise of such New Silexion public warrants) and New Silexion were a PFIC at any time during the U.S. Holder’s holding period of such New Silexion public warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such New Silexion public warrants properly makes and maintains a QEF election with respect to the newly acquired New Silexion ordinary shares (or has previously made a QEF election with respect to New Silexion ordinary shares), the QEF election will apply to the newly acquired New Silexion ordinary shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired New Silexion ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the New Silexion public warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

Mark-to-Market Regime.    Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if they are “regularly traded” on a national securities exchange that is registered with the SEC, such as Nasdaq. New Silexion ordinary shares are listed on Nasdaq but there can be no assurance that New Silexion ordinary shares will continue to be so listed or will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. Holder of New Silexion ordinary shares would include in each year as ordinary income the excess, if any, of the fair market value of such stock or shares over its adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the New Silexion ordinary shares over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the New Silexion ordinary shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of New Silexion ordinary shares in a taxable year in which New Silexion is a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as a capital loss). A mark-to-market election applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares cease to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as New Silexion) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. Holders are advised to consult their own tax advisor to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. Holders of New Silexion public warrants will not be able to make a mark-to-market election with respect to their New Silexion public warrants.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally is required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

THE RULES DEALING WITH PFICS AND PFIC ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ACCORDINGLY, U.S. HOLDERS OF NEW SILEXION SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE PFIC RULES TO NEW SILEXION SECURITIES UNDER THEIR PARTICULAR CIRCUMSTANCES.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to New Silexion. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include New Silexion ordinary shares and New Silexion public warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in New Silexion ordinary shares and New Silexion public warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to New Silexion ordinary shares and proceeds from the sale, exchange or redemption of New Silexion securities may be subject to information reporting to the IRS and possible backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 5,940,000 New Silexion ordinary shares that may be issued upon exercise of New Silexion warrants to purchase New Silexion ordinary shares.

We are also registering the resale by the Selling Securityholders of up to (i) 15,352,181 ordinary shares, consisting of (i) up to 5,796,181 currently outstanding ordinary shares, (ii) up to 6,866,000 ordinary shares issuable upon conversion of amounts outstanding under the A&R Sponsor Promissory Note, (iii) up to 2,500,000 ordinary shares issuable upon conversion of amounts outstanding under the EarlyBird Convertible Note, and (iv) up to 190,000 ordinary shares issuable upon exercise of New Silexion warrants (the private warrants, which are held by the Moringa Sponsor and EarlyBird); and (b) up to 190,000 New Silexion warrants (the foregoing private warrants). We will receive proceeds from New Silexion warrants exercised in the event that such New Silexion warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders from sales of securities under this prospectus will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling New Silexion ordinary shares or New Silexion warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their New Silexion ordinary shares and New Silexion warrants (including New Silexion ordinary shares underlying such New Silexion warrants once issued upon the exercise of such warrants) on any stock exchange, market or trading facility on which the New Silexion ordinary shares or New Silexion warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of New Silexion ordinary shares or New Silexion warrants:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the New Silexion ordinary shares or New Silexion warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the New Silexion ordinary shares or New Silexion warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the New Silexion ordinary shares or New Silexion warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of New Silexion ordinary shares or New Silexion warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of New Silexion ordinary shares or New Silexion warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell New Silexion ordinary shares or New Silexion warrants short and deliver these securities to close out their short positions, or loan or pledge New Silexion ordinary shares or New Silexion warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of New Silexion ordinary shares or New Silexion warrants offered by this prospectus, which New Silexion ordinary shares or New Silexion warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of New Silexion ordinary shares or New Silexion warrants to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of New Silexion warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the New Silexion ordinary shares or New Silexion warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the New Silexion ordinary shares or New Silexion warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the New Silexion ordinary shares or New Silexion warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of New Silexion ordinary shares or New Silexion warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of New Silexion warrants may exercise its New Silexion warrants in accordance with the applicable governing warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Freightos Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Freightos Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the applicable warrant agreement.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the New Silexion ordinary shares or New Silexion warrants offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the New Silexion ordinary shares or New Silexion warrants covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

Our ordinary shares and warrants are currently listed on the Nasdaq Global Market under the symbols “SLXN” and “SLXNW”, respectively.

LEGAL MATTERS

Maples and Calder (Cayman) LLP will pass upon the validity of the ordinary shares of the Company to be offered pursuant to the offering under this prospectus and matters of Cayman Islands law. The legality of certain of the warrants offered by this prospectus and certain legal matters relating to U.S. law will be passed upon for us by Greenberg Traurig LLP.

EXPERTS

The financial statements of Moringa Acquisition Corp as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1e to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Silexion Therapeutics Ltd. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1e to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to New Silexion and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://www.completesolaria.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

MORINGA ACQUISITION CORP

SILEXION THERAPEUTICS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

MORINGA ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

		June 30,	December 31,
	Note	2024	2023
		U.S. Dollars

Assets
ASSETS:
Cash and cash equivalents		17,880	108,278
Investments held in Trust Account		5,924,118	5,697,632
Prepaid expenses		24,808	28,305
TOTAL ASSETS		5,966,806	5,834,215

Liabilities and shares subject to possible redemption net of capital deficiency
LIABILITIES:
Accrued expenses		55,191	115,560
Related party	4	3,346,000	2,861,000
Private warrant liability		27,284	8,531
TOTAL LIABILITIES		3,428,475	2,985,091

COMMITMENTS AND CONTINGENCIES	5	-	-

CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION: 515,019 shares at redemption value of $11.50 and $11.06 as of June 30, 2024 and December 31, 2023, respectively		5,924,118	5,697,632

CAPITAL DEFICIENCY:	7
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized, 3,354,999 issued and outstanding (excluding 515,019 shares subject to possible redemption) as of June 30, 2024 and December 31, 2023;		336	336
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized, 1 issued and outstanding as of June 30, 2024 and December 31, 2023;		*	*
Preferred Shares, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023.		-	-
Accumulated deficit		(3,386,123)	(2,848,844)
TOTAL CAPITAL DEFICIENCY		(3,385,787)	(2,848,508)
TOTAL LIABILITIES AND SHARES SUBJECT TO POSSIBLE REDEMPTION NET OF CAPITAL DEFICIENCY		5,966,806	5,834,215

*	Less than one US dollar

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MORINGA ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Note	Six months ended June 30,		Three months ended June 30,
		2024	2023	2024	2023
		U.S. Dollars		U.S. Dollars
		Except share data		Except share data

INTEREST EARNED ON INVESTMENTS HELD IN TRUST ACCOUNT		149,236	1,063,043	75,305	318,002
GENERAL AND ADMINISTRATIVE		(441,276)	(592,201)	(179,135)	(155,472)

CHANGE IN FAIR VALUE OF WARRANT LIABILITY		(18,753)	5,301	(6,745)	418
NET PROFIT (LOSS) FOR THE PERIOD		(310,793)	476,143	(110,575)	162,948

WEIGHTED AVERAGE NUMBER OF CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION	8	515,019	5,015,185	515,019	2,589,567
NET PROFIT PER CLASS A ORDINARY SHARE SUBJECT TO POSSIBLE REDEMPTION – BASIC AND DILUTED		0.32	$0.22	0.17	$0.19

WEIGHTED AVERAGE NUMBER OF NON-REDEEMABLE CLASS A AND CLASS B ORDINARY SHARES	8	3,355,000	3,355,000	3,355,000	3,355,000
NET LOSS PER NON-REDEEMABLE CLASS A AND CLASS B ORDINARY SHARES – BASIC AND DILUTED		(0.14)	$(0.19)	(0.06)	$(0.10)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MORINGA ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

	Class A ordinary shares		Class B ordinary shares			Total
	Number of shares	Par value	Number of shares	Par value	Accumulated deficit	capital deficiency

BALANCE AT December 31, 2022	480,000	48	2,875,000	288	(1,203,097)	(1,202,761)
Subsequent accretion of Class A Ordinary Shares subject to possible redemption to amount as of March 31, 2023					(905,040)	(905,040)
Net profit for the period					313,195	313,195
BALANCE AT March 31, 2023	480,000	48	2,875,000	288	(1,794,942)	(1,794,606)

Subsequent accretion of Class A Ordinary Shares subject to possible redemption to amount as of June 30, 2023					(558,002)	(558,002)
Net profit for the period					162,948	162,948
BALANCE AT June 30, 2023	480,000	48	2,875,000	288	(2,189,996)	(2,189,660)

BALANCE AT December 31, 2023	3,354,999	336	1	*	(2,848,844)	(2,848,508)
Subsequent accretion of Class A Ordinary Shares subject to possible redemption to amount as of March 31, 2024					(112,558)	(112,558)
Net loss for the period					(200,218)	(200,218)
BALANCE AT March 31, 2024	3,354,999	336	1	*	(3,161,620)	(3,161,284)

Subsequent accretion of Class A Ordinary Shares subject to possible redemption to amount as of June 30, 2024					(113,928)	(113,928)
Net loss for the period					(110,575)	(110,575)
BALANCE AT June 30, 2024	3,354,999	336	1	*	(3,386,123)	(3,385,787)

*	Less than one US dollar

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MORINGA ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss) for the period	(310,793)	476,143
Adjustments to reconcile net profit (loss) to net cash provided by (used in) operating activities:
Change in the fair value of the private warrant liability	18,753	(5,301)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	3,497	2,023
Increase (decrease) in related party	(20,000)	30,000
Increase (decrease) in accrued expenses	(60,369)	14,993
Net cash provided by (used in) operating activities	(368,912)	517,858

CASH FLOWS FROM FINANCING ACTIVITIES:
Partial redemption of Class A ordinary shares subject to possible redemption	-	(90,750,217)
Proceeds from promissory notes – related party	505,000	920,000
Net cash provided by (used in) financing activities	505,000	(89,830,217)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT	136,088	(89,312,359)
CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT AT BEGINNING OF PERIOD	5,805,910	116,751,752
CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT AT END OF PERIOD	5,941,998	27,439,393

RECONCILIATION OF CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT:
Cash and cash equivalents	17,880	34,530
Investments held in trust account	5,924,118	27,404,863
Total cash, cash equivalents and investments held in a trust account	5,941,998	27,439,393

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS:

a.	Organization and General

Moringa Acquisition Corp (hereafter – the Company) is a blank check company, incorporated on September 24, 2020 as a Cayman Islands exempted company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (hereafter – the Business Combination). The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

The Company has selected December 31 as its fiscal year end.

b.	Sponsor and Financing

The Company’s sponsor is Moringa Sponsor, L.P., a Cayman exempted limited partnership (which is referred to herein, together with its wholly-owned subsidiary, Moringa Sponsor (US) LP, a Delaware limited partnership, as the “Sponsor”).

Refer to Note 7(a) for information regarding the aggregate withdrawals of approximately $113 million, due to partial redemptions.

c.	The Trust Account

The proceeds held in the Trust Account are invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00.

The Company complies with the provisions of ASU 2016-18, under which changes in Investments held in the Trust Account are accounted for as Changes in Cash, Cash Equivalents and Investments Held in a Trust Account in the Company’s Statements of Cash Flows.

Refer to Note 4(a) for information regarding proceeds received from the Sponsor under the Sixth and Eighth Promissory Notes, deposited into the Trust Account.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued):

d.	Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an initial Business Combination. The initial Business Combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding taxes payable on the income accrued in the Trust Account). There is no assurance that the Company will be able to successfully consummate an initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public shareholders the opportunity to redeem all or a portion of their shares upon the completion of the initial Business Combination, either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an initial Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the general meeting or commencement of the Company’s tender offer, including interest but less taxes payable. As a result, the Company’s Public Class A ordinary shares are classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated memorandum and articles of association, as amended, if the Company is unable to complete the initial Business Combination within 42 months from the Closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Class B ordinary share (as described in Note 7) held by them if the Company fails to complete the initial Business Combination within 24 months of the Closing of the Public Offering or during any extended time that the Company has to consummate an initial Business Combination beyond 24 months as a result of a shareholder vote to amend its amended and restated memorandum and articles of association. However, if the Sponsor or any of the Company’s directors or officers acquire any Class A ordinary shares, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued):

In the event of a liquidation, dissolution or winding up of the Company after an initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

On February 9, 2023 the Company held an extraordinary general meeting in lieu of the 2022 annual general meeting of the Company (hereafter – the First Extension Meeting). At the First Extension Meeting, the Company’s shareholders approved the proposal to adopt, by way of special resolution, an amendment to the Amended and Restated Articles to extend the date by which the Company has to consummate a business combination from the 24 month anniversary of the Closing of the Public Offering – i.e., February 19, 2023 to August 19, 2023 (hereafter – the Extended Mandatory Liquidation Date) or such earlier date as may be determined by the Board in its sole discretion.

On August 18, 2023 the Company held an extraordinary general meeting in lieu of the 2023 annual general meeting of the Company (hereafter – the Second Extension Meeting). At the Second Extension Meeting, the Company’s shareholders approved, among other proposals, an amendment to the Amended and Restated Memorandum and Articles of Association to further extend the date by which the Company has to consummate a business combination from the Extended Mandatory Liquidation Date to August 19, 2024 (hereafter – the Second Extended Mandatory Liquidation Date) or such earlier date as may be determined by the Board in its sole discretion.

Refer to Note 7(a) for information regarding the partial redemptions of Class A ordinary shares subject to possible redemption, following the First and Second Extensions, and for information regarding the conversion of Class B ordinary shares into Class A ordinary shares, following the Second Extension Meeting.

e.	Substantial Doubt about the Company’s Ability to Continue as a Going Concern

As of June 30, 2024, the Company had approximately $18 thousand of cash and an accumulated deficit of $3,386 thousand. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standard Codification 205-40, “Going Concern”, the Company will need to obtain additional funds in order to satisfy its liquidity needs in its current endeavors to consummate the Proposed Silexion Merger, as detailed in Note 1(f), or a different Initial Business Combination, if the former does not occur.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued):

Since its inception date and through the issuance date of these unaudited condensed consolidated financial statements, the Company’s liquidity needs were satisfied through an initial capital injection from the Sponsor, followed by net Private Placement proceeds, as well as several withdrawals of the Sponsor promissory notes. Management has determined that it will need to continue to rely and is significantly dependent on both outstanding and future promissory notes, or other forms of financial support (all of which the Sponsor is not obligated to provide). Moreover, following the Second Extension Meeting, the Company has until August 19, 2024 to consummate an Initial Business Combination. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. There can be no assurance that the Company will be able to consummate any business combination ahead of the Second Extended Mandatory Liquidation Date, nor will it be able to raise sufficient funds to complete an Initial Business Combination. These matters raise substantial doubt about the Company’s ability to continue as a going concern, for the subsequent twelve months following the issuance date of these unaudited condensed consolidated financial statements.

In February 2024, the Company entered into a Business Combination Agreement with Silexion Therapeutics Ltd. (hereafter – Silexion), an Israeli company which is in its developmental stage, dedicated to the development of innovative treatments for pancreatic cancer. Refer to Note 1(f) for further information regarding the Proposed Silexion Merger.

No adjustments have been made to the carrying amounts of assets or liabilities should the company fail to obtain financial support in its pursuit to consummate an Initial Business Combination, nor if it is required to liquidate after the Second Extended Mandatory Liquidation Date.

f.	Proposed Business Combination

On February 21, 2024, the Company, together with its wholly-owned Israeli subsidiary April M.G. Ltd. – which was incorporated due to the original business combination structure, entered into a business combination agreement with Silexion (hereafter – the Proposed Silexion Merger).

The Proposed Silexion Merger is expected to close in the third quarter of 2024, subject to the satisfaction of customary closing conditions under the Business Combination Agreement, including the approval of the business combination by Silexion’s and the Company’s shareholders, as well as Nasdaq’s approval of the initial listing of the combined company’s securities.

The Proposed Silexion Merger have been unanimously approved by the boards of directors of the Company and Silexion.

On April 3, 2024, the Proposed Silexion Merger contemplated under the original Proposed Silexion Merger agreement was restructured pursuant to the Business Combination Agreement, by and among New Pubco (a newly formed Cayman Islands exempted company), its two newly-formed subsidiaries – Merger Sub 1 and Merger Sub 2 – the Company and Silexion.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued):

As contemplated under the Business Combination Agreement, Merger Sub 2 will merge with and into the Company, with the Company continuing as the surviving company and a wholly-owned subsidiary of New Pubco, and Merger Sub 1 will merge with and into Silexion, with Silexion continuing as the surviving company and a wholly-owned subsidiary of New Pubco. The shareholders and other equity holders of each of the Company and Silexion will receive corresponding securities of New Pubco as consideration in the Prospective Business Combination at set ratios in exchange for their securities of Company and Silexion, respectively. New Pubco will serve as the public company upon completion of the Proposed Business Combination, with its ordinary shares and warrants listed for trading on Nasdaq.

The foregoing description of the Proposed Business Combination, as amended, does not purport to be complete. For further information and access to the full agreement and all other related agreements, refer to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024.

In connection with the Proposed Silexion Merger, on May 9, 2024, New Pubco filed with the SEC a Registration Statement on Form S-4, and has subsequently filed amendments on June 24, 2024, July 7, 2024 and July 12, 2024, that include a document that will serve as both a prospectus for the securities to be issued by New Pubco in the Prospective Business Combination to security holders of the Company and Silexion, as well as a proxy statement of the Company for the Company’s extraordinary general meeting at which the Prospective Business Combination and the Business Combination Agreement (among other matters) was presented for approval (see note 9). The SEC staff declared the New Pubco Registration Statement effective on July 16, 2024.

g.	Impact of War in Israel

Israel’s current war against the terrorist organization Hamas continued to rage during the second quarter of 2024. The intensity and duration of the war has varied since it began on October 7, 2023. Up to the balance sheet date and subsequently, the war has not had a material effect on the Company. However, the war may cause wider macroeconomic deterioration in Israel, which may have a material adverse effect on the Company’s ability to effectively complete the Proposed Business Combination.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of Presentation

The condensed consolidated financial statements herein are unaudited; however, such information reflects all adjustments (consisting of normal, recurring adjustments), which are, in the opinion of the management, necessary for a fair statement of results for the interim period. The results of the operation for the six and three-month periods ended June 30, 2024, are not necessarily indicative of the results to be expected for the full year. The year-end condensed consolidated balance sheet data was derived from audited financial statements for the year ended December 31, 2023 as filed on April 1, 2024, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes thereto of Moringa Acquisition Corp.

b.	Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use by nature of the account and are readily convertible to known amounts of cash.

d.	Class A Ordinary Shares subject to possible redemption

As discussed in Note 1, all of the 11,500,000 shares of Class A ordinary shares sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with the Accounting Standards Codification 480-10-S99-3A “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company has classified all of the shares sold under the Public Units as subject to possible redemption.

Refer to Note 7(a) for information regarding the partial redemptions of Class A ordinary shares subject to possible redemption, following the First and Second Extensions. Also, refer to Note 9(c) regarding an additional redemption after the balance sheet date.

e.	Net profit (loss) per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net profit (loss) per share is computed by dividing net profit (loss) by the weighted average number of shares outstanding during the period. The Company applies the two-class method in calculating net profit (loss) per each class of shares: the non-redeemable shares, which include the Private Class A Ordinary Shares, as defined in Note 7, and the Class B ordinary shares (hereafter and collectively – Non-Redeemable class A and B ordinary shares); and the Class A ordinary shares subject to possible redemption.

In order to determine the net profit (loss) attributable to each class, the Company first considered the total profit (loss) allocable to both sets of shares. This is calculated using the total net profit (loss) less any interest earned on investments held in trust account. Then, the accretion is fully allocated to the Class A ordinary shares subject to redemption.

f.	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. From the Company’s incorporation and through June 30, 2024, the Company has not experienced any losses on these accounts.

As of June 30, 2024, the Company held its cash and cash equivalents in an SVB bank account, and its investments Held in Trust Account in Goldman Sachs money market funds. Money market funds are characterized as Level 1 investments within the fair value hierarchy under ASC 820.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

g.	Public Warrants

The Company applied the provisions of ASC 815-40 and classified its public warrants, issued as part of the Public Units as detailed in Note 3, as equity securities.

h.	Private Warrant liability

The Company accounts for the warrants in accordance with the guidance contained in Accounting Standards Codification 815 (“ASC 815”), “Derivatives and Hedging”, under which the warrants do not meet the criteria for equity treatment and must be recorded as derivative liabilities. Accordingly, the Company classifies the private warrants as liabilities at their fair value and adjusts the private warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the private warrants are exercised or expire, and any change in fair value is recognized in the Company’s statements of operations. Refer to Note 6 for information regarding the model used to estimate the fair value of the Private Warrants (as defined in Note 3).

i.	Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

j.	Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates and such differences may have a material impact on the Company’s financial statements.

m.	Income tax

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes (hereafter – ASC 740). ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that a portion or all of the deferred tax assets will not be realized, based on the weight of available positive and negative evidence. Deferred tax liabilities and assets are classified as non-current in accordance with ASU 2015-17.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

n.	Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted would have a material effect on the Company’s financial statements.

NOTE 3 - PUBLIC OFFERING AND PRIVATE PLACEMENTS:

In the Initial Public Offering, the Company issued and sold 11,500,000 units (including 1,500,000 units sold at a second closing pursuant to the underwriters’ exercise of their over-allotment option in full) at an offering price of $10.00 per unit (hereafter – the Units). The Sponsor and EarlyBirdCapital, Inc. (the representative of the underwriters) purchased, in a private placement that occurred simultaneously with the two closings of the initial Public Offering (hereafter – the Private Placement), an aggregate of 352,857 and 27,143 Units, respectively, at a price of $10.00 per Unit.

Once the Public Warrants become exercisable, the Company may redeem them in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’  prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders.

The Private Warrants are identical to the Public Warrants except that, for so long as they are held by the Sponsor, EarlyBirdCapital, Inc. or their respective affiliates: (1) will not be redeemable by the Company; (2) may not (including the Class A ordinary shares issuable upon exercise thereof), subject to certain limited exceptions, be transferred, assigned or sold by the holders thereof until 30 days after the completion of the Company’s Initial Business Combination; (3) may be exercised by the holders thereof on a cashless basis; and (4) they (including the Class A ordinary shares issuable upon exercise thereof) are entitled to registration rights.

The Company paid an underwriting commission of 2.0% of the gross proceeds of the Public Offering and the full exercise of the underwriters’ over-allotment, or $2,300,000, in the aggregate, to the underwriters at the two closings of the Public Offering. Refer to Notes 5(a) and 9(a) for more information regarding an additional fee payable to the underwriters upon the consummation of an Initial Business Combination, and an amendment to the agreement.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 4 - RELATED PARTY TRANSACTIONS:

a.	Promissory Notes

The Company has issued several promissory note agreements to its Sponsor throughout its life term, in order to fulfil its ongoing operational needs or preparations towards an Initial Business Combination. All outstanding promissory notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s Initial Business Combination, or (b) Second Extended Mandatory Liquidation Date (hereafter and collectively – the Maturity Date).

Second to Fifth Promissory Notes

On August 9, 2021 the Company issued its Second Promissory Note to the Sponsor, according to which the former may withdraw up to $1 million – which has been withdrawn in full in several installments up until June 2022.

In December 2022 the Company issued its Third and Fourth Promissory Notes, according to which the Company may withdraw up to an aggregate amount of $190 thousand – which were withdrawn in full on the same month.

On February 8, 2023 the Company issued its Fifth Promissory Note to the Sponsor, in an amount of up to $310 thousand, which were withdrawn in full in several installments between February and June 2023.

According to the terms of the outstanding Second, Third, Fourth and Fifth Promissory Notes, which comprise an aggregate principal of $1.5 million, the Sponsor may elect to convert any portion of the amounts outstanding into private warrants to purchase Class A ordinary shares at a conversion price of $1 per private warrant on the Maturity Date. Such private warrants will have an exercise price of $11.5 and shall be identical to the private warrants included in the private units.

Sixth Promissory Note

On February 9, 2023 the Company issued its Sixth Promissory Note to the Sponsor, in an amount of $480 thousand – under which the funds that were loaned by the Sponsor were deposited into the Company’s Trust Account, in connection with the First Extension. The Sponsor provided six monthly injections of $80 thousand into the Company’s Trust Account under the Sixth Promissory Note, starting February 19, 2023.

Seventh Promissory Note

On June 14, 2023 the Company issued its Seventh Promissory Note to the Sponsor in an amount of up to $1 million, which were withdrawn in full in several installments between June 2023 and March 2024.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 4 - RELATED PARTY TRANSACTIONS (continued):

Eighth Promissory Note

On August 18, 2023 the Company issued its Eighth Promissory Note to the Sponsor, in an amount of approximately $154 thousand – under which the funds that were loaned by the Sponsor were deposited into the Company’s Trust Account, in connection with the Second Extension. The Sponsor shall make monthly injections of approximately $13 thousand into the Company’s Trust Account, starting August 19, 2023 and up until the earlier of the Second Extended Mandatory Liquidation Date (or such earlier date that the Board determines to liquidate the Company) or the date on which an Initial Business Combination is completed. During the six months ended June 30, 2024, approximately $77 thousand have been injected into the trust account in six monthly installments.

Ninth Promissory Note

On March 27, 2024, the Company issued its Ninth Promissory Note, according to which the Company may withdraw up to an aggregate amount of $180 thousand. As of June 30, 2024 the Ninth Promissory Note has been fully withdrawn.

Tenth Promissory Note

On June 27, 2024, the Company issued its Tenth Promissory Note, according to which the Company may withdraw up to an aggregate amount of $250 thousand. The Company has made partial withdrawals in June and July 2024.

A&R Promissory Note

Upon the closing of the proposed business combination, and according to the terms of the amended Silexion Business Combination agreement, all promissory notes shall be converted into one sponsor promissory note – the A&R Sponsor Promissory Note, which will be subject to a cap of (i) $5.5 million, minus (ii) any fee that may be paid or owed under the amended Business Marketing Agreement (See Notes 5(a) and 9(a)). Any outstanding amount loaned by the sponsor to the Company in excess of the cap, will be attributed to the conversion shares issuable under the A&R Sponsor Promissory Note as additional paid-in capital.

b.	Administrative Services Agreement

On December 16, 2020, the Company signed an agreement with the Sponsor, under which the Company shall pay the Sponsor a fixed $10 thousand per month for office space, utilities and other administrative expenses. The monthly payments under this administrative services agreement commenced on the effective date of the registration statement for the initial Public Offering and will continue until the earlier of (i) the consummation of the Company’s initial Business Combination, or (ii) the Company’s liquidation.

The composition of the Related Party balance as of June 30, 2024 and December 31, 2023 is as follows:

	June 30, 2024	December 31, 2023
	In U.S. dollars
Promissory notes	3,346,000	2,841,000
Accrual for Administrative Services Agreement	-	20,000
	3,346,000	2,861,000

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

a.	Underwriters’ deferred discount

Under the Business Combination Marketing Agreement, the Company shall pay an additional fee (hereafter – the Deferred Commission) of 3.5% of the gross proceeds of the Public Offering (or $4,025,000) payable upon the Company’s completion of the Initial Business Combination. The Deferred Commission will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes an Initial Business Combination.

b.	Advisory and Placement Agent Agreement with Cohen & Company

Refer to Note 9(d) for information regarding the agreement entered into after the balance sheet date.

c.	Nasdaq Deficiency Notice

Third Deficiency Notice

On February 20, 2024, the Company received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that unless the Company timely requests a hearing before the Nasdaq Hearings Panel (hereafter - the Panel), trading of the Company’s securities on The Nasdaq Capital Market would be suspended at the opening of business on February 29, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement.

The Company timely requested a hearing before the Panel to request sufficient time to complete its previously disclosed proposed business combination with Silexion. The hearing request has resulted in a stay of any suspension or delisting action pending the hearing, which was held on April 23, 2024.

On April 23, 2024, the Company participated in a hearing with Nasdaq in which the Company presented its request that Nasdaq provide the Company an additional six months to remedy the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. The Company’s plan for regaining compliance focused on the Company’s efforts to complete its previously disclosed Proposed Business Combination with Silexion. On May 10, 2024, the Company received the results of the hearing, under which Nasdaq approved the Company’s request for a six-month extension— until the Second Extension Date— to remain listed on Nasdaq and complete its proposed business combination.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 6 - FAIR VALUE MEASUREMENTS:

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price).

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Basis for Fair Value Measurement

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;

Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2024 and December 31, 2023 by level within the fair value hierarchy:

	Level	June 30, 2024	December 31, 2023
Assets:
Money market funds held in Trust Account	1	5,924,118	5,697,632
Liabilities:
Private Warrant Liability	3	27,284	8,531

The estimated fair value of the Private Placement Warrants was determined using a binomial model to extract the market’s implied probability for an Initial Business Combination, using the Public Warrant’s market price. Once probability was extracted, a Black-Scholes-Merton model with Level 3 inputs was used to calculate the Private Warrants’ fair value. Inherent in a Black-Scholes-Merton model are assumptions related to expected life (term), expected stock price, volatility, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of selected peer companies’ Class A ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs:

	As of June 30, 2024	As of December 31, 2023
Share price	$10.0	$10.0
Strike price	$11.5	$11.5
Volatility	60%	60%
Risk-free interest rate	4.34%	4.78%
Dividend yield	0.00%	0.00%
Public warrant market price	$0.08	$0.03

In U.S dollars
Value of warrant liability measured with Level 3 inputs at December 31, 2023	8,531
Change in fair value of private warrant liability measured with Level 3 inputs	18,753
Value of warrant liability measured with Level 3 inputs at June 30, 2024	27,284

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 7 - CAPITAL DEFICIENCY:

a.	Ordinary Shares

Class A Ordinary Shares

On November 20, 2020 the Company issued 100,000 Class A ordinary shares of $0.0001 par value each to designees of the Representative (hereafter – the Representative Shares) for a consideration equal to the par value of the shares. The Representative Shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

The Company accounted for the issuance of the Representative Shares as compensation expenses amounting to $860, with a corresponding credit to Additional Paid-In Capital, for the excess value over the consideration paid. The Company estimated the fair value of the issuance based upon the price of Class B Ordinary Shares that were issued to the Sponsor.

Pursuant to the initial Public Offering and the concurrent Private Placement that were each effected in two closings – on February 19, 2021 and March 3, 2021 – the Company issued and sold an aggregate of 11,500,000 and 380,000 Class A ordinary shares as part of the Units sold in those respective transactions. The Units (which also included Warrants) were sold at a price of $10 per Unit, and for an aggregate consideration of $115 million and $3.8 million in the Public Offering and Private Placement, respectively. See Note 3 above for further information regarding those share issuances.

The Company classified its 11,500,000 Public Class A ordinary shares as temporary equity. The remaining 480,000 Private Class A ordinary shares were classified as permanent equity.

In conjunction with the First and Second Extensions, 8,910,433 and 2,074,548 Class A Ordinary Shares subject to possible redemption were redeemed, respectively, for their redemption value, including accrued interest. As part of the partial redemptions approximately $113 million has been withdrawn from the Investments held in Trust Account.

Class B Ordinary Shares

On November 20, 2020, the Company issued 2,875,000 Class B ordinary shares of $0.0001 par value each for a total consideration of $25 thousand to the Sponsor’s wholly-owned Delaware subsidiary.

Class B ordinary shares are convertible into non-redeemable Class A ordinary shares, on a one-for-one basis, automatically on the day of the Business Combination or at the election of the holder thereof at any time prior to the Business Combination. Class B ordinary shares also possess the sole right to vote for the election or removal of directors, until the consummation of an Initial Business Combination.

Following the Second Extension Meeting, the Sponsor converted 2,874,999 of its Class B ordinary shares into Class A ordinary shares on a one to one basis.

b.	Preferred shares

The Company is authorized to issue up to 5,000,000 Preferred Shares of $0.0001 par value each. As of June 30, 2024, the Company has no preferred shares issued and outstanding.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 8 - NET PROFIT (LOSS) PER SHARE:

The following table reflects the calculation of basic and diluted net profit (loss) per share (in dollars, except share amounts):

	Six months ended June 30,		Three months ended June 30,
	2024	2023	2024	2023
Net profit (loss) for the period	$(310,793)	$476,143	$(110,575)	$162,948
Less – interest earned on Investment held in Trust Account	(149,236)	(1,063,043)	(75,305)	(318,002)
Net loss excluding interest	$(460,029)	$(586,900)	$(185,880)	$(155,054)

Class A ordinary shares subject to possible redemption:
Numerator:
Net loss excluding interest	$(61,220)	$(351,654)	$(24,737)	$(67,544)
Accretion to Class A ordinary shares subject to possible redemption to redemption amount (“Accretion”)	226,486	1,463,043	113,930	558,002
	$165,266	$1,111,389	$89,193	$490,458

Denominator:
weighted average number of shares	515,019	5,015,185	515,019	2,589,567

Net profit per Class A ordinary share subject to possible redemption – basic and diluted	$0.32	$0.22	$0.17	$0.19

Non-redeemable Class A and B ordinary shares:
Numerator:
Net loss excluding interest	$(398,809)	$(235,246)	$(161,143)	$(87,510)
Accretion	(77,250)	(400,000)	(38,625)	(240,000)
	(476,059)	(635,246)	(199,768)	(327,510)

Denominator:
weighted average number of shares	3,355,000	3,355,000	3,355,000	3,355,000

Net loss per non-redeemable Class A and B ordinary share – basic and diluted	$(0.14)	$(0.19)	$(0.06)	$(0.10)

The potential exercise of 5,750,000 Public Warrants and 190,000 Private Warrants sold in the Public Offering and Private Placements as detailed in Note 3 into 5,940,000 shares has not been included in the calculation of diluted net profit (loss) per share, since the exercise of the warrants is contingent upon the occurrence of a future event.

Additionally, the effect of the conversion of the Second, Third, Fourth and Fifth Promissory Notes into an aggregate amount of 1,500,000 private warrants (exercisable into 1,500,000 shares) as detailed in Note 4, has not been included in the calculation of diluted net profit (loss) per share, since the conversion of the abovementioned promissory notes is contingent upon the occurrence of a future event.

As a result, diluted net profit (loss) per share is the same as basic net profit (loss) per share for each of the periods presented, and for each class.

MORINGA ACQUISITION CORP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(CONTINUED)

NOTE 9 - SUBSEQUENT EVENTS:

a.	Additional withdrawals under the Promissory Notes

Since the balance sheet date and up until the filing date of these financial statements, an aggregate amount of $62 thousand has been withdrawn under the Tenth Promissory Note, and a final injection into the trust account of approximately $13 thousand has been withdrawn under the Eighth Promissory Note – rendering the latter fully withdrawn.

b.	Extraordinary General Meeting and redemption of Class A ordinary shares subject to possible redemption

On August 6, 2024 the Extraordinary General Meeting has approved the proposed business combination with Silexion. In connection with the meeting, an additional 427,297 Class A ordinary shares subject to possible redemption have been redeemed. Consequently, $4.8 million has been withdrawn from the trust account.

c.	Advisory and Placement Agent Agreement with Cohen & Company

On July 29, 2024 the Company has entered into agreement with Cohen & Company, for providing capital markets advisory and placement agent services, in connection with both (i) the completion of the proposed business combination with Silexion, and (ii) a private placement of equity, equity-linked, convertible and / or debt securities to be consummated with the business combination.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Moringa Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Moringa Acquisition Corp (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in capital deficiency and cash flows for each of the two years in the period ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(e) to the financial statements, the Company has limited cash and has incurred losses since inception. Moreover, if the Company is unable to complete a business combination by August 19, 2024 then the Company will cease all operations except for the purpose of liquidating. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(e). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
April 1, 2024

We have served as the Company’s auditor since 2020.

MORINGA ACQUISITION CORP
BALANCE SHEETS

	Note	December 31, 2023	December 31, 2022
		U.S. Dollars
Assets
ASSETS:
Cash and cash equivalents		108,278	59,714
Investments held in Trust Account		5,697,632	116,692,038
Prepaid expenses		28,305	43,853
TOTAL ASSETS		5,834,215	116,795,605

Liabilities and shares subject to possible redemption net of capital deficiency
LIABILITIES:
Accrued expenses		115,560	86,688
Related party	4	2,861,000	1,190,000
Private warrant liability		8,531	29,640
TOTAL LIABILITIES		2,985,091	1,306,328

COMMITMENTS AND CONTINGENCIES	5	—	—

CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION: 515,019 and 11,500,000 shares at redemption value $11.06 and $10.15 as of December 31, 2023 and 2022, respectively		5,697,632	116,692,038

CAPITAL DEFICIENCY:	7
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized, 3,354,999 and 480,000 issued and outstanding (excluding 515,019 and 11,500,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively;		336	48
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized, 1 and 2,875,000 issued and outstanding as of December 31, 2023 and 2022, respectively;		*	288
Preferred Shares, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and 2022.		—	—
Additional paid-in capital		—	—
Accumulated deficit		(2,848,844)	(1,203,097)
TOTAL CAPITAL DEFICIENCY		(2,848,508)	(1,202,761)
TOTAL LIABILITIES AND SHARES SUBJECT TO POSSIBLE REDEMPTION NET OF CAPITAL DEFICIENCY		5,834,215	116,795,605

*	Less than one US dollar.

The accompanying notes are an integral part of these financial statements.

MORINGA ACQUISITION CORP
STATEMENTS OF OPERATIONS

	Note	Year ended December 31, 2023	Year ended December 31, 2022
		U.S. Dollars
		Except share data
Interest earned on investments held in trust account		1,364,444	1,685,666
General and administrative	9	(1,122,480)	(1,232,342)
Change in fair value of Private Warrant liability		21,109	130,701
Net profit for the year		263,073	584,025

Weighted average number of Class A Ordinary Shares subject to Possible Redemption	8	2,774,850	11,500,000
Basic and diluted net profit per Class A Ordinary Shares subject to Possible Redemption		$0.51	0.07

Weighted average number of non-redeemable Class A and Class B Ordinary shares		3,355,000	3,355,000
Basic and diluted net loss per non-redeemable Class A and Class B Ordinary shares		$(0.34)	(0.07)

The accompanying notes are an integral part of these financial statements.

MORINGA ACQUISITION CORP
STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

	Class A ordinary shares		Class B ordinary shares		Additional
	Number of shares	Par value	Number of shares	Par value	paid-in capital	Accumulated deficit	Total
	U.S. Dollars (except share data)
BALANCE AT December 31, 2021	480,000	48	2,875,000	288	855,994	(951,078)	(94,748)
Subsequent accretion of Class A Ordinary Shares subject to possible redemption to amount as of December 31, 2022	—	—	—	—	(855,994)	(836,044)	(1,692,038)
Net profit for the year	—	—	—	—	—	584,025	584,025
BALANCE AT December 31, 2022	480,000	48	2,875,000	288	—	(1,203,097)	(1,202,761)

Subsequent accretion of Class A Ordinary Shares subject to possible redemption to amount as of December 31, 2023	—	—	—	—	—	(1,908,820)	(1,908,820)
Conversion of Class B ordinary shares into Class A ordinary shares	2,874,999	288	(2,874,999)	(288)	—	—	—
Net profit for the year	—	—	—	—	—	263,073	263,073
BALANCE AT December 31, 2023	3,354,999	336	1	*	—	(2,848,844)	(2,848,508)

*	Less than one US dollar.

The accompanying notes are an integral part of these financial statements.

MORINGA ACQUISITION CORP
STATEMENTS OF CASH FLOWS

	Year ended December 31, 2023	Year ended December 31, 2022
	U.S. Dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit for the year	263,073	584,025
Adjustments to reconcile net profit to net cash provided by operating activities:
Changes in the fair value of the private warrant liability	(21,109)	(130,701)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	15,548	325,000
Increase (decrease) in related party	20,000	(10,000)
Increase in accrued expenses	28,872	48,112
Net cash provided by operating activities	306,384	816,436

CASH FLOWS FROM FINANCING ACTIVITIES:
Partial redemption of Class A ordinary shares subject to possible redemption	(112,903,226)	—
Proceeds from a promissory note – related party	1,651,000	890,000
Net cash provided by (used in) financing activities	(111,252,226)	890,000

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT	(110,945,842)	1,706,436
CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT AT BEGINNING OF YEAR	116,751,752	115,045,316
CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT AT END OF YEAR	5,805,910	116,751,752

RECONCILIATION OF CASH, CASH EQUIVALENTS AND INVESTMENTS HELD IN A TRUST ACCOUNT:
Cash and cash equivalents	108,278	59,714
Investments held in trust account	5,697,632	116,692,038
Total cash, cash equivalents and investments held in a trust account	5,805,910	116,751,752

SUPPLEMENTARY INFORMATION REGARDING NON-CASH ACTIVITIES:
Conversion of Class B ordinary shares into Class A ordinary shares	288	—

The accompanying notes are an integral part of these financial statements.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS:

a.	Organization and General

Moringa Acquisition Corp (hereafter — the Company) is a blank check company, incorporated on September 24, 2020 as a Cayman Islands exempted company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (hereafter — the Business Combination). The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the year ended December 31, 2023 relates to the Company’s search for a target company, as well as attempts to consummate the Proposed Holisto Merger which was terminated on August 8, 2023 as detailed in Note 1(f).

In February 2024, the Company entered into a Business Combination Agreement with Silexion. Refer to Note 10(b) for further information regarding the Proposed Business Combination.

The Company has selected December 31 as its fiscal year end.

b.	Sponsor and Financing

The Company’s sponsor is Moringa Sponsor, L.P., a Cayman exempted limited partnership (which is referred to herein, together with its wholly-owned subsidiary, Moringa Sponsor (US) LP, a Delaware limited partnership, as the “Sponsor”).

The registration statement relating to the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on February 16, 2021. The initial stage of the Company’s Public Offering — the sale of 10,000,000 Units — closed on February 19, 2021 (hereafter — the Closing of the Public Offering). Upon that closing and the concurrent closing of the initial stage of the Private Placement (as defined below in Note 3). $100,000,000 was placed in a trust account (the “Trust Account”) (discussed in Note 1(c) below). On March 3, 2021 upon the full exercise by the underwriters of their over-allotment option for the Public Offering, the second stage of the Public Offering — the sale of 1,500,000 Units — closed. Upon that closing and the concurrent closing of the second stage of the Private Placement, an additional $15,000,000 was placed in the Trust Account. As part of the partial redemptions in conjunction with the First and Second Extensions, approximately $113 million have been withdrawn from the Investments held in Trust Account. The Company intends to finance its Initial Business Combination with the net proceeds from the Public Offering and the Private Placement.

c.	The Trust Account

The proceeds held in the Trust Account are invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00.

The Company’s complies with the provisions of ASU 2016-18, under which changes in proceeds held in the Trust Account are accounted for as Changes in Cash, Cash Equivalents and Investments Held in a Trust Account in the Company’s Statements of Cash Flows.

Refer to Note 4(a) for information regarding proceeds loaned by the Sponsor under the Sixth and Eighth Promissory Notes, deposited into the Trust Account.

d.	Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding taxes payable on the income accrued in the Trust Account) as of the time of entry into the related definitive agreement for the Initial Business Combination. There is no assurance that the Company will be able to successfully consummate an Initial Business Combination.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (cont.)

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public shareholders the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the general meeting or commencement of the Company’s tender offer, including interest but less taxes payable. As a result, the Company’s Class A ordinary shares subject to possible redemption are classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity”.

Pursuant to the Company’s amended and restated memorandum and articles of association, if the Company is unable to complete the Initial Business Combination within 24 months (as was subsequently extended, as described below) from the Closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Class B ordinary share, including any Class A ordinary share issuable upon conversion of such Class B ordinary shares, and Class A ordinary share (as described in Note 7) held by them if the Company fails to complete the Initial Business Combination within 24 months (as was subsequently extended) of the Closing of the Public Offering or during any extended time that the Company has to consummate an Initial Business Combination beyond 24 months as a result of a shareholder vote to amend its amended and restated memorandum and articles of association. However, if the Sponsor or any of the Company’s directors or officers acquire any Class A ordinary shares subject to possible redemption, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (cont.)

On February 9, 2023 the Company held an extraordinary general meeting in lieu of the 2022 annual general meeting of the Company (hereafter — the First Extension Meeting). At the First Extension Meeting, the Company’s shareholders approved the proposal to adopt, by way of special resolution, an amendment to the Amended and Restated Articles to extend the date by which the Company has to consummate a business combination from the 24 month anniversary of the Closing of the Public Offering — i.e., February 19, 2023 to August 19, 2023 (hereafter — the Extended Mandatory Liquidation Date) or such earlier date as may be determined by the Board in its sole discretion.

On August 18, 2023 the Company held an extraordinary general meeting in lieu of the 2023 annual general meeting of the Company (hereafter — the Second Extension Meeting). At the Second Extension Meeting, the Company’s shareholders approved, among other proposals, an amendment to the Amended and Restated Memorandum and Articles of Association to further extend the date by which the Company has to consummate a business combination from the Extended Mandatory Liquidation Date to August 19, 2024 (hereafter — the Second Extended Mandatory Liquidation Date) or such earlier date as may be determined by the Board in its sole discretion.

Refer to Note 4(a) for information regarding proceeds received by the Company from the Sponsor under the Sixth and Eighth Promissory Notes, which were deposited into the Trust Account.

Refer to Note 7(a) for information regarding the partial redemptions of Class A ordinary shares subject to possible redemption, following the First and Second Extension Meetings.

Refer to Note 5(b) for information regarding the conversion of Class B ordinary shares into Class A ordinary shares, following the Second Extension Meeting.

e.	Substantial Doubt about the Company’s Ability to Continue as a Going Concern

As of December 31, 2023 the Company had approximately $108 thousand of cash and an accumulated deficit of approximately $2,848 thousand. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standard Codification 205-40, “Going Concern”, the Company will need to obtain additional funds in order to satisfy its liquidity needs in its endeavors to consummate a business combination.

Since its inception date and through the issuance date of these financial statements, the Company’s liquidity needs were satisfied through an initial capital injection from the Sponsor, followed by net Private Placement proceeds, as well as several withdrawals of the Sponsor promissory notes. Management has determined that it will need to continue to rely and is significantly dependent on both outstanding and future promissory notes, or other forms of financial support (all of which the Sponsor is not obligated to provide). Moreover, following the Second Extension Meeting, the Company has until August 19, 2024 to consummate an Initial Business Combination. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. There can be no assurance that the Company will be able to consummate any business combination ahead of the Second Extended Mandatory Liquidation Date, nor will it be able to raise sufficient funds to complete an Initial Business Combination. These matters raise substantial doubt about the Company’s ability to continue as a going concern, for the subsequent twelve months following the issuance date of these financial statements. In February 2024, the Company entered into a Business Combination Agreement with Silexion Therapeutics Ltd. (hereafter — Silexion). Refer to Note 10(b) for further information regarding the Proposed Business Combination.

No adjustments have been made to the carrying amounts of assets or liabilities should the company fail to obtain financial support in its pursuit to consummate an Initial Business Combination, nor if it is required to liquidate after the Second Extended Mandatory Liquidation Date.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (cont.)

f.	Proposed Business Combination

On June 9, 2022 the Company entered into a Business Combination Agreement for a proposed business combination (hereafter — the Proposed Holisto Merger) with Holisto Ltd., a company organized under the laws of the State of Israel (hereafter — Holisto) and Holisto MergerSub, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holisto.

On August 7, 2023 Holisto notified the Company that it was terminating the Proposed Holisto Merger agreement. The termination became effective as of August 8, 2023. Upon termination of the Proposed Holisto Merger, all rights and obligations of each party to the agreement ceased, except for those obligations of the parties that are intended to survive such termination and which remain in effect in accordance with their respective terms. Neither the Company nor Holisto has any remaining substantive obligation to one another following the above-mentioned termination, as of date of these financial statements.

In February 2024, the Company entered into a Business Combination Agreement with Silexion. Refer to Note 10(b) for further information regarding the Proposed Business Combination.

g.	Impact of War in Israel

On October 7, 2023 Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on the business and operations on any target company with which the Company may combine, and on Israel’s economy in general. These events may cause wider macroeconomic deterioration in Israel, which may have a material adverse effect on the Company’s ability to effectively complete an Initial Business Combination, or on the operations of an Israel-centered target company with which the Company may combine.

Refer to Note 10(b) for further information regarding the Proposed Business Combination.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the SEC.

b.	Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

c.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use by nature of the account and are readily convertible to known amounts of cash.

d.	Class A Ordinary Shares subject to possible redemption

As discussed in Note 1(b), all of the 11,500,000 Class A ordinary shares sold as part of the Units in the Public Offering contained a redemption feature. In accordance with the Accounting Standards Codification 480-10-S99-3A “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company has classified all of the shares sold under the Public Units as subject to possible redemption.

Refer to Note 7(a) for information regarding the partial redemptions of Class A ordinary shares subject to possible redemption, following the First Extension Meeting and the Second Extension Meeting.

e.	Net profit (loss) per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net profit (loss) per share is computed by dividing net profit (loss) by the weighted average number of shares outstanding during the period. The Company applies the two-class method in calculating net profit (loss) per each class of shares: the non-redeemable shares, which include the Private Class A Ordinary Shares, as defined in Note 7(a), and the Class B ordinary shares (hereafter and collectively — Non-Redeemable class A and B ordinary shares); and the Class A ordinary shares subject to possible redemption.

In order to determine the net profit (loss) attributable to each class, the Company first considered the total profit (loss) allocable to both sets of shares. This is calculated using the total net profit (loss) less any interest earned on investments held in the Trust Account. Then, any accretion is fully allocated to the Class A ordinary shares subject to redemption.

f.	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. From the Company’s incorporation and through December 31, 2023 the Company has not experienced any losses on these accounts.

As of December 31, 2023 the Company held its cash and cash equivalents in an SVB bank account, and its investments Held in Trust Account in Goldman Sachs money market funds. Money market funds are characterized as Level 1 investments within the fair value hierarchy under ASC 820.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

g.	Public Warrants

The Company applied the provisions of ASC 815-40 and classified its public warrants, issued as part of the Public Units as detailed in Note 3, as equity securities.

h.	Private Warrant liability

The Company accounts for the warrants in accordance with the guidance contained in Accounting Standards Codification 815 (“ASC 815”), “Derivatives and Hedging”, under which the warrants do not meet the criteria for equity treatment and must be recorded as derivative liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised or expire, and any change in fair value is recognized in the Company’s statement of operations. Refer to Note 6 for information regarding the model used to estimate the fair value of the Private Warrants (as defined in Note 3).

i.	Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

j.	Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates and such differences may have a material impact on the Company’s financial statements.

k.	Income tax

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes (hereafter — ASC 740). ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that a portion or all of the deferred tax assets will not be realized, based on the weight of available positive and negative evidence. Deferred tax liabilities and assets are classified as non-current in accordance with ASU 2015-17.

l.	Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted would have a material effect on the Company’s financial statements.

NOTE 3 — PUBLIC OFFERING AND PRIVATE PLACEMENTS:

In the initial Public Offering, the Company issued and sold 11,500,000 units (including 1,500,000 units sold at a second closing pursuant to the underwriters’ exercise of their over-allotment option in full) at an offering price of $10.00 per unit (hereafter — the Units). The Sponsor and EarlyBirdCapital, Inc. (the representative of the underwriters) purchased, in a private placement that occurred simultaneously with the two closings of the initial Public Offering (hereafter — the Private Placement), an aggregate of 352,857 and 27,143 Units, respectively, at a price of $10.00 per Unit.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — PUBLIC OFFERING AND PRIVATE PLACEMENTS: (cont.)

Each Unit (both those sold in the initial Public Offering and in the Private Placement) consists of one Class A ordinary share, $0.0001 par value, and one-half of one warrant, with each whole warrant exercisable for one Class A ordinary share (hereafter — each, a Public Warrant and a Private Warrant, and collectively, the Warrants). Each Warrant entitles the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants and only whole Warrants trade. Each Warrant will become exercisable 30 days after the completion of the Company’s Initial Business Combination and will expire at 5:00 p.m., New York City time, five years after the completion of the Initial Business Combination or earlier upon redemption (only in the case of the Public Warrants) or liquidation.

Once the Public Warrants become exercisable, the Company may redeem them in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders.

The Private Warrants are identical to the Public Warrants except that, for so long as they are held by the Sponsor, EarlyBirdCapital, Inc. or their respective affiliates: (1) will not be redeemable by the Company; (2) may not (including the Class A ordinary shares issuable upon exercise thereof), subject to certain limited exceptions, be transferred, assigned or sold by the holders thereof until 30 days after the completion of the Company’s Initial Business Combination; (3) may be exercised by the holders thereof on a cashless basis; and (4) they (including the Class A ordinary shares issuable upon exercise thereof) are entitled to registration rights.

The Company paid an underwriting commission of 2.0% of the gross proceeds of the Public Offering and the full exercise of the underwriters’ over-allotment, or $2,300,000, in the aggregate, to the underwriters at the two closings of the Public Offering. Refer to Note 5(a) for more information regarding an additional fee payable to the underwriters upon the consummation of an Initial Business Combination.

NOTE 4 — RELATED PARTY TRANSACTIONS:

a.	Promissory Notes

The Company has issued several promissory note agreements to its Sponsor throughout its life term, in order to fulfil its ongoing operational needs or preparations towards an Initial Business Combination. All outstanding promissory notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s Initial Business Combination, or (b) Second Extended Mandatory Liquidation Date (hereafter and collectively — the Maturity Date).

First Promissory Note

The First Promissory Note withdrawn was borrowed and repaid in full in early 2021 and has subsequently expired.

Second to Fifth Promissory Notes

On August 9, 2021 the Company issued its Second Promissory Note to the Sponsor, according to which the former may withdraw up to $1 million — which has been withdrawn in full in several installments up until June 2022.

In December 2022 the Company issued its Third and Fourth Promissory Notes (hereafter — the Third and Fourth Promissory Notes), according to which the Company may withdraw up to an aggregate amount of $190 thousand — which were withdrawn in full on the same month.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — RELATED PARTY TRANSACTIONS: (cont.)

On February 8, 2023 the Company issued its Fifth Promissory Note to the Sponsor, in an amount of up to $310 thousand, which were withdrawn in full in several installments between February and June 2023.

According to the terms of the outstanding Second, Third, Fourth and Fifth Promissory Notes, which comprise an aggregate principal of $1.5 million, the Sponsor may elect to convert any portion of the amounts outstanding into private warrants to purchase Class A ordinary shares at a conversion price of $1 per private warrant on the Maturity Date. Such private warrants will have an exercise price of $11.5 and shall be identical to the private warrants included in the private units.

Sixth Promissory Note

On February 9, 2023 the Company issued its Sixth Promissory Note to the Sponsor, in an amount of $480 thousand — under which the funds that were loaned by the Sponsor were deposited into the Company’s Trust Account, in connection with the First Extension. The Sponsor provided six monthly injections of $80 thousand into the Company’s Trust Account under the Sixth Promissory Note, starting February 19, 2023.

Seventh Promissory Note

On June 14, 2023 the Company issued its Seventh Promissory Note to the Sponsor in an amount of up to $1 million, of which $210 thousand were withdrawn at the same date; and approximately $586 thousand were withdrawn up until December 31, 2023.

Eighth Promissory Note

On August 18, 2023 the Company issued its Eighth Promissory Note to the Sponsor, in an amount of approximately $154 thousand — under which the funds that were loaned by the Sponsor were deposited into the Company’s Trust Account, in connection with the Second Extension. The Sponsor shall make monthly injections of approximately $13 thousand into the Company’s Trust Account, starting August 19, 2023 and up until the earlier of the Second Extended Mandatory Liquidation Date (or such earlier date that the Board determines to liquidate the Company) or the date on which an Initial Business Combination is completed.

b.	Administrative Services Agreement

On December 16, 2020 the Company signed an agreement with the Sponsor, under which the Company shall pay the Sponsor a fixed $10 thousand per month for office space, utilities and other administrative expenses. The monthly payments under this administrative services agreement commenced on the effective date of the registration statement for the initial Public Offering and will continue until the earlier of (i) the consummation of the Company’s Initial Business Combination, or (ii) the Company’s liquidation.

The composition of the Related Party balance as of December 31, 2023 and 2022 is as follows:

	December 31, 2023	December 31, 2022
	U.S. dollars
Promissory notes	2,841,000	1,190,000
Accrual for Administrative Services Agreement	20,000	—
	2,861,000	1,190,000

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — COMMITMENTS AND CONTINGENCIES:

a.	Underwriters’ Deferred Discount

Under the Business Combination Marketing Agreement, the Company shall pay an additional fee (hereafter — the Deferred Commission) of 3.5% of the gross proceeds of the Public Offering (or $4,025,000) payable upon the Company’s completion of the Initial Business Combination. The Deferred Commission will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes an Initial Business Combination.

b.	Nasdaq Deficiency Notices

First Deficiency Notice

On March 28, 2023 the Company received a notice from the Nasdaq Listing Qualifications Department indicating that it is not in compliance with Nasdaq Listing Rule 5550(a)(3) (hereafter — the First Deficiency), according to which the Company must satisfy the Minimum Public Holders Rule which requires listed companies to have at least 300 public holders. The Company has submitted its compliance plan on May 11, 2023 which was accepted by Nasdaq, which has then granted an extension of up to 180 calendar days from the date of the notice — until September 24, 2023 — to evidence compliance with the rule.

On September 27, 2023 the Company received a notice from the Nasdaq Listing Qualifications Department indicating that it has regained compliance with the First Deficiency.

Second Deficiency Notice

On June 15, 2023 the Company received another notice from Nasdaq Listing Qualifications Department indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(2) (hereafter — the Second Deficiency), according to which the Company must sustain a market value of listed securities of at least $35 million, for continued listing on the Nasdaq Capital Market. The notice was only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

NOTE 6 — FAIR VALUE MEASUREMENTS:

Following the Second Extension Meeting, the Sponsor converted 2,874,999 of its Class B ordinary shares on a one to one basis into Class A ordinary shares, in an effort to regain compliance with the Second Deficiency.

On November 24, 2023 the Company received a notice from the Nasdaq Listing Qualifications Department indicating that it has regained compliance with the Second Deficiency.

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price).

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — FAIR VALUE MEASUREMENTS: (cont.)

Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;

Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

Basis for Fair Value Measurement

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2023 by level within the fair value hierarchy:

	Level	December 31, 2023	December 31, 2022
Assets:
Money market funds held in Trust Account	1	5,697,632	116,692,038
Liabilities:
Private warrant liability	3	8,531	29,640

The estimated fair value of the Private Placement Warrants was determined using a binomial model to extract the market’s implied probability for an Initial Business Combination, using the Public Warrant’s market price. Once probability was extracted, a Black-Scholes-Merton model with Level 3 inputs was used to calculate the Private Warrants’ fair value. Inherent in a Black-Scholes-Merton model are assumptions related to expected life (term), expected stock price, volatility, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of selected peer companies’ Class A ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs:

	As of December 31, 2023	As of December 31, 2022
Share price	$10.0	$10.0
Strike price	$11.5	$11.5
Volatility	60%	50%
Risk-free interest rate	4.78%	4.00%
Dividend yield	0.00%	0.00%

U.S. dollars
Value of warrant liability measured with Level 3 inputs at December 31, 2022	29,640
Change in fair value of private warrant liability measured with Level 3 inputs	(21,109)
Value of warrant liability measured with Level 3 inputs at December 31, 2023	8,531

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — CAPITAL DEFICIENCY:

a.	Ordinary Shares

Class A Ordinary Shares

On November 20, 2020 the Company issued 100,000 Class A ordinary shares of $0.0001 par value each to designees of the Representative (hereafter — the Representative Shares) for a consideration equal to the par value of the shares. The Representative Shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

The Company accounted for the issuance of the Representative Shares as compensation expenses amounting to $860, with a corresponding credit to Additional Paid-In Capital, for the excess value over the consideration paid. The Company estimated the fair value of the issuance based upon the price of Class B Ordinary Shares that were issued to the Sponsor.

Pursuant to the initial Public Offering and the concurrent Private Placement that were each effected in two closings — on February 19, 2021 and March 3, 2021 — the Company issued and sold an aggregate of 11,500,000 and 380,000 Class A ordinary shares as part of the Units sold in those respective transactions. The Units (which also included Warrants) were sold at a price of $10 per Unit, and for an aggregate consideration of $115 million and $3.8 million in the Public Offering and Private Placement, respectively. See Note 3 above for further information regarding those share issuances.

The Company classified its 11,500,000 Class A ordinary shares subject to possible redemption as temporary equity. The remaining 480,000 Private Class A ordinary shares were classified as permanent equity.

In conjunction with the First and Second Extensions, 8,910,433 and 2,074,548 Class A Ordinary Shares subject to possible redemption were redeemed, respectively, for their redemption value, including accrued interest. As part of the partial redemptions approximately $113 million has been withdrawn from the Investments held in Trust Account.

Class B Ordinary Shares

On November 20, 2020 the Company issued 2,875,000 Class B ordinary shares of $0.0001 par value each for a total consideration of $25 thousand to the Sponsor’s wholly-owned Delaware subsidiary. Out of the 2,875,000 Class B ordinary shares, up to 375,000 were subject to forfeiture if the underwriters were to not exercise their over-allotment in full or in part. Because the underwriters exercised their over-allotment option in full on March 3, 2021 that potential forfeiture did not occur.

Class B ordinary shares are convertible into non-redeemable Class A ordinary shares, on a one-for-one basis, automatically on the day of the Business Combination or at the election of the holder thereof at any time prior to the Business Combination. Class B ordinary shares also possess the sole right to vote for the election or removal of directors, until the consummation of an Initial Business Combination.

Refer to Note 5(b) for information regarding the conversion of Class B ordinary shares into Class A ordinary shares following the Second Extension Meeting.

b.	Preferred shares

The Company is authorized to issue up to 5,000,000 Preferred Shares of $0.0001 par value each. As of December 31, 2023 the Company has no preferred shares issued and outstanding.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — NET PROFIT (LOSS) PER SHARE:

The following table reflects the calculation of basic and diluted net profit (loss) per share (in dollars, except share amounts):

	Year ended December 31,
	2023	2022
Net profit for the year	$263,073	$584,025
Less – interest earned on Investment held in Trust Account	(1,364,444)	(1,685,666)
Net loss excluding interest	$(1,101,371)	$(1,101,641)

Class A ordinary shares subject to possible redemption:
Numerator:
Net loss excluding interest	$(498,567)	$(852,835)
Accretion to Class A ordinary shares subject to possible redemption to redemption amount (“Accretion”)	1,908,820	1,685,666
	$1,410,253	$832,831

Denominator:
Weighted average number of shares	2,774,850	11,500,000

Basic and diluted net profit per Class A ordinary share subject to possible redemption	$0.51	$0.07

Non-redeemable Class A and B ordinary shares:
Numerator:
Net loss excluding interest	$(602,804)	$(248,806)
Accretion	(544,376)	—
	(1,147,180)	(248,806)
Denominator:
Weighted average number of shares	3,355,000	3,355,000

Basic and diluted net loss per non-redeemable Class A and B ordinary share	$(0.34)	$(0.07)

The potential exercise of 5,750,000 Public Warrants and 190,000 Private Warrants sold in the Public Offering and Private Placements as detailed in Note 3 into 5,940,000 shares has not been included in the calculation of diluted net profit (loss) per share, since the exercise of the warrants is contingent upon the occurrence of a future event.

Additionally, the effect of the conversion of the Second, Third, Forth and Fifth Promissory Notes into an aggregate amount of 1,500,000 private warrants (exercisable into 1,500,000 shares) as detailed in Note 4, has not been included in the calculation of diluted net profit (loss) per share, since the conversion of the abovementioned promissory notes is contingent upon the occurrence of a future event.

As a result, diluted net profit (loss) per share is the same as basic net profit (loss) per share for each of the periods presented, and for each class.

MORINGA ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — GENERAL AND ADMINISTRATIVE:

The formation and other operating expenses for the years ended December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
	U.S. dollars
Legal expenses	259,000	398,903
Audit, bookkeeping and accounting	146,600	143,101
Professional services	245,538	115,651
Management fees	120,000	120,000
Insurance	281,044	325,000
Nasdaq fees	70,000	129,500
Other	298	187
	1,122,480	1,232,342

NOTE 10 — SUBSEQUENT EVENTS:

a.	Nasdaq Deficiency Note

On February 20, 2024, the Company received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that unless the Company timely requests a hearing before the Nasdaq Hearings Panel (hereafter — the Panel), trading of the Company’s securities on The Nasdaq Capital Market would be suspended at the opening of business on February 29, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement.

The Company timely requested a hearing before the Panel to request sufficient time to complete its previously disclosed proposed business combination with Silexion. The hearing request has resulted in a stay of any suspension or delisting action pending the hearing, which is scheduled to take place on April 23, 2024.

b.	Proposed Business Combination

On February 21, 2024, the Company, together with its wholly-owned Israeli subsidiary (hereafter — the Merger Sub), entered into a business combination agreement (hereafter — the BCA) with Silexion Therapeutics Ltd., an Israeli company (hereafter — Silexion).

The Business Combination is expected to close in the third quarter of 2024, subject to the satisfaction of customary closing conditions under the BCA, including the approval of the Business Combination by Silexion’s and the Company’s shareholders, and Nasdaq approval of the initial listing of the combined company’s securities.

Headquartered in Israel, Silexion is a clinical-stage, oncology-focused biotechnology company that develops innovative treatments for unsatisfactorily treated solid tumor cancers which have a mutated KRAS oncogene. The Business Combination values Silexion at a pre-transaction equity value of $62.5 million, based on a $10 price per share.

The BCA and the Business Combination have been unanimously approved by the boards of directors of the Company and Silexion.

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31
	2024	2023
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,697	$4,595
Restricted cash	25	25
Prepaid expenses	527	335
Other current assets	66	24
TOTAL CURRENT ASSETS	2,315	4,979

NON-CURRENT ASSETS:
Restricted cash	25	25
Long-term deposit	5	5
Property and equipment, net	40	49
Operating lease right-of-use asset	140	198
TOTAL NON-CURRENT ASSETS	210	277
TOTAL ASSETS	$2,525	$5,256

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31
	2024	2023
	U.S. dollars in thousands
Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$281	$319
Current maturities of operating lease liability	108	112
Warrants to preferred shares (including $321 and $186 due to related party, as of June 30, 2024 and December 31, 2023, respectively)	345	200
Employee related obligations	251	207
Accrued expenses and other account payable	1,379	1,358
TOTAL CURRENT LIABILITIES	2,364	2,196

NON-CURRENT LIABILITIES:
Long-term operating lease liability	8	59
TOTAL NON-CURRENT LIABILITIES	$8	$59
TOTAL LIABILITIES	$2,372	$2,255

COMMITMENTS AND CONTINGENT LIABILITIES
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 0.01 par value, 510,000 shares authorized as of June 30, 2024 and December 31, 2023, 388,088 shares issued and outstanding as of June 30, 2024 and December 31, 2023); aggregate liquidation preference of $8,162 as of June 30, 2024;
Convertible Series A-1 Preferred Shares (NIS 0.01 par value per share, 120,000 shares authorized as of June 30, 2024 and December 31, 2023, 91,216 shares issued and outstanding as of June 30, 2024 and December 31, 2023); aggregate liquidation preference of $2,443 as of June 30, 2024;
Convertible Series A-2 Preferred Shares (NIS 0.01 par value per share, 200,000 shares authorized as of June 30, 2024 and December 31, 2023, 45,458 shares issued and outstanding as of June 30, 2024 and December 31, 2023); aggregate liquidation preference of $2,763 as of June 30, 2024;
Convertible Series A-3 Preferred Shares (NIS 0.01 par value per share, 80,000 shares authorized as of June 30, 2024 and December 31, 2023, 63,331 shares issued and outstanding as of June 30, 2024 and December 31, 2023); aggregate liquidation preference of $2,887 as of June 30, 2024;
Convertible Series A-4 Preferred Shares (NIS 0.01 par value per share, 815,000 shares authorized as of June 30, 2024 and December 31, 2023, 21,717* shares issued and outstanding as of June 30, 2024 and December 31, 2023); aggregate liquidation preference of $1,076 as of June 30, 2024;
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	15,057	15,057
CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	3,353	3,420
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$18,410	$18,477
CAPITAL DEFICIENCY:
Ordinary shares (NIS 0.01 par value per share, 3,275,000 shares authorized as of June 30, 2024 and December 31, 2023; 250,492 and 219,354 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	1	1
Additional paid-in capital	11,398	11,334
Accumulated deficit	(29,656)	(26,811)
TOTAL CAPITAL DEFICIENCY	$(18,257)	$(15,476)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$153	$3,001
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTEREST NET OF CAPITAL DEFICIENCY	$2,525	$5,256

*	Net of 121,119 treasury shares held by the subsidiary as of June 30, 2024 and December 31, 2023

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
	U.S. dollars in thousands		U.S. dollars in thousands
OPERATING EXPENSES:
Research and development (including $34 from related party for the six months period ended June 30, 2024 and 2023, respectively, and including $17 from related party for the three months period ended June 30, 2024 and 2023, respectively)	$1,727	$1,916	$766	$1,235
General and administrative (including $24 from related party for the six months period ended June 30, 2024 and 2023, respectively, and including $12 from related party for the three months period ended June 30, 2024 and 2023, respectively)	908	306	619	179
TOTAL OPERATING EXPENSES	2,635	2,222	1,385	1,414
OPERATING LOSS	(2,635)	(2,222)	(1,385)	(1,414)
Financial expenses, net (including $135 and $0 from related party for the six months period ended June 30, 2024 and 2023, respectively, and including $60 and $0 from related party for the three months period ended June 30, 2024 and 2023, respectively)	(270)	(377)	(102)	(452)
LOSS BEFORE INCOME TAX	$(2,905)	$(2,599)	$(1,487)	$(1,866)
INCOME TAX	7	20	2	10
NET LOSS	$(2,912)	$(2,619)	$(1,489)	$(1,876)

Attributable to:
Equity holders of the Company	(2,845)	(2,427)	(1,472)	(1,653)
Non-controlling interests	(67)	(192)	(17)	(223)
	$(2,912)	$(2,619)	$(1,489)	$(1,876)

LOSS PER SHARE, BASIC AND DILUTED	$(11.31)	$(9.61)	$(5.87)	$(6.54)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	251,655	252,462	250,847	252,462

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY

(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares																	Total redeemable convertible preferred shares and contingently redeemable
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non- controlling interests	Ordinary shares			Additional paid-in	Accumulated	Total capital	non- controlling interests, net of capital
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares		Amount	Capital	deficit	deficiency	deficiency
BALANCE AT JANUARY 1, 2023	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	-	-	$3,586	219,354		$1	$11,203	$(21,869)	$(10,665)	$7,567
CHANGES DURING THE SIX MONTHS PERIOD ENDED JUNE 30, 2023 (unaudited):
Issuance of Preferred A-4 shares, net of issuance cost									21,717	$411					1		1	412
Share-based compensation															64		64	64
Net loss											(192)					(2,427)	(2,427)	(2,619)
BALANCE AS OF JUNE 30, 2023	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	$3,394	219,354		$1	$11,268	$(24,296)	$(13,027)	$(5,424)

BALANCE AT JANUARY 1, 2024	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	$3,420	219,354		$1	$11,334	$(26,811)	$(15,476)	$3,001
CHANGES DURING THE SIX MONTHS PERIOD ENDED JUNE 30, 2024 (unaudited):
Exercise of options												31,138	**	*	*		*	*
Share-based compensation															64		64	64
Net loss											(67)					(2845)	(2,845)	(2,912)
BALANCE AS OF JUNE 30, 2024	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	$3,353	250,492		$1	$11,398	$(29,656)	$(18,257)	$153

*	Represents an amount less than $1
**	Represents fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.01 or 0.01 NIS per share

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY

(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares																Total redeemable convertible preferred shares and contingently redeemable
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests	Ordinary shares		Additional paid-in	Accumulated	Total capital	non- controlling interests, net of capital
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Capital	deficit	deficiency	deficiency
BALANCE AT MARCH 31, 2023	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	-	-	$3,617	219,354	$1	$11,235	$(22,643)	$(11,407)	$6,856
CHANGES DURING THE THREE MONTHS PERIOD ENDED JUNE 30, 2023 (unaudited):
Issuance of Preferred A-4 shares, net of issuance cost									21,717	$411				1		1	412
Share-based compensation														32		32	32
Net loss											(223)				(1,653)	(1,653)	(1,876)
BALANCE AS OF JUNE 30, 2023	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	3,394	219,354	$1	$11,268	$(24,296)	$(13,027)	$(5,424)

BALANCE AT MARCH 31, 2024	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	$3,370	250,492	$1	$11,366	$(28,184)	$(16,817)	$1,610
CHANGES DURING THE THREE MONTHS PERIOD ENDED JUNE 30, 2024 (unaudited):
Share-based compensation														32		32	32
Net loss											(17)				(1,472)	(1,472)	(1,489)
BALANCE AS OF JUNE 30, 2024	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	$3,353	250,492	$1	$11,398	$(29,656)	$(18,257)	$153

*	Represents an amount less than $1

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
	U.S. dollars in thousands		U.S. dollars in thousands

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,912)	$(2,619)	$(1,489)	$(1,876)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	15	29	7	14
Share-based compensation expenses	64	64	32	32
Non-cash financial expenses	219	257	83	278

Changes in operating assets and liabilities:
Increase (decrease) in prepaid expenses	(192)	(2)	(63)	5
decrease in other receivables	(42)	(9)	2	(20)
Increase (decrease) in trade payable	(38)	(57)	37	(52)
Net change in operating lease	4	(5)	2	(2)
Increase (decrease) in employee related obligations	44	(62)	(3)	(20)
Increase (decrease) in accrued expenses	21	(183)	327	(35)
Net cash used in operating activities	(2,817)	(2,587)	(1,065)	(1,676)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from short-term deposit	-	507	-	-
Purchase of property and equipment	(6)	(2)	-	(2)
Net cash provided by (used in (investing activities	(6)	505	-	(2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred shares and warrants, net of issuance costs	-	522	-	522
Exercise of options	*	-	-	-
Net cash provided by financing activities	*	522	-	522

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2,823)	(1,560)	(1,065)	(1,156)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(75)	(258)	(19)	(277)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	4,645	8,309	2,831	7,924
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,747	$6,491	$1,747	$6,491

*	Represents an amount less than $1

SILEXION THERAPEUTICS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
	U.S. dollars in thousands		U.S. dollars in thousands
Appendix A –
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	1,697	6,442	1,697	6,442
Restricted cash	50	49	50	49
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$1,747	$6,491	$1,747	$6,491

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest received	$25	$78	$6	$39

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 1 - GENERAL:

a.	Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (hereinafter -"the Company") was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, the Company has been engaged in one operating segment - the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. The Company’s long-lived assets are located in Israel.

b.	On April 28, 2021, the Company signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (“GIBF”) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd (hereinafter - the "Subsidiary"). The Company owns 51% of the shares of the Subsidiary. The Subsidiary has not yet started significant operations as of June 30, 2024. The Company and the Subsidiary, together - “the Group”.

c.	On February 21, 2024, the Company entered into a business combination agreement with Moringa Acquisition Corp (the “SPAC”), a Cayman Islands exempted company whose class A ordinary shares (as well as other instruments) are listed for trade on the Nasdaq Capital Market (Nasdaq: MACA), and April M.G. Ltd. (the “April Merger Sub”), an Israeli company and a wholly-owned subsidiary of the SPAC (the “Original BCA”). According to the Original BCA, April Merger Sub was to merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the SPAC, and with the SPAC continuing as a public company following the completion of the merger and with its securities continuing to be traded on Nasdaq.

d.	On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, “A&R BCA”) with the SPAC, Biomotion Sciences, a newly-formed Cayman Islands exempted company (“Biomotion Sciences” or “New Pubco”), August M.S. Ltd. an Israeli company and wholly-owned subsidiary of Biomotion Sciences (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and wholly-owned subsidiary of Biomotion Sciences (“Merger Sub 2”) which replaced the Original BCA. The A&R BCA, provided for a technical change in the contemplated transaction structure to a “double dummy” structure, as a result of which both the Company and the SPAC will become wholly-owned subsidiaries of Biomotion Sciences, which will be the publicly-held, Nasdaq-listed entity, rather than the Company becoming a subsidiary of the Nasdaq-listed SPAC, as initially contemplated under the Original BCA.

Pursuant to the transactions contemplated under the A&R BCA (collectively, the “Business Combination ”), Merger Sub 2 was to merge with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “SPAC Merger”), and Merger Sub 1 was to merge with and into the Company, with the Company continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “Acquisition Merger”). Upon the effectiveness of the SPAC Merger, each outstanding SPAC Class A ordinary share and the sole outstanding SPAC Class B ordinary share was to convert into an ordinary share of New Pubco on a one-for-one basis. Each outstanding warrant to purchase one SPAC Class A ordinary share was to convert into a warrant to purchase one New Pubco ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of the Company was to convert into such number of ordinary shares of New Pubco as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500 by (2) the number of fully diluted Company equity securities, by (y) $0.01 (the “Silexion Equity Exchange Ratio”). Each outstanding Company warrant and Company option to purchase one Company share, and Company restricted share unit (RSU) that may be potentially settled for one Company share, was to became exercisable for, or became subject to settlement for (as applicable), such number of New Pubco ordinary shares as are equal to the Silexion Equity Exchange Ratio. The exercise price per New Pubco ordinary share of each such converted Company option and Company warrant was to be adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs was to remain the same following such conversion, except that the vesting of each Company option was to accelerate immediately prior to the Acquisition Merger, such that the New Pubco option into which it was to be converted was to be fully vested, and all Company warrants were to be exercised (on a cashless basis) immediately prior to the Acquisition Merger. Immediately prior to the closing of the Business Combination, seven directors were to be elected to New Pubco’s board of directors, of whom five were to designated by the Company and two were to be designated by the SPAC’s sponsor (the “Sponsor”). The A&R BCA also required, as a closing condition, the transfer of the remaining outstanding shares of the Subsidiary held by GIBF to the Company prior to the closing of the Business Combination in exchange for the issuance to GIBF of shares of the Company, which were to convert into ordinary shares of New Pubco in accordance with the Silexion Equity Exchange Ratio upon the closing.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 1 - GENERAL (continued):

e.	In connection with the closing of the Business Combination, the ordinary shares and warrants of Biomotion Sciences were expected to be listed on the Nasdaq Global Market and begin trading under the symbols “SLXN” and “SLXNW”, respectively.

f.	The Business Combination was to be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, the Company was to be treated as the accounting acquirer and the SPAC was to be treated as the “acquired” company for financial reporting purposes. The Company was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	the Company’s shareholders were to hold approximately 61.55% of the outstanding voting interests in New Pubco upon the closing of the Business Combination;

●	the Company’s senior management were to comprise the senior management of New Pubco;

●	the directors nominated by the Company were to constitute a majority of the board of directors of New Pubco (five out of seven of the initial directors);

●	the Company’s operations were to comprise the ongoing operations of New Pubco; and

●	the Company’s name was to be the name used by New Pubco (in replacement of Biomotion Sciences).

Under the reverse recapitalization accounting method, the Business Combination was to be deemed to be the equivalent of a capital transaction in which the Company will issue shares for the net assets of the SPAC. The net assets of the SPAC will be stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the Company.

g.	On June 18, 2024 the Company entered into a waiver with the other parties to the A&R BCA (the “Investments Waiver”). The Investments Waiver provided, in principal part, that: (i) the conditions to closing under the A&R BCA requiring that an equity financing of the Company in an amount of at least $3,500 (the “Silexion Equity Financing”) and an investment by the Sponsor in New Pubco of between $350 and $500 (the “Sponsor Investment”) shall have occurred, were waived; (ii) 1,382,325 of the Sponsor Investment shares that were potentially issuable to the Sponsor by New Pubco in respect of the Sponsor Investment under the A&R BCA were to be issued to the Sponsor upon the closing notwithstanding that the Sponsor Investment has not taken place; (iii) the A&R Sponsor Promissory Note Cap (which sets the maximum dollar amount of Sponsor loans to the SPAC that may be converted by the Sponsor into New Pubco ordinary shares, subject to reduction for certain fees payable at the Closing, under an amended and restated promissory note to be issued by New Pubco to the Sponsor at the closing (the “A&R Sponsor Promissory Note”) was increased from $5.2 million to $5.5 million, and (iv) the controlling stakeholder of the Sponsor is to be entitled to a gross monthly fee of $10 for a period of 36 months following closing under the A&R BCA.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 1 - GENERAL: (continued):

h.	On August 15, 2024, the Business Combination was completed (see Note 10).

i.	In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and other terrorist organizations.

The Company’s headquarters are located in Modiin, Israel. As of the issuance date of these consolidated financial statements, the conflict between Israel and Hamas has not had a material impact on the Company’s results of operations or financial position, if at all. The Company cannot currently predict the intensity or duration of Israel’s war against Hamas, however, as most of the Company’s trials are not executed in Israel, the Company does not believe the recent terrorist attack and the subsequent declaration of war by the Israeli government against the Hamas terrorist organization will have any material impact on its ongoing operations. The Company continues to monitor its ongoing activities and will make any needed adjustments to ensure continuity of its business, while supporting the safety and well-being of its employees.

Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect the Company’s operations and results of operations and could make it more difficult for the Company to raise capital.

j.	Going concern:

Since its inception, the Company has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company has incurred losses of $2,912 and $5,108 for the six-months period ended on June 30, 2024 and for the year ended December 31, 2023, respectively. During the six-month period ended on June 30, 2024, the Company had negative operating cash flows of $2,817. As of June 30, 2024, the Company had cash and cash equivalents of $1,697. On August 15, 2024, the Company completed a business combination with the SPAC (see Note 10(f)).

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of ASC 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for at least 12 months from the date these financial statements are issued. The unaudited condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Unaudited Condensed Financial Statements

The accompanying condensed financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") for interim financial statements and follow the requirements of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all of the information and notes required by U.S. GAAP for annual financial statements. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which include normal recurring adjustments, necessary for a fair statement of the Company’s consolidated financial position as of June 30, 2024, and the consolidated results of operations, statements of changes in redeemable convertible preferred shares and capital deficiency and cash flows for the six-month period ended June 30, 2024 and 2023.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

The consolidated results for the six-month ended June 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023, which were included in Amendment No. 3 to the registration statement on Form S-4 filed by Biomotion Sciences with the U.S. Securities and Exchange Commission on July 12, 2024. The significant accounting policies adopted and used in the preparation of the financial statements are consistent with those of the previous financial year.

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate share-based compensation and to fair value of financial instruments. See Note 6 and Notes 4 and 7, respectively. These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

c.	Restricted cash

As of June 30, 2024 and December 31, 2023, the Company pledged an amount of $25 in favor of a bank as collateral for guarantees provided to secure the lease payments.

The Company is required to hold a minimum amount of NIS 85 in its bank account in order to maintain availability of a credit line from its credit card company.

d.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

e.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and short-term deposits. The Company deposits cash and cash equivalents mostly with three low risk financial institution. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

f.	Loss per share

The Company calculates loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. Basic loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the year, and fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.01 or 0.01 NIS per share. The Company considers these shares to be exercisable for little to no additional consideration. The Company also considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities do not contractually require the holders to participate in the Company’s losses. Consequently, net loss for the periods presented was not allocated to the Company’s participating securities.

g.	New accounting pronouncements:

Recently issued accounting standards not yet adopted:

1)	In November 2023, the FASB issued ASU No. 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The ASU also require that a public entity that has a single reportable segment to provide all the disclosures required by the amendments and all existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating this ASU to determine its impact on the Company's segment disclosures.

2)	In December, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 3 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Statement of operations:

a.	Research and development expenses:

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
Payroll and related expenses	$514	$569	$235	$245
Subcontractors and consultants	1,128	1,208	497	910
Materials	3	16	-	6
Rent and maintenance	49	78	18	35
Travel expenses	13	27	13	27
Other	20	18	3	12
	$1,727	$1,916	$766	$1,235

b.	General and administrative expenses:

Payroll and related expenses	$306	$145	$164	$97
Professional services	448	28	369	10
Depreciation	15	29	7	14
Rent and maintenance	72	42	46	21
Patent registration	25	16	16	7
Travel expenses	16	16	7	16
Other	26	30	10	14
	$908	$306	$619	$179

c.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value	$145	$(3)	$64	$(2)
Issuance costs	-	3	-	3
Interest income	(25)	(78)	(6)	(39)
Foreign currency exchange loss (income), net	148	451	42	487
Other	2	4	2	3
Total financial expense (income), net	$270	$377	$102	$452

NOTE 4 - WARRANTS TO PURCHASE PREFERRED SHARES:

a.	On January 14, 2022, the Company issued warrants to acquire 47,495 Series A-2 Preferred Shares to various investors, the warrants were issued as part of the converted Simple Agreement for Future Equity (SAFE). These warrants feature an exercise price of $60.783 per share and expired during 2023. As of June 30, 2023, there are 47,495 outstanding warrants. As of June 30, 2024, all warrants are expired.

b.	On May 30, 2023, the Company issued warrants to acquire 21,717 Series A-4 Preferred Shares to various investors, with an exercise price of $24.769 per share and an expiration date of May 30, 2025. Issuance expenses amounted to $3. As of June 30, 2024, there are outstanding warrants of 21,717.

The Company classified the warrants for the purchase of shares of its convertible redeemable preferred shares as a liability in its consolidated balance sheets, as these warrants were freestanding financial instruments which underlying shares are contingently redeemable and, therefore, may obligate the Company to transfer assets at some point in the future. The warrant liability was initially recorded at fair value upon the date of issuance and was subsequently remeasured at fair value at each reporting date. The Company recorded revaluation expenses (income) amounting to $145 and $(3) for the six months periods ended June 30, 2024 and June 30, 2023 , respectively, and revaluation expenses (income) amounting to $64 and $(2) for the three months periods ended June 30, 2024 and June 30, 2023 and accounted for such revaluation expenses as part of its financial (income) expense, net, in the statements of operations (see Note 7).

c.	For conversion of warrants after the reporting period see Note 10(e).

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 5 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY:

a.	As of June 30, 2024 and December 31, 2023, the share capital is composed of 0.01 NIS par value shares, as follows:

	June 30, 2024
	Authorized	Issued and paid	Carrying Value	Liquidation Preference
Ordinary Shares	3,275,000	250,492	$4,685
Preferred A Shares	510,000	388,088	$7,307	$8,162
Preferred A-1 Shares	120,000	91,216	$2,392	$2,443
Preferred A-2 Shares	200,000	45,458	$2,264	$2,763
Preferred A-3 Shares	80,000	63,331	$2,683	$2,887
Preferred A-4 Shares	815,000	21,717	$411	$1,076

	December 31, 2023
	Authorized	Issued and paid	Carrying Value	Liquidation Preference
Ordinary Shares	3,275,000	219,354	$4,685
Preferred A Shares	510,000	388,088	$7,307	$8,162
Preferred A-1 Shares	120,000	91,216	$2,392	$2,443
Preferred A-2 Shares	200,000	45,458	$2,264	$2,763
Preferred A-3 Shares	80,000	63,331	$2,683	$2,887
Preferred A-4 Shares	815,000	21,717	$411	$1,076

NOTE 6 - SHARE-BASED COMPENSATION:

The Company's options expenses amounted to a total of $64 and $64 in the six months periods ended June 30, 2024 and 2023, respectively. As of June 30, 2024, 39,898 shares remain available for grant under the Company’s 2013 and 2023 Incentive Option Plans.

On July 4, 2024, the Company's board of directors approved granting 178,686 RSUs to the Company's employees and directors.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 6 - SHARE-BASED COMPENSATION (continued):

Summary of outstanding and exercisable options:

Below is a summary of the Company's stock-based compensation activity and related information with respect to options granted to employees and non-employees for the six months periods ended June 30, 2024:

	Number of options	Weighted- average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at January 1, 2024	121,808	$17.23	4.88	-
Granted	-	-	-	-
Exercised	(31,138)	$0.01	(0.01)	$490
Forfeited	(735)	$26.78	(6.02)	-
Expired	(30,185)	(18.08)	-	-
Outstanding at June 30, 2024	59,750	$25.66	7.34	-
Exercisable at June 30, 2024	33,554	$24.78	7.00	-
Vested and expected to vest at June 30, 2024	59,750	$25.66	7.34	-

Up to June 30, 2024 and for the year ended December 31, 2023 no options were granted.

On June 30, 2024, there was $220 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 1.73 years.

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
Research and development	$38	$38	$19	$19
General and administrative	26	26	13	13
	$64	$64	$32	$32

NOTE 7 - FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of June 30, 2024, and December 31, 2023, are classified in the tables below in one of the six categories described in “Note 2 – Fair value measurement”:

	June 30, 2024
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$345	$345

	December 31, 2023
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$200	$200

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 7 - FAIR VALUE MEASUREMENTS (continued):

The following is a roll forward of the fair value of liabilities classified under Level 3:

	Six months ended June 30,		Three months ended June 30,
	2024	2023	2024	2023
	Warrants	Warrants	Warrants	Warrants
Fair value at the beginning of the period	$200	$3	$281	$2
Issuance	-	111	-	111
Change in fair value	145	(3)	64	(2)
Fair value at the end of the period	$345	$111	$345	$111

The fair value of the Company’s warrant liabilities as of June 30, 2024 and December 31, 2023 was estimated using a hybrid model in order to reflect two scenarios: (1) an IPO event (including de-SPAC transaction) and (2) other liquidation events. For further details see Note 12 in the annual consolidated financial statements.

The valuation under the ‘other liquidation events’ scenario was assessed using an option pricing model (OPM) by implementing a Monte Carlo Simulation, which treats the financial instruments in the Company’s equity as contingent claims whose future payoff depends on the Company’s future equity value. The Company’s entire equity value in 2023 was calculated based, among others, on the financing round closest to the valuation date.

The fair value of the Company’s warrant liabilities as of June 30, 2023 was estimated using only the ‘other liquidation events’ scenario.

The following table presents the main assumptions used in the hybrid model for the periods presented:

	June 30
	2024	2023
Expected volatility	74.82%	82.80%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	67%	-
Expected time to IPO (including de-SPAC transaction) (years)	0.137	-
Probability of other liquidation events	33%	100%
Expected time to liquidation (years)	2.25	3
Expected return on Equity	22%	23%

A significant increase in the expected volatility, or in the probability of an IPO (including de-SPAC transaction), could each increase the fair value of the related instruments. A significant decrease in the expected term of the warrants or expected time to IPO (including de-SPAC transaction), could each decrease the fair value of related instruments. In combination, changes in these inputs could result in a significantly higher or lower fair value measurement if the input changes were to be compounding, or could result in a minimally higher or lower fair value measurement if the input changes were of opposite effects and consequently offset each other.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, receivables, trade payables and other liabilities approximate their fair value due to the short-term maturity of such instruments.

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 8 - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
Numerator:
Net loss	$2,912	$2,619	$1,489	$1,876
Net loss attributable to ordinary shareholders, basic and diluted:	$2,845	$2,427	$1,472	$1,653
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	251,655	252,462	250,847	252,462
Net loss per share attributable to ordinary shareholders, basic and diluted	$11.31	$9.61	$5.87	$6.54

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, including fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.01 or 0.01 NIS per share, as the Company considers these shares to be exercised for little to no additional consideration.

As of June 30, 2024 and June 30, 2023, the basic loss per share calculation included a weighted average number of 300 and 33,108, respectively, of fully vested pre-funded options. As the inclusion of other potential ordinary shares equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

-	Redeemable convertible preferred shares;

-	Warrants to purchase redeemable convertible preferred shares;

-	Share-based compensation issuable at substantial consideration.

NOTE 9 - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties which are shareholders and directors of the Company:

a.	Transactions:

	Six months ended June 30		Three months ended June 30
	2024	2023	2024	2023
Share-based compensation included in research and development expenses	$34	$34	$17	$17
Share-based compensation included in general and administrative expenses	$24	$24	$12	$12
Financial expenses	$135	$-	$60	$-

b.	Balances:

	June 30, 2024	December 31, 2023
Non-Current liabilities -
Warrants to preferred shares	$321	$186

SILEXION LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(U.S. dollars in thousands)

NOTE 10 - SUBSEQUENT EVENTS

The Company’s management has performed an evaluation of subsequent events through August 19, 2024, the date the financial statements were available to be issued.

a.	On July 4, 2024, the Company's board of directors approved granting 178,686 Restricted Stock Units (RSUs) to employees, service providers, and directors. These RSUs vest immediately upon the grant date, with 100% vesting at the time of grant.

b.	On July 14, 2024, the Company’s shareholders approved, inter alia, the A&R BCA, the Investments Waiver, the Business Combination and granting of new RSUs to the Company’s directors and certain related parties.

c.	On July 16, 2024, the U.S. Securities and Exchange Commission (SEC) issued an order of effectiveness for the registration statement on Form S-4 filed by Biomotion Sciences that registered the issuance of all ordinary shares of Biomotion Sciences issuable pursuant to the Business Combination. On July 17, 2024, the SPAC published notice of an extraordinary general meeting at which the Business Combination was to be presented for approval, and on July 19, 2024, the SPAC commenced the distribution of proxy materials for that extraordinary general meeting. On August 6, 2024, the SPAC held that extraordinary general meeting, and all proposals related to the Business Combination were approved by the SPAC’s shareholders.

d.	On August 5, 2024, a conversion agreement was signed by and among Biomotion Sciences, GIBF and the Subsidiary, which implements the transfer of GIBF’s 49% holdings in the Subsidiary directly to Biomotion Sciences (in lieu of to the Company) in exchange for the issuance to GIBF of ordinary shares of New Pubco upon the closing of the Business Combination).

e.	In August 2024, certain Company warrant holders exercised their warrants in a ‘cashless’ manner for 1,257 A-1 Preferred Shares and 8,320 A-4 Preferred Shares of the Company.

f.	On August 15, 2024, the Business Combination was completed in accordance with the terms of the A&R BCA, as modified by the Investments Waiver. As a result of the Business Combination, the Company has become a wholly-owned subsidiary of Biomotion Sciences, and its security holders have received securities of Biomotion Sciences in accordance with the Silexion Equity Exchange Ratio. On August 16, 2024, the ordinary shares and warrants of Biomotion Sciences begin trading on the Nasdaq Global Market under the symbols “SLXN” and “SLXNW”, respectively.

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of Silexion Therapeutics Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Silexion Therapeutics Ltd. and its subsidiary (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in redeemable convertible preferred shares and capital deficiency and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1e to the consolidated financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1e. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 9, 2024	Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited

We have served as the Company’s auditor since 2023.

SILEXION THERAPEUTICS LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share data)

	December 31
	2023	2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	$4,595	$8,259
Restricted cash	25	25
Short term deposits	—	507
Prepaid expenses	335	6
Other current assets	24	42
TOTAL CURRENT ASSETS	4,979	8,839

NON-CURRENT ASSETS:
Restricted cash	25	25
Long-term deposit	5	5
Property and equipment, net	49	159
Operating lease right-of-use asset	198	305
TOTAL NON-CURRENT ASSETS	277	494
TOTAL ASSETS	$5,256	$9,333

Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$319	$240
Current maturities of operating lease liability	112	115
Warrants to preferred shares (including $186 and $0 due to related party, respectively)	200	3
Employee related obligations	207	253
Accrued expenses	1,358	999
TOTAL CURRENT LIABILITIES	2,196	1,610

NON-CURRENT LIABILITIES:
Long-term operating lease liability	59	156
TOTAL NON-CURRENT LIABILITIES	$59	$156
TOTAL LIABILITIES	$2,255	$1,766

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 0.01 par value, 510,000 shares authorized as of December 31, 2023 and 2022, 388,088 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $8,162 as of December 31, 2023;
Convertible Series A-1 Preferred Shares (NIS 0.01 par value per share, 120,000 shares authorized as of December 31, 2023 and 2022, 91,216 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $2,443 as of December 31, 2023;
Convertible Series A-2 Preferred Shares (NIS 0.01 par value per share, 200,000 shares authorized as of December 31, 2023 and 2022, 45,458 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $2,763 as of December 31, 2023;
Convertible Series A-3 Preferred Shares (NIS 0.01 par value per share, 80,000 shares authorized as of December 31, 2023 and 2022, 63,331 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $2,887 as of December 31, 2023;
Convertible Series A-4 Preferred Shares (NIS 0.01 par value per share, 815,000 and 0 shares authorized as of December 31, 2023 and 2022, respectively, 21,717* and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively); aggregate liquidation preference of $1,076 as of December 31, 2023;
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	15,057	14,646
CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	3,420	3,586
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$18,477	$18,232
CAPITAL DEFICIENCY:
Ordinary shares (NIS 0.01 par value per share, 3,275,000 shares authorized as of December 31, 2023 and 2022; 219,354 shares issued and outstanding as of December 31, 2023 and 2022)	1	1
Additional paid-in capital	11,334	11,203
Accumulated deficit	(26,811)	(21,869)
TOTAL CAPITAL DEFICIENCY	$(15,476)	$(10,665)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$3,001	$7,567
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTEREST NET OF CAPITAL DEFICIENCY	$5,256	$9,333

*	Net of 121,119 treasury shares held by a subsidiary as of December 31, 2023 (see Note 9(b)(2))

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share data)

	Year ended December 31
	2023	2022
OPERATING EXPENSES:
Research and development, net (including $69 and $49 from related party, respectively)	$3,708	$3,226
General and administrative (including $48 and $37 from related party, respectively)	973	634
TOTAL OPERATING EXPENSES	4,681	3,860
OPERATING LOSS	4,681	3,860
Financial expenses (income), net (including $83 and $0 from related party, respectively)	395	(396)
LOSS BEFORE INCOME TAX	$5,076	$3,464
INCOME TAX	32	24
NET LOSS FOR THE YEAR	$5,108	$3,488

Attributable to:
Equity holders of the Company	4,942	3,215
Non-controlling interests	166	273
	$5,108	$3,488

LOSS PER SHARE, BASIC AND DILUTED	$19.57	$12.74

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	252,462	252,371

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED
SHARES AND CAPITAL DEFICIENCY

(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares																Total redeemable convertible preferred shares and contingently redeemable
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non- controlling interests	Ordinary shares		Additional paid-in	Accumulated	Total capital	non- controlling interests, net of capital
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Capital	deficit	deficiency	deficiency
BALANCE AT JANUARY 1, 2022	388,088	$7,307	91,216	$2,392	—	—	—	—	—	—	$3,859	219,251	$1	$11,006	$(18,654)	$(7,647)	$5,911
CHANGES DURING 2022:
Issuance of Preferred A-2 shares, net of issuance cost, see Note 9(b)					45,458	2,264											2,264
Conversion of simple agreements for future equity (SAFE) to Preferred A-3 shares, see Note 7							63,331	2,683						69		69	2,752
Exercise of options												103	*	3		3	3
Share-based compensation														125		125	125
Net loss											(273)				(3,215)	(3,215)	(3,488)
BALANCE AT DECEMBER 31, 2022	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	—	—	$3,586	219,354	$1	$11,203	$(21,869)	$(10,665)	$7,567
CHANGES DURING 2023:
Issuance of Preferred A-4 shares, net of issuance cost, see Note 9(b)									21,717	411				1		1	412
Share-based compensation														130		130	130
Net loss											(166)				(4,942)	(4,942)	(5,108)
BALANCE AT DECEMBER 31, 2023	388,088	$7,307	91,216	$2,392	45,458	$2,264	63,331	$2,683	21,717	$411	$3,420	219,354	$1	$11,334	$(26,811)	$(15,476)	$3,001

*	Represents an amount less than $1

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,108)	$(3,488)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	45	57
Share-based compensation expenses	130	125
Non-cash financial expenses	318	(268)
Gain on disposal of property and equipment	(1)	—

Changes in operating assets and liabilities:
Increase (decrease) in prepaid expenses	(329)	415
Increase (decrease) in other receivables	18	(40)
Increase (decrease) in trade payable	79	(38)
Net change in operating lease	6	(34)
Increase (decrease) in employee related obligations	(46)	(53)
Increase (decrease) in accrued expenses	359	(11)
Net cash used in operating activities	(4,529)	(3,335)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from long-term deposits	—	16
Investment in short-term deposit	—	(500)
Proceeds from short-term deposit	507	—
Purchase of property and equipment	(12)	(40)
Proceeds from sale of property and equipment	78	—
Net cash provided by (used in) investing activities	573	(524)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred shares and warrants, net of issuance costs	522	2,749
Exercise of options	—	3
Net cash provided by financing activities	522	2,752

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(3,434)	(1,107)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(230)	(667)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	8,309	10,083
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$4,645	$8,309
Appendix A – RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	4,595	8,259
Restricted cash	50	50
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$4,645	$8,309

Appendix B – SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

Transition to ASC 842 – recognition of operating right of use assets and operating lease liabilities	$—	$391
Conversion of SAFEs to preferred shares and warrants	$—	$2,683

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest received	$153	$114

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 1 — GENERAL:

a.	Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (hereinafter -”the Company”) was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, the Company has been engaged in one operating segment — the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. The Company’s long-lived assets are located in Israel.

b.	On April 28, 2021, the Company signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (GIBF) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd (hereinafter — the “Subsidiary”). The Company owns 51% of the shares of the Subsidiary. The Subsidiary has not yet started significant operations as of December 31, 2023. The Company and Silenseed (China) Ltd., together — “the Group” (see Note 9d).

c.	On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, “A&R BCA”) with Moringa acquisition Corp (the “SPAC“), Biomotion Sciences, August M.S. Ltd. and Moringa Acquisition Merger Sub Corp (hereinafter — the “Business Combination”) which replaced an earlier business combination agreement, for further information see Note 15.

d.	In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and other terrorist organizations.

The Company’s headquarters are located in Modiin, Israel. As of the issuance date of these consolidated financial statements, the conflict between Israel and Hamas has not had a material impact on the Company’s results of operations or financial position, if at all. The Company cannot currently predict the intensity or duration of Israel’s war against Hamas, however, as most of the Company’s trials are not executed in Israel, the Company does not believe the recent terrorist attack and the subsequent declaration of war by the Israeli government against the Hamas terrorist organization will have any material impact on its ongoing operations. The Company continues to monitor its ongoing activities and will make any needed adjustments to ensure continuity of its business, while supporting the safety and well-being of its employees.

Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect the Company’s operations and results of operations and could make it more difficult for the Company to raise capital.

e.	Going concern:

Since its inception, the Company has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues. The Company has incurred losses of $5,108 and $3,488 for the years ended on December 31, 2023 and 2022, respectively. During the years ended on December 31, 2023 and 2022, the Company had negative operating cash flows of $4,529 and $3,335, respectively. As of December 31, 2023, the Company had cash and cash equivalents of $4.6 million. The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of ASC 205-40, management has concluded that it is required to disclose that there is substantial doubt about the Company’s ability to continue as a going concern for at least 12 months from the date these financial statements are issued. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to fair value of financial instruments and share-based compensation see Notes 12 and 11, respectively.

c.	Functional currency

The Company’s operations are currently conducted in Israel and some of the Company’s expenses are currently paid in new Israeli shekels (“NIS”); however, the markets for the Company’s future products are located outside of Israel. Financing activities are conducted in U.S. dollar (“dollar” or “$”). The Company’s management believes that the US dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar. The functional currency of the Subsidiary is U.S. dollar, inter alia, in light of the composition of expenses and expected volume of intercompany transactions with the Company.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

d.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

The financial statements of the Company and of the Subsidiary are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group.

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

Bank balances for which use by the Company is subject to third party contractual restrictions are included as part of cash unless the restrictions result in a bank balance no longer meeting the definition of cash. If the contractual restrictions to use the cash extend beyond 12 months after the end of the reporting period, the related amounts are classified as non-current in Balance sheets.

f.	Restricted cash

As of December 31, 2023 and 2022, the Company pledged an amount of $25 in favor of a bank as collateral for guarantees provided to secure the lease payments.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

The Company is required to hold a minimum amount of NIS 85 in its bank account in order to maintain availability of a credit line from its credit card company.

g.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and software	33
Laboratory and electronic equipment	15
Leasehold improvements*	15 – 40

*	Leasehold improvements are amortized by the straight-line method over the expected lease term, which is shorter than the estimated useful life of the improvements.

h.	Employee rights upon retirement

The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances.

In accordance with the current employment terms with all of its employees located in Israel, and pursuant to Section 14 of the Israeli Severance Pay Law, 1963, the Company makes and has been continuously making, since the beginning of employment of each of its current employees, regular deposits, at a rate of 8.33% of their monthly salary, with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s full severance pay obligation.

Under these circumstances, the Company is currently relieved from any severance pay liability with respect to each such employee. Neither the liability in respect of these employees nor the credit for the amounts funded are reflected on the Company’s consolidated balance sheets, as the amounts funded are not under the control or management of the Company and the severance pay risks have been irrevocably transferred to the applicable insurance companies.

The amounts of severance payment expenses were $74 and $82 for the years ended December 31, 2023 and 2022, respectively.

i.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

j.	Financial instruments issued

When the Company issues preferred shares, it first considers the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzes the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include clauses that could constitute as in-substance redemption clauses that are outside of the Company’s control. As such, all shares of redeemable convertible preferred shares have been presented outside of permanent equity.

When the Company issues other freestanding instruments, the Company first analyzes the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-40 in order to determine whether the instrument should be classified within equity or classified as an asset or liability, with subsequent changes in fair value recognized in the statements of operations in each period.

The Company’s issued financial instruments convertible to preferred shares are in the scope of ASC 480. For further details see Note 7 and Note 8.

k.	Redeemable Non-controlling Interest

Non-controlling interests with embedded redemption features, whose settlement is not at the Company’s discretion, are considered redeemable non-controlling interest. Redeemable non-controlling interests are considered to be temporary equity and are therefore presented as a mezzanine section between liabilities and equity on the Company’s consolidated balance sheets. Redeemable non-controlling interests are measured at the greater of the initial carrying amount adjusted for the non-controlling interest’s share of comprehensive income or loss or its redemption value. Subsequent adjustment of the amount presented in temporary equity is currently not required because the Company’s management estimates that it is not probable that the instrument will become redeemable. Adjustments of redeemable non-controlling interest to its redemption value are recorded through additional paid-in capital.

l.	Research and development expenses

Research and development costs are charged to the statements of operations as incurred. Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of payroll and subcontractors, as well as share-based payments. Advance payments for goods or services that will be used or rendered for future research and development activities are deferred. Such amounts are recognized as an expense as the related goods are used or the services are rendered.

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction from research and development expenses, see Note 5(a). The Company did not receive any grants during 2022 and 2023.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

m.	Share-based compensation

The Company’s employees and non-employees share-based payment awards are classified as equity awards. The Company accounts for these awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach. Forfeitures are recognized as they occur.

The Company accounts for its non-employees’ equity-classified share-based payment in a similar manner.

n.	Leases

The Company adopted the ASC 842, Leases accounting guidance. The Company recognized new right-of-use assets and operating lease liabilities of $391 as of January 1, 2022. The Company does not have any finance leases.

The Company recognizes operating lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease. ROU assets are initially measured at amounts representing the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The discount rate for the lease is the rate in the lease unless that rate cannot readily determined. As the Company’s leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. The lease agreement included an option to extend or terminate the lease. The Company exercised its option to extend the lease period up to July 2025.

Payments under the Company’s lease arrangements are primarily fixed, however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease right-of-use assets and liabilities. The Company elected the practical expedient not to separate lease and non-lease components.

o.	Loss per share

The Company calculates loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. Basic loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the year, and fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.01 or 0.01 NIS per share. The Company considers these shares to be exercised for little to no additional consideration. The Company also considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities do not contractually require the holders to participate in the Company’s losses. Consequently, net loss for the periods presented was not allocated to the Company’s participating securities.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

p.	Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

q.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and short-term deposits. The Company deposits cash and cash equivalents mostly with three low risk financial institution. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

r.	Operating segments and geographical information:

The Company is managed as one R&D department during its startup phase that has yet to earn revenues. The Company’s Chief Executive Office (“CEO”) was identified as the chief operating decision maker (“CODM”). The CODM reviews the financial information every quarter. Accordingly, the company had determined to operate under one reportable segment.

All of the Company long-lived assets are located in Israel.

s.	New accounting pronouncements:

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised ASUs until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Recently Adopted accounting pronouncements:

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaces the existing incurred loss model with a current expected credit loss (“CECL”) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Subsequent to the issuance of ASU 2016-13, the FASB issued several additional Accounting Standard Updates to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. Under the ASU, the Company is required to use a forward-looking CECL model for accounts receivables and other financial instruments. The Company adopted the ASU on January 1, 2023 and it did not have a material impact on its consolidated financial statement.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Recently issued accounting standards not yet adopted:

1)	In June 2022, the FASB issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions. As an Emerging Growth Company, the ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the effect that ASU 2022-03 will have on its consolidated financial statements and related disclosures.

2)	In November 2023, the FASB issued ASU No. 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The ASU also require that a public entity that has a single reportable segment to provide all the disclosures required by the amendments and all existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating this ASU to determine its impact on the Company’s segment disclosures.

3)	In December, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

NOTE 3 — PROPERTY AND EQUIPMENT, NET:

Composition of property and equipment, grouped by major classifications, is as follows:

	December 31
	2023	2022
Cost:	$75	$67
Computers
Laboratory and electronic equipment	—	274
Office furniture	2	2
Communication equipment	3	3
Leasehold improvements	56	52
	$136	$398
Accumulated depreciation:
Computers	55	41
Laboratory and electronic equipment	—	179
Office furniture	2	1
Communication equipment	3	3
Leasehold improvements	27	15
	$87	$239
Property and equipment, net	$49	$159

Depreciation expenses were $45 and $57 in the years ended December 31, 2023 and 2022, respectively.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 4 — LEASES:

The Company leases offices for its facilities in Israel by way of an operating lease. The lease agreement for such offices is denominated in NIS and linked to the Israeli consumer price index (“CPI”).

The Company provided the lessor with a bank guarantee as a rental security. The bank in turn placed a pledge over restricted cash of $25.

The lease for the offices expires on July 31, 2025. The remaining lease term is up to 1.58 years as of December 31, 2023.

Operating lease costs for the years ended December 31, 2022 and 2023 are as follows:

	Year Ended December 31,
	2023	2022
Fixed payments and variable payments that depend on an index or rate:
Office and operational lease expenses	$131	$132
Variable lease cost (included in the operating lease costs)	$9	$3
Total operating lease costs	$140	$135

Operating cash flows, for amounts included in the measurement of lease liabilities, are as follows:

	Year Ended December 31,
	2023	2022
Office and operational spaces lease expenses	$101	$119

Supplemental information related to operating leases is as follows:

	Year Ended December 31,
	2023	2022
Operating lease right-of-use assets	$198	$305
Operating lease liabilities	$171	$271
Weighted average remaining lease term (years)	1.58	2.58
Weighted average discount rate	12.69%	12.69%

As of December 31, 2023, the Company has not entered into lease agreements that include options to extend them that are not included in the measurement of the lease liability.

The following table outlines maturities of the Company’s operating lease liabilities as of December 31, 2023:

Operating lease liabilities
2024	$117
2025	68
Total undiscounted lease payments	$185
Less – imputed interest	$14
Present value of lease liabilities	$171

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 5 — SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Statement of operations:

a.	Research and development expenses, net:

	Year ended December 31,
	2023	2022
Payroll and related expenses	$973	$1,192
Subcontractors and consultants	2,467	1,595
Materials	13	191
Rent and maintenance	160	175
Travel expenses	37	42
Other	58	31
	$3,708	$3,226

b.	General and administrative expenses:

Payroll and related expenses	$356	$219
Professional services	386	197
Depreciation	45	57
Rent and maintenance	86	71
Patent registration	22	32
Travel expenses	31	—
Other	47	58
	$973	$634

c.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value	$86	$(1,017)
Issuance costs	3	84
Interest income	(153)	(114)
Foreign currency exchange loss, net	453	650
Other	6	1
Total financial expense (income), net	$395	$(396)

NOTE 6 — COMMITMENTS AND CONTINGENT LIABILITIES:

During 2009 to 2020, the Company received several approvals from the IIA for participation in research and development activities performed by the Company (“Support Grants”) in a total amount of $5.8 million.

The Company is obligated to pay royalties to the IIA amounting to 3%-5% of the sales of the core products and other related revenues generated from such projects, up to 100% of the Support Grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required. In October 2023, it was published that the interest rate on the Support Grants will be replaced with the 12-month term Secured Overnight Financing Rate (SOFR) published on the first trading day of each calendar year.

As of December 31, 2023, the total royalty amount that may be payable by the Company is approximately $5.8 million ($6.4 million including interest).

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 7 — SIMPLE AGREEMENT FOR FUTURE EQUITY:

On March 15, 2021, a Simple Agreement for Future Equity (“SAFE”) was signed between the Company and a group of investors, for an aggregate amount of up to $4,000, of which $2,887 were actually raised. The SAFE was for a period of 9 months and was convertible into preferred shares with the most senior class of rights issued by the Company at the time of conversion.

The conversion rate and timing were subject to events as determined in the SAFE, the principal amount thereon was to be converted to the most senior class of shares of the Company in accordance with the terms mentioned in the SAFE, as follows: in an event that the Company consummates an equity investment of at least $2,000, the principal amount will be converted automatically to the most senior class of equity at the lower of (i) the price per share of the most senior shares issued in such equity investment less a 25% discount, or (ii) a price per share reflecting a fully diluted pre-money Company valuation of $70,000. However, in no event was the price per share to be lower than a price per share reflecting a fully-diluted pre-money valuation of the Company of $30,000.

Total consideration for the SAFE agreements was $2,887.

On January 14, 2022, the Company converted the SAFE in the total amount of $3,204 (its fair value as of conversion date) into 63,331 Series A-3 Preferred Shares and 47,495 warrants exercisable into Series A-2 Preferred Shares. In accordance with ASC 480 the Company recorded financial expenses in amount of $317 with respect to the discount on the SAFE conversion.

NOTE 8 — WARRANTS TO PURCHASE PREFERRED SHARES:

a.	In connection with the Series A-2 Preferred Shares (see Note 9(b)), the Company issued warrants to acquire 92,953 Series A-2 Preferred Shares to various investors, including 47,495 warrants issued as part of the converted SAFE (see Note 9(b)). These warrants feature an exercise price of $60.783 per share and expired during 2023. As of December 31, 2022, there are 92,953 outstanding warrants. As of December 31, 2023, all warrants are expired.

b.	Concerning the Series A-4 Preferred Shares (see Note 9(b)), the Company issued warrants to acquire 21,717 Series A-4 Preferred Shares to various investors, with an exercise price of $24.769 per share and an expiration date of May 30, 2025. Issuance expenses amounted to $3. As of December 31, 2023, there are outstanding warrants of 21,717. Regarding the warrants issued to the Subsidiary see Note 9(b)(2).

The Company classified the warrants for the purchase of shares of its convertible redeemable preferred shares as a liability in its consolidated balance sheets, as these warrants were freestanding financial instruments which underlying shares are contingently redeemable and, therefore, may obligate the Company to transfer assets at some point in the future. The warrant liability was initially recorded at fair value upon the date of issuance and was subsequently remeasured at fair value at each reporting date. The Company recorded revaluation expenses (income) amounting to $(86) and $1,017 for the years ended 2023 and 2022, respectively, and accounted for such revaluation expenses as part of its financial income (expense), net, in the statements of operations.

For further information in respect of warrants issuance to service provider see Note 11(1).

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 9 — REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY:

a.	As of December 31, 2023 and 2022, the share capital is composed of 0.01 NIS par value shares, as follows:

	December 31, 2023
	Authorized	Issued and paid	Carrying Value	Liquidation Preference
Ordinary Shares	3,275,000	219,354	$4,685
Preferred A Shares	510,000	388,088	$7,307	$8,162
Preferred A-1 Shares	120,000	91,216	$2,392	$2,443
Preferred A-2 Shares	200,000	45,458	$2,264	$2,763
Preferred A-3 Shares	80,000	63,331	$2,683	$2,887
Preferred A-4 Shares	815,000	21,717	$411	$1,076

	December 31, 2022
	Authorized	Issued and paid	Carrying Value	Liquidation Preference
Ordinary Shares	4,090,000	219,354	$4,685
Preferred A Shares	510,000	388,088	$7,307	$8,162
Preferred A-1 Shares	120,000	91,216	$2,392	$2,443
Preferred A-2 Shares	200,000	45,458	$2,264	$2,763
Preferred A-3 Shares	80,000	63,331	$2,683	$2,887

b.	Issuance of shares:

1)	On January 14, 2022, the Company signed an agreement to issue shares in consideration for an investment in the amount of $2,763. In return for this investment, the Company issued 45,458 Series A-2 Preferred Shares with a par value of NIS 0.01. Issuance expenses amounted to $14.

Following this investment, the Company converted the SAFE in the total amount of $3,204 into 63,331 Series A-3 Preferred Shares.

In addition, the Company issued 92,953 warrants for Series A-2 Preferred Shares NIS 0.01 par value per share, including 47,495 warrants issued as part of the converted SAFE (see Note 8(a)), each exercisable at a price of $60.78 per share.

2)	On May 30, 2023, the Company entered into an agreement to receive an investment in a total amount of $538. In exchange for this investment, the Company issued 21,717 Series A-4 Preferred Shares with a par value of NIS 0.01. Issuance expenses amounted to $16.

Additionally, the Company issued 21,717 warrants for Series A-4 Preferred Shares, each with a par value of NIS 0.01, exercisable at a price of $24.769 per share.

In addition, on May 30, 2023, the Subsidiary made an investment totaling $3 million in the Company. This investment resulted in the acquisition by the Subsidiary of 121,119 Series A-4 Preferred Shares and 121,119 warrants convertible into series A-4 Preferred Shares. Each warrant is exercisable into one series A-4 Preferred Share at an exercise price of $24.769 per share. As the acquisition was eliminated in consolidation, it had no impact on the consolidated financial statement.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 9 — REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY: (cont.)

c.	Shareholders rights:

1)	The Ordinary shares confer upon their holders the right to participate and vote in general shareholders meetings of the Company and to share in the distribution of dividends, if any declared by the Company.

The Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares and Series A-4 Preferred Shares (collectively, the “Preferred A Shares”) confer upon their holders all of the rights conferred upon the holders of Ordinary Shares in the Company, as well as the following rights:

a)	Distribution Preference

First, the holders of Series A-4 Preferred Shares shall be entitled to receive, prior and in preference to any holders of Series A-3 Preferred Shares, Series A-2 Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Ordinary Shares or any other equity securities of the Company, for each outstanding Series A-4 Preferred Share held by them, an amount equal to (i) 200% of the Original Issue Price per each Series A-4 Preferred Share (in cash, cash equivalents or, if applicable, securities) plus (ii) declared and unpaid dividend in respect of such share (the “Series A-4 Preference Amount”).

In the event that the distributable proceeds are insufficient for the distribution of the Series A-4 Preference Amount in full to all holders of Series A-4 Preferred Shares, then the Distributable Proceeds shall be distributed pari passu among such holders of Series A-4 Preferred Shares in proportion to the respective full Series A-4 Preference Amount such holders would otherwise be entitled to receive.

Second, the holders of Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares, shall be entitled to receive, prior and in preference to any holders of Ordinary Shares, for each outstanding Preferred A Share held by them, an amount equal to: (a) Series A and Series A-1 Shares — the issue price paid for such share; (b) Series A-2 preferred share — US$ 60.783 per each Series A-2 share, and (c) Series A-3 Preferred Shares — US$45.587 per each Preferred A-3 share; plus any declared and unpaid dividend in respect of such share (the “Series A, A-1, A-2 and A-3 Preference Amount”, and together with the Series A-4 Preference Amount, the “Preference Amounts”).

In the event that the distributable proceeds are insufficient for the distribution of the Series A, A-1, A-2 and A-3 Preference Amount in full to all holders of Preferred A Shares, then the Distributable Proceeds shall be distributed pari passu among such holders of Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares in proportion to the respective full Series A, A-1, A-2 and A-3 Preference Amount such holders would otherwise be entitled to receive.

Third, following the distribution of the Preference Amounts, any remaining distributable proceeds shall be distributed pro rata among all the holders of Ordinary Shares and Preferred A Shares, based on their respective holdings of outstanding shares of the Company, on a pari passu and as converted basis.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 9 — REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY: (cont.)

b)	Liquidation Preference:

If the Company is liquidated, dissolved or wound up (including, without limitation, upon appointment of a receiver or liquidator to all or substantially all of the Company’s assets, whether voluntary or involuntary), then all the assets and funds of the Company available for distribution shall first be distributed in accordance with the Preference Amounts, and thereafter among all shareholders of the Company pro rata based on the number of Ordinary Shares and Series A Preferred Shares held by each, on an as-converted basis.

For the purpose of this clause, a liquidation event also includes (a) a merger of the Company into another corporation(s) in which the holders of the Company’s shares do not, immediately after such merger, represent a majority of the voting power of the surviving corporation (other than a merger with a company in which the shareholders of the Company receive stock of the surviving company which is publicly traded at the time of such merger); (b) a sale of all or substantially all of the assets of the Company to entities not controlled by the Company’s existing shareholders; and (c) a grant of an exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party.

c)	Dividend Preference:

In the event that the Company distributes a dividend in respect of its shares, the holders of Preferred A Shares shall be entitled to receive the Preference Amounts prior to and in preference to the distribution of dividends to all shareholders of the Company.

d)	Conversion Rights:

Each Preferred A Share is convertible into Ordinary Shares. Their number is determined by multiplying such Preferred A Share by a quotient equal to (a) the applicable Original Issue Price for such share divided by (b) the Conversion Price (as defined below) at the time in effect for such share. The Preferred A Shares are convertible without payment of additional consideration by the holder thereof, upon each of the following events: (i) at the option of the holder thereof, at any time and from time to time; (ii) upon the consent of, or conversion by, the holders of a majority of the Preferred A Shares; or (iii) immediately before the consummation of an initial public offering of the Company’s securities.

The initial conversion price per each Preferred A Share is the applicable Original Issue Price for such share (the “Conversion Price”). The Conversion Price per each Preferred A Share shall be adjusted in the event of a share combination or subdivision, share split, distribution of bonus shares or any other reclassification, reorganization or recapitalization (each, a “Recapitalization Event”), so that the holder of each Preferred A Share shall be entitled to receive, upon conversion, such number of Ordinary Shares they would have been entitled to receive following the Recapitalization Event had each Preferred A Share been converted into Ordinary Shares prior to the Recapitalization Event.

Additionally, in the event that the Company issues Additional Shares (as such term is defined in the Company’s articles of association), for a consideration per share lower than the applicable Conversion Price for Series A-4 Preferred Shares in effect immediately prior to such issuance (the “Reduced Price”), then the Conversion Price for Series A-4 Preferred Shares shall be reduced, for no additional consideration, concurrently with such issuance, to the Reduced Price.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 9 — REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY: (cont.)

d.	Silenseed China Minority Equityholder Rights:

The articles of association of Silenseed (China) Ltd. (the “Subsidiary’s Articles”) provide the minority shareholder, Guangzhou Sino-Israel Bio-industry Investment Fund (LLP) (“GIBF”) with the following minority shareholder protections:

a.	Conversion (“Put/Call”) Option: Either GIBF or the Company may elect that the equity rights of GIBF in the Subsidiary shall be exchanged for the most senior shares (i.e., preferred shares) of the Company, consequently turning the Subsidiary into a wholly-owned subsidiary of the Company. The number of shares to be issued to GIBF upon such exchange shall be calculated by converting the total cash amount invested by GIBF in the Subsidiary (the “Contribution Amount”), into the most senior class of shares of the Company as of May 30, 2023, based on a pre-money valuation of the Company of US$20 million on a fully diluted basis as of September 1, 2023, or later, as shall be mutually agreed between the parties.

b.	“Company Exit Event” means the consummation of: (i) an initial public offering of Company, in a stock exchange, directly or via a SPAC (or similar methods); (ii) the sale of all or substantially all of the securities or assets of the Company (or an exclusive license with respect to all or substantially all of the assets of Company); (iii) a merger or acquisition of the Company (following which existing shareholders as of immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity); (iv) sale of at least 50% of the means of control or assets of the Company; (v) liquidation, dissolution or winding up of the Company; or (vi) at any time upon a party’s written notice, provided, however that the exercise of such right by the Company shall be subject to GIBF’s written consent, which shall not be unreasonably withheld.

1)	Anti-Dilution Protection: If the Subsidiary issues any additional equity rights in the Subsidiary to a third-party investor in the next two equity investment rounds of the Subsidiary, reflecting a purchase price per equity right lower than the purchase price per equity right paid by GIBF, GIBF will be issued additional equity rights of the Subsidiary for no consideration, based on a broad based weighted average formula.

2)	Registration Rights: GIBF shall be entitled to the same rights to register its equity rights in the Subsidiary as part of an IPO of the Subsidiary, as granted to Company, on a pro-rata basis.

3)	Liquidation Preference: In the event of an IPO in which the Subsidiary’s valuation is at least $200 million or an Exit Event (as defined in the Subsidiary’s Articles), GIBF shall be entitled to be paid out of the assets legally available for distribution to equity holders of the Subsidiary (the “Distributable Proceeds”), prior to any payment made to any other equity holder, an amount in cash equal to the Contribution Amount (the “Preference Amount”). Following payment of the Preference Amount, any remaining Distributable Proceeds shall be distributed among all holders of equity rights excluding GIBF, on a pro-rata basis, provided that GIBF shall have the right to waive its right to receive the Preference Amount, in which case all Distributable Proceeds shall be distributed among all equity holders of the Subsidiary on a pari passu and pro rata basis.

4)	Other rights, such as right of first refusal for GIBF to purchase the Company’s equity rights in the Subsidiary if the Company proposes to sell or receives an offer to sell its equity rights; a right of co-sale for GIBF to participate in a proposed sale of the Company’s equity rights in the Subsidiary on a pro-rata basis; a preemptive right for both investors to participate in the issuance of new securities by the Subsidiary until the consummation of an IPO or an Exit Event (as defined in the Subsidiary’s Articles).

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 10 — INCOME TAXES:

a.	Corporate taxation in Israel

The Company is taxed according to the regular corporate income tax in Israel. The corporate tax rate is 23% in 2023 and 2022.

b.	Income taxes on non-Israeli subsidiary

The Subsidiary is taxed under the tax laws of China and the corporate tax rate is 25%.

c.	Tax loss carryforwards

As of December 31, 2023, the expected tax loss carryforwards of the Company were approximately $19,151, which may be carried forward and offset against taxable income in the future for an indefinite period. The Company has recognized valuation allowance for the full amount in respect of these tax loss carryforwards since their utilization is not expected in the foreseeable future.

Israel and foreign components of loss from continuing operations, before income taxes consisted of:

	Year ended December 31
	2023	2022
Israel	$4,769	$2,929
Subsidiary outside of Israel	307	535
Total	$5,076	$3,464

d.	Uncertainty in income tax

As of December 31, 2023 and 2022, no liability for unrecognized tax benefits was recorded due to immateriality.

e.	Tax rate reconciliation

Income tax expense attributable to income from continuing operations was $32 and $24 for the years ended December 31, 2023 and 2022, respectively, and differed from the amounts computed by applying an Israeli Statutory income tax rate of 23% to pretax income from continuing operations, mainly as a result of changes in valuation allowance of $922 and $268 respectively, as well as nondeductible expenses.

The reconciliation of the theoretical tax benefit (expense) by the Israeli statutory tax rate to the Company’s effective benefit (expense) taxes are as follows:

	Year ended December 31
	2023	2022
Loss before income taxes	$(5,076)	$(3,464)
Statutory tax rate	23%	23%
Computed “expected” tax income	(1,167)	(797)
Exchange rate differences	120	588
Non-deductible share-based compensation	30	29
Non-deductible financial instruments valuation	21	(215)
Effect of other non-deductible differences	112	162
Change in valuation allowance	922	268
Subsidiary tax rate differences	(6)	(11)
Reported taxes on income	$32	$24

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 10 — INCOME TAXES: (cont.)

f.	Deferred tax

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2023	2022
Deferred tax assets
Operating loss carryforwards	$4,405	3,752
Research and development	780	592
Accrued expenses	304	219
Lease liability	39	62
Other	25	30
Total deferred tax assets	$5,553	$4,655

Deferred tax liabilities
Right of use asset	(46)	(70)
Total deferred tax liabilities	$(46)	$(70)

Valuation allowance	$(5,507)	$(4,585)
Deferred tax assets, net of valuation allowance	$—	$—

g.	Roll forward of valuation allowance:

The following table presents a reconciliation of the beginning and ending valuation allowance:

Balance as of December 31, 2021	$(4,317)
Additions	(268)
Balance as of December 31, 2022	$(4,585)
Additions	(922)
Balance as of December 31, 2023	$(5,507)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on these factors, the Company recorded a full valuation allowance on December 31, 2023 and 2022.

h.	Income tax assessments

The Company has tax assessments that are considered to be final through tax year 2018. The subsidiary does not have final tax assessments.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 11 — SHARE-BASED COMPENSATION:

1)	Warrants to service provider

In conjunction with the issuance of Series A-1 Preferred Shares, the Company issued warrants to acquire 3,837 Series A-1 Preferred Shares to a service provider who assisted in raising the funds, which warrants were classified as part of the issue expenses. These warrants carry an exercise price of $26.78 per share and are set to expire on January 31, 2027. As of December 31, 2023 and 2022, all 3,837 of such warrants remained outstanding.

In conjunction with the issuance of Series A-2 Preferred Shares, the Company issued warrants to acquire 4,009 Series A-3 Preferred Shares to a service provider who assisted in raising the funds, which were recorded as part of issue expenses. These warrants carry an exercise price of $45.587 per share and are set to expire on January 14, 2029. As of December 31, 2023 and 2022, all 4,009 of such warrants remained outstanding.

The warrants for both the Series A-1 Preferred Shares and Series A-3 Preferred Shares were recognized as issuance costs of the SAFE round and recognized as financial expenses.

In conjunction with the issuance of Series A-4 Preferred Shares, the Company issued warrants to acquire 107 Series A-4 Preferred Shares to a service provider who assisted in raising the funds, which were recorded as part of issue expenses. These warrants carry an exercise price as those issued to the investors in such round, and expire on May 30, 2030. As of December 31, 2023, all 107 of such warrants remained outstanding. The warrants were recognized as issuance costs and the portion attributed to the issuance of Series A-4 Preferred Shares was classified as part of the shareholders’ equity. The portion attributed to the issuance of the warrants was recognized as financial expenses.

2)	Employee Stock Option Plan

As of December 31, 2023, the Board of Directors approved a pool of 130,889 Ordinary Shares for grant to Company employees, consultants, directors and other service providers.

Under the Company’s 2013 and 2023 Incentive Option Plans (collectively “the Plan”), options to purchase Ordinary Shares may be granted to certain entities and individuals. Each option granted under the Plan is exercisable until 10 years from the date of grant, or earlier upon cessation of employment or engagement of the grantee and certain other occurrences.

Grants to employees are made in accordance with the Plan and are carried out within the provisions of Section 102 of the Israel Income Tax Ordinance, under the capital gains track described in subsection (b)(2) of Section 102. In accordance with such track selected by the Company and the provisions associated with it, the Company is not entitled to claim a tax deduction for the employee benefits.

The Company’s options expenses amounted to a total of $130 and $125 in 2023 and 2022, respectively. As of December 31, 2023, 9,081 shares remain available for grant under the Plan.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 11 — SHARE-BASED COMPENSATION: (cont.)

Summary of outstanding and exercisable options:

Below is a summary of the Company’s stock-based compensation activity and related information with respect to options granted to employees and non-employees for the year ended December 31, 2023 and 2022:

	Number of options	Weighted- average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at December 31, 2022	122,308	$17.229	5.88	$144
Granted	—	$—	—	$—
Exercised	—	$—	—	$—
Forfeited	—	$—	—	$—
Expired	(500)	$(17)	—	$—
Outstanding at December 31, 2023	121,808	$17.231	4.88	$316
Exercisable at December 31, 2023	88,895	$13.696	3.62	$316
Vested and expected to vest at December 31, 2023	121,808	$17.231	4.88	$316

	Number of options	Weighted- average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at December 31, 2021	72,058	$10.568	4.46	$493
Granted	54,500	$26.780	9.98	$—
Exercised	(103)	$26.771	(8.22)	$—
Forfeited	(2,548)	$26.775	(9.18)	$—
Expired	(1,599)	$(27)	—	$—
Outstanding at December 31, 2022	122,308	$17.229	5.88	$144
Exercisable at December 31, 2022	69,318	$9.939	3.29	$144
Vested and expected to vest at December 31, 2022	122,308	$17.229	5.88	$144

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 11 — SHARE-BASED COMPENSATION: (cont.)

The fair value for options granted in 2022 is estimated at the date of grant using a Black-Scholes option pricing model based on the following assumptions:

Year ended December 31, 2022
Employees
Expected term (in years)	6.05 – 10.00
Expected volatility	82.97% – 88.45%
Risk-free interest rate	2.31% – 2.90%
Expected dividend yield	0.00%
Exercise price	$26.78
Non-Employees
Expected term (in years)	9.78
Expected volatility	88.46%
Risk-free interest rate	2.31%
Expected dividend yield	0.00%
Exercise price	$26.78

The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Since the Company is not traded, the expected volatility was based on the average volatility rate of 8 public companies in the healthcare industry.

The expected term of options granted represents the period during which options granted are expected to remain outstanding. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends. The Company uses the simplified method for nonexecutive employees, due to insufficient historical exercise experience”.

The fair value of options granted during 2022 was $529.

Options granted to employees and non-employees:

In 2023 no options were granted, neither to employees nor to non-employees.

In the year ended December 31, 2022, the Company granted options as follows:

	Year ended December 31, 2022
	Award amount	Exercise price	Vesting period	Expiration
Employees	52,500	26.78	up to 4 years	10 years
Non-employees	2,000	26.78	Immediate	10 years
Total granted	54,500

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 11 — SHARE-BASED COMPENSATION: (cont.)

Summary of status of the Company’s nonvested employee options:

The following table summarizes the number of options outstanding for the years ended December 31, 2023 and December 31, 2022, and related information:

	Number of options	Weighted- average grant-date fair value price
Outstanding at December 31, 2022	52,858	$9.59
Granted	—	$—
Vested	(19,945)	$9.56
Forfeited	—	$—
Outstanding at December 31, 2023	32,913	$9.61

Outstanding at December 31, 2021	4,464	$7.67
Granted	52,500	$9.63
Vested	(1,558)	$7.10
Forfeited	(2,548)	$8.56
Outstanding at December 31, 2022	52,858	$9.59

Summary of status of the Company’s nonvested nonemployee options:

The following table summarizes the number of options outstanding for the years ended December 31, 2023 and December 31, 2022, and related information:

	Number of options	Weighted- average grant-date fair value price
Outstanding at December 31, 2022	132	$4.96
Granted	—	$—
Vested	(132)	$4.96
Forfeited	—	$—
Outstanding at December 31, 2023	—	$—

Outstanding at December 31, 2021	304	$4.91
Granted	2,000	$11.93
Vested	(2,172)	$11.37
Forfeited	—	$—
Outstanding at December 31, 2022	132	$4.96

On December 31, 2023, there was $284 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.22 years.

On December 31, 2022, there was $414 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.20 years.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 11 — SHARE-BASED COMPENSATION: (cont.)

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Year ended December 31
	2023	2022
Research and development	$78	$60
General and administrative	52	65
	$130	$125

NOTE 12 — FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of December 31, 2023, and December 31, 2022, are classified in the tables below in one of the three categories described in “Note 2 — Fair value measurement” above:

	December 31, 2023
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$200	$200

	December 31, 2022
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$3	$3

The following is a roll forward of the fair value of liabilities classified under Level 3:

	2023	2022
	Warrants	Warrants	SAFE
Fair value at the beginning of the year	$3	$—	$3,204
Issuance	111	1,020	—
Change in fair value	86	(1,017)	—
Conversion to equity	—	—	(3,204)
Fair value at the end of the year	$200	$3	$—

The fair value of the Company’s warrant liabilities as of December 31, 2023 was estimated using a hybrid model in order to reflect two scenarios: (1) an IPO event (including de-SPAC transaction) and (2) other liquidation events.

The IPO scenario (including de-SPAC transaction) was based on management estimation regarding the expected value of the Company’s entire equity at the IPO event (including de-SPAC transaction). Valuation under this scenario was assessed using the probability-weighted expected return method (PWERM).

The valuation under the ‘other liquidation events’ scenario was assessed using an option pricing model (OPM) by implementing a Monte Carlo Simulation, which treats the financial instruments in the Company’s equity as contingent claims whose future payoff depends on the Company’s future equity value. The Company’s entire equity value in 2023 was calculated based, among others, on the financing round closest to the valuation date.

The fair value of the Company’s warrant liabilities as of December 31, 2022 was estimated using only the ‘other liquidation events’ scenario.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 12 — FAIR VALUE MEASUREMENTS: (cont.)

Application of these approaches and methodologies involves the use of estimates, judgments and assumptions that are highly complex and subjective, such as those regarding discount rates, the selection of comparable public companies, and the probability of and timing associated with possible future events.

The following table presents the main assumptions used in the hybrid model for the periods presented:

	December 31
	2023	2022
Expected volatility	73.8%	87.3%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	25%	—
Expected time to IPO (including de-SPAC transaction) (years)	0.414	—
Probability of other liquidation events	75%	100%
Expected time to liquidation (years)	2.75	3.00
Expected return on Equity	22%	23%

A significant increase in the expected volatility, or in the probability of an IPO (including de-SPAC transaction) (in 2023), could each increase the fair value of the related instruments. A significant decrease in the expected term of the warrants or expected time to IPO (including de-SPAC transaction), could each decrease the fair value of related instruments. In combination, changes in these inputs could result in a significantly higher or lower fair value measurement if the input changes were to be compounding, or could result in a minimally higher or lower fair value measurement if the input changes were of opposite effects and consequently offset each other.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, receivables, trade payables and other liabilities approximate their fair value due to the short-term maturity of such instruments.

NOTE 13 — NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Year ended December 31
	2023	2022
Numerator:
Net loss for the year	$5,108	$3,488
Net loss attributable to ordinary shareholders, basic and diluted:	$4,942	$3,215
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	252,462	252,371
Net loss per share attributable to ordinary shareholders, basic and diluted	$19.57	$12.74

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, and fully vested Pre-Funded options for the Company’s ordinary shares at an exercise price of $0.01 or 0.01 NIS per share, as the Company considers these shares to be exercised for little to no additional consideration.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 13 — NET LOSS PER SHARE: (cont.)

As of December 31, 2023 and 2022, the basic loss per share calculation included a weighted average number of 33,108 of fully vested Pre-Funded options. As the inclusion of shares of ordinary shares equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

●	Redeemable convertible preferred shares (see Note 9);

●	Warrants to purchase redeemable convertible preferred shares (see Note 8);

●	Simple agreements for future equity (see Note 7);

●	Share-based compensation issuable at substantial consideration (see Note 11).

NOTE 14 — TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties which are shareholders and directors of the Company:

a.	Transactions:

	Year ended December 31
	2023	2022
Share-based compensation included in research and development expenses	$69	$49
Share-based compensation included in general and administrative expenses	$48	$37
Financial expenses	$83	$—

b.	Balances:

	December 31
	2023	2022
Non-Current liabilities –
Warrants to preferred shares	$186	$—

NOTE 15 — SUBSEQUENT EVENT:

The Company’s management has performed an evaluation of subsequent events through May 9, 2024, the date the financial statements were available to be issued.

a.	On February 21, 2024, the Company entered into a business combination agreement with Moringa Acquisition Corp. (the “SPAC”), an exempted company incorporated under the Laws of the Cayman Islands whose class A ordinary shares (as well as other instruments) are listed for trade on the Nasdaq Global Market (NASDAQ: MACA), and April.M.G. Ltd. (the “April Merger Sub”), a limited liability company organized under the laws of the State of Israel and a wholly-owned subsidiary of the SPAC (the “Original BCA”). According to the Original BCA, April Merger Sub would merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the SPAC, and with the SPAC continuing as a public company following the completion of the merger and with its securities continuing to be traded on Nasdaq.

SILEXION LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 15 — SUBSEQUENT EVENT (cont.)

b.	On April 3, 2024, the SPAC and the Company restructured the transactions contemplated under the Original BCA by entering into the A&R BCA by and among Biomotion Sciences, a Cayman Islands exempted company (the “New Pubco”), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Pubco (the “Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Pubco (the “Merger Sub 2”), the SPAC and the Company. The A&R BCA amends and restates, in its entirety, the Original BCA.

Pursuant to the A&R BCA, Merger Sub 2 will merge with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “SPAC Merger”), and Merger Sub 1 will merge with and into the Company, with the Company continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “Acquisition Merger”).

Upon the effectiveness of the SPAC Merger, each outstanding SPAC Class A ordinary share and the sole outstanding SPAC Class B ordinary share will convert into an ordinary share of New Pubco on a one-for-one basis, and each outstanding warrant to purchase one SPAC Class A ordinary share will convert into a warrant to purchase one New Pubco ordinary share, at the same exercise price.

Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of the Company will convert into such number of ordinary shares of New Pubco as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Company equity securities, by (y) $10.00 (the “Company Equity Exchange Ratio”). Each outstanding Company warrant and Company option to purchase one Company share, and Company restricted share unit (RSU) that may be potentially settled for one Company share, will become exercisable for, or will be subject to settlement for (as applicable), such number of New Pubco ordinary shares as are equal to the Company Equity Exchange Ratio. The exercise price per New Pubco ordinary share of each such converted Company options and Company warrants will be adjusted based on dividing the existing per share exercise price by the Company Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs shall remain the same following such conversion, except that the vesting of each Company option will accelerate immediately prior to the Acquisition Merger, such that the New Pubco option into which it has been converted will be fully vested.

The completion of the A&R BCA is subject to the satisfaction of certain conditions, including obtaining the consent of the shareholders of each of the SPAC and the Company and the declaration of effectiveness of a registration statement on form S-4 by the U.S. Securities and Exchange Commission in relation to issuance of New Pubco ordinary shares to be issued or issuable to the SPAC’s and the Company’s respective security holders pursuant to the A&R BCA. To facilitate the A&R BCA, the parties further entered into certain ancillary agreements.

The A&R BCA further imposes various restrictions on the total liabilities which the SPAC may incur prior to closing, including the total indebtedness toward the sponsor of the SPAC, and the terms on which such indebtedness will be repaid or converted, whereas such conversion, if and when it occurs, will further dilute the holdings of all shareholders of New Pubco at that time, including the former shareholders of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$11,606.91
Accountants’ fees and expenses	$15,000.00
Legal fees and expenses	$15,000.00
Printing fees	$2,500.00
Miscellaneous	$5,900.00
Total expenses	$50,006.91

Discounts, concessions, commissions and similar selling expenses attributable to the sale of ordinary shares covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. New Silexion’s amended and restated memorandum and articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. New Silexion has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures it against its obligations to indemnify its officers and directors.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

New Silexion has entered into indemnity agreements with each of its officers and directors. These agreements require New Silexion to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Silexion’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, New Silexion has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, New Silexion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Since our formation on April 2, 2024, we have sold securities in transactions not registered under the Securities Act as described below:

Initial Issuance Upon Formation

Upon its formation on April 2, 2024, the Company initially sold one ordinary share to its initial shareholder, Maples Corporate Services Limited, in exchange for corporate services provided by that initial shareholder. That issuance was effected without registration under the Securities Act in an offshore transaction pursuant to the exemption provided by Regulation S under the Securities Act.

Unregistered Issuances Upon Closing of Business Combination

Issuance of EarlyBird Convertible Note and Underlying Ordinary Shares

Prior to the Closing of the Business Combination, on August 11, 2204, Moringa reached agreement with EarlyBird on the reduction, to $1.6 million, in the aggregate, of the fee payable to EarlyBird under the Business Combination Marketing Agreement, dated as of February 19, 2021, entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering. As part of that agreement, New Silexion issued to EarlyBird the EarlyBird Convertible Note, in an amount of $1.25 million to be paid by New Silexion to EarlyBird in cash and/or via conversion of outstanding amounts into ordinary shares of New Silexion, which convertible note bears interest at a rate of 6% per annum and is due on December 31, 2025.

EarlyBird may elect, at its sole discretion, at any time on or prior to the maturity date of the EarlyBird Convertible Note, to convert all or part of the then outstanding principal and/or accrued interest under the note into New Silexion ordinary shares, at a per share conversion price equal to 95% of the volume weighted average price of a New Silexion ordinary share for the five trading days immediately prior to the date of New Silexion’s receipt of a conversion notice, provided, however, that New Silexion is not required to issue, and EarlyBird may not elect to convert the principal and/or accrued interest into an aggregate number of New Silexion ordinary shares that would exceed the maximum number of ordinary shares permitted by Section 5635 of the Nasdaq Listing Rules to be issued without the approval of New Silexion’s shareholders, unless such approval is obtained.

Under the EarlyBird Convertible Note, New Silexion agreed to promptly file a registration statement with the SEC covering the resale of the ordinary shares that may be issued upon conversion of the note and use its best efforts to have such registration statement declared effective as soon thereafter as possible. In the event such registration statement is not declared effective by the SEC within 180 days from the date hereof, then an event of default shall have occurred under the note, triggering all amounts under the note to become due and payable immediately and automatically.

The issuance of the EarlyBird Convertible Note and the potential issuance of New Silexion ordinary shares upon conversion of amounts outstanding under the EarlyBird Convertible Note, has been, and will be (respectively), effected in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

Issuance of PIPE Financing Shares

As described under “Certain Relationships and Related Party Transactions—PIPE Financing” above, in connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via the PIPE Financing, whereby Moringa sold to the PIPE Investor 200,000 newly issued Moringa Class A ordinary shares at a price of $10.00 per share, pursuant to the PIPE Agreement. Upon the Closing of the Business Combination, the Company issued 200,000 New Silexion ordinary shares to the PIPE Investor upon conversion of those 200,000 Moringa Class A ordinary shares.

The issuance of those 200,000 PIPE Shares by the Company to the PIPE Investor (a Cayman Islands exempted limited partnership) was effected without registration under the Securities Act in an offshore transaction pursuant to the exemption provided by Regulation S under the Securities Act.

Issuances of Equity Line of Credit Financing Shares to White Lion

As described above in this registration statement under “White Lion Transaction”, also in connection with the Closing of the Business Combination, New Silexion entered into the White Lion Purchase Agreement, under which it will be able to request to sell to White Lion, and White Lion will be required to purchase, under an equity line of credit, up to $15.0 million of New Silexion ordinary shares— the Purchase Notice Shares— from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. New Silexion is furthermore required to issue to White Lion ordinary shares constituting the Commitment Shares, having a value equal to $337,500, as a commitment fee under the White Lion Purchase Agreement The issuance of all ordinary shares to White Lion under the White Lion Purchase Agreement will be effected in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

Issuance of Amended and Restated Sponsor Promissory Note and Underlying Shares to Moringa Sponsor

As described above in this registration statement under “Certain Relationships and Related Party Transactions— Amended and Restated Sponsor Promissory Note”, upon the Closing of the Business Combination, New Silexion issued to the Sponsor, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the Sponsor from Moringa’s initial public offering until the Closing, the A&R Sponsor Promissory Note in an amount of $3,433,000, which matures on February 15, 2027. Amounts outstanding under the A&R Sponsor Promissory Note may be repaid only by way of conversion by either the Company or the Sponsor into ordinary shares, under various circumstances.

The issuance by the Company to the Sponsor (a Cayman Islands exempted limited partnership) of the A&R Sponsor Promissory Note, and the prospective issuance by the Company to the Sponsor of underlying Note Shares, was or will be (as applicable), effected without registration under the Securities Act in an offshore transaction pursuant to the exemption provided by Regulation S under the Securities Act.

None of the foregoing transactions described in this “Recent Sales of Unregistered Securities” section involved any underwriters, underwriting discounts or commissions, or any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with the distribution thereof (absent registration under the Securities Act), and appropriate legends were placed on the securities certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1.1†
Amended and Restated Business Combination Agreement, dated as of April 3, 2024, by and among Biomotion Sciences (now known as Silexion Therapeutics Corp), August M.S. Ltd., Moringa Acquisition Merger Sub Corp, Silexion Therapeutics Ltd. and Moringa Acquisition Corp (incorporated by reference to Exhibit 2.1 to Moringa Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 3, 2024)

2.1.2
Waiver letter, dated June 18, 2024, under Amended and Restated Business Combination Agreement (incorporated by reference to Exhibit 10.1 to Moringa Acquisition Corp’s Current Report on Form 8-K filed with the SEC on June 24, 2024)

2.2
Plan of Merger for merger of Moringa Acquisition Corp and Moringa Acquisition Merger Sub Corp (incorporated by reference to Exhibit 2.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

3.1
Amended and Restated Memorandum and Articles of Association of Silexion Therapeutics Corp (formerly Biomotion Sciences) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

4.1
Warrant Agreement, dated February 19, 2021, by and between Moringa Acquisition Corp and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Moringa Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on February 22, 2021)

4.2
Assignment, Assumption and Amendment Agreement, dated as of August 15, 2024, by and among Moringa Acquisition Corp, Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

5.1*
Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to Silexion Therapeutics Corp, as to the validity of the ordinary shares of Silexion Therapeutics Corp to be sold pursuant to this registration statement

5.2*

Opinion of Greenberg Traurig, LLP, United States legal counsel to Silexion Therapeutics Corp, as to the validity of the warrants of Silexion Therapeutics Corp to be issued pursuant to this registration statement

10.1.1
Final invoice issued by EarlyBirdCapital, Inc. to Moringa Acquisition Corp under the Business Combination Marketing Agreement, dated February 16, 2021, by and between EarlyBirdCapital, Inc. and Moringa Acquisition Corp (incorporated by reference to Exhibit 10.1.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.1.2
Convertible Promissory Note, dated August 15, 2024, in an amount of $1,250,000, issued by Silexion Therapeutics Corp (formerly known as Biomotion Sciences) to EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.1.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.2
Subscription Agreement, dated August 15, 2024, by and among Moringa Acquisition Corp, Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and Greenstar, L.P. (incorporated by reference to Exhibit 10.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.3.1
Ordinary Share Purchase Agreement, dated August 13, 2024 and effective as of the closing date of the Business Combination, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and White Lion Capital, LLC (incorporated by reference to Exhibit 10.3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.3.2
Registration Rights Agreement, dated August 13, 2024 and effective as of the closing date of the Business Combination, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and White Lion Capital, LLC (incorporated by reference to Exhibit 10.3.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.4
Amended and Restated Registration Rights and Lock-Up Agreement, dated August 14, 2024 and effective as of the Closing Date, by and among Silexion Therapeutics Corp (formerly known as Biomotion Sciences), Moringa Acquisition Corp, Moringa Sponsor, L.P., the distributees of Sponsor Investment Shares that were issuable to Moringa Sponsor, L.P., EarlyBirdCapital, Inc., certain of Silexion Therapeutics Ltd.’s pre-Business Combination shareholders and Greenstar, L.P. (incorporated by reference to Exhibit 10.4 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.5
Amended and Restated Promissory Note, dated August 15, 2024, issued by Silexion Therapeutics Corp (formerly known as Biomotion Sciences) to Moringa Sponsor, L.P. (incorporated by reference to Exhibit 10.5 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.6
Form of Director and Officer Indemnification Agreement, dated August 15, 2024, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and each of its executive officers and directors (incorporated by reference to Exhibit 10.6 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.11.1#
Employment Agreement, dated April 1, 2022, by and between Silexion Therapeutics Ltd. and Ilan Hadar (incorporated by reference to Exhibit 10.12.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (File No. 333-279281), filed with the SEC on July 12, 2024).

10.11.2#
Amendment No. 1 to Employment Agreement, dated May 2024, by and between Silexion Therapeutics Ltd. and Ilan Hadar ((incorporated by reference to Exhibit 10.12.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (File No. 333-279281), filed with the SEC on July 12, 2024)

10.12#	Silexion Therapeutics Corp 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)
10.13#
Silexion Therapeutics Ltd. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Silexion Therapeutics Corp’s Registration Statement on Form S-1, filed with the SEC on September 10, 2024)

10.14#
Silexion Therapeutics Ltd. 2013 Share Option Plan (incorporated by reference to Exhibit 10.14 to Silexion Therapeutics Corp’s Registration Statement on Form S-1, filed with the SEC on September 10, 2024)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)
23.1*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm of Moringa Acquisition Corp
23.2*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm of Silexion Therapeutics Ltd.
23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.4*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
24.1*	Power of attorney (included on the signature page to this registration statement)
107*	Filing fee table

*	Filed herewith.

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Modi’in, Israel, on October 8, 2024.

SILEXION THERAPEUTICS CORP

By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ilan Hadar and Mirit Horenshtein Hadar, and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilan Hadar	Chairman and Chief Executive Officer	October 8, 2024
Ilan Hadar	(Principal Executive Officer)

/s/ Mirit Horenshtein Hadar	Chief Financial Officer and Secretary	October 8, 2024
Mirit Horenshtein Hadar	(Principal Financial and Accounting Officer)

/s/ Dror J. Abramov	Director	October 8, 2024
Dror J. Abramov

/s/ Ruth Alon	Director	October 8, 2024
Ruth Alon

/s/ Ilan Levin	Director	October 8, 2024
Ilan Levin

/s/ Avner Lushi	Director	October 8, 2024
Avner Lushi

/s/ Shlomo Noy	Director	October 8, 2024
Shlomo Noy

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed registration statement in Newark, Delaware, on October 8, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative